As filed with the Securities and Exchange Commission on May 9, 2006

Registration No. 333-131302

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

UPFC AUTO RECEIVABLES OWNER TRUSTS

(Issuing Entity with respect to the Securities)

UPFC AUTO RECEIVABLES CORP.

(Depositor of the Trusts described herein)

California	20-1402255
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(949) 224-1244

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ray C. Thousand

President

UPFC Auto Receivables Corp.

3990 Westerly Place, Suite 200

Newport Beach, California 92660

(949) 224-1278

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copy to:

Andrew E. Katz, Esq. Mitchell Silberberg & Knupp LLP 11377 W. Olympic Boulevard Los Angeles, California 90064-1683 (310) 312-2000

Approximate date of commencement of proposed sale to the public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Auto Receivable Backed Notes	$750,000,000	100%	$750,000,000	$80,250*

(1)	Estimated, pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.
*	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus supplement is not complete and may change. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2006

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated                         , 2006)

$                         Automobile Receivables Backed Notes

UPFC Auto Receivables Trust 2006-

Issuing Entity

United Auto Credit Corporation

Sponsor and Servicer

UPFC Auto Receivables Corp.

Seller

The UPFC Auto Receivables Trust 2006-   will issue the following securities:

	Principal Amount		Interest Rate	Final Scheduled Distribution Date
Class A-1 Notes	$		%
Class A-2 Notes	$		%
Class A-3 Notes	$		%
Class B Notes	$		%
Class C Notes	$		%

Total	$

The UPFC Auto Receivables Trust 2006- will pay interest monthly on the 15th of the month, subject to the business day rule set forth in this prospectus supplement. The first interest payment will be made on , 2006.

	Price to Public (1)		Underwriting Discounts	Proceeds to Seller (1) (2)
Per Class A-1 Notes		%	%	%
Per Class A-2 Notes		%	%	%
Per Class A-3 Notes		%	%	%
Per Class B Notes		%	%	%
Per Class C Notes		%	%	%

Total	$		$	$

(1)	Plus accrued interest, if any, from , 2006.
(2)	Before deducting expenses, estimated to be $ .

You should carefully review the risk factors beginning on page S-15 of this prospectus supplement and page 3 of the accompanying prospectus.

The notes represent obligations of only the issuing entity and do not represent obligations of or an interest in the seller, the servicer or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental agency.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the attached prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriter]

Prospectus Supplement dated                         , 2006.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or that has been incorporated by reference. We have not authorized any person to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus speaks only as of its date, and may not be accurate at any time after its date. This prospectus supplement and the accompanying prospectus is not an offer to sell the notes, and it is not soliciting an offer to buy the notes in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

•	We are not offering the notes in any state where the offer of the notes is not permitted.

•	In this prospectus supplement and accompanying prospectus, the term “we” refers to UPFC Auto Receivables Corp.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. See “Available Information” in the accompanying prospectus for further information regarding the registration statement.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for a description of incorporation by reference.

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRANSACTION:

The seller is offering five classes of automobile receivable backed notes issued by the issuing entity. The automobile receivables, also referred to as automobile contracts, were purchased by the sponsor, which will also be the servicer, from new and used automobile dealers throughout the United States. Each automobile contract is secured by a new or used automobile, light duty truck, sports utility vehicle or van. The sponsor will sell the automobile contracts to the seller pursuant to a sale agreement. The seller will transfer the automobile contracts to the issuing entity pursuant to a sale and servicing agreement and the issuing entity will issue the notes pursuant to an indenture. See “Description of the Transaction Documents” for a more detailed description of these documents. [If this transaction utilizes a pre-funding account, the seller expects to transfer additional automobile contracts to the trust from time to time during a pre-funding period that begins on the closing date and ends no later than [                ], 2006. An amount of up to $[                ], or [        ]% of the aggregate principal balance of the automobile contracts as of the cutoff date, from the issuance proceeds of the automobile receivable backed notes will be deposited on the closing date in a pre-funding account to be established with the trustee, which amount will be used by the trust to acquire the additional automobile contracts from the seller. These additional automobile contracts will be required to have characteristics similar to the automobile contracts transferred on the closing date.]

Automobile contracts transferred to the trust may be repurchased by (i) UARC, as the seller has an option to purchase, as of the first day of each calendar month, automobile contracts with an aggregate principal balance up to 2.00% of the aggregate principal balance of the automobile contracts as of the cutoff date, (ii) UACC, as the servicer has an option to purchase all remaining automobile contracts on the last day of any calendar month as of which the aggregate principal balance is less than or equal to 10% of the aggregate principal balance of the automobile contracts as of the cutoff date, and (iii) UACC, in the event of any breach of representations or warranties of UACC regarding any automobile contracts, as the sponsor is obligated to repurchase any such automobile contracts which materially and adversely affects the interests of trust and the noteholders. [In addition, as mentioned in the previous paragraph above, UARC expects to transfer additional automobile contracts to the trust from time to time during the pre-funding period.] Except as noted herein, automobile contracts may not be added to, removed from or substituted for automobile contracts transferred to the trust on the closing date.

THE PARTIES:

The Issuing Entity

UPFC Auto Receivables Trust 2006-        , or the trust, is a Delaware statutory trust created pursuant to a trust agreement. The trust will issue the notes and be liable for their payment. The trust’s principal asset will be a pool of automobile contracts.

The Depositor and Seller

UPFC Auto Receivables Corp., or UARC, or the seller, is a California corporation. The seller, as depositor, will sell the automobile contracts to the trust and receive the notes offered hereby from the trust. The trust will also issue certificates which will be retained by the seller or an affiliate of the seller and will not be offered for sale.

The Sponsor and Servicer

United Auto Credit Corporation, or UACC, or the servicer, is a California corporation. UACC is a direct wholly-owned subsidiary of United Pan Am Financial Corp., or UPFC. UACC, in its role as sponsor, purchased the automobile contracts from automobile dealers and as servicer will service the automobile contracts on behalf of the trust and the holders of the notes issued by the trust. UACC will sell the automobile contracts to the seller.

The Indenture Trustee, Trust Collateral Agent and Backup Servicer

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the indenture trustee, the trust collateral agent and the backup servicer.

Designated Backup Subservicer

CenterOne Financial Services LLC, or CenterOne, a Delaware limited liability company and wholly owned subsidiary of World Omni Financial Corp., a Florida corporation, will be the designated backup subservicer.

The Owner Trustee

Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, will be the owner trustee for the trust.

IMPORTANT DATES:

Statistical Calculation Date

•	, 2006. This is the date that was used in preparing the statistical information used in this prospectus supplement.

Cutoff Date

•	, 2006. The trust will receive amounts collected on the automobile contracts after this date.

Closing Date

•	On or about , 2006.

Distribution Dates

•	The distribution date will be the 15th day of each month, subject to the business day rule set forth below, commencing on , 2006.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

THE SECURITIES:

Description of the Securities

The trust will issue five classes of its asset backed notes. The notes are designated as the “Class A-1 Notes,” the “Class A-2 Notes,” the “Class A-3 Notes,” the “Class B Notes” and the “Class C Notes”.

Each class of notes will have the initial note principal balance, interest rate and final scheduled distribution date listed in the following table for that class of notes:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1	$	%
A-2	$	%
A-3	$	%
B	$	%
C	$	%

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000. The notes will not be listed on any securities exchange. You may hold your notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. The notes will be secured solely by the pool of automobile contracts and the other assets of the trust which are described under the section of this summary entitled “The Trust Assets.”

The trust is also issuing asset backed certificates. The certificates are not being offered by this prospectus supplement. References in this prospectus supplement to the certificates are provided solely to give you a better understanding of the notes. Any payment in respect of the certificates will be subordinated to payments then due on the notes.

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service in order to be issued:

Class	Rating
	S&P	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa
B	AA	Aa2
C	A	A1

The ratings on the Class C Notes do not address the likelihood of the payment of additional amounts to the Class C Notes if the servicer does not exercise its rights with respect to the optional redemption as described under “Description of the Notes – Optional Redemption.”

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes.

Interest

Interest on the notes of each class will accrue at the interest rate for that class for the applicable interest period. In the case of the first distribution date, interest begins to accrue on the closing date. Interest on the Class A-1 Notes will be calculated on an “actual/360” basis. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount equal to

(1)	100% of the principal amortization which occurred in the automobile contract pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the required amount of overcollateralization, plus

(2)	the amount of interest collected on the automobile contracts during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the required amount, which will be used to pay principal on the notes on that distribution date, but not to exceed the amount necessary to build and maintain the required amount of overcollateralization.

•	The outstanding principal balance of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•	The classes of notes are “sequential pay” classes which generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize until they are paid off;

•	once the Class A-3 Notes are paid off, the Class B Notes will begin to amortize until they are paid off; and

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize until they are paid off.

•	If the notes are accelerated after an event of default under the indenture and the trust property is sold or otherwise liquidated, principal payments will be made in the following order of priority:

•	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Notes and the Class A-3 Notes ratably according to the amounts due and payable on those notes with respect to principal until the Class A-2 and the Class A-3 Notes have been paid in full;

•	to the Class B Notes until the Class B Notes have been paid in full; and

•	to the Class C Notes until the Class C Notes have been paid in full.

[•	If the notes are accelerated after an event of default under the indenture and the trust property is sold or otherwise liquidated, the fees and expenses due to the trustees will be paid without limitation prior to the payment of interest or principal to the holders of any class of notes.]

Distributions

On each distribution date, the indenture trustee will make the following distributions from available funds in the following order of priority:

(1)	to the servicer, the servicing fee subject to a cap, if any, specified in the sale and servicing agreement equal to 1/12th of 3.00% times the aggregate principal balance of the automobile contracts as of the opening of business on the first day of the preceding calendar month. The servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile contracts, and will be entitled to reimbursement from the trust for various expenses incurred by the servicer in the course of repossessing and liquidating the vehicles securing the automobile contract pool;

(2)	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and out-of-pocket expenses, subject to certain caps specified in the sale and servicing agreement;

(3)	to the holders of Class A Notes, the interest due on the notes;

(4)	to the holders of Class A Notes, a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes to the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month;

(5)	to the holders of Class B Notes, the interest due on the notes;

(6)	to the holders of Class B Notes, a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes and the Class B Notes, calculated after taking into account the principal distributions made pursuant to clause fourth (4) above, to the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month;

(7)	to the holders of Class C Notes, the interest due on the notes;

(8)	to the holders of Class C Notes, a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes, the Class B Notes and the Class C Notes, calculated after taking into account the principal distributions made pursuant to clauses fourth (4) and sixth (6) above, to the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month;

(9)	to the noteholders, a payment of principal on the notes in an amount equal to the amount necessary to reduce the aggregate principal amount of the notes, calculated after taking into account the principal distributions made pursuant to clauses fourth (4), sixth (6) and eighth (8) above, to an amount equal to the excess of the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month over the overcollateralization amount as described below under “The Trust Property –Overcollateralization”; and

(10)	to the spread account, any amount required to increase the amount in the spread account to its initial level;

(11)	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses not paid pursuant to clauses (1) and (2) and any additional fees of a successor servicer;

(12)	to the Class C Notes, additional amounts to be distributed as described under “Description of the Notes – Optional Redemption”; and

(13)	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

The following diagram illustrates the relative priority of allocations and payments of amounts collected from obligors of the automobile contracts in the trust, including liquidation proceeds, when those funds are distributed at a time when an event of default has not occurred and is not continuing. As the allocation or payment for one level is filled, all funds remaining flow to the next lower level for allocation or payment. Amounts available as principal payments on the notes are paid in the order of priority shown, based on funds available for principal payments.

The following diagram illustrates the relative priority of allocations and payments of amounts collected from obligors of the automobile contracts in the trust, including liquidation proceeds, when those funds are distributed at a time when the notes have been accelerated after an event of default has occurred and is continuing under the indenture and the trust property has been sold or otherwise liquidated. As the allocation or payment for one level is filled, all funds remaining flow to the next lower level for allocation or payment. Amounts available as principal payments on the notes are paid in the order of priority shown, based on funds available for principal payments. No excess will flow to the spread account or UARC as the certificateholder unless and until all notes have been paid in full.

Collections from Obligors
Collection Account
Servicing Fee[, subject to cap]
Servicer
Fees to Indenture Trustee, Owner Trustee, Trust Collateral Agent, Backup Servicer and Designated Backup Servicer
Other Entities
Interest payment
Class A Noteholders
Principal allocation to eliminate Class A undercollateralization
Class A Notes
Interest payment
Class B Noteholders
Principal allocation to eliminate Class B undercollateralization
Class B Notes
Interest payment
Class C Noteholders
Principal allocation to eliminate Class C undercollateralization
Class C Notes
Aggregate undercollateralization allocation
Allocation to principal to maintain overcollateralization
Principal payment, until paid in full
Class A-1 Noteholders
Principal payment, until paid in full
Class A-2 and A-3 Noteholders pro rata
Principal payment, until paid in full
Class B Noteholders
Principal payment, until paid in full
Class C Noteholders
Distribution to Certificateholder
UARC

See “Description of the Transaction Documents – Distributions – Distribution Date Calculations and Payments” for a more detailed description of the flow of funds.

THE TRUST:

The Trust Assets

The trust’s assets will principally include:

•	a pool of automobile contracts, which are secured by new and used automobiles, light duty trucks, sport utility vehicles and vans;

•	collections on the automobile contracts received after the Cutoff Date;

•	an assignment of the security interests in the vehicles securing the automobile contracts in the automobile contract pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles;

•	an assignment of all rights to proceeds from liquidating the automobile contracts;

•	an assignment of UACC’s rights against dealers under agreements between the servicer and the dealers;

•	amounts held in the collection account, the spread account and the note distribution account;

•	all proceeds from the items described above; and

•	rights under the transaction documents.

The Automobile Contract Pool

The automobile contracts consist of motor vehicle retail installment sale contracts originated by third-party dealers and then acquired by UACC. The automobile contracts are an extension of credit made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history or limited financial resources and are commonly referred to as “sub-prime” automobile contracts.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile contracts in the pool as of the statistical calculation date. The statistical distribution of the characteristics of the automobile contract pool as of the cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although that variance will not be material.

•	As of the statistical calculation date, the automobile contracts in the pool had:

•	an aggregate principal balance of $ ;

•	a weighted average annual percentage rate of approximately %;

•	a weighted average original maturity of approximately months;

•	a weighted average remaining maturity of approximately months; and

•	an individual remaining term of not more than 60 months and not less than 1 month.

CREDIT ENHANCEMENT:

Credit enhancement provides some protection for the notes against losses of the automobile contract pool and delays in payment. Losses on an automobile contract or other shortfalls of cash flow will be covered by payments on other automobile contracts to the extent of any excess interest on the other automobile contracts, by withdrawals from the spread account and by payments on other automobile contracts to the extent of any overcollateralization, in each case to the extent such amounts are available. To the extent the credit enhancement provided is insufficient to pay the full principal amount of all of the notes, any losses on the notes will be allocated:

•	first, to the Class C Notes, pro rata;

•	second, if the losses are greater than the aggregate principal amount of the Class C Notes, the excess to the Class B Notes, pro rata;

•	third, if the losses are greater than the aggregate principal amount of the Class C Note and the Class B Notes, the excess to the Class A-2 and Class A-3 Notes, pro rata; and

•	fourth, if the losses are greater than the aggregate principal amount of the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes, the excess to the Class A-1 Notes.

•	In the absence of a default under the indenture, to each class of notes in reverse order to their priority of payment.

Excess Interest

Because more interest is expected to be paid by the obligors with respect to the automobile contracts than is necessary to pay the related servicing fees and expenses, trustee fees and expenses, insurer premium and interest on the notes each month, there is expected to be excess interest collected each month. Although no assurance can be given as to the amount of such excess interest, excess interest generated by the automobile contracts will provide credit enhancement for the notes.

Spread Account

On the closing date, the trust will make an initial cash deposit from the net proceeds of the sale of the notes into the spread account, in the amount of $                    . On each subsequent distribution date, to the extent that the funds in the spread account are below the required level, the trust collateral agent will deposit additional amounts into the spread account from the automobile contract payments that have been collected as described in this prospectus supplement under “Description of the and the Transaction Documents – Distributions”. The spread account required level may increase if performance triggers contained in the sale and servicing agreement are breached. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund shortfalls in certain payments due to the noteholders.

Subordination

The Class B Notes and the Class C Notes will each be subordinated with respect to each class of notes with a higher alphabetical designation (i.e., A is higher than B and B is higher than C). On each distribution date,

•	no interest will be paid on a class of notes until all interest due on each class of notes with a higher alphabetical designation has been paid in full through the related interest period, including, to the extent lawful, interest on overdue interest; and

•	no principal will be paid on a class of notes until all principal due on each class of notes with a higher alphabetical designation on that distribution date has been paid in full.

The subordination of the Class B Notes and the Class C Notes is intended to decrease the risk of default by the trust with respect to payments due to more senior classes of notes.

Overcollateralization

Overcollateralization is the amount by which the outstanding principal balance of the automobile contracts exceeds the outstanding principal amount of the notes. As of the cutoff date the automobile contracts in the pool are expected to have an aggregate principal balance of approximately $            , which provides approximately         % of initial overcollateralization. If the spread account is at its required level, excess interest will be applied to the payment of principal on the notes to build and maintain a specified level of overcollateralization.

PREPAYMENT:

Default Under the Indenture

Following the occurrence of an event of default under the indenture, the indenture trustee may, at its option, or if requested in writing by holders of at least a majority of the voting interests of the notes elect to cause the liquidation of the assets of the trust, in whole or in part, which will cause an early payment of all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid.

Redemption

•	Optional redemption:

The Class C Notes may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the automobile contract pool. This can only occur after the pool balance declines to 10% or less of its original balance. The redemption price is equal to the sum of (i) the unpaid principal amount of the Class C Notes then outstanding, (ii) accrued and unpaid interest on the Class C Notes and (iii) payment of any amounts due the servicer and the trustees.

If the servicer does not exercise its rights with respect to the optional redemption on the first distribution date as of which the optional redemption is permitted, the Class C Noteholders will be paid additional amounts on future distribution dates, equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class C Notes as of such distribution date, pursuant to clause (11) under “Description of the Transaction Documents – Distributions – Distribution Date Calculations and Payments” herein.

•	Mandatory redemption:

The notes may be accelerated by the indenture trustee if an event of default has occurred and is continuing under the indenture. If the notes are accelerated, the indenture trustee, or the servicer at the direction of the indenture trustee, may, under certain circumstances, sell or otherwise liquidate the property of the trust and deliver the proceeds to the indenture trustee for distribution in accordance with the terms of the indenture.

Optional Purchase

UARC, as seller, has the right, exercisable as of the first day of each calendar month, to repurchase automobile contracts with an aggregate principal balance of up to 2.00% of the original automobile contract pool balance; provided, that the automobile contracts repurchased in such manner will not include any automobile contracts repurchased as a result of breaches of representations and/or covenants. Amounts received by the trust upon the repurchase of automobile contracts will be deposited into the collection account prior to the distribution date in the month in which the repurchase occurs.

Sale of Automobile Contracts

The servicer may direct the trust to sell automobile contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the backup servicer, the transferor, the seller and the trust. Delinquent automobile contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the automobile contract pool be sold by the trust in this manner. Amounts received by the trust upon the sale of automobile contracts will be deposited into the collection account prior to the distribution date in the month in which the sale occurs.

FEDERAL INCOME TAX CONSEQUENCES:

For federal income tax purposes Mitchell Silberberg & Knupp LLP, special tax counsel to the trust, is of the opinion that the notes will be characterized as indebtedness and the trust will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

We suggest that you and your tax advisors review the information under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the attached prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

ERISA CONSIDERATIONS:

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

LEGAL INVESTMENT:

The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.

Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile contracts. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that obligors generally may not sell or transfer their financed vehicles securing automobile contracts without UACC’s consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and UACC are obligated to repurchase automobile contracts as a result of breaches of representations and/or covenants. In any of these cases, the automobile contract pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the automobile contract pool. If the required overcollateralization level is reduced, principal collections which would otherwise be paid through to the noteholders may be released to the certificateholder instead, resulting in a slower amortization of the notes than would be the case if the overcollateralization level were not reduced.

Third, UACC, as servicer, has the right to direct the trust to sell automobile contracts that are more than 60 days delinquent to an unaffiliated third party at a minimum sale price as set forth in the sale and servicing agreement; provided, that such sales may not exceed 20% of the initial number of automobile contracts in the pool.

Fourth, UARC, as seller, has the right, exercisable as of the first day of each calendar month, to repurchase automobile contracts with an aggregate principal balance of up to 2.00% of the original automobile contract pool balance; provided, that the automobile contracts repurchased in such manner may not include any automobile contracts repurchased as a result of breaches of representations and/or covenants.

Finally, when the automobile contract pool balance is 10% or less of the original automobile contract pool balance, the servicer has the right to purchase the automobile contracts remaining in the automobile contract pool and redeem the Class C Notes. If this right is exercised by the servicer, to the extent you hold any Class C Notes, you may be paid principal on the Class C Notes earlier than you expected.

Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest principal repayments at a yield equaling or exceeding the yield on the notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the automobile contracts could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

Geographic concentrations of automobile contracts may increase risks related to economic conditions in these areas.

Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile contracts. As of the statistical calculation date, obligors with respect to approximately         %,         %,         % and         % of the automobile contracts based on the automobile contracts’ remaining principal balance were located in                         ,                         ,                          and                         , respectively. No other state accounted for more than 5% of the automobile contracts.

The notes are asset-backed debt and the trust has only limited assets.

The sole sources for repayment of the notes are payments on the automobile contracts and other cash accounts held by the indenture trustee. If these amounts are insufficient to pay the full principal amount of your notes, you will suffer a loss. The notes are not guaranteed or insured by UARC, UACC, the indenture trustee, the owner trustee or any affiliate of any of these entities or by any other person or governmental entity. The notes are not deposits and are not insured by the Federal Deposit Insurance Corporation. As a result, you must rely solely upon the assets of the trust for payment.

The ratings of the notes may be withdrawn or revised which may have an adverse effect on the market price of the notes	It is a condition of issuance that the notes be rated as follows:

	S&P	Moody’s
Class A-1	A-1+	Prime-1
Class A-2	AAA	Aaa
Class A-3	AAA	Aaa
Class B	AA	Aa2
Class C	A	A2

The ratings by Standard & Poor’s and Moody’s do not address whether UARC will exercise its optional purchase right with respect to the automobile contracts. Standard & Poor’s and Moody’s may revise or withdraw their ratings at any time if they feel the circumstances which led to the existing ratings have changed. A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related class of notes.

A security rating is not a recommendation to buy, sell or hold the notes. The ratings are an assessment by Standard & Poor’s and Moody’s of the likelihood that a class of notes will be paid in full by its final scheduled distribution date. The ratings do not consider to what extent the notes will be subject to prepayment.

Some notes have greater risk because they are subordinate to other classes of notes

You may suffer a loss on your investment if payments of interest on and principal of your notes are subordinated to another class of notes. Both interest payments and principal payments on the notes are subordinated to the servicing fee due to the servicer and the fees and expenses due to the trustees.

On each distribution date, no interest will be paid to a class of notes until all interest due on each class with a higher alphabetical designation (i.e., A is higher than B and B is higher than C) through the related interest period has been paid in full (including, to the extent permitted by applicable law, interest on unpaid interest) and no principal will be paid to a class of notes until all principal due on each class with a higher alphabetical designation on that distribution date has been paid in full.

You may experience losses on your investment if the funds available from net collections and amounts on deposit in the spread account are insufficient to protect your notes from losses on the contracts.

In the event of a shortfall in the funds available to pay principal on any distribution date, principal available for payment will be paid, until exhausted, to the holders of notes of each class of notes with a higher alphabetical designation up to the principal distributable amount for that class before any principal is paid on any of the classes of notes with a lower alphabetical designation. If sufficient funds are not available, holders of the classes of notes with lower alphabetical designations may suffer a loss on their investment.

Risks in connection with an event of default under the indenture will affect each class of notes differently

If an event of default occurs under the indenture and the maturity dates of the notes have been accelerated, the indenture trustee may sell the contracts and prepay the notes in advance of their respective final scheduled distribution dates. You may not be able to reinvest the principal repaid to you earlier than expected at a rate of return that is equal to or greater than the rate of return on your notes or, if the assets of the trust are insufficient to pay the total principal amount of the notes, you may not be paid all principal due on your notes.

The notes feature sequential payment of principal. So long as the notes have not been accelerated following the occurrence of an event of default under the indenture, no principal will be paid on any class of notes until all principal due on each class with a higher alphabetical and numerical designation (i.e., A-1 is higher than A-2, A-2 is higher than A-3, A is higher than B and B is higher than C) have been paid in full. If sufficient funds are not available, holders of the classes of notes with lower alphabetical and numerical designations may suffer a loss on their investment.

In addition, the acceleration of the maturity dates will change the order of priority for the payment of principal of and interest on the different classes of notes in certain circumstances. If the notes are accelerated following an event of default under the indenture (other than an event of default based on the trust’s breach of a covenant, representation or warranty), after payment of certain amounts to the trustees and the servicer, interest on the Class A notes will be paid ratably and principal payments of each class of notes will be made first to Class A-1 noteholders until the Class A-1 notes are paid in full. Next, the noteholders of all other classes of Class A notes will receive principal payments, ratably, based on the outstanding principal amount of each remaining class of Class A notes. After interest on and principal of all of the Class A notes are paid in full, interest and principal payments will be made to noteholders of the Class B notes. After interest on and principal of all of the Class B notes are paid in full, interest and principal payments will be made to noteholders of the Class C notes. If the notes have been accelerated following an event of default under the indenture (due to the trust’s breach of a covenant, representation or warranty), no principal of any class of notes will be paid until all interest on each class of notes has been paid in full and no principal of any class of notes will be paid until all principal of each class of notes with a higher alphabetical designation has been paid in full.

The notes are not suitable investments for all investors.

The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment in the notes, the tax consequences of an investment in the notes, and the interaction of these factors.

The trust assets consist mainly of loans made to “sub-prime” borrowers.

The trust assets consist primarily of “sub-prime” automobile contracts originated under lending programs of UACC, as the sponsor, designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or may not yet have sufficient credit history. Because the sponsor serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. “Sub-prime” automobile contracts such as those included in the assets of the trust therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile contracts originated by traditional automobile financing sources.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to a borrower who enters active military service and to a borrower in reserve status who is called to active duty after the origination of his or her receivable. The response of the United States to the terrorist attacks on September 11, 2001 in New York City and Washington, D.C., including the military operation in Afghanistan and Iraq, has included the activation to active duty of persons in reserve military status, and may include further calls to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. We do not know how many receivables have been or may be affected by the application of the Relief Act. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest accruing on some of the automobile contracts. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status and, in some cases, during an additional three-month period thereafter. Thus, if that automobile contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the automobile contract and the related financed vehicle.

[Potential prepayment of notes due to failure to transfer sufficient number of additional automobile contracts to the trust

Noteholders will receive as a prepayment of principal on their notes any amounts remaining in the pre-funding account that have not been used to purchase additional automobile contracts by the end of the pre-funding period. We expect that the pre-funding account will contain at least a small amount of funds at the end of the pre-funding period.]

[Potential loss or prepayment on notes due to changes in pool characteristics

The addition of subsequent contracts during the pre-funding period may change the overall characteristics of the pool of contracts. This change may increase the risk of losses or delays in payments on your notes or prepayments on your notes. Although required to meet eligibility criteria set forth in the sale and servicing agreement, the characteristics of the additional automobile contracts to be transferred by the seller to the trust during the pre-funding period may differ from the characteristics of the automobile contracts initially transferred to the trust on the date that the notes are issued. Any changes in the overall characteristics of the pool of contracts due to the additional automobile contracts transferred by the seller to the trust during the pre-funding period may result in a higher rate of delinquencies and losses on the contracts or a higher rate of prepayment than would otherwise be the case, and may affect the timing and amount of payment of principal and interest on your notes.]

[Our ability to acquire additional automobile contracts may be limited

The seller’s conveyance of additional automobile contracts to the trust during the funding period is subject to the conditions to be described in the sale and servicing agreement. The ability of the seller to convey these additional automobile contracts to the trust is completely dependent on the ability of UACC to acquire through dealers a sufficient amount of motor vehicle contracts that meet the foregoing requirements for transfer. The ability of UACC to acquire sufficient additional automobile contracts may be affected by a variety of economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither UACC nor the seller has any basis to predict the extent to which economic factors will affect the availability of additional automobile contracts. Although no assurances can be given, UACC presently expects that it will acquire sufficient additional automobile contracts satisfying the criteria to be set forth in the sale and servicing agreement to substantially deplete the amount in the pre-funding account by the end of the funding period. Any amounts on deposit in the pre-funding account at the end of the pre-funding period will be applied as a prepayment of principal of the notes.]

Use of Proceeds

The trust will use the net proceeds from issuing the notes to:

•	pay the seller the purchase price for the Automobile Contracts; and

•	fund the spread account.

The Sponsor and Servicer

United Auto Credit Corporation, or UACC, is a specialty finance company engaged in sub-prime automobile finance since 1996. UACC is a direct wholly-owned subsidiary of United Pan Am Financial Corp., or UPFC, a Nasdaq National Market company. UACC is located at 3990 Westerly Place, Newport Beach, California, 92660. UACC provides financing to borrowers who typically have limited or impaired credit histories that restrict their ability to obtain loans through traditional sources.

Historically, UACC funded its operations by relying upon retail and wholesale bank deposits held by its former parent, Pan-American Bank, FSB, or the Bank. The Bank was wholly owned by UPFC. UPFC completed the liquidation of the Bank in February, 2005. As a result, UACC has completed the implementation of its shift of the funding of its business operations away from a reliance on the Bank and its assets and instead to warehouse and conduit financings and term securitization transactions such as the transaction described in this prospectus supplement.

UACC has been engaged in the securitization of Automobile Contracts such as those involved in this offering since 2004. UACC has sponsored the following securitization transactions:

Trust	Closing Date	Amount
UPFC Auto Receivables Trust 2004-A	September 22, 2004	$420,000,000
UPFC Auto Receivables Trust 2005-A	April 14, 2005	195,000,000
UPFC Auto Receivables Trust 2005-B	November 10, 2005	225,000,000

The 2004-A transaction involved the securitization of essentially all Automobile Contracts then owned by UACC. The 2005-A and 2005-B transactions involved the securitization of essentially all Automobile Contracts purchased by UACC from new and used automobile dealers from the completion of the immediately prior securitization through the cut-off date related to the subsequent transaction.

Static pool information regarding (1) UACC’s prior securitization transactions and (2) the Automobile Contracts purchased in each of the years 2001 through 2005 is set forth in Annex A and Annex B, respectively, in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby.

Each of the transactions listed above consisted of the sale of notes backed by Automobile Contracts which were primarily “sub-prime” Automobile Contracts. The 2004-A and 2005-A transactions included credit enhancement in the form of an insurance policy issued by Ambac Assurance Corporation, which generally guaranteed payment of interest and principal at maturity. The 2005-B transaction included a similar insurance policy issued by XL Capital Assurance Inc. To date, all payments of interest and principal on all notes have been made timely and no claim has been made under any insurance policy.

UACC is the servicer as to each of the listed transactions, and has underwritten and serviced the Automobile Contracts in those Automobile Contract pools in the same manner, in all material respects, as described in this prospectus supplement.

United Auto Credit Corporation’s Automobile Finance Business

UACC’s business strategy includes controlled expansion through a national retail branch network and branches are generally located proximate to dealers and borrowers. UACC has branches in all states listed in the table described under “Distribution of the Automobile Contracts by Geographic Location of the Obligor as of the Statistical Calculation Date”. The branch manager of each branch is responsible for underwriting and purchasing Automobile Contracts and providing focused servicing and collections. The branch network is closely managed and supervised by UACC Regional Managers and Divisional Vice Presidents. UACC believes that its branch network operations enable branch managers to develop strong relationships with its primary customers, the automobile dealers. Through its branches, UACC provides a high level of service to the dealers by providing consistent credit decisions, typically same-day funding and frequent management contact. UACC believes that this branch network and management structure also enhances its risk management and collection functions.

Borrower Profile

UACC’s business is focused on transactions which primarily involve the financing of the purchase of a used automobile with an average age of four to six years and an average original contract term of 45 to 50 months. The target profile of a typical UACC borrower includes average time on the job of four to five years, average time at current residence of four to five years, an average ratio of total debt to total income of 33% to 35% and an average ratio of total monthly automobile payments to total monthly income of 12% to 15%.

Sales and Marketing

UACC markets its financing program to both independent and franchised dealers of used automobiles. UACC’s marketing approach emphasizes scheduled calling programs, marketing materials and consistent follow-up. UACC uses facsimile software programs to send marketing materials to established dealers and potential dealers on a twice-weekly basis in each branch market. UACC’s experienced local staff seeks to establish strong relationships with dealers in their vicinity.

UACC solicits business from dealers through its branch managers who meet with dealers and provide information about UACC’s programs, train dealer’s personnel in UACC’s program requirements and assist dealers in identifying consumers who qualify for UACC’s programs. In order to both promote asset growth and achieve required levels of credit quality, UACC compensates its branch managers on the basis of a salary with a bonus that recognizes the achievement of low delinquency ratios, low charge-off percentages, volume and return on average assets targets established for the branch, as well as satisfactory audit results. The bonus calculation significantly stresses Automobile Contract quality in relationship to Automobile Contract purchase volume. Immediately following the initial purchase of an Automobile Contract by a UACC branch with a dealer, a dealer profile and investigation worksheet is completed before UACC makes any additional purchases of Automobile Contracts from that dealer. UACC and the dealer then enter into an agreement that provides UACC with recourse to the dealer in cases of dealer fraud or a breach of the dealer’s representations and warranties. Branch management periodically monitors each dealer’s overall performance and inventory to ensure a satisfactory quality level, and Regional Managers regularly conduct audits of the overall branch performance as well as individual dealer performance.

Underwriting Standards and Purchase of Automobile Contracts

Underwriting Standards and Purchase Criteria

Dealers submit credit applications directly to UACC’s branches. UACC uses credit bureau reports in conjunction with information on the credit application, which is verified by UACC, to make a final credit decision or a decision to request additional information. Only credit bureau reports that have been obtained directly by UACC from the credit bureaus are acceptable. UACC does not request, receive, or rely upon credit scores in making its credit decisions.

There are three primary types of automobile finance transactions, characterized by reference to the borrower, that are submitted to UACC from dealers:

•	Sub-prime borrower – a borrower with previous derogatory credit history.

•	First time buyer – a borrower who has limited or no previous credit history.

•	Niche product prime customer – a borrower who has a clean credit history, but because of the age of the financed vehicle and/or the mileage of the financed vehicle, is unable to obtain financing under a dealer’s lending programs with other lenders who typically lend to borrowers with such credit histories.

Each potential borrower’s strengths and weaknesses as a borrower are analyzed by UACC’s underwriters in the following areas: ability, stability, willingness and investment.

“Ability” refers to the borrower’s payment to income ratio and debt to income ratio, including the proposed automobile contract payment. In addition, each borrower must have a minimum income in excess of UACC’s underwriting guidelines. For first time buyers the proposed automobile contract’s principal balance may not exceed a maximum principal amount, and the monthly payment’s amount or its percentage of the borrower’s gross monthly income, whichever is less, may not exceed UACC’s underwriting guidelines.

“Stability” refers to the length of time the borrower has been with his or her current employer and has been a resident at his or her current address. Generally UACC’s underwriting guidelines require each borrower to have a minimum verifiable employment history with not more than two employers and have been a resident for a minimum number of months at their current address.

“Willingness” refers to the borrower’s credit payment history. Typically, borrowers approved by UACC under it’s guidelines have had not more than a single occurrence of an event, such as a loss of job, medical problem, divorce or other disruption of their ability to make timely credit payments, that has caused them to not be able to pay their credit in an acceptable manner, thereby resulting in a derogatory credit history. UACC’s underwriters look for evidence that the borrower’s credit performance before and after the event which caused the derogatory credit history was and has become satisfactory and that the period during which the borrower’s credit performance was unsatisfactory was limited to an appropriate period of time. UACC’s underwriters seek to verify that the adverse event that has caused the derogatory credit history is no longer having an affect on the borrower’s current credit performance.

“Investment” refers to the percentage of the financed vehicle’s value being financed and the amount of the borrower’s investment in the transaction. UACC’s guidelines generally call for a loan amount equal to no more than 100% of the wholesale value of the financed vehicle, plus tax, license and an approved mechanical warranty. Additionally, the borrower is required to make a minimum down payment of 10% of the purchase price of the finance vehicle.

UACC’s underwriting guidelines place specific accountability for credit decisions directly within its branches. The branch manager or assistant branch manager reviews all credit applications. In general, no branch manager has credit approval authority for an automobile contract with a principal balance greater that $15,000. Any automobile contract in an amount that exceeds a branch manager’s approval limit must be approved by one of UACC’s Regional Managers, a divisional Vice Presidents or by certain member of UACC’s senior management at its corporate officers, dependent upon the principal balance of the automobile contract.

Verification

Upon approving or conditioning any application, all required stipulations are presented to the dealer and must be satisfied before funding.

All dealers are required to provide UACC with written evidence of insurance in force on a vehicle being financed when submitting the Automobile Contract for purchase. Prior to funding an Automobile Contract, the branch must verify by telephone with the insurance agent the customer’s insurance coverage with UACC as loss payee. If UACC receives notice of insurance cancellation or non-renewal, the branch will notify the customer of his or her contractual obligation to maintain insurance coverage at all times on the vehicle. However, UACC will not “force place” insurance on an Automobile Contract if insurance lapses and, accordingly, UACC bears the risk of an uninsured loss in these circumstances.

Once the purchaser’s application has been approved and the required verifications accomplished and the automobile purchaser has entered into a contract with the dealer, UACC purchases the Automobile Contract from the dealer at a discount from face value.

Post-Funding Quality Reviews

UACC’s Regional Managers complete quality control reviews of newly originated Automobile Contracts. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of Automobile Contract documentation. Additionally, the Regional Managers complete branch audits every four months that focus on compliance with UACC’s policies and procedures and the overall quality of branch operations and credit decisions.

Internal Audit Process

Each branch is audited every approximately 120 days by the respective Regional Manager, with review by a Divisional Vice President and certain members of UACC’s senior management at its corporate offices. Additionally, prior to 2005, selected branches were audited each year by PriceWaterhouseCoopers, LLP for review of compliance with established policies and procedures. In 2005, selected branches were audited by McGladrey & Pullen, LLP for review of compliance with established policies and procedures. UACC anticipates that McGladrey & Pullen LLP will continue these audits in 2006 and thereafter.

Servicing and Collection

UACC has been servicing Automobile Contracts since 1996, when it commenced its automobile finance business. UACC actively services at the branch level all of the Automobile Contracts it purchases, although all accounting activities with respect to Automobile Contracts are centralized at UACC’s corporate office in Newport Beach, California.

Billing Process

UACC sends each borrower a coupon book with each coupon stating the amount of the required monthly payment and the date as of which that payment is due to be received by UACC. All payments are directed to the post office box for the customer’s respective UACC branch. UACC also accepts payments delivered to the branch by a customer in person.

Collection Process

UACC’s collection policy calls for the following sequence of actions to be taken with regard to all problem Automobile Contracts: call the borrower at one day past due; immediate follow-up on all broken promises to pay; branch management review of all Automobile Contracts at ten days past due; and Regional Manager or Divisional Vice President review of all Automobile Contracts at 45 days past due.

UACC will consider extensions or modifications in an effort to work out a collection problem. All extensions and modifications require the approval of branch management and are monitored by the Regional Manager and Divisional Vice President.

Repossessions

It is UACC’s policy to repossess the financed vehicle only when payments are substantially in default, the customer demonstrates an intention not to pay or the customer fails to comply with material provisions of the Automobile Contract. All repossessions require the prior approval of the branch manager. In certain cases, the customer is able to pay the balance due or bring the Automobile Contract current, thereby redeeming the vehicle. Generally, all financed vehicles that have been repossessed were repossessed on the average by 29 days of the date of delinquency.

When a vehicle is repossessed, following expiration of any time during which the borrower is permitted under applicable law to redeem the financed vehicle, the financed vehicle is sold at an automobile auction or through a private sale. Following that sale, the sale proceeds are subtracted from the net outstanding balance of the Automobile Contract with any remaining amount recorded as a loss. UACC generally pursues all customer deficiencies.

Allowance for Loan Losses

UACC’s charge-off policy with respect to delinquent Automobile Contracts is dependent upon whether the financed vehicle has been repossessed. If the financed vehicle has been repossessed, the Automobile Contract is charged-off as of the last day of the month in which the financed vehicle has been sold and the proceeds of sale have been applied to the outstanding balance of the Automobile Contract. If the financed vehicle has not been repossessed, as would be the case if the financed vehicle cannot be located, the Automobile Contract is charged-off as of the last day of the month in which that Automobile Contract becomes 120 days past due. UACC believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.

Delinquency and Loss Experience

The following tables set forth (i) the delinquency experience in regard to Automobile Contracts originated and serviced by UACC as of December 31, 2002 through December 31, 2005 and (ii) the loss experience for contracts originated and serviced by UACC for the years ended December 31, 2002 through December 31, 2005. Additional information regarding the delinquency and loss experience as well as other static pool information, including cumulative losses and prepayments, for contracts originated or purchased by UACC is set forth in Annex A and Annex B in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby. There is no assurance that the future delinquency and loss experience of the Automobile Contracts to be included in the transaction described in this prospectus supplement and prospectus will be similar to that set forth below, in Annex A or Annex B.

Delinquency Experience

(Dollar Amounts in Thousands)

	As of December 31,
	2005		2004		2003		2002
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principle Amount of Receivables Outstanding	$666,162	100.00%	$524,170	100.00%	$397,417	100.00%	$289,174	100.00%
Period of Delinquency
31-60 days	$3,697	0.55%	$2,522	0.48%	$2,000	0.50%	$1,317	0.45%
61-90 days	1,548	0.23%	856	0.16%	670	0.17%	581	0.20%
91 days or more	802	0.13%	416	0.08%	387	0.10%	251	0.09%

Total Delinquencies	$6,047	0.91%	$3,794	0.72%	$3,057	0.77%	$2,149	0.74%

Repossessed Assets	$3,791	0.57%	$3,376	0.64%	$2,580	0.65%	$2,585	0.89%

Total Delinquencies and Repossessed Assets	$9,838	1.48%	$7,170	1.36%	$5,637	1.42%	$4,734	1.63%

Net Charge-off Experience

(Dollar Amounts in Thousands)

	As of the Year Ended December 31,
	2005	2004	2003	2002
Principle Amount of Receivables Outstanding	$666,162	$524,170	$397,417	$289,174
Number of Receivables Outstanding	93,917	74,807	57,916	42,572
Average Month End Principle Amount of Receivables Outstanding	$612,968	$467,665	$349,292	$250,569
Net Charge-Offs	$27,649	$24,907	$20,855	$15,968
Net Charge-Offs as a Percentage of Period End Principle Amount Outstanding	4.15%	4.75%	5.24%	5.52%
Net Charge-Offs as a Percentage of Average Month End Principle Amount Outstanding(1)	4.51%	5.33%	5.97%	6.37%

(1)	Average balances are calculated using a monthly average.

The Seller

UPFC Auto Receivables Corp. (“UARC”), or the seller, is a wholly owned, limited-purpose subsidiary of UACC, and was incorporated under the laws of the State of California on July 13, 2004. The principal office address of the seller is 3990 Westerly Place, Newport Beach, California 92660.

The seller was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from UACC in connection with its activities as a limited-purpose subsidiary of UACC. The seller has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more trusts owning or holding a security interest in installment sales contracts and installment loans secured by vehicles. The seller has been engaged in the activities mentioned above since 2004.

The seller’s articles of incorporation limit the activities of UARC to the above purposes and to any activities incidental to and necessary for such purposes.

The Issuing Entity

The issuing entity, or the trust, is a newly created Delaware statutory trust formed under a trust agreement dated              2006 to consummate the transactions described in this prospectus supplement. The trust agreement pursuant to which the trust was formed will be amended and restated on the closing date as of which the Automobile Contracts will be transferred to the trust and the trust will issue the notes which are the subject of this prospectus supplement. All references in this prospectus supplement to the trust agreement are to the amended and related trust agreement. As the trust was formed for the sole and singular purpose of issuing the notes, it has no operating history. The trust will not engage in any activity other than:

•	acquiring, holding and managing the Automobile Contracts and its other assets and proceeds from its assets;

•	to sell Automobile Contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the certificate which represents the residual interest in the trust;

•	making payments on the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

The trust will use the proceeds from the sale of the notes to purchase the Automobile Contracts from the seller and to fund the deposit in the spread account maintained for the benefit of the noteholders.

The trust collateral agent, acting on behalf of the noteholders, will have a first priority perfected security interest in the Automobile Contracts by reason of the filing of a UCC-1 financing statement by the trust in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent.

The trust’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed below.

The Owner Trustee

Wells Fargo Delaware Trust Company is the owner trustee of the trust. It is a Delaware limited purpose trust company. Its principal offices are located at 919 Market Street, Suite 700, Wilmington, Delaware 19801.

Wells Fargo Delaware Trust Company is a State of Delaware limited purpose trust company authorized to exercise trust powers. Wells Fargo Delaware Trust Company has served as trustee in asset-backed securities transactions involving auto receivables.

Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo Delaware Trust Company that would have a material adverse effect on Wells Fargo Delaware Trust Company to perform it obligations as Owner Trustee as provided in the Trust Agreement.

The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

Under the trust agreement, the owner trustee is required to immediately resign or will be removed as owner trustee if at any time the owner trustee ceases to meet any of the eligibility requirements as provided in the trust agreement. In addition, the owner trustee may resign at any time by giving written notice to UARC and UACC. Upon the resignation or removal of the owner trustee, a successor owner trustee will be appointed pursuant to the terms of the trust agreement. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of appointment by the successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee. UARC will provide notice of such resignation or removal of the owner trustee to each of the rating agencies.

The Indenture Trustee, Trust Collateral Agent and Backup Servicer

Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the State of New York, is the indenture trustee, the trust collateral agent and the backup servicer. Its address is 60 Wall Street, 26th Floor, New York, New York 10005.

The indenture trustee has acted as trustee on numerous asset-backed securities transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, the indenture trustee is experienced in administering transactions involving pools of automobile contracts. The indenture trustee has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holder of the notes.

The indenture trustee has no liability in connection with the issuance and sale of the notes.

In its capacity as backup servicer, Deutsche Bank Trust Company Americas will cause the designated backup subservicer to perform certain backup servicing functions under the sale and servicing agreement including confirming certain information on the monthly servicer’s certificate. The backup servicer will cause the designated backup subservicer to certify to the indenture trustee and the backup servicer that it has verified the monthly servicer’s certificate in accordance with the sale and servicing agreement and shall notify the servicer of any discrepancies.

Under the indenture, the indenture trustee may be removed as indenture trustee if at any time the indenture trustee ceases to meet any of the eligibility requirements or becomes subject to any bankruptcy, receivership or similar proceeding as provided in the indenture. In addition, the indenture trustee may resign at any time by giving written notice to the trust. Upon the resignation or removal of the indenture trustee, a successor indenture trustee will be appointed pursuant to the terms of the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of appointment by the successor indenture trustee and payment of all fees and expenses owed to the outgoing indenture trustee. If a successor indenture trustee is not appointed within 30 days, the resigning indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The Designated Backup Subservicer

CenterOne Financial Services, a division of World Omni Financial Corp., is the designated backup subservicer. CenterOne provides third-party servicing for motor vehicle sales finance and lease contracts, and concentrates on five key areas: Originations, Retail/Lease Servicing, Collections, Pro-active Remarketing and Vehicle Remarketing. CenterOne has been providing these services since [                ]. For dealer loans, through an affiliation with DataScan Technologies, LLC, CenterOne offers system processing as well as audit, administrative, credit monitoring and information services.

The backup servicer shall cause the designated backup subservicer to load the monthly collateral tape into its computer system and to certify to the trust collateral agent that (i) it can access and read the data and (ii) the summary totals for each category of information provided in such computer tapes conforms with the summary totals for such categories of information as reflected in the books and records of the trust collateral agent.

In the event that the backup servicer shall be appointed as the successor servicer or CenterOne shall be appointed the successor servicer or as the subservicer of the servicer, certain provisions of the sale and servicing agreement shall be modified, as outlined in the sale and servicing agreement, on behalf of CenterOne and such modifications shall apply to both CenterOne and the backup servicer. Such modifications include, but are not limited to, the following: (1) if the minimum average number of accounts is decreased, the basic servicing fee and supplement servicing fee will be adjusted by mutual agreement of CenterOne and the trust collateral agent, as applicable; (2) CenterOne shall not be required to enforce any dealer agreements; and (3) with respect to servicer termination events, the failure of CenterOne to observe or perform any covenants or agreements under the sale and servicing agreement will only be a servicer event of termination if such failure materially and adversely affects the rights of the noteholders.

Transaction Among Affiliates

In September of 2004, UACC entered into a receivables financing agreement with Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of the indenture trustee and Deutsche Bank Securities, Inc., under which DBNY, as agent of several lending parties to the receivables financing agreement, agreed to provide financing from time to time to UPFC Funding Corp., an affiliate of UACC, up to an amount of $250,000,000. All loans provided under the receivables financing agreement are secured by automobile contracts purchased by UPFC Funding Corp., which are similar to the Automobile Contracts involved in this offering. Substantially all of the Automobile Contracts in the pool of Automobile Contracts for this transaction will have been collateral under the receivables financing agreement, but the security interest in those Automobile Contracts will be released at the time this transaction is closed. The indenture trustee and the designated backup subservicer are also parties to the receivables financing agreement and each agreed to provide services similar to those they will provide in connection with the transactions contemplated and described herein.

The Trust Property

The trust property will include, among other things, the following:

•	a pool of “sub-prime” Automobile Contracts secured by new and used automobiles, light duty trucks, sport utility vehicles and vans;

•	collections received in respect of the Automobile Contracts, after 2006;

•	an assignment of the security interests in the financed vehicles granted by obligors;

•	an assignment of the rights of UACC against dealers under agreements between the servicer and dealers;

•	amounts that may be held in the collection account, the spread account and the note distribution account;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds of liquidated Automobile Contracts;

•	the Automobile Contract files;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The trust property also will include an assignment of the seller’s rights against UACC for breaches of representations and warranties under the sale agreement.

The noteholders will also have the benefit of the policy.

The Automobile Contracts will be sold by UACC to the seller under a sale agreement on or prior to the date of issuance of the notes and will then be sold by the seller to the trust under the sale and servicing agreement on the date of issuance of the notes.

UACC will make certain representations and warranties in the sale agreement as to each Automobile Contract to be sold by UACC to the seller, including but not limited to: UACC’s good title free and clear of any lien in each loan, characteristics of the loan, absence of fraud and misrepresentation on the transfer of such loan to UACC, compliance with law in respect of all of the loans and the financed vehicles, binding payment obligation of the obligor, UACC’s perfected security interest in financed vehicle and the required maintenance by the obligor of comprehensive and collision insurance. The seller will make similar representations and warranties as to each Automobile Contract to be sold by the seller to the trust in the sale and servicing agreement. UACC and the seller will each be obligated to repurchase all loans which materially breach the representations and warranties made respectively by UACC and the seller if such material breaches have not been timely cured.

The Automobile Contracts were originated by dealers, in accordance with UACC’s credit policies, for assignment to UACC. The Automobile Contracts originated by dealers have been assigned to UACC and evidence the indirect financing made to the obligor. UACC’s agreements with the dealers who originate the Automobile Contracts may provide for repurchase by or recourse against the dealer if there is a breach of a representation or warranty under the relevant agreement. These rights are not being assigned to the trust.

Under the indenture, the trust will grant a security interest in the trust property to the trust collateral agent for the indenture trustee’s benefit on the noteholders’ behalf. Any proceeds of the trust property will be distributed according to the indenture.

In the event of a bankruptcy, receivership or similar proceeding with respect to UACC or UARC, the transaction documents are drafted with the intent to ensure that the trust property will not become part of the bankruptcy estate of any such party or subject to the bankruptcy control of a third party. In the event of a bankruptcy, receivership or similar proceeding with respect to the trust, the transaction documents are drafted with the intent to ensure that the trust property will not become subject to the bankruptcy control of a third party.

The Automobile Contracts

General

UACC purchased or will purchase the Automobile Contracts from manufacturer-franchised and independent dealers. The Automobile Contracts were made to obligors with less than perfect credit due to factors including:

•	the manner in which they have handled previous credit;

•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Pool Composition

The Automobile Contracts were selected from the originator’s portfolio by applying several criteria, including, as of the statistical calculation date, the following:

•	each Automobile Contract was originated in the United States of America to an obligor who has a billing address in the United States of America;

•	each Automobile Contract provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

•	no Automobile Contract is secured by a financed vehicle that has been repossessed without reinstatement;

•	each Automobile Contract had a remaining maturity of not more than 60 months;

•	each Automobile Contract had an original maturity of not more than 60 months, but not less than 12 months;

•	each Automobile Contract had a remaining principal balance of at least $500 and not more than $30,000;

•	each Automobile Contract has an annual percentage rate of at least 17.00% and not more than 30.00%;

•	no Automobile Contract was more than 30 days contractually past due;

•	each Automobile Contract is attributable to the purchase of a new or used automobile, light duty truck or van;

•	each Automobile Contract was originated to an obligor who is not the subject of a current bankruptcy proceeding post origination of the loan;

•	each Automobile Contract will have a first priority perfected security interest in the financed vehicle in favor of the originator; and

•	each Automobile Contract shall comply with the requirements of all applicable laws at the time of origination.

A payment on a retail installment sales contract is contractually past due if less than 95% of the current payment due is not received by the applicable due date. All payments by obligors are first applied to cover any delinquent payments and then to the current payment due.

Substantially all of the contracts are obligations of sub-prime credit quality obligors.

No selection procedures believed by the servicer to be materially adverse to the noteholders were used in selecting the Automobile Contracts.

The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the Automobile Contracts as of the statistical calculation date. Prior to the closing date, certain Automobile Contracts may be removed from the pool of Automobile Contracts and other Automobile Contracts substituted therefor. Regularly scheduled payments and prepayments of the Automobile Contracts (which are prepayable at any time by an obligor, without penalty), between the statistical calculation date and the cutoff date will affect the balances and percentages set forth below. As a result of the potential variation in the pool of Automobile Contracts to be transferred to the trust on the closing date and the amortization of the Automobile Contracts between the statistical calculation date and the cutoff date, the characteristics of the Automobile Contracts as of the cutoff date may vary from the information in this prospectus supplement. A Current Report on Form 8-K containing a detailed description of the Automobile Contracts (the “Detailed Description”) will be filed with the Securities and Exchange Commission within 10 days after the closing date. The Detailed Description will specify the information set forth below as of the cutoff date as to all Automobile Contracts in the pool.

While the statistical distribution of the final characteristics of the Automobile Contracts transferred to the trust on the closing date will vary from the statistical information presented in this prospectus supplement, the servicer does not believe that the characteristics of the Automobile Contracts on the closing date will vary materially from those described herein. Certain of the percentages in the statistical information set forth in the tables below may not add to 100% due to rounding.

Composition of the Automobile Contracts as of the Statistical Calculation Date

Aggregate Principal Balance
Number of Automobile Contracts
Average Principal Balance
Range of Principal Balances
Weighted Average APR
Range of APRs
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average Original Term
Range of Original Terms
Percentage of Simple Interest Loans
Percentage of Precomputed Loans

Distribution of the Automobile Contracts by APR as of the Statistical Calculation Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
17.001% - 18.000%	$	%		%
18.001% - 19.000%		%		%
19.001% - 20.000%		%		%
20.001% - 21.000%		%		%
21.001% - 22.000%		%		%
22.001% - 23.000%		%		%
23.001% - 24.000%		%		%
24.001% - 25.000%		%		%
25.001% - 26.000%		%		%
26.001% - 27.000%		%		%
27.001% - 28.000%		%		%
28.001% - 29.000%		%		%
29.001% - 30.000%		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Geographic Location

of the Obligor as of the Statistical Calculation Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
	$	%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
Other(1)		%		%

Total:	$	%		%

(1)	The sum of the aggregate principal balances of Automobile Contracts purchased from geographic locations with aggregate principal balances less than $1,000,000 for each such jurisdiction.

Distribution of the Automobile Contracts by Current Principal Balance

as of the Statistical Calculation Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
$0.01 - $1,000.00	$	%		%
$1,000.01 - $2,000.00		%		%
$2,000.01 - $3,000.00		%		%
$3,000.01 - $4,000.00		%		%
$4,000.01 - $5,000.00		%		%
$5,000.01 - $6,000.00		%		%
$6,000.01 - $7,000.00		%		%
$7,000.01 - $8,000.00		%		%
$8,000.01 - $9,000.00		%		%
$9,000.01 - $10,000.00		%		%
$10,000.01 - $11,000.00		%		%
$11,000.01 - $12,000.00		%		%
$12,000.01 - $13,000.00		%		%
$13,000.01 - $14,000.00		%		%
$14,000.01 - $15,000.00		%		%
$15,000.01 and over		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Original Principal Balance

as of the Statistical Calculation Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
$1,000.01 - $2,000.00	$	%		%
$2,000.01 - $3,000.00		%		%
$3,000.01 - $4,000.00		%		%
$4,000.01 - $5,000.00		%		%
$5,000.01 - $6,000.00		%		%
$6,000.01 - $7,000.00		%		%
$7,000.01 - $8,000.00		%		%
$8,000.01 - $9,000.00		%		%
$9,000.01 - $10,000.00		%		%
$10,000.01 - $11,000.00		%		%
$11,000.01 - $12,000.00		%		%
$12,000.01 - $13,000.00		%		%
$13,000.01 - $14,000.00		%		%
$14,000.01 - $15,000.00		%		%
$15,000.01 and over		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Remaining Term

as of the Statistical Calculation Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
1 - 12 months	$	%		%
13 - 24 months		%		%
25 - 36 months		%		%
37 - 48 months		%		%
49 - 60 months		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Original Term

as of the Statistical Calculation Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
1 - 12 months	$	%		%
13 - 24 months		%		%
25 - 36 months		%		%
37 - 48 months		%		%
49 - 60 months		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Model Year

as of the Statistical Calculation Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
2006	$	%		%
2005		%		%
2004		%		%
2003		%		%
2002		%		%
2001		%		%
2000		%		%
1999		%		%
1998		%		%
1997		%		%
1996		%		%
1995 and prior		%		%

Total:	$	%		%

The obligor under each of the Automobile Contracts is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the amount financed plus interest charges for the automobile contract’s entire term. The interest charges on the Automobile Contracts are determined either by the simple interest method or, for a small percentage of the Automobile Contracts, by adding a precomputed interest charge to the amount of the Automobile Contract as of its origination date.

Under a simple interest Automobile Contract, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining Principal Balance after the preceding loan payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

The trust will account for all Automobile Contracts, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, in accordance with the method applicable to such Automobile Contract. If an Automobile Contract’s interest is computed using the precomputed interest method and that Automobile Contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the Automobile Contract plus accrued interest on that Automobile Contract will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

Yield and Prepayment Considerations

As the rate of payment of principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the Automobile Contracts, final payment of any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid.

See “Risk Factors – We cannot predict the rate at which the notes will amortize” in this prospectus supplement, and “Risk Factors – Timing and Rate of Payments May Result in Lower Yield” in the prospectus for a discussion of maturity and prepayment considerations. See also Annex A and Annex B in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby.

Prepayments can be made on any of the Automobile Contracts at any time. If prepayments are received on the Automobile Contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the Automobile Contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an Automobile Contract.

The rate of prepayments on the Automobile Contracts may be influenced by a variety of economic, social, and other factors. UACC believes that the weighted average life of the Automobile Contracts will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on UACC’s assessment of what the actual rate of prepayments will be. See also Annex A and Annex B in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby. Any risk resulting from faster or slower prepayments of the Automobile Contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the Automobile Contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

Prepayments on Automobile Contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of Automobile Contracts in a pool of loans. ABS also assumes that all of the Automobile Contracts in a pool are the same size, that all of those Automobile Contracts amortize at the same rate, and that for every month that any individual Automobile Contract is outstanding, payments on that particular Automobile Contract will either be made as scheduled or the Automobile Contract will be prepaid in full. For example, in a pool of receivables originally containing 10,000 Automobile Contracts, if a 1% ABS were used, that would mean that 100 Automobile Contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of Automobile Contracts or a prediction of the anticipated rate of prepayment on either the pool of Automobile Contracts involved in this transaction or on any pool of Automobile Contracts. You should not assume that the actual rate of prepayments on the Automobile Contracts will be in any way related to the percentage of prepayments that we assume for ABS.

The tables below which are captioned “Percentage of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes three pools of Automobile Contracts with the characteristics set forth in the following table;

•	all prepayments on the Automobile Contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled monthly payment on the Automobile Contracts is made on the last day of each month and each month has 30 days;

•	the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

•	interest accrues on the notes at the rates set forth on the front cover of this prospectus supplement;

•	payments on the notes are made on the 15th day of each month, beginning on , 2006;

•	the notes are purchased on , 2006;

•	the scheduled monthly payment for each Automobile Contract was calculated on the basis of the characteristics described in the following table and in such a way that each

Automobile Contract would amortize in a manner that will be sufficient to repay the principal balance of that Automobile Contract by its indicated remaining term to maturity;

•	the cutoff date is the close of business on , 2006;

•	each Automobile Contract is treated as a simple interest loan;

•	the servicer exercises its “clean-up call” option to purchase the Automobile Contracts at the earliest opportunity, except as otherwise noted;

•	the seller does not exercise its right to repurchase Automobile Contracts each month in the aggregate principal amount of up to 2% of the original Pool Balance;

•	the servicer does not direct the sale of any delinquent Automobile Contracts to third parties; and

•	accelerated principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization.

Pool	Aggregate Principal Balance	Gross APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$	%
2		%
3		%

Total	$

The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Automobile Contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that the Automobile Contracts will prepay at a constant level of ABS until maturity or that all of the Automobile Contracts will prepay at the same level of ABS. Moreover, the Automobile Contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the Automobile Contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the Automobile Contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of the note.

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-1 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-2 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-3 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class B Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class C Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

[In the event that any derivative instruments, such as interest rate swap agreements, are to be utilized in connection with the transaction contemplated and described herein, additional information will be provided as required by Item 1115 of Regulation AB.]

Description of the Notes

General

The trust will issue the notes under an indenture, to be dated as of the closing date, between the trust and the indenture trustee. The seller will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

The trust will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or in the Euroclear System in Europe. See Annex C in this prospectus supplement.

Distribution Dates

The notes will pay interest and principal on the 15th day of each month, or, if the 15th day is not a business day, on the next following business day. The first distribution date will be             , 2006. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

A business day is a day other than a Saturday, Sunday, or any other day on which commercial banks located in the States of California or New York or the city in which the corporate trust office of either the indenture trustee or the owner trustee are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, ;

•	for the Class A-2 Notes, ;

•	for the Class A-3 Notes, ;

•	for the Class B Notes, ; and

•	for the Class C Notes, .

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate. The interest accruing during an interest period will accrue on each class’ outstanding principal balance as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

The trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees’ fees and the servicing fees. See “Description of the Transaction Documents – Distributions” in this prospectus supplement.

Payments of Principal

On each distribution date, to the extent of Available Funds and Additional Funds Available, noteholders will be paid in the amounts and order of priority as set forth in “Description of Transaction Documents – Distributions – Distribution Date Calculations and Payments”.

Amounts on deposit in the spread account will be used to pay the note principal in the following two circumstances:

•	in the event that the aggregate principal balance of the notes would otherwise exceed the Pool Balance, after taking into account all reductions funded from other sources, to reduce the aggregate principal balance of the notes to an amount equal to the Pool Balance; and

•	to pay off each class’ principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from all other sources.

Furthermore, amounts on deposit in the spread account that are in excess of the required amount will be used to pay principal on each class of the notes on each distribution date as necessary to build and maintain overcollateralization at the required overcollateralization level.

The classes of notes are “sequential pay” classes which generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off;

•	once the Class A-3 Notes are paid off, the Class B Notes will begin to amortize until they are paid off; and

•	once the Class B Notes are paid off, the Class C Notes will begin to amortize until they are paid off.

If the notes are accelerated after an event of default under the indenture and the trust property is sold or otherwise liquidated, principal payments will be made in the following order of priority as set forth in “Description of Transaction Documents – Distributions – Distribution Date Calculations and Payments”:

•	to the Class A-1 Notes until the Class A-1 Notes have been paid in full;

•	to the Class A-2 Notes and the Class A-3 Notes ratably according to the amounts due and payable on those notes with respect to principal until the Class A-2 and the Class A-3 Notes have been paid in full;

•	to the Class B Notes until the Class B Notes have been paid in full; and

•	to the Class C Notes until the Class C Notes have been paid in full.

In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors including prepayment rates, the delinquency rate and the rate at which defaulted automobile contracts are liquidated and the relative success of the servicer upon liquidation of an Automobile Contract.

Optional Redemption

The Class C Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, consistent with the description in the accompanying prospectus under “Certain Matters Regarding the Servicer – Termination.” This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal balance of the Class C Notes, plus accrued and unpaid interest plus any amounts remaining unpaid to the servicer and the trustees. Upon the servicer’s exercise of its optional redemption rights, the indenture trustee will provide to each noteholder at the expense of the servicer a notice of redemption by facsimile or by first-class mail prior to the date of such redemption.

If the servicer does not exercise its rights with respect to the optional redemption on the first distribution date that the optional redemption is permitted, the Class C Notes will be paid additional amounts on future distribution dates equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class C Notes as of such distribution date, pursuant to clause (12) under “Description of the Transaction Documents – Distributions – Distribution Date Calculations and Payments” below.

Description of the Transaction Documents

The following summary describes material terms of the transaction documents, including the sale agreement, sale and servicing agreement, indenture and the trust agreement. This summary does not claim to be complete and is subject to all the provisions of the transaction documents.

Sale, Assignment and Servicing of Automobile Contracts

You can find information about the transfer of the Automobile Contracts from the originator to the seller and from the seller to the trust on the closing date in the prospectus under “Description of the Transaction Agreements – Sale and Assignment of Automobile Contracts.”

The trust’s rights under the sale agreement will constitute part of the trust’s property and may be enforced directly by the indenture trustee. In addition, the trust will pledge the rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

The servicer may direct the trust to sell Automobile Contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the trust. Delinquent Automobile Contracts may be sold only if the sale proceeds received are at least equal to [55%] of the principal balances of the delinquent Automobile Contracts, or the product of the principal balances of the delinquent Automobile Contracts multiplied by the three month rolling average recovery rate (expressed as a percentage) for the servicer in its liquidation of all Automobile Contracts for which it acts as servicer, or other minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of Automobile Contracts in the pool be sold by the trust in this manner. Any such Automobile Contracts sold at the direction of the servicer are referred to as the Sold Receivables.

Optional Purchase

The seller has an option to purchase, as of the first day of each calendar month, Automobile Contracts with aggregate Principal Balances up to 2.00% of the aggregate Principal Balance of the Automobile Contracts as of the cutoff date. The purchase price for those Automobile Contracts will be equal to the aggregate Principal Balance of those purchased Automobile Contracts as of the last day of the preceding calendar month, plus accrued and unpaid interest on those Automobile Contracts as of that date. The purchase price will be deposited into the collection account prior to the distribution date in the month of purchase for distribution to the noteholders on the distribution date in the next calendar month.

Accounts

The trust collateral agent will establish and maintain, in its own name, as trustee, on the noteholders’ behalf one or more collection accounts, into which all obligor payments will be transferred within two business days of receipt by the servicer. The collection account will initially be maintained with the trust collateral agent.

The trust collateral agent will establish and maintain a note distribution account in its own name into which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

All accounts will be eligible deposit accounts under the terms of the sale and servicing agreement.

Servicing Compensation and Trustees’ Fees

The following table sets forth a list of all fees and expenses to be paid or payable out of Available Funds on each distribution date.

Party Receiving Fee	General Purpose	Distribution Priority(1)
Servicer and Replacement Servicer	Servicing fee and reimbursement of various expenses to the servicer and transition fees to any replacement servicer not to exceed the cap specified in the sale and servicing agreement.	First and Eleventh
Indenture Trustee	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Eleventh
Owner Trustee	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Eleventh
Backup Servicer	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Eleventh
Designated Backup Subservicer	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Eleventh

(1)	See “Description of the Transaction Documents – Distributions” for further details.

The servicer will receive a basic servicing fee on each distribution date, equal to the product of 3.00% times the product of (i) the aggregate Principal Balance of the Automobile Contracts as of the opening of business on the first day of the preceding calendar month multiplied by (ii) one twelfth; provided, however, that in the event that the backup servicer is appointed as the successor servicer or CenterOne is appointed the successor servicer or the subservicer of the servicer, the backup servicer or CenterOne, as applicable, will receive a basic servicing fee on each distribution date, equal to the sum of:

(1)	the aggregate for each Automobile Contract of the greater of:

(i)	the product of:

(a)	3.00% times the Principal Balance of the Automobile Contract as of the opening of business on the first day of the preceding calendar month, multiplied by

(b)	one twelfth, and

(ii)	$15.00, and

(2)	the expenses of the backup servicer or CenterOne, as applicable, incurred in that collection period.

The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Automobile Contracts, and will be entitled to reimbursement from the trust for various expenses incurred by the servicer in the course of repossessing and liquidating the vehicles securing the Automobile Contract pool. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of Automobile Contracts as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

•	responding to obligor inquiries regarding the Automobile Contracts;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the trust with respect to distributions; and

•	generating federal income tax information.

The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees; outside auditor fees; data processing costs; and

•	other costs incurred with administering the Automobile Contracts.

On each distribution date, the indenture trustee, the owner trustee, the backup servicer and the designated backup subservicer will each receive a fee in an amount agreed upon by the servicer and the indenture trustee, the owner trustee, the backup servicer and the designated backup subservicer, as applicable, for its respective services during the prior calendar month.

The trust will pay all these fees from the collection account to the extent not paid by the servicer.

Certain Allocations

No later than 10:00 am New York time on the third business day prior to the related distribution date, which date is referred to as the determination date, the servicer will deliver the servicer’s certificate to the indenture trustee and the owner trustee specifying, among other things:

•	the amount of aggregate collections on the Automobile Contracts received during the preceding calendar month;

•	the aggregate Purchase Amounts of Automobile Contracts purchased by the seller and UACC with respect to the preceding calendar month; and

•	the Sold Receivables, if any.

Based solely on the information contained in the servicer’s certificate, on each determination date the indenture trustee will deliver to the trust collateral agent, the servicer and any other person required under the sale and servicing agreement, a deficiency notice specifying the Spread Account Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Spread Account Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for the noteholders’ benefit.

Distributions

Distribution Date Calculations and Payments.

On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions on such distribution date from Available Funds in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and to any replacement servicer, transition fees not to exceed the cap specified in the sale and servicing agreement;

2.	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any accrued and unpaid fees and out-of-pocket expenses then due to each of them, to the extent the servicer has not previously paid those fees, subject to certain caps as specified in the sale and servicing agreement;

3.	to the note distribution account for the benefit of the holders of Class A Notes, the interest due on the notes;

4.	to the note distribution account for the benefit of the holders of Class A Notes, a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes to the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month;

5.	to the note distribution account for the benefit of the holders of Class B Notes, the interest due on the notes;

6.	to the note distribution account for the benefit of the holders of Class B Notes, a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes and the Class B Notes, calculated after taking into account the principal distributions made pursuant to clause fourth (4) above, to the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month;

7.	to the note distribution account for the benefit of the holders of Class C Notes, the interest due on the notes;

8.	to the note distribution account for the benefit of the holders of Class C Notes, a payment of principal on the notes in an amount equal to the amount necessary to reduce the principal amount of the Class A Notes, the Class B Notes and the Class C Notes, calculated after taking into account the principal distributions made pursuant to clauses fourth (4) and sixth (6) above, to the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month;

9.	to note distribution account for the benefit of the noteholders, a payment of principal on the notes in an amount equal to the amount necessary to reduce the aggregate principal amount of the notes, calculated after taking into account the principal distributions made pursuant to clauses fourth (4), sixth (6) and eighth (8) above, to an amount equal to the excess of the aggregate principal balance of the automobile contracts as of the last day of the preceding calendar month over the required amount of overcollateralization; and

10.	to the spread account, any amount required to increase the amount in the spread account to its initial level;

11.	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses not paid pursuant to clauses (1) and (2) and any additional fees of a successor servicer;

12.	to the Class C Notes, additional amounts to be distributed as described under “Description of the Notes—Optional Redemption”; and

13.	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

After taking into account all distributions and withdrawals from the spread account made on the related distribution date, amounts on deposit in the spread account on any distribution date that are in excess of the specified spread account requirement for the distribution date will be released to the certificateholder without the noteholders’ consent. The noteholders will have no rights to any amounts released to the certificateholder notwithstanding the subsequent performance of the Automobile Contracts in the trust.

Priority of Payments Upon the Acceleration of the Notes

Following the occurrence and during the continuation of an event of default under the indenture (other than an event of default based on the trust’s breach of a covenant, representation or warranty) that has resulted in an acceleration of the notes, the priority of payments will change to the following order of priority:

•	to the servicer, any servicing fees due to it;

•	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer the fees and expenses due to each of them, [without limitation];

•	to the holders of the Class A Notes, interest on the Class A Notes, ratably;

•	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

•	to the holders of the Class A-2 Notes and Class A-3 Notes, ratably, principal on those notes until those notes have been paid in full;

•	to the holders of the Class B Notes, interest on the Class B Notes;

•	to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

•	to the holders of the Class C Notes, interest on the Class C Notes;

•	to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

•	to UARC, until it has received full repayment of its initial deposit in the spread account;

•	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses and any additional fees of a successor servicer;

•	to UARC, in its capacity as certificateholder, and to any other holders of the certificates, any remaining amounts.

Following the occurrence and during the continuation of an event of default under the indenture (due to the trust’s breach of a covenant, representation or warranty) that has resulted in an acceleration of the notes, the priority of payments will change from that set forth above to the following order of priority:

•	to the servicer, any servicing fees due to it;

•	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer the fees and expenses due to each of them, [without limitation];

•	to the holders of the Class A Notes, interest on the Class A Notes, ratably;

•	to the holders of the Class B Notes, interest on the Class B Notes;

•	to the holders of the Class C Notes, interest on the Class C Notes;

•	to the holders of the Class A-1 Notes, principal on the Class A-1 Notes until the Class A-1 Notes have been paid in full;

•	to the holders of the Class A-2 Notes and Class A-3 Notes, ratably, principal on those notes until those notes have been paid in full;

•	to the holders of the Class B Notes, principal on the Class B Notes until the Class B Notes have been paid in full;

•	to the holders of the Class C Notes, principal on the Class C Notes until the Class C Notes have been paid in full;

•	to UARC, until it has received full repayment of its initial deposit in the spread account;

•	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses and any additional fees of a successor servicer;

•	to UARC, in its capacity as certificateholder, and to any other holders of the certificates, any remaining amounts.

In the event that any servicer’s certificate delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 9 above, the indenture trustee shall request the Spread Account Claim Amount from the spread account.

Statements to Noteholders

On or prior to each distribution date, the indenture trustee will forward the related servicer’s certificate to the noteholders detailing information required under the transaction documents. Each statement that the indenture trustee delivers to the noteholders will include the following information regarding the notes on the related distribution date:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	each class of notes’ aggregate outstanding principal balance, after considering all payments reported under (b) above on that date;

(d)	the related Noteholders’ Interest Carryover Amount, if any, and the change in this amount from the preceding statement; and

(e)	the servicing fee paid for the related calendar month.

Each amount described in subclauses (a) through (e) for the notes will be expressed as a dollar amount per $1,000 of the notes’ initial principal amount.

Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust’s behalf. See “Description of the Notes” in the accompanying prospectus.

The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the Automobile Contracts provided by the servicer from time to time) via the indenture trustee’s Internet website. The indenture trustee’s Internet website will be located at https://www.tss.db.com/invr or at such other address as the indenture trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the indenture trustee’s Corporate Trust Office at (800) 735-7777.

After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

•	a statement as to the aggregate amounts of interest and principal paid to the noteholder;

•	information regarding the amount of servicing compensation the servicer received, as provided by the servicer; and

•	other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

The seller or the trust is required to file or furnish certain periodic reports regarding the trust pursuant to the Securities Exchange Act of 1934, including the trust’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports. These filings will be made available at the servicer’s Internet website located at [                    ] as soon as reasonably practicable after such reports are electronically filed with the Commission as well as being available on the EDGAR website maintained by the Commission.

There are no relationships among the transaction parties outside of the asset-backed securities transaction that are outside the normal course of business (i.e. non-arm’s length transactions). The seller and its affiliates are engaged in a normal course of business warehouse banking relationship with an affiliate of the indenture trustee.

Credit Enhancement

Excess Interest.

More interest is expected to be collected on the Automobile Contracts than is necessary to pay the related servicing fees and expenses, trustee fees and expenses, interest on the notes and required deposits to the spread account each month. We refer to this expected surplus as excess interest. Although no assurance can be given as to the amount of excess interest, such amounts generated by the Automobile Contracts will be applied to the payment of principal on the notes, if necessary, to build and maintain a specified level of overcollateralization and otherwise to provide credit enhancement for the notes.

Spread Account.

On the closing date, the trust collateral agent will establish and maintain in its own name, as trustee, for the benefit of the noteholders, the spread account, which is a funded cash account, into which the seller will initially deposit $                     from the proceeds of the notes. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the Automobile Contract payments as described under “ – Distributions” above to the extent that the funds in the spread account are below the required level, which is initially $                    . In addition, the spread account required level may increase if certain performance triggers are breached, as described in the transaction documents. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund any Spread Account Claim Amount, to the extent provided in the spread account agreement. All withdrawals from the spread account made on the distribution date, that are in excess of the specified spread account requirement for the distribution date, will first, be distributed as set forth under “ – Distributions” above and second, be released to the certificateholder without the noteholders’ consent.

The certificateholder will not be obligated to repay to the trust, the noteholders or any other party any amounts distributed to the certificateholder notwithstanding any shortfall in subsequent periods of any amounts otherwise due to the noteholders or any other party.

Subordination

Interest and principal payments on the notes will be subordinated on each distribution date as follows:

•	no interest will be paid on (i) the Class B Notes or the Class C Notes until all interest due on the Class A Notes through the related interest period, including, to the extent lawful, interest on any overdue interest, has been paid in full and (ii) the Class C Notes until all interest due on the Class B Notes through the related interest period, including, to the extent lawful, interest on any overdue interest, has been paid in full; and

•	no principal will be paid on (i) the Class B Notes or the Class C Notes until all principal due on the Class A Notes on that distribution date has been paid in full, and (ii) the Class C Notes until all principal due on the Class B Notes on that distribution date has been paid in full.

The subordination is intended to decrease the risk of default by the trust with respect to payments due on the more senior classes of notes.

Overcollateralization

The aggregate Principal Balance of the Automobile Contracts as of the cutoff date exceeds the initial principal balance of the notes by an amount equal to approximately         % of the Pool Balance, thus creating an initial overcollateralization feature. If necessary, to build and maintain the specified level of overcollateralization of         % of the outstanding Pool Balance, excess interest will be applied to the payment of principal on the notes. Applying excess interest in this manner causes the outstanding principal balance on the notes to pay down more quickly than the Pool Balance thereby increasing the overcollateralization.

Servicer Termination Event

A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deposit to the collection account any amount required to be deposited therein or to purchase any Automobile Contract required to be purchased by it;

•	the servicer’s failure to deliver the servicer’s certificate by the determination date;

•	the servicer’s failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or under any other agreements to which it is a party, which failure continues unremedied for 30 days after the earlier of (i) the trust or the trust collateral agent giving the servicer written notice of such failure or (ii) discovery of such failure by an officer of the servicer;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or UPFC, and actions by the servicer or UPFC indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on the trust’s or the noteholders’ interests, and within 30 days after knowledge thereof by the servicer or written notice shall have been given to the servicer by the indenture trustee, the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

•	the servicer changes its credit and collection policies; or

•	any failure by the servicer to deliver to the indenture trustee for distribution to noteholders any proceeds or payment required to be so delivered that continues unremedied for a period of two business days (or one business day with respect to purchase amounts) after knowledge thereof by the servicer or after written notice thereof shall have been given to the servicer by the indenture trustee.

Rights Upon Servicer Termination Event

As long as a servicer termination event remains unremedied:

•	the trust collateral agent or a note majority may terminate all of the servicer’s rights and obligations under the sale and servicing agreement by written notice to the servicer.

Other than termination as servicer, the servicer will be liable under the sale and servicing agreement only to the extent of its obligations in the sale and servicing agreement specifically undertaken by the servicer and the representations made by the servicer. The servicer will not be under any liability to the trust or the noteholders, except as provided in the sale and servicing agreement, for any action taken or for refraining from the taking of any action pursuant to the sale and servicing agreement. However, this limitation on the servicer’s liability will not protect the servicer against any liability that would otherwise be imposed by reason of the servicer’s breach of the sale and servicing agreement or the sale agreement to the extent assigned to the trust, or for willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance its duties.

If the servicer is terminated then the backup servicer, or any other replacement servicer, including the designated backup subservicer, that [            ] appoints will succeed to all the responsibilities, duties, and liabilities of the servicer, except to the extent set forth in the sale and servicing agreement.

Any replacement servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to compensation in an amount agreed to by [            ] and any replacement servicer. There is no assurance that the succession of a replacement servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer – Waiver of Past Defaults” in the prospectus, a note majority may, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Amendment

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer – Amendment” in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee, which consent may not be unreasonably withheld, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect [Insurer]’s interests. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of the indenture trustee in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on Automobile Contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all notes outstanding.

In addition, no such amendments will be permitted if, as a result, any rating agency would lower its publicly issued rating on any class of the notes then outstanding.

The seller and servicer must deliver to the owner trustee and the indenture trustee upon the execution and delivery of any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee, which states that all financing statements and continuation statements have been filed.

Provisions of the Indenture

Events of Default. Notwithstanding anything to the contrary described under “Description of the Transaction Agreements – Provisions of the Indenture – Events of Default; Rights Upon Event or Default” in the prospectus, upon the occurrence of an event of default under the indenture:

(1)	The indenture trustee may, or if requested in writing by holders of at least a majority of the voting interests of the notes of the controlling class shall, declare the notes due and payable at par, together with accrued interest on the notes.

(2)	Notwithstanding any of the foregoing, upon the occurrence of an event of bankruptcy, insolvency, receivership or liquidation relating the trust, the notes will become immediately due and payable at par, together with accrued interest on the notes.

(3)	Upon the occurrence of an event of default under the indenture relating to the payment of principal of any class of notes, a default for five days or more in the payment of interest of the notes of the controlling class or an event of bankruptcy, insolvency, receivership or liquidation relating the trust, in each case resulting in acceleration of the notes, the indenture trustee, or the servicer at the written direction of the indenture trustee, may sell or otherwise liquidate all or part of the property of the trust, in whole or in part, on any date or dates following such acceleration without obtaining the consent of the holders of the notes or may elect to have the trust maintain possession of its property and apply net collections as received. Upon the occurrence of any other event of default under the indenture resulting in the acceleration of the notes, the indenture trustee may not sell or otherwise liquidate the property of the trust unless:

•	the proceeds from such sale or liquidation are sufficient to pay all outstanding principal and accrued interest on the notes;

•	holders of 100% of the voting interests of the notes of the controlling class consent to such sale or liquidation; or

•	the indenture trustee determines that the property of the trust will not continue to provide sufficient funds for the payment of the principal of and interest on the notes, the indenture trustee provides prior written notice of that sale or liquidation to each rating agency and holders of at least 66 2/3% of the voting interests of the notes of the controlling class consent to that sale or liquidation.

The indenture trustee may, but need not, obtain and rely upon an opinion of an independent investment banking or accounting firm of national reputation as to whether (i) the proceeds of a sale or other liquidation of trust property would be sufficient to pay all outstanding principal of and accrued interest on the notes or (ii) the trust property would provide sufficient funds for the payment of principal of and interest on the notes as they would have become due if the notes had not been declared due and payable.

Under the Trust Indenture Act of 1939, as amended, the indenture trustee may be deemed to have a conflict of interest and be required to resign as indenture trustee for any of the Class A Notes, the Class B Notes or the Class C Notes or as indenture trustee for all of the notes if an event of default under the indenture occurs. In these circumstances, the indenture will provide for a successor indenture trustee to be appointed for one or more of the Class A Notes, the Class B Notes and the Class C Notes.

Certain Covenants. The trust may not consolidate with or merge into any entity, except as described under “Description of the Transaction Agreements – Provisions of the Indenture – Certain Covenants” in the prospectus.

Modification of Indenture. The Indenture may be supplemented, amended or modified generally as set forth under “Description of the Transaction Agreements – Provisions of the Indenture – Modifications of the Indenture” in the prospectus.

Material Federal Income Tax Consequences

PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the closing date, and assuming compliance with all of the provisions of the transaction documents, Mitchell Silberberg & Knupp LLP, special tax counsel to the trust, is of the opinion that for federal income tax purposes (a) the notes will be treated as indebtedness and (b) the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt for federal income tax purposes.

Opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review “Material Federal Income Tax Consequences – Tax Consequences to Note Owners” in the prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.

We do not anticipate issuing notes with any original issue discount. See “Material Federal Income Tax Consequences – Tax Consequences to Note Owners – Original Issue Discount” in the prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. No representation is made that the Automobile Contracts will prepay at such a rate or at any other rate. See “Automobile Contracts – Yield and Prepayment Considerations” in this prospectus supplement.

State and Local Tax Consequences

Because of the variation in each state’s and locality’s tax laws, we have not determined the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

IRS CIRCULAR 230: UNDER U.S. TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENT) IS NOT INTENDED TO BE USED, AND CANNOT BE USED, TO AVOID PENALTIES IMPOSED UNDER THE INTERNAL REVENUE CODE.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

All potential investors are advised to review “ERISA Considerations” in the prospectus for a discussion of the material ERISA considerations associated with the purchase, ownership and disposition of the notes.

Legal Investment

The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

Ratings

It is a condition to the issuance of the Class A-1 Notes that they be rated A-1+ by Standard & Poor’s and Prime-1 by Moody’s Investors Service. It is a condition to the issuance of the Class A-2 Notes and the Class A-3 Notes that they each be rated AAA by Standard & Poor’s and Aaa by Moody’s Investors Service. It is a condition to issuance of the Class B Notes that it be rated AA by Standard & Poor’s and Aa2 by Moody’s Investor Service. It is a condition to issuance of the Class B Notes that it be rated A by Standard & Poor’s and A1 by Moody’s Investor Service.

The ratings by Standard & Poor’s and Moody’s do not address whether UARC will exercise its optional purchase right with respect to the automobile contracts. Standard & Poor’s and Moody’s may revise or withdraw their ratings at any time if they feel the circumstances which led to the existing ratings have changed. A revision or withdrawal of an existing rating may have an adverse effect on the market price of the related class of notes.

The ratings on the Class C Notes do not address the likelihood of the payment of additional amounts to the Class C Notes if the servicer does not exercise its rights with respect to the optional redemption as described under “Description of the Notes  –  Optional Redemption.”

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated                    , 2006, between the seller and the underwriter, the seller has agreed to cause the trust to sell to the underwriter, and the underwriter has agreed to purchase the aggregate principal amount of the notes set forth on the cover of this prospectus supplement.

The seller has been advised by the underwriter that it proposes to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Underwriting Discount		Net Proceeds to Seller		Selling Concession Not to Exceed	Reallowance Not to Exceed
Class A-1 Notes		%		%	%	%
Class A-2 Notes		%		%	%	%
Class A-3 Notes		%		%	%	%
Class B Notes		%		%	%	%
Class C Notes		%		%	%	%

Total	$		$

The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

In the ordinary course of business, the underwriter and its affiliates may engage in investment banking and common banking transactions with the seller and its affiliates.

The seller estimates the total expenses of the offering of notes, excluding underwriting discounts and commissions, will be approximately [$900,000].

The seller has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Legal Opinions

Certain legal matters relating to the notes will be passed upon for the seller and the underwriter by [McKee Nelson LLP]. Certain federal income tax and other matters will be passed upon by Mitchell Silberberg & Knupp LLP. Certain legal matters will be passed upon for the seller and the servicer by Mitchell Silberberg & Knupp LLP.

Glossary

Additional Funds Available means, with respect to any distribution date, the Spread Account Claim Amount, if any, received by the trust collateral agent with respect to the distribution date;

Amount Financed means, for any Automobile Contract, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the Automobile Contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the related calendar month; plus

(2)	the proceeds of any liquidation of the assets of the trust, other than Net Liquidation Proceeds; plus

(3)	the proceeds of any purchase or sale of assets of the trust pursuant to the servicer’s optional redemption right; plus

(4)	income on investments held in the collection account and spread account; plus

(5)	excess amounts, if any, available according to the terms of the spread account agreement.

Collected Funds means, any calendar month, the amount of funds in the collection account representing Automobile Contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month and all Purchase Amounts deposited in the collection account with respect to such calendar month.

Cram Down Loss means, for any Automobile Contract that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the Automobile Contract or otherwise modifying or restructuring the scheduled payments to be made on the Automobile Contract in a manner that reduces the total principal payable by the obligor, an amount equal to the excess of the Automobile Contract’s Principal Balance immediately prior to the order over the Automobile Contract’s Principal Balance as reduced.

Interest Period means with respect to any distribution date (i) for the Class A-1 Notes, from and including the prior distribution date (or in the case of the first distribution date, from and including the closing date) to, but excluding, the current distribution date, and (ii) with respect to the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes from and including the 15th day of the preceding calendar month (or, in the case of the first distribution date, from and including the closing date) to, but excluding, the 15th day of the month of the current distribution date.

Liquidated Receivable means, for any calendar month, an Automobile Contract for which, as of the last day of the calendar month:

•	90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 5% or more of a scheduled Automobile Contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle and which is not a Sold Receivable;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	5% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles; plus

(2)	any related insurance proceeds; plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the Automobile Contract; plus

(4)	with respect to Sold Receivables, the related Sale Amounts; minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class for the immediately preceding distribution date still unpaid as of that determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date, calculated for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the Class A-2 Notes, the Class A-3 Notes, the Class B Notes and the Class C Notes on the basis of a 360-day year consisting of twelve 30-day months.

Pool Balance means, as of any date of determination the aggregate Principal Balance of the Automobile Contracts, excluding all Liquidated Receivables and all Purchased Automobile Contracts, at the end of the preceding calendar month.

Principal Balance means, for any Automobile Contract as of any date of determination, the Amount Financed; minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile contract’s terms; plus

(b)	any Cram Down Losses for the Automobile Contract accounted for as of that date.

Purchase Amount means, for any Purchased Automobile Contract, the Principal Balance as of the date of purchase.

Purchased Automobile Contract means an Automobile Contract purchased as of the close of business on the last day of a calendar month by the seller as a result of a breach of a representation or warranty, without repetition, by the servicer as the result of a breach of a covenant or as an exercise of its optional redemption right.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an Automobile Contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the trust, at the servicer’s direction, as of the close of business on the last day of a calendar month and in accordance with the terms of the sale and servicing agreement.

Spread Account Claim Amount means the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum of any shortfall in the full payment of amounts described in clauses 1 through 9 under “Description of the Transaction Documents–Distributions”.

Targeted Note Balance means, for any distribution date, the product of (a)         % and (b) the Pool Balance as of the last day of the preceding calendar month.

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Annex A

2004-A

Composition of the Automobile Loans as of the Cut-off Date

Aggregate Principal Balance	$467,388,705.03
Number of Automobile Loans	65,412
Average Principal Balance	$7,145.31
Range of Principal Balances	($500.00 to $25,224.04)
Weighted Average APR	22.75%
Range of APRs	(17.02% to 29.99%)
Weighted Average Remaining Term	40.91 months
Range of Remaining Term	(1 month to 60 months)
Weighted Average Original Term	51.91 months
Range of Original Terms	(12 months to 60 months)
Percentage of Used Automobile Loans	99.75%
Percentage of New Automobile Loans	0.25%
Percentage of Simple Interest Loans	95.81%
Percentage of Precomputed Loans	4.19%

Distribution of the Automobile Loans by APR as of the Cut-off Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	17,529,132.72	3.75%	1,985	3.03%
18.001% - 19.000%	7,099,041.20	1.52%	826	1.26%
19.001% - 20.000%	5,040,254.12	1.08%	707	1.08%
20.001% - 21.000%	125,787,127.93	26.91%	18,130	27.72%
21.001% - 22.000%	16,868,061.55	3.61%	2,972	4.54%
22.001% - 23.000%	69,582.02	0.01%	11	0.02%
23.001% - 24.000%	293,570,015.32	62.81%	40,547	61.99%
24.001% - 25.000%	1,108,854.72	0.24%	173	0.26%
25.001% - 26.000%	99,187.90	0.02%	18	0.03%
26.001% - 27.000%	24,904.39	0.01%	5	0.01%
27.001% - 28.000%	3,795.11	0.00%	1	0.00%
28.001% - 29.000%	51,719.80	0.01%	10	0.02%
29.001% - 30.000%	137,028.25	0.03%	27	0.04%

Total:	$467,388,705.03	100.00%	65,412	100.00%

A-1

2004-A

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Cut-off Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California	72,408,488.26	15.49%	11,197	17.12%
Florida	47,881,177.53	10.24%	6,955	10.63%
Texas	38,040,353.60	8.14%	4,917	7.52%
Arizona	25,270,429.48	5.41%	3,580	5.47%
Georgia	24,193,311.25	5.18%	3,281	5.02%
Ohio	21,706,357.82	4.64%	2,984	4.56%
North Carolina	20,923,595.22	4.48%	2,904	4.44%
Illinois	20,509,771.93	4.39%	2,725	4.17%
Virginia	19,144,004.70	4.10%	2,603	3.98%
New York	18,315,367.55	3.92%	2,418	3.70%
Washington	16,781,442.21	3.59%	2,599	3.97%
Missouri	15,093,186.50	3.23%	2,190	3.35%
Maryland	14,607,534.77	3.13%	1,990	3.04%
Indiana	13,297,028.20	2.84%	1,692	2.59%
Colorado	12,556,950.91	2.69%	1,746	2.67%
Tennessee	12,267,615.54	2.62%	1,655	2.53%
Alabama	12,064,721.59	2.58%	1,572	2.40%
Massachusetts	10,809,819.54	2.31%	1,422	2.17%
Oregon	8,902,963.63	1.90%	1,250	1.91%
New Jersey	8,210,180.73	1.76%	1,093	1.67%
Kentucky	7,963,689.12	1.70%	1,110	1.70%
Utah	7,221,156.74	1.55%	975	1.49%
Michigan	6,600,683.82	1.41%	920	1.41%
Pennsylvania	4,935,878.27	1.06%	595	0.91%
Kansas	2,753,472.89	0.59%	394	0.60%
Nevada	1,690,054.09	0.36%	202	0.31%
New Hampshire	1,353,217.74	0.29%	169	0.26%
District of Columbia	901,894.53	0.19%	119	0.18%
South Carolina	386,938.39	0.08%	85	0.13%
Rhode Island	331,936.97	0.07%	37	0.06%
Connecticut	112,534.53	0.02%	12	0.02%
Maine	54,778.59	0.01%	7	0.01%
Vermont	25,009.43	0.01%	3	0.00%
Idaho	20,263.97	0.00%	4	0.01%
Wisconsin	17,308.83	0.00%	2	0.00%
Delaware	14,780.04	0.00%	2	0.00%
South Dakota	9,823.51	0.00%	1	0.00%
Louisiana	9,562.90	0.00%	1	0.00%
Wyoming	1,419.71	0.00%	1	0.00%

Total:	$467,388,705.03	100.00%	65,412	100.00%

A-2

2004-A

Distribution of the Automobile Loans by Current Principal Balance

as of the Cut-off Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	565,525.28	0.12%	748	1.14%
$1,000.01 - $2,000.00	2,915,827.07	0.62%	1,912	2.92%
$2,000.01 - $3,000.00	6,746,284.37	1.44%	2,671	4.08%
$3,000.01 - $4,000.00	13,369,704.58	2.86%	3,790	5.79%
$4,000.01 - $5,000.00	24,452,456.78	5.23%	5,400	8.26%
$5,000.01 - $6,000.00	38,830,139.76	8.31%	7,031	10.75%
$6,000.01 - $7,000.00	56,907,559.52	12.18%	8,738	13.36%
$7,000.01 - $8,000.00	71,592,634.00	15.32%	9,545	14.59%
$8,000.01 - $9,000.00	78,458,586.99	16.79%	9,244	14.13%
$9,000.01 - $10,000.00	70,891,174.77	15.17%	7,482	11.44%
$10,000.01 - $11,000.00	44,014,856.57	9.42%	4,215	6.44%
$11,000.01 - $12,000.00	24,483,389.11	5.24%	2,140	3.27%
$12,000.01 - $13,000.00	13,961,288.35	2.99%	1,121	1.71%
$13,000.01 - $14,000.00	8,146,274.51	1.74%	605	0.92%
$14,000.01 - $15,000.00	5,075,121.14	1.09%	351	0.54%
$15,000.01 and over	6,977,882.23	1.49%	419	0.64%

Total:	$467,388,705.03	100.00%	65,412	100.00%

Distribution of the Automobile Loans by Original Principal Balance

as of the Cut-off Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	4,324.11	0.00%	3	0.00%
$2,000.01 - $3,000.00	125,908.98	0.03%	69	0.11%
$3,000.01 - $4,000.00	1,352,694.53	0.29%	548	0.84%
$4,000.01 - $5,000.00	5,613,125.86	1.20%	1,741	2.66%
$5,000.01 - $6,000.00	14,318,288.88	3.06%	3,585	5.48%
$6,000.01 - $7,000.00	28,867,511.58	6.18%	5,938	9.08%
$7,000.01 - $8,000.00	49,522,179.21	10.60%	8,562	13.09%
$8,000.01 - $9,000.00	76,039,845.15	16.27%	11,399	17.43%
$9,000.01 - $10,000.00	95,150,468.68	20.36%	12,483	19.08%
$10,000.01 - $11,000.00	83,929,954.65	17.96%	9,957	15.22%
$11,000.01 - $12,000.00	49,522,108.49	10.60%	5,456	8.34%
$12,000.01 - $13,000.00	27,361,698.94	5.85%	2,763	4.22%
$13,000.01 - $14,000.00	15,226,447.32	3.26%	1,388	2.12%
$14,000.01 - $15,000.00	8,412,562.24	1.80%	700	1.07%
$15,000.01 and over	11,941,586.41	2.55%	820	1.25%

Total:	$467,388,705.03	100.00%	65,412	100.00%

A-3

2004-A

Distribution of the Automobile Loans by Remaining Term

as of the Cut-off Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	8,837,518.03	1.89%	4,490	6.86%
13 - 24 months	42,925,248.51	9.18%	10,026	15.33%
25 - 36 months	108,004,697.27	23.11%	17,012	26.01%
37 - 48 months	167,383,313.94	35.81%	20,226	30.92%
49 - 60 months	140,237,927.28	30.00%	13,658	20.88%

Total:	$467,388,705.03	100.00%	65,412	100.00%

Distribution of the Automobile Loans by Original Term

as of the Cut-off Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	19,246.67	0.00%	10	0.02%
13 - 24 months	3,428,382.34	0.73%	1,141	1.74%
25 - 36 months	41,422,949.86	8.86%	9,403	14.38%
37 - 48 months	152,316,922.72	32.59%	23,867	36.49%
49 - 60 months	270,201,203.44	57.81%	30,991	47.38%

Total:	$467,388,705.03	100.00%	65,412	100.00%

Distribution of the Automobile Loans by Model Year

as of the Cut-off Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2005	46,257.45	0.01%	3	0.00%
2004	3,965,448.81	0.85%	313	0.48%
2003	17,109,708.44	3.66%	1,651	2.52%
2002	34,831,707.82	7.45%	3,716	5.68%
2001	61,136,464.25	13.08%	6,932	10.60%
2000	83,626,864.39	17.89%	10,200	15.59%
1999	80,980,645.51	17.33%	10,511	16.07%
1998	66,348,155.85	14.20%	9,606	14.69%
1997	52,174,687.69	11.16%	8,339	12.75%
1996	28,982,200.40	6.20%	5,490	8.39%
1995	19,338,778.25	4.14%	4,079	6.24%
1994 and prior	18,847,786.17	4.03%	4,572	6.99%

Total:	$467,388,705.03	100.00%	65,412	100.00%

A-4

2005-A

Composition of the Automobile Loans as of the Cut-off Date

Aggregate Principal Balance	$210,810,810.81
Number of Automobile Loans	24,331
Average Principal Balance	$8,664.29
Range of Principal Balances	($513.43 to $27,256.17)
Weighted Average APR	22.80%
Range of APRs	(17.07% to 29.99%)
Weighted Average Remaining Term	48.55 months
Range of Remaining Term	(1 month to 60 months)
Weighted Average Original Term	52.26 months
Range of Original Terms	(15 months to 60 months)
Percentage of Used Automobile Loans	99.72%
Percentage of New Automobile Loans	0.28%
Percentage of Simple Interest Loans	98.21%
Percentage of Precomputed Loans	1.79%

Distribution of the Automobile Loans by APR as of the Cut-off Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	7,755,155.82	3.68%	692	2.84%
18.001% - 19.000%	3,136,545.89	1.49%	294	1.21%
19.001% - 20.000%	1,273,871.76	0.60%	138	0.57%
20.001% - 21.000%	56,771,010.15	26.93%	6,396	26.29%
21.001% - 22.000%	6,763,188.05	3.21%	869	3.57%
22.001% - 23.000%	8,286.55	0.00%	1	0.00%
23.001% - 24.000%	134,420,163.75	63.76%	15,851	65.15%
24.001% - 25.000%	444,897.00	0.21%	58	0.24%
25.001% - 26.000%	89,995.76	0.04%	11	0.05%
26.001% - 27.000%	9,363.87	0.00%	1	0.00%
27.001% - 28.000%	1,542.30	0.00%	1	0.00%
28.001% - 29.000%	43,378.01	0.02%	5	0.02%
29.001% - 30.000%	93,411.90	0.04%	14	0.06%

Total:	$210,810,810.81	100.00%	24,331	100.00%

A-5

2005-A

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Cut-off Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California	26,736,654.35	12.68%	3,227	13.26%
Florida	21,734,077.88	10.31%	2,493	10.25%
Texas	20,448,585.61	9.70%	2,130	8.75%
Arizona	11,109,450.77	5.27%	1,297	5.33%
New York	10,707,041.78	5.08%	1,301	5.35%
Illinois	10,433,733.17	4.95%	1,254	5.15%
Georgia	9,857,448.40	4.68%	1,056	4.34%
Ohio	8,578,041.74	4.07%	1,043	4.29%
North Carolina	8,005,298.06	3.80%	883	3.63%
Virginia	7,222,711.85	3.43%	828	3.40%
Missouri	7,206,564.13	3.42%	842	3.46%
Tennessee	7,114,338.80	3.37%	826	3.39%
Alabama	7,105,583.72	3.37%	791	3.25%
Washington	6,639,510.45	3.15%	820	3.37%
Indiana	5,979,917.33	2.84%	628	2.58%
Maryland	5,465,633.59	2.59%	642	2.64%
Massachusetts	5,460,371.34	2.59%	629	2.59%
Colorado	4,725,547.13	2.24%	548	2.25%
Pennsylvania	3,761,655.41	1.78%	460	1.89%
New Jersey	3,437,543.93	1.63%	416	1.71%
Kentucky	3,147,435.28	1.49%	372	1.53%
Oregon	3,038,245.65	1.44%	371	1.52%
Nevada	2,877,920.27	1.37%	319	1.31%
Utah	2,792,492.11	1.32%	317	1.30%
Michigan	2,780,980.12	1.32%	330	1.36%
Kansas	1,612,783.35	0.77%	181	0.74%
New Hampshire	945,878.69	0.45%	116	0.48%
Rhode Island	675,469.78	0.32%	73	0.30%
District of Columbia	304,909.37	0.14%	33	0.14%
Oklahoma	241,434.64	0.11%	29	0.12%
Connecticut	130,973.15	0.06%	14	0.06%
New Mexico	103,454.68	0.05%	12	0.05%
South Carolina	84,740.48	0.04%	11	0.05%
Wyoming	81,955.46	0.04%	7	0.03%
Wisconsin	60,859.03	0.03%	8	0.03%
Minnesota	45,908.50	0.02%	5	0.02%
Delaware	37,060.98	0.02%	4	0.02%
Mississippi	29,638.08	0.01%	5	0.02%
West Virginia	23,069.80	0.01%	2	0.01%
Vermont	17,646.63	0.01%	2	0.01%
Nebraska	16,875.39	0.01%	2	0.01%
Montana	9,862.78	0.00%	1	0.00%
Arkansas	9,414.35	0.00%	1	0.00%
Louisiana	8,618.81	0.00%	1	0.00%
Iowa	3,473.99	0.00%	1	0.00%

Total:	$210,810,810.81	100.00%	24,331	100.00%

A-6

2005-A

Distribution of the Automobile Loans by Current Principal Balance

as of the Cut-off Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	40,442.58	0.02%	53	0.22%
$1,000.01 - $2,000.00	190,803.11	0.09%	125	0.51%
$2,000.01 - $3,000.00	574,539.87	0.27%	224	0.92%
$3,000.01 - $4,000.00	1,941,832.26	0.92%	546	2.24%
$4,000.01 - $5,000.00	4,765,351.41	2.26%	1,046	4.30%
$5,000.01 - $6,000.00	9,655,445.31	4.58%	1,746	7.18%
$6,000.01 - $7,000.00	15,896,382.19	7.54%	2,434	10.00%
$7,000.01 - $8,000.00	24,395,909.44	11.57%	3,246	13.34%
$8,000.01 - $9,000.00	35,324,876.67	16.76%	4,150	17.06%
$9,000.01 - $10,000.00	38,542,197.92	18.28%	4,058	16.68%
$10,000.01 - $11,000.00	30,240,648.45	14.34%	2,894	11.89%
$11,000.01 - $12,000.00	17,596,935.30	8.35%	1,536	6.31%
$12,000.01 - $13,000.00	11,634,498.18	5.52%	933	3.83%
$13,000.01 - $14,000.00	7,031,494.00	3.34%	523	2.15%
$14,000.01 - $15,000.00	4,684,814.31	2.22%	324	1.33%
$15,000.01 and over	8,294,639.81	3.93%	493	2.03%

Total:	$210,810,810.81	100.00%	24,331	100.00%

Distribution of the Automobile Loans by Original Principal Balance

as of the Cut-off Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	3,637.38	0.00%	2	0.01%
$2,000.01 - $3,000.00	95,804.35	0.05%	41	0.17%
$3,000.01 - $4,000.00	741,792.13	0.35%	237	0.97%
$4,000.01 - $5,000.00	2,555,017.62	1.21%	627	2.58%
$5,000.01 - $6,000.00	6,579,319.81	3.12%	1,323	5.44%
$6,000.01 - $7,000.00	12,151,333.63	5.76%	2,043	8.40%
$7,000.01 - $8,000.00	20,829,891.89	9.88%	3,005	12.35%
$8,000.01 - $9,000.00	32,397,914.54	15.37%	4,060	16.69%
$9,000.01 - $10,000.00	39,817,182.32	18.89%	4,445	18.27%
$10,000.01 - $11,000.00	34,757,068.76	16.49%	3,516	14.45%
$11,000.01 - $12,000.00	21,008,580.12	9.97%	1,940	7.97%
$12,000.01 - $13,000.00	13,627,010.00	6.46%	1,167	4.80%
$13,000.01 - $14,000.00	9,118,464.48	4.33%	724	2.98%
$14,000.01 - $15,000.00	5,598,005.40	2.66%	422	1.73%
$15,000.01 and over	11,529,788.38	5.47%	779	3.20%

Total:	$210,810,810.81	100.00%	24,331	100.00%

A-7

2005-A

Distribution of the Automobile Loans by Remaining Term

as of the Cut-off Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	465,844.57	0.22%	228	0.94%
13 - 24 months	4,143,816.16	1.97%	1,015	4.17%
25 - 36 months	23,757,978.25	11.27%	3,957	16.26%
37 - 48 months	66,207,384.95	31.41%	8,096	33.27%
49 - 60 months	116,235,786.88	55.14%	11,035	45.35%

Total:	$210,810,810.81	100.00%	24,331	100.00%

Distribution of the Automobile Loans by Original Term

as of the Cut-off Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
13 - 24 months	1,828,372.23	0.87%	486	2.00%
25 - 36 months	18,802,783.68	8.92%	3,362	13.82%
37 - 48 months	63,649,439.65	30.19%	8,154	33.51%
49 - 60 months	126,530,215.25	60.02%	12,329	50.67%

Total:	$210,810,810.81	100.00%	24,331	100.00%

Distribution of the Automobile Loans by Model Year

as of the Cut-off Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2005	866,415.15	0.41%	63	0.26%
2004	9,374,881.93	4.45%	838	3.44%
2003	13,953,601.54	6.62%	1,359	5.59%
2002	24,094,231.70	11.43%	2,427	9.97%
2001	35,437,811.46	16.81%	3,786	15.56%
2000	38,476,938.54	18.25%	4,317	17.74%
1999	36,855,899.43	17.48%	4,250	17.47%
1998	23,404,966.15	11.10%	2,955	12.15%
1997	14,772,860.73	7.01%	2,027	8.33%
1996	5,853,306.82	2.78%	949	3.90%
1995 and prior	7,719,897.36	3.66%	1,360	5.59%

Total:	$210,810,810.81	100.00%	24,331	100.00%

A-8

2005-B

Composition of the Automobile Loans as of the Cut-off Date

Aggregate Principal Balance	$248,618,792.36
Number of Automobile Loans	27,787
Average Principal Balance	$8,947.31
Range of Principal Balances	($544.21 to $28,753.63)
Weighted Average APR	22.73%
Range of APRs .	(17.01% to 30.00%)
Weighted Average Remaining Term	48.72 months
Range of Remaining Term .	(4 month to 60 months)
Weighted Average Original Term .	52.21 months
Range of Original Terms	(12 months to 60 months)
Percentage of Used Automobile Loans	99.69%
Percentage of New Automobile Loans	0.31%
Percentage of Simple Interest Loans	98.83%
Percentage of Precomputed Loans	1.17%

Distribution of the Automobile Loans by APR as of the Cut-off Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	8,898,095.22	3.58%	751	2.70%
18.001% - 19.000%	2,521,706.80	1.01%	223	0.80%
19.001% - 20.000%	1,969,621.43	0.79%	185	0.67%
20.001% - 21.000%	73,973,290.22	29.75%	7,986	28.74%
21.001% - 22.000%	8,568,419.40	3.45%	1,014	3.65%
22.001% - 23.000%	22,575.49	0.01%	3	0.01%
23.001% - 24.000%	151,840,404.20	61.07%	17,513	63.03%
24.001% - 25.000%	608,133.69	0.24%	78	0.28%
25.001% - 26.000%	22,843.30	0.01%	3	0.01%
26.001% - 27.000%	12,812.57	0.01%	2	0.01%
27.001% - 28.000%	0.00	0.00%	0	0.00%
28.001% - 29.000%	52,205.38	0.02%	8	0.03%
29.001% - 30.000%	128,684.66	0.05%	21	0.08%

Total:	$248,618,792.36	100.00%	27,787	100.00%

A-9

2005-B

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Cut-off Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California .	28,535,844.08	11.48%	3,281	11.81%
Texas	26,037,765.76	10.47%	2,648	9.53%
Florida	25,882,994.32	10.41%	2,919	10.50%
Arizona .	12,939,937.90	5.20%	1,439	5.18%
Illinois	11,247,326.69	4.52%	1,310	4.71%
New York	10,670,744.37	4.29%	1,287	4.63%
Ohio	10,414,086.72	4.19%	1,273	4.58%
Missouri	10,286,290.71	4.14%	1,125	4.05%
North Carolina .	10,133,803.94	4.08%	1,082	3.89%
Georgia	10,019,902.96	4.03%	1,033	3.72%
Alabama .	8,929,272.37	3.59%	973	3.50%
Massachusetts .	7,668,004.00	3.08%	867	3.12%
Tennessee .	7,518,436.55	3.02%	851	3.06%
Indiana	7,448,534.29	3.00%	767	2.76%
Virginia	6,793,937.85	2.73%	744	2.68%
Maryland	6,778,392.86	2.73%	787	2.83%
Colorado .	6,056,141.05	2.44%	656	2.36%
Washington .	5,527,719.11	2.22%	650	2.34%
Pennsylvania	5,116,061.07	2.06%	615	2.21%
Oregon	4,082,101.89	1.64%	476	1.71%
Kentucky	3,449,320.90	1.39%	427	1.54%
New Jersey	3,156,416.25	1.27%	364	1.31%
Oklahoma	3,035,091.93	1.22%	297	1.07%
Michigan	2,936,888.22	1.18%	331	1.19%
Nevada	2,750,517.46	1.11%	302	1.09%
Utah	2,582,598.12	1.04%	287	1.03%
Kansas	2,297,077.03	0.92%	255	0.92%
New Hampshire	2,068,975.01	0.83%	257	0.92%
Minnesota	1,779,809.31	0.72%	210	0.76%
Rhode Island .	859,784.61	0.35%	89	0.32%
New Mexico .	384,795.49	0.15%	43	0.15%
District of Columbia .	254,283.07	0.10%	30	0.11%
Mississippi	243,021.32	0.10%	26	0.09%
South Carolina .	179,638.40	0.07%	20	0.07%
Iowa	144,241.77	0.06%	19	0.07%
Delaware	99,987.16	0.04%	11	0.04%
Maine	86,559.95	0.03%	11	0.04%
Connecticut	64,171.12	0.03%	7	0.03%
Vermont .	31,371.26	0.01%	4	0.01%
Arkansas	28,325.98	0.01%	3	0.01%
West Virginia	27,351.40	0.01%	3	0.01%
Wisconsin .	18,027.10	0.01%	2	0.01%
Wyoming	15,969.09	0.01%	1	0.00%
Louisiana	15,704.98	0.01%	2	0.01%
Nebraska	8,535.77	0.00%	1	0.00%
Idaho .	6,747.05	0.00%	1	0.00%
Montana	6,284.12	0.00%	1	0.00%

Total:	$248,618,792.36	100.00%	27,787	100.00%

A-10

2005-B

Distribution of the Automobile Loans by Current Principal Balance

as of the Cut-off Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	10,890.44	0.00%	15	0.05%
$1,000.01 - $2,000.00	49,682.76	0.02%	32	0.12%
$2,000.01 - $3,000.00	392,058.99	0.16%	148	0.53%
$3,000.01 - $4,000.00	1,730,079.28	0.70%	485	1.75%
$4,000.01 - $5,000.00	4,775,708.77	1.92%	1,049	3.78%
$5,000.01 - $6,000.00	10,369,249.73	4.17%	1,872	6.74%
$6,000.01 - $7,000.00	17,389,575.00	6.99%	2,660	9.57%
$7,000.01 - $8,000.00	27,821,144.99	11.19%	3,695	13.30%
$8,000.01 - $9,000.00	41,029,314.41	16.50%	4,822	17.35%
$9,000.01 - $10,000.00	42,640,921.99	17.15%	4,496	16.18%
$10,000.01 - $11,000.00	34,793,655.59	13.99%	3,326	11.97%
$11,000.01 - $12,000.00	22,633,369.06	9.10%	1,974	7.10%
$12,000.01 - $13,000.00	14,974,687.21	6.02%	1,201	4.32%
$13,000.01 - $14,000.00	10,745,865.39	4.32%	798	2.87%
$14,000.01 - $15,000.00	7,356,284.63	2.96%	508	1.83%
$15,000.01 and over .	11,906,304.12	4.79%	706	2.54%

Total:	$248,618,792.36	100.00%	27,787	100.00%

Distribution of the Automobile Loans by Original Principal Balance

as of the Cut-off Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	3,985.68	0.00%	3	0.01%
$2,000.01 - $3,000.00	112,710.34	0.05%	49	0.18%
$3,000.01 - $4,000.00	942,826.55	0.38%	295	1.06%
$4,000.01 - $5,000.00	2,990,097.61	1.20%	727	2.62%
$5,000.01 - $6,000.00	7,384,387.18	2.97%	1,450	5.22%
$6,000.01 - $7,000.00	13,932,417.30	5.60%	2,297	8.27%
$7,000.01 - $8,000.00	23,315,759.00	9.38%	3,291	11.84%
$8,000.01 - $9,000.00	37,310,216.26	15.01%	4,603	16.57%
$9,000.01 - $10,000.00	44,253,150.58	17.80%	4,865	17.51%
$10,000.01 - $11,000.00	37,777,503.73	15.19%	3,762	13.54%
$11,000.01 - $12,000.00	26,136,553.72	10.51%	2,382	8.57%
$12,000.01 - $13,000.00	17,960,288.52	7.22%	1,503	5.41%
$13,000.01 - $14,000.00	12,122,449.97	4.88%	941	3.39%
$14,000.01 - $15,000.00	8,751,395.78	3.52%	636	2.29%
$15,000.01 and over .	15,625,050.14	6.28%	983	3.54%

Total:	$248,618,792.36	100.00%	27,787	100.00%

A-11

2005-B

Distribution of the Automobile Loans by Remaining Term

as of the Cut-off Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	29,195.79	0.01%	15	0.05%
13 - 24 months	3,412,739.39	1.37%	845	3.04%
25 - 36 months	25,771,918.04	10.37%	4,273	15.38%
37 - 48 months	80,752,665.48	32.48%	9,768	35.15%
49 - 60 months	138,652,273.66	55.77%	12,886	46.37%

Total:	$248,618,792.36	100.00%	27,787	100.00%

Distribution of the Automobile Loans by Original Term

as of the Cut-off Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	6,987.54	0.00%	4	0.01%
13 - 24 months	2,172,302.33	0.87%	579	2.08%
25 - 36 months	21,849,308.83	8.79%	3,791	13.64%
37 - 48 months	76,809,034.16	30.89%	9,545	34.35%
49 - 60 months	147,781,159.20	59.44%	13,868	49.91%

Total:	$248,618,792.06	100.00%	27,787	100.00%

Distribution of the Automobile Loans by Model Year

as of the Cut-off Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2006	97,092.23	0.04%	7	0.03%
2005	4,700,721.77	1.89%	344	1.24%
2004	12,629,493.76	5.08%	1,114	4.01%
2003	18,788,511.43	7.56%	1,826	6.57%
2002	34,779,480.26	13.99%	3,464	12.47%
2001	41,248,615.11	16.59%	4,371	15.73%
2000	45,519,710.14	18.31%	5,037	18.13%
1999	39,637,676.27	15.94%	4,574	16.46%
1998	24,016,096.13	9.66%	3,039	10.94%
1997	14,093,204.97	5.67%	1,899	6.83%
1996	6,029,566.62	2.43%	912	3.28%
1995 and prior	7,078,623.67	2.85%	1,200	4.32%

Total: .	$248,618,792.36	100.00%	27,787	100.00%

A-12

Monthly Net Cumulative Loss Rates

(as a % of Original Pool Balance)

As of March 31, 2006

Months From Issuance	2004-A	2005-A	2005-B
1	0.23%	0.02%	0.05%
2	0.47%	0.17%	0.17%
3	0.86%	0.36%	0.41%
4	1.36%	0.62%	0.66%
5	1.82%	0.91%	0.96%
6	2.24%	1.32%
7	2.62%	1.80%
8	2.96%	2.26%
9	3.26%	2.67%
10	3.59%	3.03%
11	3.95%	3.41%
12	4.34%	3.74%
13	4.69%
14	5.02%
15	5.37%
16	5.67%
17	5.96%
18	6.20%
19	6.41%

A-13

Monthly Delinquencies of 31-60 Days

(as a % of End of Month Pool Balance)

Months From Issuance	2004-A	2005-A	2005-B
1	0.49%	0.16%	0.32%
2	0.51%	0.24%	0.39%
3	0.49%	0.38%	0.40%
4	0.57%	0.47%	0.37%
5	0.48%	0.49%	0.45%
6	0.35%	0.57%
7	0.32%	0.57%
8	0.40%	0.65%
9	0.45%	0.73%
10	0.50%	0.59%
11	0.58%	0.49%
12	0.62%	0.49%
13	0.81%
14	0.79%
15	0.91%
16	0.80%
17	0.76%
18	0.56%
19	0.57%

A-14

Monthly Delinquencies Of 61-90 Days

(as a% of End of Month Pool Balance)

Months From Issuance	2004-A	2005-A	2005-B
1	0.09%	0.00%	0.00%
2	0.18%	0.04%	0.11%
3	0.17%	0.08%	0.13%
4	0.20%	0.13%	0.15%
5	0.22%	0.23%	0.15%
6	0.15%	0.23%
7	0.13%	0.29%
8	0.13%	0.18%
9	0.19%	0.28%
10	0.14%	0.28%
11	0.24%	0.23%
12	0.24%	0.21%
13	0.26%
14	0.35%
15	0.34%
16	0.39%
17	0.30%
18	0.31%
19	0.21%

A-15

Monthly Delinquencies Over 90 Days

(as a % of End of Month Pool Balance)

	2004-A	2005-A	2005-B
Months From Issuance
1	0.01%	0.00%	0.00%
2	0.01%	0.00%	0.01%
3	0.11%	0.02%	0.05%
4	0.10%	0.04%	0.09%
5	0.11%	0.10%	0.10%
6	0.11%	0.13%
7	0.07%	0.12%
8	0.09%	0.18%
9	0.08%	0.13%
10	0.10%	0.17%
11	0.10%	0.11%
12	0.13%	0.09%
13	0.14%
14	0.17%
15	0.20%
16	0.20%
17	0.21%
18	0.16%
19	0.13%

A-16

Monthly Prepayments (ABS)

	2004-A	2005-A	2005-B
Months From Issuance
1	1.73%	1.13%	1.11%
2	2.10%	1.64%	1.45%
3	1.91%	1.68%	1.62%
4	2.07%	1.92%	1.74%
5	2.06%	2.00%	2.25%
6	2.12%	2.15%
7	2.37%	2.21%
8	2.12%	2.15%
9	2.09%	2.06%
10	2.14%	2.17%
11	2.12%	2.20%
12	2.19%	2.46%
13	2.02%
14	1.90%
15	1.88%
16	1.85%
17	1.89%
18	1.91%
19	1.99%

A-17

Annex B

Static Pool Information – Vintage Years

UACC Vintage Pools

Composition of the Automobile Loans

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Aggregate Principal Balance	$154,325,608.78	$199,329,307.46	$280,640,389.89	$359,795,260.03	$451,438,476.28
Number of Automobile Loans	18,381	22,783	31,951	39,499	48,365
Average Principal Balance	$8,395.93	$8,749.04	$8,783.46	$9,108.97	$9,333.99
Range of Principal Balances	($1,945.00 to $21,210.00)	($1,780.00 to $19,998.06)	($1,648.00 to $23,828.42)	($1,622.70 to $28,353.59)	($1,524.50 to $29,482.79)
Weighted Average APR	22.05%	22.60%	22.80%	22.86%	22.75%
Range of APRs	(15.00% to 32.00%)	(11.08% to 30.00%)	(16.95% to 38.72%)	(17.07% to 39.43%)	(10.00% to 30.00%)
Weighted Average Original Term	48.19 months	49.88 months	50.76 months	51.59 months	52.06 months
Range of Original Terms	(12 months to 60 months)	(12 months to 60 months)	(12 months 61 months)	(12 months to 61 months)	(12 months to 66 months)
Percentage of New Loans	0.06%	0.15%	0.19%	0.30%	0.31%
Percentage of Used Loans	99.94%	99.85%	99.81%	99.70%	99.69%
Percentage of Simple Interest Loans	70.71%	91.33%	96.77%	98.18%	98.77%
Percentage of Precomputed Loans	29.29%	8.67%	3.23%	1.82%	1.23%

Distribution of the Automobile Loans by Geographic Location of the Obligor as of the Origination Date (5 highest states)

2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State
33.69%	CA	19.06%	CA	15.72%	CA	12.82%	CA	11.50%	FL
14.46%	FL	10.17%	FL	10.25%	FL	10.87%	FL	11.46%	CA
7.27%	TX	8.50%	TX	7.56%	TX	8.48%	TX	10.47%	TX
6.59%	GA	6.61%	WA	5.64%	NC	5.78%	AZ	5.46%	OH
6.07%	AZ	6.08%	GA	5.63%	OH	5.47%	NY	5.15%	AZ

B-1

Distribution of the Automobile Loans by APR as of the Origination Date

	2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Less than 17.00%	$113,259.37	0.07%	$21,300.58	0.01%	$43,261.87	0.02%	0.00	0.00%	$24,989.74	0.01%
17.001% – 18.000%	4,091,632.52	2.65%	6,740,982.94	3.38%	10,232,596.40	3.65%	13,217,764.72	3.67%	15,522,428.59	3.44%
18.001% – 19.000%	2,620,401.81	1.70%	2,413,961.86	1.21%	3,787,237.89	1.35%	5,428,466.86	1.51%	4,672,218.18	1.03%
19.001% – 20.000%	2,115,506.03	1.37%	2,358,466.48	1.18%	3,620,211.60	1.29%	2,375,126.79	0.66%	3,270,855.03	0.72%
20.001% – 21.000%	65,726,825.16	42.59%	61,868,225.07	31.04%	70,498,658.00	25.12%	89,597,534.46	24.90%	133,391,027.03	29.55%
21.001% – 22.000%	17,811,310.89	11.54%	11,648,943.80	5.84%	12,275,194.43	4.37%	11,612,600.09	3.23%	15,806,212.48	3.50%
22.001% – 23.000%	75,187.29	0.05%	20,542.88	0.01%	0.00	0.00%	60,129.67	0.02%	22,775.56	0.01%
23.001% – 24.000%	61,243,097.09	39.68%	113,286,209.76	56.83%	179,294,385.71	63.89%	236,575,412.93	65.75%	277,061,005.88	61.37%
24.001% – 25.000%	281,586.40	0.18%	846,646.83	0.42%	664,510.36	0.24%	607,889.26	0.17%	1,174,980.60	0.26%
25.001% – 26.000%	5,844.00	0.00%	36,890.10	0.02%	78,475.88	0.03%	87,939.44	0.02%	109,216.61	0.02%
26.001% – 27.000%	28,518.36	0.02%	20,410.62	0.01%	27,358.92	0.01%	16,759.86	0.00%	13,556.19	0.00%
27.001% – 28.000%	12,452.00	0.01%	4,758.00	0.00%	9,816.53	0.00%	0.00	0.00%	0.00	0.00%
28.001% – 29.000%	83,205.64	0.05%	19,191.58	0.01%	13,757.33	0.00%	34,558.13	0.01%	104,218.59	0.02%
29.001% – 30.000%	112,705.22	0.07%	42,776.96	0.02%	45,449.77	0.02%	171,116.52	0.05%	264,991.80	0.06%
Greater than 30.00%	4,077.00	0.00%	0.00	0.00%	49,475.20	0.02%	9,961.30	0.00%	0.00	0.00%

Total	$154,325,608.78	100.00%	$199,329,307.46	100.00%	$280,640,389.89	100.00%	$359,795,260.03	100.00%	$451,438,476.28	100.00%

Distribution of the Automobile Loans by Original Principal Balance as of the Origination Date

	2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$ 1,000.01 – $ 2,000.00	$1,945.00	0.00%	$3,779.80	0.00%	$3,551.71	0.00%	$9,185.86	0.00%	$8,744.95	0.00%
$ 2,000.01 – $ 3,000.00	360,352.66	0.23%	129,821.97	0.07%	161,077.27	0.06%	198,827.95	0.06%	240,607.25	0.05%
$ 3,000.01 – $ 4,000.00	2,152,746.74	1.39%	1,309,278.48	0.66%	1,448,175.69	0.52%	1,455,505.99	0.40%	1,927,631.45	0.43%
$ 4,000.01 – $ 5,000.00	5,180,985.78	3.36%	4,068,037.55	2.04%	4,882,550.63	1.74%	5,424,142.79	1.51%	6,330,119.09	1.40%
$ 5,000.01 – $ 6,000.00	8,841,595.82	5.73%	9,047,331.04	4.54%	11,386,056.55	4.06%	13,023,341.95	3.62%	14,727,101.37	3.26%
$ 6,000.01 – $ 7,000.00	13,758,903.06	8.92%	15,438,332.55	7.75%	20,771,291.77	7.40%	24,109,036.52	6.70%	26,581,331.11	5.89%
$ 7,000.01 – $ 8,000.00	18,066,523.35	11.71%	22,477,055.97	11.28%	33,801,239.26	12.04%	38,917,664.21	10.82%	43,956,356.82	9.74%
$ 8,000.01 – $ 9,000.00	21,821,187.13	14.14%	31,119,318.25	15.61%	50,684,006.50	18.06%	55,044,639.50	15.30%	69,710,473.30	15.44%
$ 9,000.01 – $10,000.00	26,131,815.45	16.93%	38,307,911.12	19.22%	56,569,181.23	20.16%	69,654,413.17	19.36%	80,609,919.43	17.86%
$10,000.01 – $11,000.00	24,409,992.64	15.82%	35,315,220.01	17.72%	46,147,623.58	16.44%	59,019,174.69	16.40%	68,314,475.82	15.13%
$11,000.01 – $12,000.00	17,031,793.53	11.04%	21,843,433.05	10.96%	25,403,645.79	9.05%	34,754,359.33	9.66%	46,589,368.95	10.32%
$12,000.01 – $13,000.00	8,916,394.80	5.78%	10,545,938.14	5.29%	13,530,379.85	4.82%	21,215,739.80	5.90%	31,525,488.72	6.98%
$13,000.01 – $14,000.00	4,352,574.89	2.82%	5,080,631.79	2.55%	7,170,086.55	2.55%	13,856,226.07	3.85%	20,439,444.57	4.53%
$14,000.01 – $15,000.00	1,705,759.44	1.11%	2,492,417.66	1.25%	3,638,642.82	1.30%	8,107,505.80	2.25%	14,238,189.24	3.15%
$15,000.01 and over	1,593,038.49	1.03%	2,150,800.08	1.08%	5,042,880.69	1.80%	15,005,496.40	4.17%	26,239,224.21	5.81%

Total	$154,325,608.78	100.00%	$199,329,307.46	100.00%	$280,640,389.89	100.00%	$359,795,260.03	100.00%	$451,438,476.28	100.00%

B-2

Distribution of the Automobile Loans by Original Term as of the Origination Date

	2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
1 – 12 months	$22,688.63	0.01%	$30,206.61	0.02%	$27,339.81	0.01%	$35,790.92	0.01%	$11,719.45	0.00%
13 – 24 months	3,475,553.77	2.25%	3,296,186.54	1.65%	3,506,399.64	1.25%	3,974,703.96	1.10%	4,482,003.69	0.99%
25 – 36 months	27,488,585.09	17.81%	27,565,771.05	13.83%	31,979,751.43	11.40%	37,327,761.26	10.37%	41,563,370.09	9.21%
37 – 48 months	59,591,762.74	38.61%	70,111,017.53	35.17%	97,219,106.70	34.64%	113,431,485.22	31.53%	139,510,143.99	30.90%
49 – 60 months	63,747,018.55	41.31%	98,326,125.73	49.33%	147,895,496.32	52.70%	205,016,200.83	56.98%	265,820,764.81	58.88%
>60 months	0.00	0.00%	0.00	0.00%	12,295.99	0.00%	9,317.84	0.00%	50,474.25	0.01%

Total	$154,325,608.78	100.00%	$199,329,307.46	100.00%	$280,640,389.89	100.00%	$359,795,260.03	100.00%	$451,438,476.28	100.00%

B-3

Quarterly Cumulative Net Loss Rates

(As a % of Original Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	0.01%	0.00%	0.00%	0.00%	0.00%
2	0.15%	0.09%	0.10%	0.06%	0.06%
3	0.57%	0.52%	0.46%	0.31%	0.35%
4	1.55%	1.32%	1.06%	0.90%	1.01%
5	2.89%	2.48%	1.86%	1.61%	1.72%
6	4.16%	3.63%	2.72%	2.30%
7	5.57%	5.09%	3.75%	3.24%
8	7.10%	6.49%	4.85%	4.28%
9	8.32%	7.64%	5.69%	5.09%
10	9.25%	8.58%	6.35%
11	10.05%	9.54%	7.05%
12	10.82%	10.40%	7.60%
13	11.45%	11.04%	8.01%
14	11.84%	11.39%
15	12.26%	11.71%
16	12.55%	11.98%
17	12.71%	12.15%
18	12.79%
19	12.89%
20	12.97%
21	12.98%

B-4

Quarterly Delinquencies of 31-60 Days

(As a % of End of Month Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	N/A	1.76%	0.10%	0.07%	0.03%
2	N/A	0.38%	0.25%	0.24%	0.29%
3	N/A	0.53%	0.39%	0.40%	0.45%
4	0.71%	0.72%	0.53%	0.58%	0.54%
5	2.05%	0.63%	0.53%	0.38%	0.65%
6	0.69%	0.89%	0.70%	0.73%
7	0.89%	0.93%	0.94%	1.07%
8	1.08%	1.14%	0.92%	1.02%
9	0.97%	0.81%	0.77%	0.79%
10	1.10%	1.33%	0.97%
11	1.04%	1.31%	1.05%
12	1.24%	1.47%	1.25%
13	0.94%	0.91%	0.83%
14	1.11%	1.01%
15	1.38%	1.23%
16	1.19%	1.36%
17	0.90%	1.07%
18	1.66%
19	2.28%
20	1.33%
21	2.38%

B-5

Quarterly Delinquencies of 61-90 Days

(As a % of End of Month Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	N/A	0.00%	0.00%	0.00%	0.00%
2	N/A	0.08%	0.14%	0.08%	0.04%
3	N/A	0.21%	0.15%	0.16%	0.20%
4	0.31%	0.19%	0.17%	0.16%	0.24%
5	0.29%	0.26%	0.17%	0.18%	0.27%
6	0.32%	0.37%	0.31%	0.23%
7	0.50%	0.36%	0.33%	0.40%
8	0.57%	0.44%	0.37%	0.46%
9	0.34%	0.28%	0.27%	0.30%
10	0.17%	0.43%	0.36%
11	0.46%	0.45%	0.42%
12	0.51%	0.57%	0.55%
13	0.43%	0.29%	0.35%
14	0.39%	0.31%
15	0.63%	0.62%
16	0.32%	0.90%
17	0.17%	0.61%
18	0.60%
19	0.88%
20	0.67%
21	0.74%

B-6

Quarterly Delinquencies Greater than 90 Days

(As a % of End of Month Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	N/A	0.00%	0.00%	0.00%	0.00%
2	N/A	0.06%	0.02%	0.00%	0.00%
3	N/A	0.09%	0.06%	0.07%	0.10%
4	0.13%	0.07%	0.09%	0.14%	0.12%
5	0.21%	0.11%	0.14%	0.10%	0.16%
6	0.16%	0.15%	0.13%	0.13%
7	0.27%	0.26%	0.23%	0.23%
8	0.32%	0.18%	0.22%	0.32%
9	0.25%	0.23%	0.21%	0.22%
10	0.22%	0.20%	0.15%
11	0.31%	0.30%	0.25%
12	0.27%	0.29%	0.37%
13	0.17%	0.17%	0.26%
14	0.30%	0.25%
15	0.36%	0.42%
16	0.37%	0.32%
17	0.27%	0.41%
18	0.27%
19	0.37%
20	1.00%
21	0.00%

B-7

Quarterly Prepayments (ABS)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter From Origination
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.00%	0.00%	0.00%	0.00%	0.00%
6	0.00%	0.00%	0.00%	0.00%
7	0.00%	0.00%	0.00%	0.00%
8	0.00%	0.00%	0.00%	0.00%
9	0.00%	0.00%	0.00%	0.00%
10	0.00%	0.00%	0.00%
11	0.00%	0.00%	0.00%
12	0.00%	0.00%	0.00%
13	0.00%	0.00%	0.00%
14	0.00%	0.00%
15	0.00%	0.00%
16	0.00%	0.00%
17	0.00%	0.00%
18	0.00%
19	0.00%
20	0.00%
21	0.00%

B-8

Annex C

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX C IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

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Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on

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the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1)	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non-U.S. Persons – Form W-8 BEN

Beneficial owners (which does not include nominees or non-U.S. entities treated as partnerships for U.S. federal income tax purposes) of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S taxpayer identification number (TIN) is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in

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circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner. More complex rules apply to nominees and non-U.S. entities treated as partnerships for U.S. federal income tax purposes.

Exemption for Non-U.S. Persons with effectively connected income – Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries – Form W-8BEN

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons – Form W-9

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer’s Request for Taxpayer Identification Number and Certification.

A U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	an entity that for U.S. federal income tax purposes is a corporation or partnership organized in or under the laws of the United States or any State thereof or the District of Columbia;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)	a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust and certain eligible trusts that have elected to be treated as U.S. Persons.

A Non-U.S. Person is any person who is not a U.S. person.

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$      ,000,000 Automobile Receivables Backed Notes

UPFC Auto Receivables Trust 2006-

Issuing Entity

$                            % Class A-1 Notes

$                            % Class A-2 Notes

$                            % Class A-3 Notes

$                            % Class B    Notes

$                            % Class C    Notes

UPFC Auto Receivables Corp.

Seller

United Auto Credit Corporation

Servicer

Prospectus Supplement

                , 2006

[Underwriter]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the attached prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the attached prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the attached prospectus is current only as of its date.

Until                 , 2006, all dealers affecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement. This is in addition to obligations of a dealer to deliver a prospectus supplement and an accompanying prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

The information in this prospectus supplement is not complete and may change. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 9, 2006

Preliminary Prospectus Supplement

(To Preliminary Prospectus dated                         , 2006)

$                         Automobile Receivables Backed Notes

UPFC Auto Receivables Trust 2006-

Issuing Entity

United Auto Credit Corporation

Sponsor and Servicer

UPFC Auto Receivables Corp.

Seller

The UPFC Auto Receivables Trust 2006-   will issue the following securities:

	Principal Amount		Interest Rate	Final Scheduled Distribution Date
Class A-1 Notes	$		%
Class A-2 Notes	$		%
Class A-3 Notes	$		%

Total	$

The UPFC Auto Receivables Trust 2006- will pay interest monthly on the 15th of the month, subject to the business day rule set forth in this prospectus supplement. The first interest payment will be made on , 2006.

	Price to Public (1)		Underwriting Discounts	Proceeds to Seller (1) (2)
Per Class A-1 Notes		%	%	%
Per Class A-2 Notes		%	%	%
Per Class A-3 Notes		%	%	%

Total	$		$	$

(1)	Plus accrued interest, if any, from , 2006.
(2)	Before deducting expenses, estimated to be $ .

You should carefully review the risk factors beginning on page S-14 of this prospectus supplement and page 3 of the accompanying prospectus.

The notes represent obligations of only the issuing entity and do not represent obligations of or an interest in the seller, the servicer or any of their affiliates. Neither the notes nor the receivables are insured or guaranteed by any governmental agency.

No one may use this prospectus supplement to offer and sell the notes unless it is accompanied by the attached prospectus.

Each class of notes will be insured under an unconditional and irrevocable insurance policy issued by [Insurer] to the extent described in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the prospectus to which it relates is truthful or complete. Any representation to the contrary is a criminal offense.

[Underwriter]

Prospectus Supplement dated                         , 2006.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus or that has been incorporated by reference. We have not authorized any person to provide you with information that is different. The information in this prospectus supplement and the accompanying prospectus speaks only as of its date, and may not be accurate at any time after its date. This prospectus supplement and the accompanying prospectus is not an offer to sell the notes, and it is not soliciting an offer to buy the notes in any state where the offer or sale is not permitted.

We do not claim the accuracy of the information in this prospectus supplement as of any date other than the date stated on the cover of this prospectus supplement.

S-2

Important Notice about the Information Presented in this Prospectus Supplement and the Accompanying Prospectus

•	We provide information to you about the notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your series of notes, and (2) this prospectus supplement, which describes the specific terms of your series of notes.

•	This prospectus supplement does not contain complete information about the offering of the notes. Additional information is contained in the prospectus. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the notes to you unless you have received both this prospectus supplement and the prospectus.

•	If the information concerning your series of notes varies between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

•	We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The table of contents on the previous page and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

•	We are not offering the notes in any state where the offer of the notes is not permitted.

•	In this prospectus supplement and accompanying prospectus, the term “we” refers to UPFC Auto Receivables Corp.

Where You Can Find More Information

We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the notes offered pursuant to this prospectus supplement. This prospectus supplement and the prospectus, which form a part of the registration statement, omit certain information contained in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. See “Available Information” in the accompanying prospectus for further information regarding the registration statement.

A number of items are incorporated by reference into this prospectus supplement. See “Incorporation of Certain Documents by Reference” in the accompanying prospectus for a description of incorporation by reference.

S-3

Summary

•	This summary highlights selected information from this prospectus supplement and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of the notes, read carefully this entire prospectus supplement and the accompanying prospectus.

•	This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

THE TRANSACTION:

The seller is offering three classes of automobile receivable backed notes issued by the issuing entity. The automobile receivables, also referred to as automobile contracts, were purchased by the sponsor, which will also be the servicer, from new and used automobile dealers throughout the United States. Each automobile contract is secured by a new or used automobile, light duty truck, sports utility vehicle or van. The sponsor will sell the automobile contracts to the seller pursuant to a sale agreement. The seller will transfer the automobile contracts to the issuing entity pursuant to a sale and servicing agreement and the issuing entity will issue the notes pursuant to an indenture. See “Description of the Transaction Documents” for a more detailed description of these documents. [If this transaction utilizes a pre-funding account, the seller expects to transfer additional automobile contracts to the trust from time to time during a pre-funding period that begins on the closing date and ends no later than [                ], 2006. An amount of up to $[                ], or [        ]% of the aggregate principal balance of the automobile contracts as of the cutoff date, from the issuance proceeds of the automobile receivable backed notes will be deposited on the closing date in a pre-funding account to be established with the trustee, which amount will be used by the trust to acquire the additional automobile contracts from the seller. These additional automobile contracts will be required to have characteristics similar to the automobile contracts transferred on the closing date.]

Automobile contracts transferred to the trust may be repurchased by (i) UARC, as the seller has an option to purchase, as of the first day of each calendar month, automobile contracts with an aggregate principal balance up to 2.00% of the aggregate principal balance of the automobile contracts as of the cutoff date, (ii) UACC, as the servicer has an option to purchase all remaining automobile contracts on the last day of any calendar month as of which the aggregate principal balance is less than or equal to 10% of the aggregate principal balance of the automobile contracts as of the cutoff date, and (iii) UACC, in the event of any breach of representations or warranties of UACC regarding any automobile contracts, as the sponsor is obligated to repurchase any such automobile contracts which materially and adversely affects the interests of trust and the noteholders. [In addition, as mentioned in the previous paragraph above, UARC expects to transfer additional automobile contracts to the trust from time to time during the pre-funding period.] Except as noted herein, automobile contracts may not be added to, removed from or substituted for automobile contracts transferred to the trust on the closing date.

THE PARTIES:

The Issuing Entity

UPFC Auto Receivables Trust 2006-        , or the trust, is a Delaware statutory trust created pursuant to a trust agreement. The trust will issue the notes and be liable for their payment. The trust’s principal asset will be a pool of automobile contracts.

S-4

The Depositor and Seller

UPFC Auto Receivables Corp., or UARC, or the seller, is a California corporation. The seller, as depositor, will sell the automobile contracts to the trust and receive the notes offered hereby from the trust. The trust will also issue certificates which will be retained by the seller or an affiliate of the seller and will not be offered for sale.

The Sponsor and Servicer

United Auto Credit Corporation, or UACC, or the servicer, is a California corporation. UACC is a direct wholly-owned subsidiary of United Pan Am Financial Corp., or UPFC. UACC, in its role as sponsor, purchased the automobile contracts from automobile dealers and as servicer will service the automobile contracts on behalf of the trust and the holders of the notes issued by the trust. UACC will sell the automobile contracts to the seller.

The Insurer

[                    ], or [Insurer], is a [                    ] stock insurance company. [Insurer] will issue a policy, which will guarantee payment to the indenture trustee of sufficient funds for the timely payment of interest and certain payments of principal due on the notes subject to the terms of the policy, as described in the section of this prospectus supplement titled “The Policy.”

The Indenture Trustee, Trust Collateral Agent and Backup Servicer

Deutsche Bank Trust Company Americas, a New York banking corporation, will be the indenture trustee, the trust collateral agent and the backup servicer.

Designated Backup Subservicer

CenterOne Financial Services LLC, or CenterOne, a Delaware limited liability company and wholly owned subsidiary of World Omni Financial Corp., a Florida corporation, will be the designated backup subservicer.

The Owner Trustee

Wells Fargo Delaware Trust Company, a Delaware limited purpose trust company, will be the owner trustee for the trust.

IMPORTANT DATES:

Statistical Calculation Date

•	, 2006. This is the date that was used in preparing the statistical information used in this prospectus supplement.

Cutoff Date

•	, 2006. The trust will receive amounts collected on the automobile contracts after this date.

Closing Date

•	On or about , 2006.

S-5

Distribution Dates

•	The distribution date will be the 15th day of each month, subject to the business day rule set forth below, commencing on , 2006.

•	Insured distributions:

Subject to the terms of the insurance policy, [Insurer] will make payment to the indenture trustee for distribution to the noteholders of any unpaid interest and certain payments of principal due on each distribution date.

•	Business day rule:

If any scheduled date for a distribution is not a business day, then the distribution will be made on the next business day.

•	Record dates:

The record date for all distribution dates is the close of business on the business day immediately preceding that distribution date.

THE SECURITIES:

Description of the Securities

The trust will issue three classes of its asset backed notes. The notes are designated as the “Class A-1 Notes,” the “Class A-2 Notes” and “Class A-3 Notes”.

Each class of notes will have the initial note principal balance, interest rate and final scheduled distribution date listed in the following table for that class of notes:

Class	Initial Note Principal Balance	Interest Rate	Final Scheduled Distribution Date
A-1	$	%
A-2	$	%
A-3	$	%

The notes will initially be issued in book-entry form only, and will be issued in minimum denominations of $1,000 and multiples of $1,000. The notes will not be listed on any securities exchange. You may hold your notes through DTC in the United States or through Clearstream Banking, société anonyme or the Euroclear System in Europe. The notes will be secured solely by the pool of automobile contracts and the other assets of the trust which are described under the section of this summary entitled “The Trust Assets.”

The trust is also issuing asset backed certificates. The certificates are not being offered by this prospectus supplement. References in this prospectus supplement to the certificates are provided solely to give you a better understanding of the notes. Any payment in respect of the certificates will be subordinated to payments then due on the notes.

S-6

Rating of the Notes

The notes must receive at least the following ratings from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. and Moody’s Investors Service in order to be issued:

Class	Rating
	S&P	Moody’s
A-1	A-1+	Prime-1
A-2	AAA	Aaa
A-3	AAA	Aaa

The ratings on the Class A-3 Notes do not address the likelihood of the payment of additional amounts to the Class A-3 Notes if the servicer does not exercise its rights with respect to the optional redemption as described under “Description of the Notes – Optional Redemption.”

You must not assume that the ratings will not be lowered, qualified, or withdrawn by the rating agencies. See “Ratings” in this prospectus supplement for more information regarding the ratings assigned to the notes.

Interest

Interest on the notes of each class will accrue at the interest rate for that class for the applicable interest period. In the case of the first distribution date, interest begins to accrue on the closing date. Interest on the Class A-1 Notes will be calculated on an “actual/360” basis. Interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on a “30/360” basis.

Principal

•	Principal of the notes will be payable on each distribution date in an amount equal to

(1)	100% of the principal amortization which occurred in the automobile contract pool during the prior calendar month, but not to exceed the amount necessary to build and maintain the required amount of overcollateralization, plus

(2)	the amount of interest collected on the automobile contracts during the prior calendar month, after paying interest on the notes, paying other expenses, and depositing to the spread account the required amount, which will be used to pay principal on the notes on that distribution date, but not to exceed the amount necessary to build and maintain the required amount of overcollateralization.

•	The outstanding principal balance of the notes of any class, if not previously paid, will be payable on the final scheduled distribution date for that class.

•	The classes of notes are “sequential pay” classes which generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize until they are paid off;

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize until they are paid off.

S-7

Distributions

On each distribution date, the indenture trustee will make the following distributions from available funds in the following order of priority:

(1)	to the servicer, the servicing fee subject to a cap, if any, specified in the sale and servicing agreement equal to 1/12th of 3.00% times the aggregate principal balance of the automobile contracts as of the opening of business on the first day of the preceding calendar month. The servicer will also retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the automobile contracts, and will be entitled to reimbursement from the trust for various expenses incurred by the servicer in the course of repossessing and liquidating the vehicles securing the automobile contract pool;

(2)	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and out-of-pocket expenses, subject to certain caps specified in the sale and servicing agreement;

(3)	to the noteholders, the interest due on the notes;

(4)	to the noteholders, the noteholders’ first principal distributable amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

(5)	to [Insurer], the insurance premium, and so long as no insurer default has occurred and is continuing, any unpaid amounts owed to [Insurer];

(6)	to the spread account, any amount required to increase the amount in the spread account to its initial level;

(7)	to the noteholders, the noteholders’ second principal distributable amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

(8)	to [Insurer], so long as an insurer default has occurred and is continuing, the amounts described in clause (5) above, excluding the insurance premium;

(9)	to the spread account, any amount required to increase the amount in the spread account to its required level;

(10)	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses not paid pursuant to clauses (1) and (2) and any additional fees of a successor servicer;

(11)	to the Class A-3 Notes, additional amounts to be distributed as described under “Description of the Notes – Optional Redemption”; and

(12)	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

S-8

The following diagram illustrates the relative priority of allocations and payments of amounts collected from obligors of the automobile contracts in the trust, including liquidation proceeds, when those funds are distributed at a time when an event of default has not occurred and is not continuing and an insurer default has also not occurred and is not continuing. As the allocation or payment for one level is filled, all funds remaining flow to the next lower level for allocation or payment. Amounts available as principal payments on the notes are paid in the order of priority shown, based upon funds available for principal payments.

S-9

See “Description of the Transaction Documents – Distributions – Distribution Date Calculations and Payments” for a more detailed description of the flow of funds.

THE TRUST:

The Trust Assets

The trust’s assets will principally include:

•	a pool of automobile contracts, which are secured by new and used automobiles, light duty trucks, sport utility vehicles and vans;

•	collections on the automobile contracts received after the Cutoff Date;

•	an assignment of the security interests in the vehicles securing the automobile contracts in the automobile contract pool;

•	the loan files;

•	an assignment of all rights to proceeds from claims on insurance policies covering the vehicles;

•	an assignment of all rights to proceeds from liquidating the automobile contracts;

•	an assignment of UACC’s rights against dealers under agreements between the servicer and the dealers;

•	amounts held in the collection account, the spread account and the note distribution account;

•	all proceeds from the items described above; and

•	rights under the transaction documents, including the insurance policy issued by the insurer.

The Automobile Contract Pool

The automobile contracts consist of motor vehicle retail installment sale contracts originated by third-party dealers and then acquired by UACC. The automobile contracts are an extension of credit made primarily to individuals with less than perfect credit due to various factors, including the manner in which those individuals have handled previous credit, the limited extent of their prior credit history or limited financial resources and are commonly referred to as “sub-prime” automobile contracts.

Statistical Information

•	The statistical information in this prospectus supplement is based on the automobile contracts in the pool as of the statistical calculation date. The statistical distribution of the characteristics of the automobile contract pool as of the cutoff date will vary somewhat from the statistical distribution of those characteristics as of the statistical calculation date, although that variance will not be material.

•	As of the statistical calculation date, the automobile contracts in the pool had:

•	an aggregate principal balance of $ ;

•	a weighted average annual percentage rate of approximately %;

•	a weighted average original maturity of approximately months;

•	a weighted average remaining maturity of approximately months; and

•	an individual remaining term of not more than 60 months and not less than 1 month.

CREDIT ENHANCEMENT:

Credit enhancement provides some protection for the notes against losses of the automobile contract pool and delays in payment. Losses on an automobile contract or other shortfalls of cash flow will be covered by payments

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on other automobile contracts to the extent of any excess interest on the other automobile contracts, by withdrawals from the spread account, by payments on other automobile contracts to the extent of any overcollateralization, and by payments made pursuant to the insurance policy, in each case to the extent such amounts are available. To the extent the credit enhancement provided is insufficient to pay the full principal amount of all of the notes, any losses on the notes will be allocated:

•	In the event of a default under the indenture, to the Class A-2 Notes and Class A-3 Notes, pro rata, and if the losses are greater than the aggregate principal amount of those classes to the Class A-1 Notes, and

•	In the absence of a default under the indenture, to each class of notes in reverse order to their priority of payment.

Excess Interest

Because more interest is expected to be paid by the obligors with respect to the automobile contracts than is necessary to pay the related servicing fees and expenses, trustee fees and expenses, insurer premium and interest on the notes each month, there is expected to be excess interest collected each month. Although no assurance can be given as to the amount of such excess interest, excess interest generated by the automobile contracts will provide credit enhancement for the notes.

Spread Account

On the closing date, the trust will make an initial cash deposit from the net proceeds of the sale of the notes into the spread account, in the amount of $                    . On each subsequent distribution date, to the extent that the funds in the spread account are below the required level, the trust collateral agent will deposit additional amounts into the spread account from the automobile contract payments that have been collected as described in this prospectus supplement under “Description of the and the Transaction Documents – Distributions”. [Insurer] may in its sole discretion permit the spread account required level to reduce over time. In addition, the spread account required level may increase if performance triggers contained in the sale and servicing agreement are breached. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund shortfalls in certain payments due to the noteholders and to make required payments to [Insurer].

Overcollateralization

Overcollateralization is the amount by which the outstanding principal balance of the automobile contracts exceeds the outstanding principal amount of the notes. As of the cutoff date the automobile contracts in the pool are expected to have an aggregate principal balance of approximately $            , which provides approximately         % of initial overcollateralization. If the spread account is at its required level, excess interest will be applied to the payment of principal on the notes to build and maintain a specified level of overcollateralization. [Insurer] may in its sole discretion permit the required overcollateralization level to reduce over time.

The Policy

On the closing date, [Insurer] will issue an insurance policy for the benefit of the noteholders. Under this policy, [Insurer] will unconditionally and irrevocably guarantee payment to the indenture trustee of amounts required for payments of interest and certain payments of principal due on the notes during the term of the policy, subject to the terms of the policy, as described in the section of this prospectus supplement titled “The Policy.”

Subject to the terms of the policy, the policy guarantees payment of amounts equal to:

•	monthly interest on the notes;

•	principal of each note on its final scheduled distribution date;

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•	certain limited principal payments of the notes on any distribution date that the outstanding principal balance of the notes exceeds the aggregate principal balance of the automobile contract pool, in order to maintain parity; and

•	subject to certain conditions, any payments previously distributed to the noteholders that must be returned by them as preference payments to a trustee in bankruptcy.

PREPAYMENT:

Default Under the Indenture

So long as an insurer default has not occurred and is not continuing, following the occurrence of an event of default under the indenture, [Insurer] may, at its option, elect to cause the liquidation of the assets of the trust, in whole or in part, which will cause an early payment of all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid.

If an insurer default has occurred and is continuing, following the occurrence of an event of default under the indenture, the indenture trustee in its discretion may, or, if so requested in writing by noteholders representing not less than a majority of the voting interests of the notes, shall declare by written notice to the trust that the notes become immediately due and payable at par, plus any accrued interest on the outstanding amount of the notes.

Redemption

•	Optional redemption:

The Class A-3 Notes may be redeemed in whole, but not in part, on any distribution date on which the servicer exercises its “clean-up call” option to purchase the automobile contract pool. This can only occur after the pool balance declines to 10% or less of its original balance. The redemption price is equal to the sum of (i) the unpaid principal amount of the Class A-3 Notes then outstanding, (ii) accrued and unpaid interest on the Class A-3 Notes, (iii) any amounts remaining unpaid to [Insurer] under the insurance agreement and (iv) payment of any amounts due the servicer and the trustees. [Insurer] consent to the exercise of the clean-up call is required if the clean-up call would result in a claim on the insurance policy.

If the servicer does not exercise its rights with respect to the optional redemption on the first distribution date as of which the optional redemption is permitted, the Class A-3 Noteholders will be paid additional amounts on future distribution dates, equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class A-3 Notes as of such distribution date, pursuant to clause (11) under “Description of the Transaction Documents – Distributions – Distribution Date Calculations and Payments” herein. The policy issued by [Insurer] does not guarantee payment of any additional amounts that become due to the Class A-3 Notes pursuant to the immediately preceding sentence.

•	Mandatory redemption:

The notes may be accelerated and subject to immediate payment upon the occurrence of an event of default under the indenture. So long as [Insurer] is not in default, the power to declare an event of default will be held by [Insurer]. The policy issued by [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless [Insurer] has elected to accelerate.

Optional Purchase

UARC, as seller, has the right, exercisable as of the first day of each calendar month, to repurchase automobile contracts with an aggregate principal balance of up to 2.00% of the original automobile contract pool balance;

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provided, that the automobile contracts repurchased in such manner will not include any automobile contracts repurchased as a result of breaches of representations and/or covenants. Amounts received by the trust upon the repurchase of automobile contracts will be deposited into the collection account prior to the distribution date in the month in which the repurchase occurs.

Sale of Automobile Contracts

The servicer may direct the trust to sell automobile contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the backup servicer, the transferor, the seller and the trust. Delinquent automobile contracts may be sold only if the sale proceeds received are at least equal to certain minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of receivables in the automobile contract pool be sold by the trust in this manner. Amounts received by the trust upon the sale of automobile contracts will be deposited into the collection account prior to the distribution date in the month in which the sale occurs.

FEDERAL INCOME TAX CONSEQUENCES:

For federal income tax purposes Mitchell Silberberg & Knupp LLP, special tax counsel to the trust, is of the opinion that the notes will be characterized as indebtedness and the trust will not be characterized as an association or publicly traded partnership taxable as a corporation. By your acceptance of a note, you agree to treat the note as indebtedness.

We suggest that you and your tax advisors review the information under “Material Federal Income Tax Consequences” in this prospectus supplement and “Material Federal Income Tax Consequences” in the attached prospectus.

If you purchase the notes, you agree by your purchase that you will treat the notes as indebtedness for federal income tax purposes.

ERISA CONSIDERATIONS:

Subject to the important considerations described under “ERISA Considerations” in this prospectus supplement, pension, profit-sharing and other employee benefit plans may purchase notes. Fiduciaries of such plans should consult with counsel regarding the applicability of the provisions of ERISA before purchasing a note.

LEGAL INVESTMENT:

The Class A-1 Notes will be structured to be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

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Risk Factors

In addition to the risk factors discussed in the prospectus, you should consider the following additional factors in connection with the purchase of the notes:

We cannot predict the rate at which the notes will amortize.

Your notes may amortize more quickly than expected for a variety of reasons. First, obligors can prepay their automobile contracts. The rate of prepayments may be influenced by a variety of factors, including changes in economic and social conditions. The fact that obligors generally may not sell or transfer their financed vehicles securing automobile contracts without UACC’s consent may also influence the rate of prepayments. In addition, under certain circumstances, the seller and UACC are obligated to repurchase automobile contracts as a result of breaches of representations and/or covenants. In any of these cases, the automobile contract pool would amortize more quickly than expected and the notes would also amortize more quickly as a result.

Second, the notes contain an overcollateralization feature that could result in accelerated principal payments to noteholders, and that results in a faster amortization of the notes than of the automobile contract pool. If the required overcollateralization level is reduced, principal collections which would otherwise be paid through to the noteholders may be released to the certificateholder instead, resulting in a slower amortization of the notes than would be the case if the overcollateralization level were not reduced.

Third, UACC, as servicer, has the right to direct the trust to sell automobile contracts that are more than 60 days delinquent to an unaffiliated third party at a minimum sale price as set forth in the sale and servicing agreement; provided, that such sales may not exceed 20% of the initial number of automobile contracts in the pool.

Fourth, UARC, as seller, has the right, exercisable as of the first day of each calendar month, to repurchase automobile contracts with an aggregate principal balance of up to 2.00% of the original automobile contract pool balance; provided, that the automobile contracts repurchased in such manner may not include any automobile contracts repurchased as a result of breaches of representations and/or covenants.

Finally, when the automobile contract pool balance is 10% or less of the original automobile contract pool balance, the servicer has the right to purchase the automobile contracts remaining in the automobile contract pool and redeem the Class A-3 Notes. If this right is exercised by the servicer, to the extent you hold any Class A-3 Notes, you may be paid principal on the Class A-3 Notes earlier than you expected.

Since prevailing interest rates may fluctuate, we cannot assure you that you will be able to reinvest principal repayments at a yield equaling or exceeding the yield on the notes. You will bear the risk of reinvesting unscheduled distributions resulting from a redemption.

You should consider that in the case of notes purchased at a discount, a slower than anticipated rate of principal payments on the

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automobile contracts could occur and could result in an actual yield that is less than the anticipated yield.

You should also consider that in the case of notes purchased at a premium, a faster than anticipated rate of principal payments on the receivables could occur and could result in an actual yield that is less than the anticipated yield.

Geographic concentrations of automobile contracts may increase risks related to economic conditions in these areas.

Adverse economic conditions or other factors affecting any state or region could increase the delinquency or loan loss experience of the automobile contracts. As of the statistical calculation date, obligors with respect to approximately         %,         %,         % and         % of the automobile contracts based on the automobile contracts’ remaining principal balance were located in                         ,                         ,                          and                         , respectively. No other state accounted for more than 5% of the automobile contracts.

The notes are asset-backed debt and the trust has only limited assets.

The sole sources for repayment of the notes are payments on the automobile contracts, other cash accounts held by the indenture trustee and payments made under the policy. Furthermore, if it defaults in its obligations under the policy, the trust will depend on current distributions on the automobile contract pool and amounts, if any, available in certain collateral accounts maintained for the benefit of [Insurer] to make payments on the notes.

Ratings on notes are dependent upon [Insurer]’s creditworthiness.

The ratings of the Class A-2 and Class A-3 notes will depend primarily on the creditworthiness of [Insurer] as the provider of the policy. There is a risk that if [Insurer]’s financial strength ratings are reduced, the rating agencies may reduce the notes’ ratings.

Events of default under the indenture may result in an acceleration.

So long as [Insurer] shall not have defaulted and so long as any default by [Insurer] is not continuing, following the occurrence of an event of default under the indenture, [Insurer] may, at its option, elect to cause the liquidation of the assets of the trust, in whole or in part, which will cause an early payment of all or any portion of the outstanding amount of the notes, plus any accrued interest on that portion of the notes that is paid. The policy issued by [Insurer] does not guarantee payment of any amounts that become due on an accelerated basis, unless [Insurer] has elected to accelerate.

The notes are not suitable investments for all investors.

The notes may not be a suitable investment if you require a regular or predictable schedule of payments or payment on any specific date. The notes are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk of an investment in the notes, the tax consequences of an investment in the notes, and the interaction of these factors.

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The trust assets consist mainly of loans made to “sub-prime” borrowers.

The trust assets consist primarily of “sub-prime” automobile contracts originated under lending programs of UACC, as the sponsor, designed to serve consumers who have limited access to traditional automobile financing. There is a high degree of risk associated with sub-prime borrowers. The typical sub-prime borrower may have had previous financial difficulties or may not yet have sufficient credit history. Because the sponsor serves consumers who are unable to meet the credit standards imposed by most traditional automobile financing services, it charges interest at higher rates than those charged by many traditional financing sources. “Sub-prime” automobile contracts such as those included in the assets of the trust therefore entail relatively higher risk and may be expected to experience higher levels of delinquencies and credit losses than automobile contracts originated by traditional automobile financing sources.

The return on your notes could be reduced by shortfalls due to the Servicemembers Civil Relief Act

The Servicemembers Civil Relief Act, as amended, or the Relief Act, provides relief to a borrower who enters active military service and to a borrower in reserve status who is called to active duty after the origination of his or her receivable. The response of the United States to the terrorist attacks on September 11, 2001 in New York City and Washington, D.C., including the military operation in Afghanistan and Iraq, has included the activation to active duty of persons in reserve military status, and may include further calls to active duty. The Relief Act provides generally that a borrower who is covered by the Relief Act may not be charged interest above an annual rate of 6% during the period of that obligor’s active duty status, unless a court orders otherwise upon application of the lender. In addition, some states, including California, allow members of its national guard to extend payments on any contract obligation if called into active service by the Governor for a period exceeding 7 days. We do not know how many receivables have been or may be affected by the application of the Relief Act. It is possible that the foregoing could have an effect on the ability of the servicer to collect the full amount of interest accruing on some of the automobile contracts. In addition, both the Relief Act and the laws of some states, including California, New York and New Jersey, impose limitations that would impair the ability of the servicer to repossess the related financed vehicle during the obligor’s period of active duty status and, in some cases, during an additional three-month period thereafter. Thus, if that automobile contract goes into default, there may be delays and losses occasioned by the inability to exercise the trust’s rights with respect to the automobile contract and the related financed vehicle.

Your rights under the Indenture are limited unless an Insurer Default has occurred

Neither you nor the indenture trustee may declare an event of default under the indenture unless [Insurer] shall have defaulted with respect to certain of its obligations and such default is continuing. Prior to the occurrence of such a default by [Insurer], an event of default will occur only upon delivery by [Insurer] to the indenture trustee of notice of certain defaults by the trust, the servicer or the seller of their respective obligations to [Insurer]. Following the occurrence of an event of default under the indenture, the indenture trustee will continue to submit claims under the policy as necessary to enable the

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trust to continue to make interest and principal payments on each distribution date and to pay the outstanding principal balance on any outstanding notes on their final scheduled distribution dates. Upon the occurrence of an event of default under the indenture, [Insurer] (unless [Insurer] shall have defaulted with respect to certain of its obligations and such default is continuing), will have the right to cause the liquidation of the assets of the trust. Any such liquidation will result in prepayment, in whole or in part, of the notes. Decisions made by [Insurer] with respect to defaults may have a significant impact on the weighted average life of the notes.

[Potential prepayment of notes due to failure to transfer sufficient number of additional automobile contracts to the trust

Noteholders will receive as a prepayment of principal on their notes any amounts remaining in the pre-funding account that have not been used to purchase additional automobile contracts by the end of the pre-funding period. We expect that the pre-funding account will contain at least a small amount of funds at the end of the pre-funding period.]

[Potential loss or prepayment on notes due to changes in pool characteristics

The addition of subsequent contracts during the pre-funding period may change the overall characteristics of the pool of contracts. This change may increase the risk of losses or delays in payments on your notes or prepayments on your notes. Although required to meet eligibility criteria set forth in the sale and servicing agreement, the characteristics of the additional automobile contracts to be transferred by the seller to the trust during the pre-funding period may differ from the characteristics of the automobile contracts initially transferred to the trust on the date that the notes are issued. Any changes in the overall characteristics of the pool of contracts due to the additional automobile contracts transferred by the seller to the trust during the pre-funding period may result in a higher rate of delinquencies and losses on the contracts or a higher rate of prepayment than would otherwise be the case, and may affect the timing and amount of payment of principal and interest on your notes.]

[Our ability to acquire additional automobile contracts may be limited

The seller’s conveyance of additional automobile contracts to the trust during the funding period is subject to the conditions to be described in the sale and servicing agreement. The ability of the seller to convey these additional automobile contracts to the trust is completely dependent on the ability of UACC to acquire through dealers a sufficient amount of motor vehicle contracts that meet the foregoing requirements for transfer. The ability of UACC to acquire sufficient additional automobile contracts may be affected by a variety of economic factors. Economic factors include interest rates, unemployment levels, the rate of inflation and consumer perception of economic conditions generally. Neither UACC nor the seller has any basis to predict the extent to which economic factors will affect the availability of additional automobile contracts. Although no assurances can be given, UACC presently expects that it will acquire sufficient additional automobile contracts satisfying the criteria to be set forth in the sale and servicing agreement to substantially deplete the amount in the pre-funding account by the end of the funding period. Any amounts on deposit in the pre-funding account at the end of the pre-funding period will be applied as a prepayment of principal of the notes.]

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Use of Proceeds

The trust will use the net proceeds from issuing the notes to:

•	pay the seller the purchase price for the Automobile Contracts; and

•	fund the spread account.

The Sponsor and Servicer

United Auto Credit Corporation, or UACC, is a specialty finance company engaged in sub-prime automobile finance since 1996. UACC is a direct wholly-owned subsidiary of United Pan Am Financial Corp., or UPFC, a Nasdaq National Market company. UACC is located at 3990 Westerly Place, Newport Beach, California, 92660. UACC provides financing to borrowers who typically have limited or impaired credit histories that restrict their ability to obtain loans through traditional sources.

Historically, UACC funded its operations by relying upon retail and wholesale bank deposits held by its former parent, Pan-American Bank, FSB, or the Bank. The Bank was wholly owned by UPFC. UPFC completed the liquidation of the Bank in February, 2005. As a result, UACC has completed the implementation of its shift of the funding of its business operations away from a reliance on the Bank and its assets and instead to warehouse and conduit financings and term securitization transactions such as the transaction described in this prospectus supplement.

UACC has been engaged in the securitization of Automobile Contracts such as those involved in this offering since 2004. UACC has sponsored the following securitization transactions:

Trust	Closing Date	Amount
UPFC Auto Receivables Trust 2004-A	September 22, 2004	$420,000,000
UPFC Auto Receivables Trust 2005-A	April 14, 2005	195,000,000
UPFC Auto Receivables Trust 2005-B	November 10, 2005	225,000,000

The 2004-A transaction involved the securitization of essentially all Automobile Contracts then owned by UACC. The 2005-A and 2005-B transactions involved the securitization of essentially all Automobile Contracts purchased by UACC from new and used automobile dealers from the completion of the immediately prior securitization through the cut-off date related to the subsequent transaction.

Static pool information regarding (1) UACC’s prior securitization transactions and (2) the Automobile Contracts purchased in each of the years 2001 through 2005 is set forth in Annex A and Annex B, respectively, in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby.

Each of the transactions listed above consisted of the sale of notes backed by Automobile Contracts which were primarily “sub-prime” Automobile Contracts. The 2004-A and 2005-A transactions included credit enhancement in the form of an insurance policy issued by Ambac Assurance Corporation, which generally guaranteed payment of interest and principal. The 2005-B transaction included a similar insurance policy issued by XL Capital Assurance Inc. To date, all payments of interest and principal on all notes have been made timely and no claim has been made under any insurance policy.

UACC is the servicer as to each of the listed transactions, and has underwritten and serviced the Automobile Contracts in those Automobile Contract pools in the same manner, in all material respects, as described in this prospectus supplement.

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United Auto Credit Corporation’s Automobile Finance Business

UACC’s business strategy includes controlled expansion through a national retail branch network and branches are generally located proximate to dealers and borrowers. UACC has branches in all states listed in the table described under “Distribution of the Automobile Contracts by Geographic Location of the Obligor as of the Statistical Calculation Date”. The branch manager of each branch is responsible for underwriting and purchasing Automobile Contracts and providing focused servicing and collections. The branch network is closely managed and supervised by UACC Regional Managers and Divisional Vice Presidents. UACC believes that its branch network operations enable branch managers to develop strong relationships with its primary customers, the automobile dealers. Through its branches, UACC provides a high level of service to the dealers by providing consistent credit decisions, typically same-day funding and frequent management contact. UACC believes that this branch network and management structure also enhances its risk management and collection functions.

Borrower Profile

UACC’s business is focused on transactions which primarily involve the financing of the purchase of a used automobile with an average age of four to six years and an average original contract term of 45 to 50 months. The target profile of a typical UACC borrower includes average time on the job of four to five years, average time at current residence of four to five years, an average ratio of total debt to total income of 33% to 35% and an average ratio of total monthly automobile payments to total monthly income of 12% to 15%.

Sales and Marketing

UACC markets its financing program to both independent and franchised dealers of used automobiles. UACC’s marketing approach emphasizes scheduled calling programs, marketing materials and consistent follow-up. UACC uses facsimile software programs to send marketing materials to established dealers and potential dealers on a twice-weekly basis in each branch market. UACC’s experienced local staff seeks to establish strong relationships with dealers in their vicinity.

UACC solicits business from dealers through its branch managers who meet with dealers and provide information about UACC’s programs, train dealer’s personnel in UACC’s program requirements and assist dealers in identifying consumers who qualify for UACC’s programs. In order to both promote asset growth and achieve required levels of credit quality, UACC compensates its branch managers on the basis of a salary with a bonus that recognizes the achievement of low delinquency ratios, low charge-off percentages, volume and return on average assets targets established for the branch, as well as satisfactory audit results. The bonus calculation significantly stresses Automobile Contract quality in relationship to Automobile Contract purchase volume. Immediately following the initial purchase of an Automobile Contract by a UACC branch with a dealer, a dealer profile and investigation worksheet is completed before UACC makes any additional purchases of Automobile Contracts from that dealer. UACC and the dealer then enter into an agreement that provides UACC with recourse to the dealer in cases of dealer fraud or a breach of the dealer’s representations and warranties. Branch management periodically monitors each dealer’s overall performance and inventory to ensure a satisfactory quality level, and Regional Managers regularly conduct audits of the overall branch performance as well as individual dealer performance.

Underwriting Standards and Purchase of Automobile Contracts

Underwriting Standards and Purchase Criteria

Dealers submit credit applications directly to UACC’s branches. UACC uses credit bureau reports in conjunction with information on the credit application, which is verified by UACC, to make a final credit decision or a decision to request additional information. Only credit bureau reports that have been obtained directly by UACC from the credit bureaus are acceptable. UACC does not request, receive, or rely upon credit scores in making its credit decisions.

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There are three primary types of automobile finance transactions, characterized by reference to the borrower, that are submitted to UACC from dealers:

•	Sub-prime borrower – a borrower with previous derogatory credit history.

•	First time buyer – a borrower who has limited or no previous credit history.

•	Niche product prime customer – a borrower who has a clean credit history, but because of the age of the financed vehicle and/or the mileage of the financed vehicle, is unable to obtain financing under a dealer’s lending programs with other lenders who typically lend to borrowers with such credit histories.

Each potential borrower’s strengths and weaknesses as a borrower are analyzed by UACC’s underwriters in the following areas: ability, stability, willingness and investment.

“Ability” refers to the borrower’s payment to income ratio and debt to income ratio, including the proposed automobile contract payment. In addition, each borrower must have a minimum income in excess of UACC’s underwriting guidelines. For first time buyers the proposed automobile contract’s principal balance may not exceed a maximum principal amount, and the monthly payment’s amount or its percentage of the borrower’s gross monthly income, whichever is less, may not exceed UACC’s underwriting guidelines.

“Stability” refers to the length of time the borrower has been with his or her current employer and has been a resident at his or her current address. Generally UACC’s underwriting guidelines require each borrower to have a minimum verifiable employment history with not more than two employers and have been a resident for a minimum number of months at their current address.

“Willingness” refers to the borrower’s credit payment history. Typically, borrowers approved by UACC under it’s guidelines have had not more than a single occurrence of an event, such as a loss of job, medical problem, divorce or other disruption of their ability to make timely credit payments, that has caused them to not be able to pay their credit in an acceptable manner, thereby resulting in a derogatory credit history. UACC’s underwriters look for evidence that the borrower’s credit performance before and after the event which caused the derogatory credit history was and has become satisfactory and that the period during which the borrower’s credit performance was unsatisfactory was limited to an appropriate period of time. UACC’s underwriters seek to verify that the adverse event that has caused the derogatory credit history is no longer having an affect on the borrower’s current credit performance.

“Investment” refers to the percentage of the financed vehicle’s value being financed and the amount of the borrower’s investment in the transaction. UACC’s guidelines generally call for a loan amount equal to no more than 100% of the wholesale value of the financed vehicle, plus tax, license and an approved mechanical warranty. Additionally, the borrower is required to make a minimum down payment of 10% of the purchase price of the finance vehicle.

UACC’s underwriting guidelines place specific accountability for credit decisions directly within its branches. The branch manager or assistant branch manager reviews all credit applications. In general, no branch manager has credit approval authority for an automobile contract with a principal balance greater that $15,000. Any automobile contract in an amount that exceeds a branch manager’s approval limit must be approved by one of UACC’s Regional Managers, a divisional Vice Presidents or by certain member of UACC’s senior management at its corporate officers, dependent upon the principal balance of the automobile contract.

Verification

Upon approving or conditioning any application, all required stipulations are presented to the dealer and must be satisfied before funding.

All dealers are required to provide UACC with written evidence of insurance in force on a vehicle being financed when submitting the Automobile Contract for purchase. Prior to funding an Automobile Contract, the

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branch must verify by telephone with the insurance agent the customer’s insurance coverage with UACC as loss payee. If UACC receives notice of insurance cancellation or non-renewal, the branch will notify the customer of his or her contractual obligation to maintain insurance coverage at all times on the vehicle. However, UACC will not “force place” insurance on an Automobile Contract if insurance lapses and, accordingly, UACC bears the risk of an uninsured loss in these circumstances.

Once the purchaser’s application has been approved and the required verifications accomplished and the automobile purchaser has entered into a contract with the dealer, UACC purchases the Automobile Contract from the dealer at a discount from face value.

Post-Funding Quality Reviews

UACC’s Regional Managers complete quality control reviews of newly originated Automobile Contracts. These reviews focus on compliance with underwriting standards, the quality of the credit decision and the completeness of Automobile Contract documentation. Additionally, the Regional Managers complete branch audits every four months that focus on compliance with UACC’s policies and procedures and the overall quality of branch operations and credit decisions.

Internal Audit Process

Each branch is audited every approximately 120 days by the respective Regional Manager, with review by a Divisional Vice President and certain members of UACC’s senior management at its corporate offices. Additionally, prior to 2005, selected branches were audited each year by PriceWaterhouseCoopers, LLP for review of compliance with established policies and procedures. In 2005, selected branches were audited by McGladrey & Pullen, LLP for review of compliance with established policies and procedures. UACC anticipates that McGladrey & Pullen LLP will continue these audits in 2006 and thereafter.

Servicing and Collection

UACC has been servicing Automobile Contracts since 1996, when it commenced its automobile finance business. UACC actively services at the branch level all of the Automobile Contracts it purchases, although all accounting activities with respect to Automobile Contracts are centralized at UACC’s corporate office in Newport Beach, California.

Billing Process

UACC sends each borrower a coupon book with each coupon stating the amount of the required monthly payment and the date as of which that payment is due to be received by UACC. All payments are directed to the post office box for the customer’s respective UACC branch. UACC also accepts payments delivered to the branch by a customer in person.

Collection Process

UACC’s collection policy calls for the following sequence of actions to be taken with regard to all problem Automobile Contracts: call the borrower at one day past due; immediate follow-up on all broken promises to pay; branch management review of all Automobile Contracts at ten days past due; and Regional Manager or Divisional Vice President review of all Automobile Contracts at 45 days past due.

UACC will consider extensions or modifications in an effort to work out a collection problem. All extensions and modifications require the approval of branch management and are monitored by the Regional Manager and Divisional Vice President.

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Repossessions

It is UACC’s policy to repossess the financed vehicle only when payments are substantially in default, the customer demonstrates an intention not to pay or the customer fails to comply with material provisions of the Automobile Contract. All repossessions require the prior approval of the branch manager. In certain cases, the customer is able to pay the balance due or bring the Automobile Contract current, thereby redeeming the vehicle. Generally, all financed vehicles that have been repossessed were repossessed on the average by 29 days of the date of delinquency.

When a vehicle is repossessed, following expiration of any time during which the borrower is permitted under applicable law to redeem the financed vehicle, the financed vehicle is sold at an automobile auction or through a private sale. Following that sale, the sale proceeds are subtracted from the net outstanding balance of the Automobile Contract with any remaining amount recorded as a loss. UACC generally pursues all customer deficiencies.

Allowance for Loan Losses

UACC’s charge-off policy with respect to delinquent Automobile Contracts is dependent upon whether the financed vehicle has been repossessed. If the financed vehicle has been repossessed, the Automobile Contract is charged-off as of the last day of the month in which the financed vehicle has been sold and the proceeds of sale have been applied to the outstanding balance of the Automobile Contract. If the financed vehicle has not been repossessed, as would be the case if the financed vehicle cannot be located, the Automobile Contract is charged-off as of the last day of the month in which that Automobile Contract becomes 120 days past due. UACC believes that its charge-off policy is consistent with that customarily used in the automobile finance industry.

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Delinquency and Loss Experience

The following tables set forth (i) the delinquency experience in regard to Automobile Contracts originated and serviced by UACC as of December 31, 2002 through December 31, 2005 and (ii) the loss experience for contracts originated and serviced by UACC for the years ended December 31, 2002 through December 31, 2005. Additional information regarding the delinquency and loss experience as well as other static pool information, including cumulative losses and prepayments, for contracts originated or purchased by UACC is set forth in Annex A and Annex B in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby. There is no assurance that the future delinquency and loss experience of the Automobile Contracts to be included in the transaction described in this prospectus supplement and prospectus will be similar to that set forth below, in Annex A or Annex B.

Delinquency Experience

(Dollar Amounts in Thousands)

	As of December 31,
	2005		2004		2003		2002
	Dollars	Percent	Dollars	Percent	Dollars	Percent	Dollars	Percent
Principle Amount of Receivables Outstanding	$666,162	100.00%	$524,170	100.00%	$397,417	100.0%	$289,174	100.00%
Period of Delinquency
31-60 days	$3,697	0.55%	$2,522	0.48%	$2,000	0.50%	$1,317	0.45%
61-90 days	1,548	0.23%	856	0.16%	670	0.17%	581	0.20%
91 days or more	802	0.13%	416	0.08%	387	0.10%	251	0.09%

Total Delinquencies	$6,047	0.91%	$3,794	0.72%	$3,057	0.77%	$2,149	0.74%

Repossessed Assets	$3,791	0.57%	$3,376	0.64%	$2,580	0.65%	$2,585	0.89%

Total Delinquencies and Repossessed Assets	$9,838	1.48%	$7,170	1.36%	$5,637	1.42%	$4,734	1.63%

Net Charge-off Experience

(Dollar Amounts in Thousands)

	As of the Year Ended December 31,
	2005	2004	2003	2002
Principle Amount of Receivables Outstanding	$666,162	$524,170	$397,417	$289,174
Number of Receivables Outstanding	93,917	74,807	57,916	42,572
Average Month End Principle Amount of Receivables Outstanding	$612,968	$467,665	$349,292	$250,569
Net Charge-Offs	$27,649	$24,907	$20,855	$15,968
Net Charge-Offs as a Percentage of Period End Principle Amount Outstanding	4.15%	4.75%	5.24%	5.52%
Net Charge-Offs as a Percentage of Average Month End Principle Amount Outstanding(1)	4.51%	5.33%	5.97%	6.37%

(1)	Average balances are calculated using a monthly average.

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The Seller

UPFC Auto Receivables Corp. (“UARC”), or the seller, is a wholly owned, limited-purpose subsidiary of UACC, and was incorporated under the laws of the State of California on July 13, 2004. The principal office address of the seller is 3990 Westerly Place, Newport Beach, California 92660.

The seller was organized principally for the purpose of purchasing retail installment sales contracts and installment loans from UACC in connection with its activities as a limited-purpose subsidiary of UACC. The seller has not and will not engage in any activity other than (i) acquiring, owning, holding, selling, transferring, assigning, pledging or otherwise dealing in installment sales contracts and installment loans secured by vehicles or (ii) originating one or more trusts owning or holding a security interest in installment sales contracts and installment loans secured by vehicles. The seller has been engaged in the activities mentioned above since 2004.

The seller’s articles of incorporation limit the activities of UARC to the above purposes and to any activities incidental to and necessary for such purposes.

The Issuing Entity

The issuing entity, or the trust, is a newly created Delaware statutory trust formed under a trust agreement dated              2006 to consummate the transactions described in this prospectus supplement. The trust agreement pursuant to which the trust was formed will be amended and restated on the closing date as of which the Automobile Contracts will be transferred to the trust and the trust will issue the notes which are the subject of this prospectus supplement. All references in this prospectus supplement to the trust agreement are to the amended and related trust agreement. As the trust was formed for the sole and singular purpose of issuing the notes, it has no operating history. The trust will not engage in any activity other than:

•	acquiring, holding and managing the Automobile Contracts and its other assets and proceeds from its assets;

•	to sell Automobile Contracts from time to time, as directed by the servicer, in accordance with the provisions of the sale and servicing agreement;

•	issuing the notes and the certificate which represents the residual interest in the trust;

•	making payments on the notes; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish these other activities.

The trust will use the proceeds from the sale of the notes to purchase the Automobile Contracts from the seller and to fund the deposit in the spread account maintained for the benefit of the noteholders and [Insurer].

The trust collateral agent, acting on behalf of the noteholders and [Insurer], will have a first priority perfected security interest in the Automobile Contracts by reason of the filing of a UCC-1 financing statement by the trust in the State of Delaware which will give notice of the security interest in favor of the trust collateral agent.

The trust’s principal offices are in Wilmington, Delaware, in care of the owner trustee at the address listed below.

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The Owner Trustee

Wells Fargo Delaware Trust Company is the owner trustee of the trust. It is a Delaware limited purpose trust company. Its principal offices are located at 919 Market Street, Suite 700, Wilmington, Delaware 19801.

Wells Fargo Delaware Trust Company is a State of Delaware limited purpose trust company authorized to exercise trust powers. Wells Fargo Delaware Trust Company has served as trustee in asset-backed securities transactions involving auto receivables.

Currently, there are no legal proceedings pending before any court or governmental authority against Wells Fargo Delaware Trust Company that would have a material adverse effect on Wells Fargo Delaware Trust Company to perform it obligations as Owner Trustee as provided in the Trust Agreement.

The owner trustee will perform limited administrative functions under the trust agreement. The owner trustee’s liability in connection with the issuance of the certificate and the issuance and sale of the notes is limited solely to the express obligations of the owner trustee detailed in the trust agreement and the sale and servicing agreement.

Under the trust agreement, the owner trustee is required to immediately resign or will be removed as owner trustee if at any time the owner trustee ceases to meet any of the eligibility requirements as provided in the trust agreement. In addition, the owner trustee may resign at any time by giving written notice to UARC, the [Insurer] and UACC. Upon the resignation or removal of the owner trustee, a successor owner trustee will be appointed pursuant to the terms of the trust agreement. Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of appointment by the successor owner trustee and payment of all fees and expenses owed to the outgoing owner trustee. UARC will provide notice of such resignation or removal of the owner trustee to each of the rating agencies.

The Indenture Trustee, Trust Collateral Agent and Backup Servicer

Deutsche Bank Trust Company Americas, a banking corporation organized under the laws of the State of New York, is the indenture trustee, the trust collateral agent and the backup servicer. Its address is 60 Wall Street, 26th Floor, New York, New York 10005.

The indenture trustee has acted as trustee on numerous asset-backed securities transactions. While the structure of the transactions referred to in the preceding sentence may differ among these transactions, the indenture trustee is experienced in administering transactions involving pools of automobile contracts. The indenture trustee has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the holder of the notes.

The indenture trustee has no liability in connection with the issuance and sale of the notes.

In its capacity as backup servicer, Deutsche Bank Trust Company Americas will cause the designated backup subservicer to perform certain backup servicing functions under the sale and servicing agreement including confirming certain information on the monthly servicer’s certificate. The backup servicer will cause the designated backup subservicer to certify to [Insurer], the indenture trustee and the backup servicer that it has verified the monthly servicer’s certificate in accordance with the sale and servicing agreement and shall notify the servicer and [Insurer] of any discrepancies.

Under the indenture, the indenture trustee may be removed as indenture trustee if at any time the indenture trustee ceases to meet any of the eligibility requirements or becomes subject to any bankruptcy, receivership or similar proceeding as provided in the indenture. In addition, the indenture trustee may resign at any time by giving written notice to the trust and the [Insurer]. Upon the resignation or removal of the indenture trustee, a successor indenture trustee will be appointed pursuant to the terms of the indenture. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until

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acceptance of appointment by the successor indenture trustee and payment of all fees and expenses owed to the outgoing indenture trustee. If a successor indenture trustee is not appointed within 30 days, the resigning indenture trustee may petition a court of competent jurisdiction to appoint a successor indenture trustee.

The Designated Backup Subservicer

CenterOne Financial Services, a division of World Omni Financial Corp., is the designated backup subservicer. CenterOne provides third-party servicing for motor vehicle sales finance and lease contracts, and concentrates on five key areas: Originations, Retail/Lease Servicing, Collections, Pro-active Remarketing and Vehicle Remarketing. CenterOne has been providing these services since [                ]. For dealer loans, through an affiliation with DataScan Technologies, LLC, CenterOne offers system processing as well as audit, administrative, credit monitoring and information services.

The backup servicer shall cause the designated backup subservicer to load the monthly collateral tape into its computer system and to certify to the trust collateral agent that (i) it can access and read the data and (ii) the summary totals for each category of information provided in such computer tapes conforms with the summary totals for such categories of information as reflected in the books and records of the trust collateral agent.

In the event that the backup servicer shall be appointed as the successor servicer or CenterOne shall be appointed the successor servicer or as the subservicer of the servicer, certain provisions of the sale and servicing agreement shall be modified, as outlined in the sale and servicing agreement, on behalf of CenterOne and such modifications shall apply to both CenterOne and the backup servicer. Such modifications include, but are not limited to, the following: (1) if the minimum average number of accounts is decreased, the basic servicing fee and supplement servicing fee will be adjusted by mutual agreement of CenterOne and the insurer or trust collateral agent, as applicable; (2) CenterOne shall not be required to enforce any dealer agreements; and (3) with respect to servicer termination events, (i) the failure of CenterOne to observe or perform any covenants or agreements under the sale and servicing agreement will only be a servicer event of termination if such failure materially and adversely affects the rights of the noteholders or of the insurer and (ii) servicer termination events under the insurance agreement shall not apply to CenterOne.

Transaction Among Affiliates

In September of 2004, UACC entered into a receivables financing agreement with Deutsche Bank AG, New York Branch (“DBNY”), an affiliate of the indenture trustee and Deutsche Bank Securities, Inc., under which DBNY, as agent of several lending parties to the receivables financing agreement, agreed to provide financing from time to time to UPFC Funding Corp., an affiliate of UACC, up to an amount of $250,000,000. All loans provided under the receivables financing agreement are secured by automobile contracts purchased by UPFC Funding Corp., which are similar to the Automobile Contracts involved in this offering. Substantially all of the Automobile Contracts in the pool of Automobile Contracts for this transaction will have been collateral under the receivables financing agreement, but the security interest in those Automobile Contracts will be released at the time this transaction is closed. The indenture trustee and the designated backup subservicer are also parties to the receivables financing agreement and each agreed to provide services similar to those they will provide in connection with the transactions contemplated and described herein.

The Trust Property

The trust property will include, among other things, the following:

•	a pool of “sub-prime” Automobile Contracts secured by new and used automobiles, light duty trucks, sport utility vehicles and vans;

•	collections received in respect of the Automobile Contracts, after 2006;

•	an assignment of the security interests in the financed vehicles granted by obligors;

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•	an assignment of the rights of UACC against dealers under agreements between the servicer and dealers;

•	amounts that may be held in the collection account, the spread account and the note distribution account;

•	an assignment of the right to receive proceeds from claims on physical damage, credit life and disability insurance policies covering the financed vehicles or the obligors;

•	an assignment of all rights to proceeds of liquidated Automobile Contracts;

•	the Automobile Contract files;

•	other rights under the transaction documents; and

•	all proceeds from the items described above.

The trust property also will include an assignment of the seller’s rights against UACC for breaches of representations and warranties under the sale agreement.

The noteholders will also have the benefit of the policy.

The Automobile Contracts will be sold by UACC to the seller under a sale agreement on or prior to the date of issuance of the notes and will then be sold by the seller to the trust under the sale and servicing agreement on the date of issuance of the notes.

UACC will make certain representations and warranties in the sale agreement as to each Automobile Contract to be sold by UACC to the seller, including but not limited to: UACC’s good title free and clear of any lien in each loan, characteristics of the loan, absence of fraud and misrepresentation on the transfer of such loan to UACC, compliance with law in respect of all of the loans and the financed vehicles, binding payment obligation of the obligor, UACC’s perfected security interest in financed vehicle and the required maintenance by the obligor of comprehensive and collision insurance. The seller will make similar representations and warranties as to each Automobile Contract to be sold by the seller to the trust in the sale and servicing agreement. UACC and the seller will each be obligated to repurchase all loans which materially breach the representations and warranties made respectively by UACC and the seller if such material breaches have not been timely cured.

The Automobile Contracts were originated by dealers, in accordance with UACC’s credit policies, for assignment to UACC. The Automobile Contracts originated by dealers have been assigned to UACC and evidence the indirect financing made to the obligor. UACC’s agreements with the dealers who originate the Automobile Contracts may provide for repurchase by or recourse against the dealer if there is a breach of a representation or warranty under the relevant agreement. These rights are not being assigned to the trust.

Under the indenture, the trust will grant a security interest in the trust property to the trust collateral agent for the indenture trustee’s benefit on the noteholders’ behalf and for the benefit of [Insurer] in support of the obligations owed to [Insurer]. Any proceeds of the trust property will be distributed according to the indenture.

In the event of a bankruptcy, receivership or similar proceeding with respect to UACC or UARC, the transaction documents are drafted with the intent to ensure that the trust property will not become part of the bankruptcy estate of any such party or subject to the bankruptcy control of a third party. In the event of a bankruptcy, receivership or similar proceeding with respect to the trust, the transaction documents are drafted with the intent to ensure that the trust property will not become subject to the bankruptcy control of a third party.

The Automobile Contracts

General

UACC purchased or will purchase the Automobile Contracts from manufacturer-franchised and independent dealers. The Automobile Contracts were made to obligors with less than perfect credit due to factors including:

•	the manner in which they have handled previous credit;

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•	the limited extent of their prior credit history; and/or

•	their limited financial resources.

Pool Composition

The Automobile Contracts were selected from the originator’s portfolio by applying several criteria, including, as of the statistical calculation date, the following:

•	each Automobile Contract was originated in the United States of America to an obligor who has a billing address in the United States of America;

•	each Automobile Contract provides for level monthly payments which fully amortize the amount financed, except for the last payment, which may be slightly different from the level payment;

•	no Automobile Contract is secured by a financed vehicle that has been repossessed without reinstatement;

•	each Automobile Contract had a remaining maturity of not more than 60 months;

•	each Automobile Contract had an original maturity of not more than 60 months, but not less than 12 months;

•	each Automobile Contract had a remaining principal balance of at least $500 and not more than $30,000;

•	each Automobile Contract has an annual percentage rate of at least 17.00% and not more than 30.00%;

•	no Automobile Contract was more than 30 days contractually past due;

•	each Automobile Contract is attributable to the purchase of a new or used automobile, light duty truck or van;

•	each Automobile Contract was originated to an obligor who is not the subject of a current bankruptcy proceeding post origination of the loan;

•	each Automobile Contract will have a first priority perfected security interest in the financed vehicle in favor of the originator; and

•	each Automobile Contract shall comply with the requirements of all applicable laws at the time of origination.

A payment on a retail installment sales contract is contractually past due if less than 95% of the current payment due is not received by the applicable due date. All payments by obligors are first applied to cover any delinquent payments and then to the current payment due.

Substantially all of the contracts are obligations of sub-prime credit quality obligors.

No selection procedures believed by the servicer to be materially adverse to the noteholders or [Insurer] were used in selecting the Automobile Contracts.

The statistical information presented in this prospectus supplement, including the summary statistical information set forth below, is based on the Automobile Contracts as of the statistical calculation date. Prior to the closing date, certain Automobile Contracts may be removed from the pool of Automobile Contracts and other Automobile Contracts substituted therefor. Regularly scheduled payments and prepayments of the Automobile Contracts (which are prepayable at any time by an obligor, without penalty), between the statistical calculation date and the cutoff date will affect the balances and percentages set forth below. As a result of the potential variation in the pool of Automobile Contracts to be transferred to the trust on the closing date and the amortization of the Automobile Contracts between the statistical calculation date and the cutoff date, the characteristics of the Automobile Contracts as of the cutoff date may vary from the information in this prospectus supplement. A Current Report on Form 8-K containing a detailed description of the Automobile Contracts (the

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“Detailed Description”) will be filed with the Securities and Exchange Commission within 10 days after the closing date. The Detailed Description will specify the information set forth below as of the cutoff date as to all Automobile Contracts in the pool.

While the statistical distribution of the final characteristics of the Automobile Contracts transferred to the trust on the closing date will vary from the statistical information presented in this prospectus supplement, the servicer does not believe that the characteristics of the Automobile Contracts on the closing date will vary materially from those described herein. Certain of the percentages in the statistical information set forth in the tables below may not add to 100% due to rounding.

Composition of the Automobile Contracts as of the Statistical Calculation Date

Aggregate Principal Balance
Number of Automobile Contracts
Average Principal Balance
Range of Principal Balances
Weighted Average APR
Range of APRs
Weighted Average Remaining Term
Range of Remaining Terms
Weighted Average Original Term
Range of Original Terms
Percentage of Simple Interest Loans
Percentage of Precomputed Loans

Distribution of the Automobile Contracts by APR as of the Statistical Calculation Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
17.001% - 18.000%	$	%		%
18.001% - 19.000%		%		%
19.001% - 20.000%		%		%
20.001% - 21.000%		%		%
21.001% - 22.000%		%		%
22.001% - 23.000%		%		%
23.001% - 24.000%		%		%
24.001% - 25.000%		%		%
25.001% - 26.000%		%		%
26.001% - 27.000%		%		%
27.001% - 28.000%		%		%
28.001% - 29.000%		%		%
29.001% - 30.000%		%		%

Total:	$	%		%

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Distribution of the Automobile Contracts by Geographic Location

of the Obligor as of the Statistical Calculation Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
	$	%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
		%		%
Other(1)		%		%

Total:	$	%		%

(1)	The sum of the aggregate principal balances of Automobile Contracts purchased from geographic locations with aggregate principal balances less than $1,000,000 for each such jurisdiction.

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Distribution of the Automobile Contracts by Current Principal Balance

as of the Statistical Calculation Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
$0.01 - $1,000.00	$	%		%
$1,000.01 - $2,000.00		%		%
$2,000.01 - $3,000.00		%		%
$3,000.01 - $4,000.00		%		%
$4,000.01 - $5,000.00		%		%
$5,000.01 - $6,000.00		%		%
$6,000.01 - $7,000.00		%		%
$7,000.01 - $8,000.00		%		%
$8,000.01 - $9,000.00		%		%
$9,000.01 - $10,000.00		%		%
$10,000.01 - $11,000.00		%		%
$11,000.01 - $12,000.00		%		%
$12,000.01 - $13,000.00		%		%
$13,000.01 - $14,000.00		%		%
$14,000.01 - $15,000.00		%		%
$15,000.01 and over		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Original Principal Balance

as of the Statistical Calculation Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
$1,000.01 - $2,000.00	$	%		%
$2,000.01 - $3,000.00		%		%
$3,000.01 - $4,000.00		%		%
$4,000.01 - $5,000.00		%		%
$5,000.01 - $6,000.00		%		%
$6,000.01 - $7,000.00		%		%
$7,000.01 - $8,000.00		%		%
$8,000.01 - $9,000.00		%		%
$9,000.01 - $10,000.00		%		%
$10,000.01 - $11,000.00		%		%
$11,000.01 - $12,000.00		%		%
$12,000.01 - $13,000.00		%		%
$13,000.01 - $14,000.00		%		%
$14,000.01 - $15,000.00		%		%
$15,000.01 and over		%		%

Total:	$	%		%

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Distribution of the Automobile Contracts by Remaining Term

as of the Statistical Calculation Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
1 - 12 months	$	%		%
13 - 24 months		%		%
25 - 36 months		%		%
37 - 48 months		%		%
49 - 60 months		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Original Term

as of the Statistical Calculation Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
1 - 12 months	$	%		%
13 - 24 months		%		%
25 - 36 months		%		%
37 - 48 months		%		%
49 - 60 months		%		%

Total:	$	%		%

Distribution of the Automobile Contracts by Model Year

as of the Statistical Calculation Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Contracts	Percentage of Total Number of Automobile Contracts
2006	$	%		%
2005		%		%
2004		%		%
2003		%		%
2002		%		%
2001		%		%
2000		%		%
1999		%		%
1998		%		%
1997		%		%
1996		%		%
1995 and prior		%		%

Total:	$	%		%

The obligor under each of the Automobile Contracts is required to pay a specified total amount of payments in substantially equal monthly installments on each due date. Each obligor’s total payment amount equals the

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amount financed plus interest charges for the automobile contract’s entire term. The interest charges on the Automobile Contracts are determined either by the simple interest method or, for a small percentage of the Automobile Contracts, by adding a precomputed interest charge to the amount of the Automobile Contract as of its origination date.

Under a simple interest Automobile Contract, the amount of an obligor’s fixed level installment payment which is allocated to interest is equal to the product of the fixed interest rate on the loan multiplied by the elapsed time period (which is expressed as a fraction of a year) multiplied by the remaining Principal Balance after the preceding loan payment. The remainder of the obligor’s payment amount is allocated to reduce the principal amount financed.

The trust will account for all Automobile Contracts, whether interest charges on them are accrued under the simple interest method or the precomputed interest method, in accordance with the method applicable to such Automobile Contract. If an Automobile Contract’s interest is computed using the precomputed interest method and that Automobile Contract is prepaid in full by the obligor, the amount of the payment that is greater than the sum of outstanding Principal Balance of the Automobile Contract plus accrued interest on that Automobile Contract will not be deposited into the collection account but instead will be paid to the servicer as a supplemental servicing fee.

Yield and Prepayment Considerations

As the rate of payment of principal of each class of notes depends on the rate of payment, including prepayments, of the principal balance of the Automobile Contracts, final payment of any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid.

See “Risk Factors – We cannot predict the rate at which the notes will amortize” in this prospectus supplement, and “Risk Factors – Timing and Rate of Payments May Result in Lower Yield” in the prospectus for a discussion of maturity and prepayment considerations. See also Annex A and Annex B in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby.

Prepayments can be made on any of the Automobile Contracts at any time. If prepayments are received on the Automobile Contracts, their actual weighted average life may be shorter than their weighted average life would be if all payments were made as scheduled and no prepayments were made. Prepayments on the Automobile Contracts may include moneys received from liquidations due to default and proceeds from credit life, credit disability, and casualty insurance policies. Weighted average life means the average amount of time during which any principal is outstanding on an Automobile Contract.

The rate of prepayments on the Automobile Contracts may be influenced by a variety of economic, social, and other factors. UACC believes that the weighted average life of the Automobile Contracts will be substantially shorter than their scheduled weighted average life. This opinion is based primarily on UACC’s assessment of what the actual rate of prepayments will be. See also Annex A and Annex B in this prospectus supplement. The information in Annex A and Annex B regarding vintage years and UACC’s prior securitized pools that were established prior to January 1, 2006 is not deemed a part of this prospectus supplement and the related registration statement for the notes offered hereby. Any risk resulting from faster or slower prepayments of the Automobile Contracts will be borne solely by the noteholders.

The rate of payment of principal of the notes will depend on the rate of payment, and the rate of prepayments, of principal on the Automobile Contracts. It is possible that the final payment on any class of notes could occur significantly earlier than the date on which the final distribution for that class of notes is scheduled to be paid. Any risk resulting from early payment of the notes will be borne solely by the noteholders.

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Prepayments on Automobile Contracts can be measured against prepayment standards or models. The model used in this prospectus supplement, the Absolute Prepayment Model, or ABS, assumes a rate of prepayment each month which is related to the original number of Automobile Contracts in a pool of loans. ABS also assumes that all of the Automobile Contracts in a pool are the same size, that all of those Automobile Contracts amortize at the same rate, and that for every month that any individual Automobile Contract is outstanding, payments on that particular Automobile Contract will either be made as scheduled or the Automobile Contract will be prepaid in full. For example, in a pool of receivables originally containing 10,000 Automobile Contracts, if a 1% ABS were used, that would mean that 100 Automobile Contracts would prepay in full each month. The percentage of prepayments that is assumed for ABS is not a historical description of prepayment experience on pools of Automobile Contracts or a prediction of the anticipated rate of prepayment on either the pool of Automobile Contracts involved in this transaction or on any pool of Automobile Contracts. You should not assume that the actual rate of prepayments on the Automobile Contracts will be in any way related to the percentage of prepayments that we assume for ABS.

The tables below which are captioned “Percentage of Initial Note Principal Balance at Various ABS Percentages” are based on ABS and were prepared using the following assumptions:

•	the trust property includes three pools of Automobile Contracts with the characteristics set forth in the following table;

•	all prepayments on the Automobile Contracts each month are made in full at the specified constant percentage of ABS and there are no defaults, losses or repurchases;

•	each scheduled monthly payment on the Automobile Contracts is made on the last day of each month and each month has 30 days;

•	the initial principal amounts of each class of notes are equal to the initial principal amounts set forth on the cover of this prospectus supplement;

•	interest accrues on the notes at the rates set forth on the front cover of this prospectus supplement;

•	payments on the notes are made on the 15th day of each month, beginning on , 2006;

•	the notes are purchased on , 2006;

•	the scheduled monthly payment for each Automobile Contract was calculated on the basis of the characteristics described in the following table and in such a way that each Automobile Contract would amortize in a manner that will be sufficient to repay the principal balance of that Automobile Contract by its indicated remaining term to maturity;

•	the cutoff date is the close of business on , 2006;

•	each Automobile Contract is treated as a simple interest loan;

•	the servicer exercises its “clean-up call” option to purchase the Automobile Contracts at the earliest opportunity, except as otherwise noted;

•	the seller does not exercise its right to repurchase Automobile Contracts each month in the aggregate principal amount of up to 2% of the original Pool Balance;

•	the servicer does not direct the sale of any delinquent Automobile Contracts to third parties; and

•	accelerated principal will be paid on each class of the notes on each distribution date as necessary to build and maintain the required overcollateralization.

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Pool	Aggregate Principal Balance	Gross APR	Original Term to Maturity (in Months)	Remaining Term to Maturity (in Months)
1	$	%
2		%
3		%

Total	$

The following tables were created relying on the assumptions listed above. The tables indicate the percentages of the initial principal amount of each class of notes that would be outstanding after each of the listed distribution dates if certain percentages of ABS are assumed. The tables also indicate the corresponding weighted average lives of each class of notes if the same percentages of ABS are assumed.

The assumptions used to construct the tables are hypothetical and have been provided only to give a general sense of how the principal cash flows might behave under various prepayment scenarios. The actual characteristics and performance of the Automobile Contracts will differ from the assumptions used to construct the tables. For example, it is very unlikely that the Automobile Contracts will prepay at a constant level of ABS until maturity or that all of the Automobile Contracts will prepay at the same level of ABS. Moreover, the Automobile Contracts have diverse terms and that fact alone could produce slower or faster principal distributions than indicated in the tables at the various constant percentages of ABS, even if the original and remaining terms to maturity of the Automobile Contracts are as assumed. Any difference between the assumptions used to construct the tables and the actual characteristics and performance of the Automobile Contracts, including actual prepayment experience or losses, will affect the percentages of initial balances outstanding on any given date and the weighted average lives of each class of notes.

The percentages in the tables have been rounded to the nearest whole number. As used in the tables which follow, the weighted average life of a class of notes is determined by:

•	multiplying the amount of each principal payment on a note by the number of years from the date of the issuance of the note to the related distribution date,

•	adding the results, and

•	dividing the sum by the related initial principal amount of the note.

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PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-1 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

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PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-2 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

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PERCENTAGE OF INITIAL NOTE PRINCIPAL BALANCE

AT VARIOUS ABS PERCENTAGES

	Class A-3 Notes
Distribution Date	0.50%	1.00%	1.70%	2.50%
Closing Date	100.00%	100.00%	100.00%	100.00%

Weighted Average Life (years) to Optional Redemption
Weighted Average Life (years) to Maturity

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[In the event that any derivative instruments, such as interest rate swap agreements, are to be utilized in connection with the transaction contemplated and described herein, additional information will be provided as required by Item 1115 of Regulation AB.]

The Insurer

The following information has been supplied by [Insurer] for inclusion in this prospectus supplement. [Insurer] makes no representation regarding the notes or the advisability of investing in the notes.

General

[Insurer] (the “Insurer” or “                ”) is a monoline financial guaranty insurance company incorporated under the laws of the State of [                ]. The Insurer is currently licensed to do insurance business in, and is subject to the insurance regulation and supervision by, all 50 states, other than                     .

The Insurer is an wholly owned subsidiary of [                        ] (“Holding Company”). Through its subsidiaries, [                        ] is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis. The common shares of [                        ] are publicly traded in the United States and listed on the [New York Stock Exchange (NYSE:        )]. [                        ] is not obligated to pay the debts of or claims against the Insurer.

The ratings of [                ] or any other member of the [                ] group of companies are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch.

Notwithstanding the capital support provided to the Insurer described in this section, the indenture trustee for the benefit of the noteholders will have direct recourse against the Insurer only, and [            ] will not be directly liable to the noteholders.

Financial Strength and Financial Enhancement Ratings of [Insurer]

The Insurer’s insurance financial strength is rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s and Fitch, Inc. (“Fitch”). In addition, [Insurer] has obtained a financial enhancement rating of “AAA” from Standard & Poor’s. These ratings reflect Moody’s, Standard & Poor’s and Fitch’s current assessment of the Insurer’s creditworthiness and claims-paying ability.

The above ratings are not recommendations to buy, sell or hold securities, including the notes and are subject to revision or withdrawal at any time by Moody’s, Standard & Poor’s or Fitch. Any downward revision or withdrawal of these ratings may have an adverse effect on the market price of the notes. The Insurer does not guaranty the market price of the notes nor does it guaranty that the ratings on the notes will not be revised or withdrawn.

Capitalization of the Insurer

Based on the audited financials of [Insurer], as of December 31, 2005, [Insurer] had total assets, liabilities, and shareholder’s equity of $[                ], $[                ], and $[                ], respectively, determined in accordance with U.S. GAAP.

Based on the audited statutory financial statements for [Insurer] as of December 31, 2005 filed with the State of [                ] Insurance Department, [Insurer] has total admitted assets of $[                ], total liabilities of

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$[                ] and total capital and surplus of $[                ] determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities (“SAP”).

Incorporation by Reference of Financials

For further information concerning [Insurer] and [                        ], see the financial statements of [Insurer] and [                ], and the notes thereto, incorporated by reference in this prospectus supplement. The financial statements of [Insurer] and [                    ] are included as exhibits to the periodic reports filed with the Securities and Exchange Commission (the “Commission”) by [                ] and may be reviewed at the EDGAR website maintained by the Commission. All financial statements of [Insurer] and [                ] included in, or as exhibits to, documents filed by [                ] pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or prior to the date of this prospectus supplement, or after the date of this prospectus supplement but prior to termination of the offering of the notes, shall be deemed incorporated by reference in this prospectus supplement. Except for the financial statements of [Insurer] and [                ], no other information contained in [                ]’s reports filed with the Commission is incorporated by reference. Copies of the statutory quarterly and annual statements filed with the State of [                    ] Insurance Department by [Insurer] are available upon request to the State of [                    ] Insurance Department.

Regulation of the Insurer

The Insurer is regulated by the Superintendent of Insurance of the State of [                ]. In addition, the Insurer is subject to regulation by the insurance laws and regulations of the other jurisdictions in which it is licensed. As a financial guaranty insurance company licensed in the State of [                ], the Insurer is subject to Article [                ] of the [                ] Insurance Law, which, among other things, limits the business of each insurer to financial guaranty insurance and related lines, prescribes minimum standards of solvency, including minimum capital requirements, establishes contingency, loss and unearned premium reserve requirements, requires the maintenance of minimum surplus to policyholders and limits the aggregate amount of insurance which may be written and the maximum size of any single risk exposure which may be assumed. The Insurer is also required to file detailed annual financial statements with the [                        ] Insurance Department and similar supervisory agencies in each of the other jurisdictions in which it is licensed.

The extent of state insurance regulation and supervision varies by jurisdiction, but [                ] and most other jurisdictions have laws and regulations prescribing permitted investments and governing the payment of dividends, transactions with affiliates, mergers, consolidations, acquisitions or sales of assets and incurrence of liabilities for borrowings.

THE FINANCIAL GUARANTY INSURANCE POLICIES ISSUED BY THE INSURER, INCLUDING THE INSURANCE POLICY, ARE NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE [76] OF THE [NEW YORK] INSURANCE LAW.

The principal executive offices of the Insurer are located at [                                    ] and its telephone number at this address is [                ].

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Description of the Notes

General

The trust will issue the notes under an indenture, to be dated as of the closing date, between the trust and the indenture trustee. The seller will file a copy of the indenture with the Securities and Exchange Commission after the trust issues the notes. The following summary describes material terms of the notes and the indenture. The summary does not purport to be complete and is subject to all the provisions of the notes and the indenture. The following summary supplements the description of the general terms and provisions of the notes of any given series and the related indenture as described in the accompanying prospectus, and to the extent that those descriptions differ from the descriptions provided in this prospectus supplement, the descriptions provided in this prospectus supplement replace those descriptions.

The trust will offer the notes in denominations of $1,000 and integral multiples of $1,000 in book-entry form only. Persons acquiring beneficial interests in the notes will hold their interests through The Depository Trust Company in the United States or Clearstream Banking, société anonyme or in the Euroclear System in Europe. See Annex C in this prospectus supplement.

Distribution Dates

The notes will pay interest and principal on the 15th day of each month, or, if the 15th day is not a business day, on the next following business day. The first distribution date will be             , 2006. Only holders of record as of the close of business on the business day immediately preceding a distribution date, commonly known as a record date, will receive payments on that distribution date.

Unpaid interest and principal on the notes that are required to be paid by [Insurer] will be made on each distribution date if [Insurer] has received timely notice pursuant to the terms of the insurance policy.

A business day is a day other than a Saturday, Sunday, a day on which the offices of [Insurer] are closed, or any other day on which commercial banks located in the States of California or New York or the city in which the corporate trust office of either the indenture trustee or the owner trustee are authorized or obligated to be closed.

The final scheduled distribution dates are as follows:

•	for the Class A-1 Notes, ;

•	for the Class A-2 Notes, ; and

•	for the Class A-3 Notes, .

Payments of Interest

Interest on each class of notes will accrue during each interest period at the applicable interest rate. The interest accruing during an interest period will accrue on each class’ outstanding principal balance as of the end of the prior distribution date or, in the case of the first distribution date, as of the closing date.

For any distribution date, interest due but not paid on that distribution date will be due on the next distribution date together with, to the extent permitted by law, interest at the applicable interest rate on that unpaid amount. Interest on the Class A-1 Notes will be calculated on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period. Interest on the Class A-2 Notes and the Class A-3 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

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The trustee will pay interest on the notes from the note distribution account after paying accrued and unpaid trustees’ fees and the servicing fees. See “Description of the Transaction Documents – Distributions” in this prospectus supplement.

Payments of Principal

On each distribution date, to the extent of Available Funds and Additional Funds Available, noteholders will be paid the Noteholders’ First Principal Distributable Amount as well as the Noteholders Second Principal Distributable Amount.

The indenture trustee can submit claims under the policy to pay the note principal only in two circumstances:

•	in the event that the aggregate principal balance of the notes would otherwise exceed the Pool Balance, after taking into account all reductions funded from other sources, to reduce the aggregate principal balance of the notes to an amount equal to the Pool Balance; and

•	to pay off each class’ principal on its final scheduled distribution date, to the extent that the class is not paid off on or prior to the final scheduled distribution date from all other sources.

Prior to any draw being made on the policy, amounts on deposit in the spread account will be used to pay the note principal in these same two circumstances. Furthermore, amounts on deposit in the spread account that are in excess of the required amount will be used to pay principal on each class of the notes on each distribution date as necessary to build and maintain overcollateralization at the required overcollateralization level.

The classes of notes are “sequential pay” classes which generally will receive the amount to be paid as principal to the noteholders on each distribution date as follows:

•	first, the Class A-1 Notes will be paid off;

•	once the Class A-1 Notes are paid off, the Class A-2 Notes will begin to amortize, until they are paid off; and

•	once the Class A-2 Notes are paid off, the Class A-3 Notes will begin to amortize, until they are paid off.

Following an event of default under the indenture, once the Class A-1 Notes are paid off, the Class A-2 and Class A-3 will paid pro rata until they are paid off.

In addition, any outstanding principal balance of any class of notes that has not been previously paid will be payable on the final scheduled distribution date for that class. The actual date on which the aggregate outstanding principal balance of any class of notes is paid may be earlier than the final scheduled distribution date for that class, depending on a variety of factors including prepayment rates, the delinquency rate and the rate at which defaulted automobile contracts are liquidated and the relative success of the servicer upon liquidation of an Automobile Contract.

Optional Redemption

The Class A-3 Notes, to the extent still outstanding, may be redeemed in whole, but not in part, on any distribution date when the Pool Balance has declined to 10% or less of the original Pool Balance, consistent with the description in the accompanying prospectus under “Certain Matters Regarding the Servicer – Termination.” This redemption will cause the early retirement of that class. The redemption price will equal the unpaid principal balance of the Class A-3 Notes, plus accrued and unpaid interest plus any amounts remaining unpaid to the servicer and the trustees and any amounts owed [Insurer] under the insurance agreement. Upon the servicer’s

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exercise of its optional redemption rights, the indenture trustee will provide to each noteholder at the expense of the servicer a notice of redemption by facsimile or by first-class mail prior to the date of such redemption.

If the servicer does not exercise its rights with respect to the optional redemption on the first distribution date that the optional redemption is permitted, the Class A-3 Notes will be paid additional amounts on future distribution dates equal to the product of (i) one twelfth, (ii) 0.50% and (iii) the outstanding principal balance on the Class A-3 Notes as of such distribution date, pursuant to clause (11) under “Description of the Transaction Documents – Distributions – Distribution Date Calculations and Payments” below. The policy issued by [Insurer] does not guarantee payment of any additional amounts that become due to the Class A-3 Notes pursuant to the immediately preceding sentence.

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Description of the Transaction Documents

The following summary describes material terms of the transaction documents, including the sale agreement, sale and servicing agreement, indenture and the trust agreement. This summary does not claim to be complete and is subject to all the provisions of the transaction documents.

Sale, Assignment and Servicing of Automobile Contracts

You can find information about the transfer of the Automobile Contracts from the originator to the seller and from the seller to the trust on the closing date in the prospectus under “Description of the Transaction Agreements – Sale and Assignment of Automobile Contracts.”

The trust’s rights under the sale agreement will constitute part of the trust’s property and may be enforced directly by the indenture trustee and [Insurer]. In addition, the trust will pledge the rights to the indenture trustee as collateral for the notes and the indenture trustee may directly enforce those rights.

The servicer may direct the trust to sell Automobile Contracts that are more than 60 days delinquent to a third party that is unaffiliated with the servicer, the seller and the trust. Delinquent Automobile Contracts may be sold only if the sale proceeds received are at least equal to [55%] of the principal balances of the delinquent Automobile Contracts, or the product of the principal balances of the delinquent Automobile Contracts multiplied by the three month rolling average recovery rate (expressed as a percentage) for the servicer in its liquidation of all Automobile Contracts for which it acts as servicer, or other minimum sale proceeds set forth in the sale and servicing agreement. In no event may more than 20% of the initial number of Automobile Contracts in the pool be sold by the trust in this manner. Any such Automobile Contracts sold at the direction of the servicer are referred to as the Sold Receivables.

Optional Purchase

The seller has an option to purchase, as of the first day of each calendar month, Automobile Contracts with aggregate Principal Balances up to 2.00% of the aggregate Principal Balance of the Automobile Contracts as of the cutoff date. The purchase price for those Automobile Contracts will be equal to the aggregate Principal Balance of those purchased Automobile Contracts as of the last day of the preceding calendar month, plus accrued and unpaid interest on those Automobile Contracts as of that date. The purchase price will be deposited into the collection account prior to the distribution date in the month of purchase for distribution to the noteholders on the distribution date in the next calendar month.

Accounts

The trust collateral agent will establish and maintain, in its own name, as trustee, on both the noteholders’ and [Insurer’s] behalf one or more collection accounts, into which all obligor payments will be transferred within two business days of receipt by the servicer. The collection account will initially be maintained with the trust collateral agent.

The trust collateral agent will establish and maintain a note distribution account in its own name into which amounts released from the collection account for distribution to noteholders will be deposited and from which all distributions to noteholders will be made.

All accounts will be eligible deposit accounts under the terms of the sale and servicing agreement.

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Servicing Compensation and Trustees’ Fees

The following table sets forth a list of all fees and expenses to be paid or payable out of Available Funds on each distribution date.

Party Receiving Fee	General Purpose	Distribution Priority(1)
Servicer and Replacement Servicer	Servicing fee and reimbursement of various expenses to the servicer and transition fees to any replacement servicer not to exceed the cap specified in the sale and servicing agreement.	First and Tenth
Indenture Trustee	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Tenth
Owner Trustee	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Tenth
Backup Servicer	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Tenth
Designated Backup Subservicer	Accrued and unpaid fees and out-of-pocket expenses subject to the cap as specified in the sale and servicing agreement.	Second and Tenth
[Insurer]	Insurance premium and any unpaid amounts owed to [Insurer] under the insurance agreement.	Fifth and Eighth

(1)	See “Description of the Transaction Documents – Distributions” for further details.

The servicer will receive a basic servicing fee on each distribution date, equal to the product of 3.00% times the product of (i) the aggregate Principal Balance of the Automobile Contracts as of the opening of business on the first day of the preceding calendar month multiplied by (ii) one twelfth; provided, however, that in the event that the backup servicer is appointed as the successor servicer or CenterOne is appointed the successor servicer or the subservicer of the servicer, the backup servicer or CenterOne, as applicable, will receive a basic servicing fee on each distribution date, equal to the sum of:

(1)	the aggregate for each Automobile Contract of the greater of:

(i)	the product of:

(a)	3.00% times the Principal Balance of the Automobile Contract as of the opening of business on the first day of the preceding calendar month, multiplied by

(b)	one twelfth, and

(ii)	$15.00, and

(2)	the expenses of the backup servicer or CenterOne, as applicable, incurred in that collection period.

The servicer will collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to the Automobile Contracts, and will be entitled to reimbursement from the trust for various expenses incurred by the servicer in the course of repossessing and liquidating the vehicles securing the Automobile Contract pool. The servicer will allocate obligor payments to scheduled payments due from obligors, late fees and other charges, and principal and interest in accordance with the servicer’s normal practices and procedures.

The basic servicing fee will compensate the servicer for performing the functions of a third-party servicer of Automobile Contracts as an agent for their beneficial owner. These servicer functions will include:

•	collecting and posting all payments;

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•	responding to obligor inquiries regarding the Automobile Contracts;

•	investigating delinquencies;

•	reporting tax information to obligors;

•	paying vehicle disposition costs with respect to defaulted accounts;

•	monitoring the collateral;

•	accounting for collections;

•	furnishing monthly and annual statements to the trust and [Insurer] with respect to distributions; and

•	generating federal income tax information.

The basic servicing fee also will reimburse the servicer for:

•	taxes;

•	accounting fees; outside auditor fees; data processing costs; and

•	other costs incurred with administering the Automobile Contracts.

On each distribution date, the indenture trustee, the owner trustee, the backup servicer and the designated backup subservicer will each receive a fee in an amount agreed upon by the servicer and the indenture trustee, the owner trustee, the backup servicer and the designated backup subservicer, as applicable, for its respective services during the prior calendar month.

The trust will pay all these fees from the collection account to the extent not paid by the servicer.

Certain Allocations

No later than 10:00 am New York time on the third business day prior to the related distribution date, which date is referred to as the determination date, the servicer will deliver the servicer’s certificate to the indenture trustee, the owner trustee and [Insurer] specifying, among other things:

•	the amount of aggregate collections on the Automobile Contracts received during the preceding calendar month;

•	the aggregate Purchase Amounts of Automobile Contracts purchased by the seller and UACC with respect to the preceding calendar month; and

•	the Sold Receivables, if any.

Based solely on the information contained in the servicer’s certificate, on each determination date the indenture trustee will deliver to the trust collateral agent, [Insurer], the servicer and any other person required under the sale and servicing agreement, a deficiency notice specifying the Spread Account Claim Amount, if any, for the distribution date. The deficiency notice will direct the trust collateral agent to remit the Spread Account Claim Amount to the collection account from amounts on deposit in collateral accounts maintained for [Insurer’s] benefit.

Distributions

Distribution Date Calculations and Payments.

On or prior to each distribution date, the servicer will instruct the indenture trustee to make the following distributions on such distribution date from Available Funds in the following order of priority:

1.	to the servicer, the servicing fee for the related calendar month, any supplemental servicing fees for the month and to any replacement servicer, transition fees not to exceed the cap specified in the sale and servicing agreement;

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2.	to the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any accrued and unpaid fees and out-of-pocket expenses then due to each of them, to the extent the servicer has not previously paid those fees, subject to certain caps as specified in the sale and servicing agreement;

3.	to the note distribution account, the Noteholders’ Interest Distributable Amount;

4.	to the note distribution account, the Noteholders’ First Principal Distributable Amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

5.	to [Insurer], the insurance premium, and so long as no insurer default has occurred and is continuing, any unpaid amounts owed to [Insurer] under the insurance agreement;

6.	to the spread account, any amount required to increase the amount in the spread account to its initial level;

7.	to the note distribution account, the Noteholders’ Second Principal Distributable Amount, to be distributed as described under “Description of the Notes – Payments of Principal”;

8.	to [Insurer], so long as an insurer default has occurred and is continuing, the amounts described in clause 5 above, excluding the insurance premium;

9.	to the spread account, any amount required to increase the amount in the spread account to its required level;

10.	to the servicer, the indenture trustee, the owner trustee, the trust collateral agent, the backup servicer and the designated backup subservicer, any applicable accrued and unpaid fees and expenses not paid pursuant to clauses (1) and (2) and any additional fees of a successor servicer;

11.	to the Class A-3 Notes, in the event the Automobile Contracts are not repurchased as described under “Description of the Notes—Optional Redemption”, the additional amounts then due on the Class A-3 Notes;

12.	to the spread account, or as otherwise specified in the transaction documents, any remaining funds.

After taking into account all distributions and withdrawals from the spread account made on the related distribution date, amounts on deposit in the spread account on any distribution date that are in excess of the specified spread account requirement for the distribution date will be released to the certificateholder without the noteholders’ consent. The noteholders will have no rights to any amounts released to the certificateholder notwithstanding the subsequent performance of the Automobile Contracts in the trust.

If the notes are accelerated following an event of default under the indenture, amounts collected will be distributed in the order described above (except that after principal is distributed to the Class A-1 Notes, principal will be allocated ratably among the other classes of notes rather than sequentially).

In the event that any servicer’s certificate delivered by the servicer indicates that Available Funds for a distribution date are insufficient to fully fund the amounts described in clauses 1 through 5 above, the indenture trustee shall request the Spread Account Claim Amount from the spread account.

Further, in the event that any servicer’s certificate delivered by the servicer indicates that the sum of:

(1)	Available Funds with respect to a distribution date; plus

(2)	any related Additional Funds Available

is insufficient to fully fund the amounts described in clauses 1 through 4 above, the indenture trustee shall furnish to [Insurer] no later than 10:00 a.m. New York time on the related draw date a completed notice of claim for the Insured Payment; provided that the indenture trustee has received the servicer’s certificate from the servicer no

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later than 10:00 am New York time on the related determination date. [Insurer] will deposit the amounts it will pay under the claim into the note distribution account for payment to noteholders on the related distribution date if [Insurer] has received timely notice pursuant to the terms of the policy.

Statements to Noteholders

On or prior to each distribution date, the indenture trustee will forward the related servicer’s certificate to the noteholders and [Insurer] detailing information required under the transaction documents. Each statement that the indenture trustee delivers to the noteholders and [Insurer] will include the following information regarding the notes on the related distribution date:

(a)	the amount of the distribution(s) allocable to interest;

(b)	the amount of the distribution(s) allocable to principal;

(c)	the amount of the distribution, if any, payable under a policy claim;

(d)	each class of notes’ aggregate outstanding principal balance, after considering all payments reported under (b) above on that date;

(e)	the related Noteholders’ Interest Carryover Amount, if any, and the change in this amount from the preceding statement; and

(f)	the servicing fee paid for the related calendar month.

Each amount described in subclauses (a) through (f) for the notes will be expressed as a dollar amount per $1,000 of the notes’ initial principal amount.

Unless and until definitive notes are issued, the indenture trustee will send these reports to Cede & Co., as registered holder of the notes and the nominee of DTC on the trust’s behalf. See “Description of the Notes” in the accompanying prospectus.

The indenture trustee will make available each month to each noteholder the above information (and certain other documents, reports and information regarding the Automobile Contracts provided by the servicer from time to time) via the indenture trustee’s Internet website. The indenture trustee’s Internet website will be located at https://www.tss.db.com/invr or at such other address as the indenture trustee shall notify the noteholders from time to time. For assistance with regard to this service, you can call the indenture trustee’s Corporate Trust Office at (800) 735-7777.

After the end of each calendar year, within the required time period, the indenture trustee will furnish to each person who at any time during the calendar year was a noteholder:

•	a statement as to the aggregate amounts of interest and principal paid to the noteholder;

•	information regarding the amount of servicing compensation the servicer received, as provided by the servicer; and

•	other information as the seller deems necessary to enable the noteholder to prepare its tax returns.

The seller or the trust is required to file or furnish certain periodic reports regarding the trust pursuant to the Securities Exchange Act of 1934, including the trust’s annual reports on Form 10-K, distribution reports on Form 10-D, current reports on Form 8-K and amendments to these reports. These filings will be made available at the servicer’s Internet website located at [                    ] as soon as reasonably practicable after such reports are electronically filed with the Commission as well as being available on the EDGAR website maintained by the Commission.

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There are no relationships among the transaction parties outside of the asset-backed securities transaction that are outside the normal course of business (i.e. non-arm’s length transactions). The seller and its affiliates are engaged in a normal course of business warehouse banking relationship with an affiliate of the indenture trustee.

Credit Enhancement

Excess Interest.

More interest is expected to be collected on the Automobile Contracts than is necessary to pay the related servicing fees and expenses, trustee fees and expenses, [Insurer’s] premium, interest on the notes and required deposits to the spread account each month. We refer to this expected surplus as excess interest. Although no assurance can be given as to the amount of excess interest, such amounts generated by the Automobile Contracts will be applied to the payment of principal on the notes, if necessary, to build and maintain a specified level of overcollateralization and otherwise to provide credit enhancement for the notes.

Spread Account.

On the closing date, the trust collateral agent will establish and maintain in its own name, as trustee, for the benefit of the noteholders and [Insurer], the spread account, which is a funded cash account, into which the trust will initially deposit $                     from the proceeds of the notes. On each subsequent distribution date, the trust collateral agent will deposit additional amounts into the spread account from the Automobile Contract payments as described under “ – Distributions” above to the extent that the funds in the spread account are below the required level, which is initially $                    . [Insurer] may, in its sole discretion, permit the spread account required level to reduce over time. In addition, the spread account required level may increase if certain performance triggers are breached, as described in the transaction documents. Amounts, if any, on deposit in the spread account on a distribution date will be available to fund any Spread Account Claim Amount, to the extent provided in the spread account agreement. All withdrawals from the spread account made on the distribution date, that are in excess of the specified spread account requirement for the distribution date, will first, be distributed as set forth under “ – Distributions” above and second, be released to the certificateholder without the noteholders’ consent.

The certificateholder will not be obligated to repay to the trust, the noteholders or any other party any amounts distributed to the certificateholder notwithstanding any shortfall in subsequent periods of any amounts otherwise due to the noteholders or any other party.

In addition, [Insurer] may, with the consent of the trust collateral agent and the trust, amend the spread account agreement or modify any provisions in the insurance agreement relating in each case to the spread account – in any respect, including, without limitation:

•	reducing or eliminating the spread account funding requirements; and/or

•	permitting those funds to be used for the benefit of persons other than noteholders without the consent of, or notice to, the trustee, the owner trustee or the noteholders.

However, no such amendment will be permitted if, as a result, any rating agency would lower its publicly issued rating on any class of the notes then outstanding.

Overcollateralization

The aggregate Principal Balance of the Automobile Contracts as of the cutoff date exceeds the initial principal balance of the notes by an amount equal to approximately         % of the Pool Balance, thus creating an initial overcollateralization feature. If necessary, to build and maintain the specified level of overcollateralization of         % of the outstanding Pool Balance, excess interest will be applied to the payment of principal on the notes. Applying excess interest in this manner causes the outstanding principal balance on the notes to pay down more quickly than the Pool Balance thereby increasing the overcollateralization.

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[Insurer] may in its sole discretion permit the required overcollateralization level to decrease over time. If this occurs, principal collections which would otherwise be paid through to the noteholders as part of the Noteholders’ Second Principal Distributable Amount may be released to the certificateholder.

The Policy

On the day of the closing, [Insurer] will issue an insurance policy for the benefit of the noteholders. For an explanation of the insurance policy, we refer you to “The Policy” below.

Servicer Termination Event

A servicer termination event under the sale and servicing agreement will consist of the occurrence and continuance of any of the following:

•	the servicer’s failure to deposit to the collection account any amount required to be deposited therein or to purchase any Automobile Contract required to be purchased by it;

•	the servicer’s failure to deliver the servicer’s certificate by the determination date;

•	the servicer’s failure to observe or perform in any material respect any other covenant or agreement under the sale and servicing agreement or under any other agreements to which it is a party, which failure continues unremedied for 30 days after the earlier of (i) the trust, the trust collateral agent or [Insurer] giving the servicer written notice of such failure, or if an insurer default has occurred and is continuing, 30 days after any noteholder gives the servicer written notice or (ii) discovery of such failure by an officer of the servicer;

•	events of insolvency, readjustment of debt, marshalling of assets and liabilities, or similar proceedings regarding the servicer or UPFC, and actions by the servicer or UPFC indicating its or their insolvency, reorganization under bankruptcy proceedings, or inability to pay its obligations;

•	any servicer representation, warranty or statement is proved incorrect in any material respect, which has a material adverse effect on the trust’s, the noteholders’ or [Insurer] interests, and within 30 days after knowledge thereof by the servicer or written notice shall have been given to the servicer by the indenture trustee or [Insurer], the circumstances or conditions for which the representation, warranty or statement was incorrect shall not have been eliminated or cured;

•	an insurance agreement event of default shall have occurred;

•	a claim is made under the policy or certain trigger events under the insurance agreement are breached;

•	any failure by the servicer to deliver to the indenture trustee for distribution to noteholders any proceeds or payment required to be so delivered that continues unremedied for a period of two business days (or one business day with respect to purchase amounts) after knowledge thereof by the servicer or after written notice thereof shall have been given to the servicer by the indenture trustee or [Insurer].

An insurer default includes the occurrence and continuance of any of the following events:

(a)	[Insurer]’s failure to make a required policy payment;

(b)	[Insurer]’s:

•	filing or commencing of a petition or any case or proceeding under any provision or chapter of the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization;

•	general assignment for the benefit of its creditors; or

•	having an order for relief entered against it under the United States Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

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(c)	the entering of a final and nonappealable order, judgment or decree by a court of competent jurisdiction, the [New York Department] of insurance or other competent regulatory authority:

•	appointing a custodian, trustee, agent or receiver for [Insurer] or for all or any material portion of its property; or

•	authorizing a custodian, trustee, agent or receiver to take possession of [Insurer] or to take possession of all or any material portion of the property of [Insurer].

Rights Upon Servicer Termination Event

As long as a servicer termination event remains unremedied:

•	provided no insurer default has occurred and is continuing, [Insurer] in its sole and absolute discretion may terminate all of the servicer’s rights and obligations under the sale and servicing agreement by written notice to the servicer and the trust collateral agent; or

•	if an insurer default has occurred and is continuing, then the trust collateral agent or a note majority may terminate all of the servicer’s rights and obligations under the sale and servicing agreement.

Other than termination as servicer, the servicer will be liable under the sale and servicing agreement only to the extent of its obligations in the sale and servicing agreement specifically undertaken by the servicer and the representations made by the servicer. The servicer will not be under any liability to the trust or the noteholders, except as provided in the sale and servicing agreement, for any action taken or for refraining from the taking of any action pursuant to the sale and servicing agreement. However, this limitation on the servicer’s liability will not protect the servicer against any liability that would otherwise be imposed by reason of the servicer’s breach of the sale and servicing agreement or the sale agreement to the extent assigned to the trust, or for willful misfeasance, bad faith or negligence (excluding errors in judgment) in the performance its duties.

If the servicer is terminated then the backup servicer, or any other replacement servicer, including the designated backup subservicer, that [Insurer] appoints (so long as no insurer default has occurred and is continuing) will succeed to all the responsibilities, duties, and liabilities of the servicer, except to the extent set forth in the sale and servicing agreement.

Any replacement servicer will succeed to all the responsibilities, duties, and liabilities of the servicer under the sale and servicing agreement and will be entitled to compensation in an amount agreed to by [Insurer] and any replacement servicer. There is no assurance that the succession of a replacement servicer will not result in a material disruption in the performance of the servicer’s duties.

Waiver of Past Defaults

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer – Waiver of Past Defaults” in the prospectus, [Insurer] may, on behalf of all noteholders, waive any default by the servicer under the sale and servicing agreement and any consequences of any default. No waiver will impair the noteholders’ rights with respect to subsequent defaults.

Amendment

Notwithstanding anything to the contrary described under “Certain Matters Regarding the Servicer – Amendment” in the prospectus, the seller, the servicer and the owner trustee with the consent of the indenture trustee, which consent may not be unreasonably withheld, and with [Insurer]’s consent, so long as no insurer default has occurred and is continuing, but without the consent of the noteholders, may amend the sale and servicing agreement. The sale and servicing agreement may be amended in this manner to cure any ambiguity, or to correct or supplement any provision in the agreement which may be inconsistent with any other provision. In addition, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect

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[Insurer]’s interests. The seller, the servicer and the owner trustee may also amend the sale and servicing agreement with the consent of [Insurer], so long as no insurer default has occurred and is continuing, the indenture trustee and, if an insurer default has occurred and is continuing, the holders of a majority of the principal amount of the outstanding notes in order to add, change or eliminate any other provisions with respect to matters or questions arising under the agreement or affecting the rights of the noteholders.

However, the amendment may not increase or reduce in any manner, or accelerate or delay the timing of, collections of payments on Automobile Contracts or distributions that are required to be made for the benefit of the noteholders or reduce the percentage of the noteholders required to consent to any amendment, without, in either case, the consent of the holders of all notes outstanding. Furthermore, if an insurer default has occurred and is continuing, the amendment shall not materially adversely affect the interest of [Insurer].

In addition, no such amendments will be permitted if, as a result, any rating agency would lower its publicly issued rating on any class of the notes then outstanding.

The seller and servicer must deliver to the owner trustee, the indenture trustee and [Insurer] upon the execution and delivery of any amendment to the sale and servicing agreement an opinion of counsel, satisfactory to the indenture trustee and [Insurer], which states that all financing statements and continuation statements have been filed.

Provisions of the Indenture

Events of Default. Notwithstanding anything to the contrary described under “Description of the Transaction Agreements – Provisions of the Indenture – Events of Default; Rights Upon Event or Default” in the prospectus, upon the occurrence of an event of default under the indenture, so long as an insurer default has not occurred and is not continuing, [Insurer] will have the right, but not the obligation, to cause the trust collateral agent to liquidate the trust property in whole or in part, on any date or dates following the event of default. The decision as to whether to cause the trust collateral agent to liquidate the trust property will be made solely at [Insurer]’s discretion. [Insurer] also has the right to cause the trust collateral agent to deliver the proceeds of the liquidation to the indenture trustee for distribution to noteholders. Following any event of default, the trust collateral agent will continue to submit claims under the policy for any shortfalls in scheduled payments. Following any event of default under the indenture, [Insurer] may at its sole option elect to pay all or any portion of the outstanding amount of the notes, plus accrued interest on the notes.

Unless an insurer default shall have occurred and be continuing, events of default under the indenture will include those events specified as an “Insurance Agreement Event of Default” in the insurance agreement. The principal events described in the insurance agreement that are Insurance Agreement Events of Default are:

•	any failure by the servicer to deliver to the trustee for distribution to noteholders any proceeds or payment required to be delivered under the terms of the transaction documents that continues unremedied for a period of two business days after written notice is received by the servicer from the trustee or the insurer or after discovery of such failure by an officer of the servicer;

•	any assertion made by the servicer, the seller, the trust collateral agent, the collateral agent, the indenture trustee, the owner trustee or the trust that any of the transaction documents to which it is a party is not valid and binding on the parties thereto, or any finding or ruling made by any court, governmental authority or agency having jurisdiction over any of the parties to any of the transaction documents or any property thereof that any material provision of any of the transaction documents is not valid and binding on the parties thereto;

•	any failure by the servicer, the seller, the trust collateral agent, the collateral agent, the indenture trustee, the owner trustee or the trust to pay when due any amount payable by the servicer, the seller, the trust collateral agent, the collateral agent, the indenture trustee, the owner trustee or the trust under any transaction document and such failure continues for the length of any cure period contained in the related transaction document;

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•	any representation or warranty made by the servicer, the seller, the trust collateral agent, the collateral agent, the indenture trustee, the owner trustee or the trust under any of the transaction documents, or in any certificate or report furnished under any of the transaction documents, shall prove to be untrue, incorrect or incomplete in any material respect and such untrue representation or warranty is not cured within any applicable grace period contained in the applicable transaction document;

•	any failure by the servicer, the seller, the trust collateral agent, the collateral agent, the indenture trustee, the owner trustee or the trust to perform or observe any covenant or agreement contained in any of the transaction documents (except for the obligations that are specifically excluded in the transaction documents) and such failure continues for a period of 10 days after written notice has been given to the appropriate party; and

•	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the servicer, the seller, the trust collateral agent, the collateral agent, the indenture trustee, the owner trustee or the trust.

These events will constitute an event of default under the indenture only if [Insurer] delivers to the indenture trustee, and does not rescind, a written notice specifying that any insurance agreement event of default constitutes an event of default under the indenture.

Certain Covenants. The trust may not consolidate with or merge into any entity, except as described under “Description of the Transaction Agreements – Provisions of the Indenture – Certain Covenants” in the prospectus. In addition, the trust may not consolidate with or merge into any other entity unless:

•	the trust has delivered to [Insurer] an officer’s certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the indenture; and

•	so long as no insurer default has occurred and is not continuing, the trust has received prior written approval of [Insurer] of such consolidation or merger and the entity formed by such consolidation or merger will have a net worth, immediately after such consolidation or merger that is (a) greater than zero and (b) not less than the net worth of the trust immediately prior to giving effect to such consolidation or merger.

Modification of Indenture. The Indenture may be supplemented, amended or modified generally as set forth under “Description of the Transaction Agreements – Provisions of the Indenture – Modifications of the Indenture” in the prospectus. Notwithstanding anything to the contrary set forth therein, no subsequent supplement, amendment or modification to the indenture shall be effective without the consent of [Insurer], unless an insurer default shall have occurred and be continuing.

The Policy

[Insurer], in consideration of the payment of a premium and subject to the terms of the insurance policy, thereby unconditionally and irrevocably guarantees to any noteholder that an amount equal to each full and complete Insured Amount will be received from [Insurer] by the indenture trustee or its successors, as indenture trustee for the noteholders, on behalf of the noteholders, for distribution by the indenture trustee to each noteholder of that noteholder’s proportionate share of the Insured Amount.

[Insurer]’s obligations under the insurance policy, with respect to a particular Insured Amount, will be discharged to the extent funds equal to the applicable Insured Amount are deposited in the account specified by the indenture trustee, whether or not those funds are properly applied by the indenture trustee. Insured Amounts will be paid only at the time set forth in the insurance policy, and no accelerated Insured Amounts will be paid regardless of any acceleration of the notes, unless the acceleration is at the sole option of [Insurer].

Notwithstanding the foregoing paragraph, the insurance policy does not cover shortfalls, if any, attributable to the liability of the trust or the indenture trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes).

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[Insurer] will pay any Insured Amount that is an Avoided Payment on the business day following receipt on a business day by [Insurer] of the following:

•   a certified copy of the order requiring the return of an avoided payment, with respect to which order the appeal period has expired without an appeal having been filed;

•   an assignment in a form attached to the insurance policy, irrevocably assigning to [Insurer] all rights and claims of the noteholder relating to or arising under the notes against the debtor which made the avoided payment or otherwise with respect to the avoided payment; and

•   an appropriately completed and executed demand for payment in the form attached to the insurance policy;

provided that if these documents are received after 10:00 a.m., New York time, on that business day, they will be deemed to be received on the following business day. Payments by [Insurer] will be disbursed to the receiver or the trustee in bankruptcy named in the final order of the court exercising jurisdiction on behalf of the noteholder and not to any noteholder directly unless the noteholder has returned principal or interest paid on the notes to the receiver or trustee in bankruptcy, in which case that payment will be disbursed to the indenture trustee for distribution to the noteholder upon proof of such payment reasonably satisfactory to [Insurer].

[Insurer] will pay any other amount payable under the insurance policy no later than 2:00 p.m., New York time, on the later of the distribution date on which the related Scheduled Payment is due or the business day following receipt in New York, New York by [Insurer] of a notice from the indenture trustee specifying the Insured Amount which is due and owing on the applicable distribution date, provided that if the notice is received after 10:00 a.m., New York time, on that business day, it will be deemed to be received on the following business day.

Subject to the terms of the indenture and the sale and servicing agreement, [Insurer] will be subrogated to the rights of each noteholder to receive payments under the notes to the extent of any payment by [Insurer] under the insurance policy.

As used in the insurance policy, the following terms shall have the following meanings:

“Avoided Payment” means any amount previously distributed to a noteholder on the notes that is recoverable and sought to be recovered as a voidable payment in an insolvency proceeding, in accordance with a final nonappealable order of a court having competent jurisdiction.

“Insured Amount” means, that portion of Scheduled Payments that shall become due for payment but shall be unpaid by reason of nonpayment.

“Insured Payment” means (a) as of any distribution date, any Scheduled Payment and (b) any Avoided Payment.

“Scheduled Payment” for any distribution date, an amount equal to the excess, if any, of: (a) the sum, without duplication, of (i) the Noteholders’ Interest Distributable Amount and (ii) the Noteholders’ First Principal Distributable Amount (other than the amount specified in clause (2)(b) of the definition thereof) for the related distribution date over (b) the amount actually deposited into the note distribution account on the related distribution date.

Capitalized terms used in the insurance policy and not otherwise defined in the insurance policy shall have the meanings set forth in the indenture and the sale and servicing agreement as of the date of execution of the insurance policy, without giving effect to any subsequent amendment or modification to the indenture or the sale and servicing agreement unless such amendment or modification has been approved in writing by [Insurer].

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The insurance policy is not cancelable for any reason. The premium on the insurance policy is not refundable for any reason including payment, or provision being made for payment, prior to the maturity of the notes.

The insurance policy is being issued under and pursuant to, and will be construed under, the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

The insurance provided by the insurance policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

Material Federal Income Tax Consequences

PROSPECTIVE NOTEHOLDERS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH REGARD TO THE FEDERAL INCOME TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF INTERESTS IN THE NOTES, AS WELL AS THE TAX CONSEQUENCES ARISING UNDER THE LAWS OF ANY STATE, LOCALITY, FOREIGN COUNTRY OR OTHER TAXING JURISDICTION.

The opinions expressed herein are based upon the Internal Revenue Code of 1986, as amended, and on Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof. These authorities are subject to change, possibly with retroactive effect. The opinions expressed below cover matters that are not directly or definitively addressed by such authorities.

Based upon and subject to the foregoing and to assumptions set forth in its tax opinion to be delivered on the closing date, and assuming compliance with all of the provisions of the transaction documents, Mitchell Silberberg & Knupp LLP, special tax counsel to the trust, is of the opinion that for federal income tax purposes (a) the notes will be treated as indebtedness and (b) the trust will not be classified as an association (or a publicly traded partnership) taxable as a corporation. Each noteholder, by the acceptance of a note, will agree to treat the notes as debt for federal income tax purposes.

Opinions of counsel are not binding on the IRS and there can be no assurance that the IRS could not successfully challenge the above conclusions. Moreover, no ruling will be sought from the IRS with respect to the transaction described herein. All potential investors are advised to review “Material Federal Income Tax Consequences – Tax Consequences to Note Owners” in the prospectus for a discussion of the material federal income tax consequences of the purchase, ownership and disposition of the notes for federal income tax purposes.

We do not anticipate issuing notes with any original issue discount. See “Material Federal Income Tax Consequences – Tax Consequences to Note Owners – Original Issue Discount” in the prospectus. The prepayment assumption that will be used for purposes of computing original issue discount, if any, for federal income tax purposes is 1.7% ABS. No representation is made that the Automobile Contracts will prepay at such a rate or at any other rate. See “Automobile Contracts – Yield and Prepayment Considerations” in this prospectus supplement.

State and Local Tax Consequences

Because of the variation in each state’s and locality’s tax laws, we have not determined the tax classification of the trust or the tax consequences to the trust or to the holders of notes in all of the state and local taxing jurisdictions in which they may be subject to taxation.

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IRS CIRCULAR 230: UNDER U.S. TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENT) IS NOT INTENDED TO BE USED, AND CANNOT BE USED, TO AVOID PENALTIES IMPOSED UNDER THE INTERNAL REVENUE CODE.

The federal and state tax discussions set forth above are included for general information only and may not be applicable depending upon a noteholder’s particular tax situation. We suggest that prospective investors should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in federal or other tax laws.

ERISA Considerations

All potential investors are advised to review “ERISA Considerations” in the prospectus for a discussion of the material ERISA considerations associated with the purchase, ownership and disposition of the notes.

Legal Investment

The Class A-1 Notes have been structured to be eligible securities for purchase by money market funds under Rule 2a-7 of the Investment Company Act of 1940, as amended. If you are a money market fund contemplating a purchase of Class A-1 Notes, you should consult your counsel before making a purchase.

Ratings

It is a condition to the issuance of the Class A-1 Notes that they be rated A-1+ by Standard & Poor’s and Prime-1 by Moody’s Investors Service. It is a condition to the issuance of the Class A-2 Notes and the Class A-3 Notes that they each be rated AAA by Standard & Poor’s and Aaa by Moody’s Investors Service.

The ratings of the Class A-1 Notes will be made without regard to the policy in the case of Standard & Poor’s. The rating on the Class A-1 Notes by Moody’s Investors Service is based primarily on the expected cash flows on the underlying receivables during the period prior to the Class A-1 final maturity date and partially on the policy. The ratings of the Class A-2 Notes and the Class A-3 Notes will be based primarily on the policy. To the extent that the ratings are based on the policy, the ratings apply to distributions due on the distribution dates. We cannot assure you that the rating agencies will not lower or withdraw the ratings.

The ratings on the Class A-3 Notes do not address the likelihood of the payment of additional amounts to the Class A-3 Notes if the servicer does not exercise its rights with respect to the optional redemption as described under “Description of the Notes  –  Optional Redemption.”

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings assigned to the notes address the likelihood of the receipt by the noteholders of all distributions to which the noteholders are entitled by their respective final scheduled distribution dates. The ratings assigned to the notes do not represent any assessment of the likelihood that principal prepayments might differ from those originally anticipated or address the possibility that noteholders might suffer a lower than anticipated yield.

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Underwriting

Subject to the terms and conditions set forth in an underwriting agreement dated                    , 2006, between the seller and the underwriter, the seller has agreed to cause the trust to sell to the underwriter, and the underwriter has agreed to purchase the aggregate principal amount of the notes set forth on the cover of this prospectus supplement.

The seller has been advised by the underwriter that it proposes to offer the notes to the public initially at the prices set forth on the cover of this prospectus supplement, and to specified dealers at these prices less the concessions and reallowance discounts set forth below:

Class	Underwriting Discount		Net Proceeds to Seller		Selling Concession Not to Exceed	Reallowance Not to Exceed
Class A-1 Notes		%		%	%	%
Class A-2 Notes		%		%	%	%
Class A-3 Notes		%		%	%	%

Total	$		$

The notes are a new issue of securities with no established trading market. The seller has been advised by the underwriter that the underwriter intends to make a market in the notes but is not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the notes.

Until the distribution of the notes is completed, rules of the SEC may limit the ability of the underwriter to bid for and purchase the notes. As an exception to these rules, the underwriter is permitted to engage in certain transactions that stabilize the prices of the notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of such notes.

The underwriter may engage in over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids with respect to the notes in accordance with Regulation M under the Securities Exchange Act of 1934, as amended. Over-allotment transactions involve syndicate sales in excess of the offering size, which creates a syndicate short position. The underwriter does not have an “overallotment” option to purchase additional notes in the offering, so syndicate sales in excess of the offering size will result in a naked short position. The underwriter must close out any naked short position through syndicate covering transactions in which the underwriter purchases notes in the open market to cover the syndicate short position. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the notes in the open market after pricing that would adversely affect investors who purchase the offering. Stabilizing transactions permit bids to purchase the notes so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriter to reclaim a selling concession from a syndicate member when the notes originally sold by the syndicate member are purchased in a syndicate covering transaction. These over-allotment transactions, stabilizing transactions, syndicate covering transactions and penalty bids may cause the prices of the notes to be higher than they would otherwise be in the absence of these transactions. Neither the seller nor the underwriter will represent that they will engage in any of these transactions or that these transactions, once commenced, will not be discontinued without notice.

These activities by the underwriter may stabilize, maintain or otherwise affect the market price of the notes. As a result, the price of the notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriter at any time. These transactions may be effected in the over-the-counter market or otherwise.

In the ordinary course of business, the underwriter and its affiliates may engage in investment banking and common banking transactions with the seller and its affiliates.

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The seller estimates the total expenses of the offering of notes, excluding underwriting discounts and commissions, will be approximately [$900,000].

The seller has agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

Experts

The consolidated balance sheets of [Insurer] as of December 31, 2004 and December 31, 2003 and the related consolidated statements of operations and comprehensive income, changes in shareholder’s equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of                     , independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

The balance sheets of [Insurer] as of December 31, 2004 and December 31, 2003 and the related statements of operations and comprehensive income, changes in shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2004, incorporated by reference in this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of                     , independent registered public accounting firm, given on the authority of that firm as experts in auditing and accounting.

Legal Opinions

Certain legal matters relating to the notes will be passed upon for the seller and the underwriter by [McKee Nelson LLP]. Certain federal income tax and other matters will be passed upon by Mitchell Silberberg & Knupp LLP. Certain legal matters will be passed upon for the seller and the servicer by Mitchell Silberberg & Knupp LLP. Certain legal matters will be passed upon for [Insurer] by internal legal counsel to [Insurer].

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Glossary

Additional Funds Available means, with respect to any distribution date, the sum of:

(1) the Spread Account Claim Amount, if any, received by the trust collateral agent with respect to the distribution date; plus

(2) the Insurer Optional Deposit, if any, received by the trust collateral agent with respect to the distribution date.

Amount Financed means, for any Automobile Contract, the aggregate amount loaned toward the purchase price of the financed vehicle and related costs, including amounts advanced at the time the Automobile Contract is originated for:

•	accessories;

•	insurance premiums;

•	service contracts;

•	car club and warranty contracts; and

•	other items customarily financed as part of retail automobile installment sale contracts or promissory notes, and related costs.

Available Funds means, for any distribution date, the sum of:

(1)	the Collected Funds for the related calendar month; plus

(2)	the proceeds of any liquidation of the assets of the trust, other than Net Liquidation Proceeds; plus

(3)	the proceeds of any purchase or sale of assets of the trust pursuant to the servicer’s optional redemption right; plus

(4)	income on investments held in the collection account and spread account; plus

(5)	excess amounts, if any, available according to the terms of the spread account agreement.

Collected Funds means, any calendar month, the amount of funds in the collection account representing Automobile Contract collections during the calendar month, including all Net Liquidation Proceeds collected during the calendar month and all Purchase Amounts deposited in the collection account with respect to such calendar month.

Cram Down Loss means, for any Automobile Contract that has not become a Liquidated Receivable, if a court of appropriate jurisdiction in an insolvency proceeding issued an order reducing the amount owed on the Automobile Contract or otherwise modifying or restructuring the scheduled payments to be made on the Automobile Contract in a manner that reduces the total principal payable by the obligor, an amount equal to the excess of the Automobile Contract’s Principal Balance immediately prior to the order over the Automobile Contract’s Principal Balance as reduced.

Insurer Optional Deposit means, for any distribution date, an amount other than an Insured Payment delivered by [Insurer], at its sole option, for deposit into the collection account for either of the following purposes:

•	to provide funds to pay the fees or expenses of any of the trust’s service providers for the distribution date; or

•	to include those amounts as part of Additional Funds Available for the distribution date to the extent that without them a draw would be required to be made on a policy.

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Interest Period means with respect to any distribution date (i) for the Class A-1 Notes, from and including the prior distribution date (or in the case of the first distribution date, from and including the closing date) to, but excluding, the current distribution date, and (ii) with respect to the Class A-2 Notes and the Class A-3 Notes, from and including the 15th day of the preceding calendar month (or, in the case of the first distribution date, from and including the closing date) to, but excluding, the 15th day of the month of the current distribution date.

Liquidated Receivable means, for any calendar month, an Automobile Contract for which, as of the last day of the calendar month:

•	90 days have elapsed since the servicer repossessed the financed vehicle; provided, however, that in no case shall 5% or more of a scheduled Automobile Contract payment have become 210 or more days delinquent in the case of a repossessed financed vehicle and which is not a Sold Receivable;

•	the servicer has determined in good faith that it has received all amounts it expects to recover;

•	5% or more of a scheduled payment became 120 or more days delinquent, except in the case of repossessed financed vehicles; or

•	that is, without duplication, a Sold Receivable.

Net Liquidation Proceeds means, for Liquidated Receivables:

(1)	proceeds from the disposition of the underlying financed vehicles; plus

(2)	any related insurance proceeds; plus

(3)	other moneys received from the obligor that are allocable to principal and interest due under the Automobile Contract; plus

(4)	with respect to Sold Receivables, the related Sale Amounts; minus

(5)	the servicer’s reasonable out-of-pocket costs, including repossession and resale expenses not already deducted from the proceeds, and any amounts required to be remitted to the obligor by law.

Noteholders’ First Principal Distributable Amount means, for any distribution date, an amount equal to the sum of:

(1)	the greater of (i) zero and (ii) (a) the outstanding principal balance of the notes immediately preceding such distribution date less (b) the Pool Balance as of the end of the preceding calendar month; and

(2)	(a) in the case of the final distribution date for a class of notes, the excess of the outstanding principal balance of that class of notes, if any, over the amounts described in clause (1), and (b) in the case of the acceleration of the notes, the excess of the outstanding principal balance of all classes of the notes then outstanding over the amount described in clause (1).

Noteholders’ Interest Carryover Amount means, for any class of notes and any determination date, all or any portion of the Noteholders’ Interest Distributable Amount for that class for the immediately preceding distribution date still unpaid as of that determination date, plus, to the extent permitted by law, interest on the unpaid amount at the interest rate paid by the class of notes from the preceding distribution date to but excluding the related distribution date.

Noteholders’ Interest Distributable Amount means, for any distribution date, the sum of the Noteholders’ Monthly Interest Distributable Amount for each class of notes for such distribution date and the Noteholders’ Interest Carryover Amount, if any, for each class of notes, calculated as of such distribution date.

Noteholders’ Monthly Interest Distributable Amount means, for any distribution date and any class of notes, the interest accrued at the respective interest rate during the applicable interest period that shall accrue on the principal amount of the notes of each class outstanding as of the end of the prior distribution date or, in the case

S-60

of the first distribution date, as of the closing date, calculated for the Class A-1 Notes on the basis of a 360-day year and the actual number of days elapsed in the applicable interest period and for the Class A-2 Notes and the Class A-3 Notes on the basis of a 360-day year consisting of twelve 30-day months.

Noteholders’ Second Principal Distributable Amount means for a distribution date, an amount equal to the lesser of:

(1)	the excess, if any, of the amount of Available Funds and Additional Funds Available on the distribution date over the amounts payable on the distribution date under clauses 1 through 6 under “Description of the Transaction Documents – Distributions”; and

(2)	the amount necessary to reduce the principal balance of the notes to the Targeted Note Balance.

Pool Balance means, as of any date of determination the aggregate Principal Balance of the Automobile Contracts, excluding all Liquidated Receivables and all Purchased Automobile Contracts, at the end of the preceding calendar month.

Principal Balance means, for any Automobile Contract as of any date of determination, the Amount Financed; minus

(a)	that portion of all amounts received on or prior to that date and allocable to principal according to the automobile contract’s terms; plus

(b)	any Cram Down Losses for the Automobile Contract accounted for as of that date.

Purchase Amount means, for any Purchased Automobile Contract, the Principal Balance as of the date of purchase.

Purchased Automobile Contract means an Automobile Contract purchased as of the close of business on the last day of a calendar month by the seller as a result of a breach of a representation or warranty, without repetition, by the servicer as the result of a breach of a covenant or as an exercise of its optional redemption right.

Sale Amount means for any Sold Receivable, the amount received from the related third-party purchaser as payment for such Sold Receivable.

Sold Receivable means an Automobile Contract that was more than 60 days delinquent and was sold to an unaffiliated third party by the trust, at the servicer’s direction, as of the close of business on the last day of a calendar month and in accordance with the terms of the sale and servicing agreement.

Spread Account Claim Amount means the amount, after taking into account the application on the distribution date of Available Funds for the related calendar month, equal to the sum of any shortfall in the full payment of amounts described in clauses 1 through 5 under “Description of the Transaction Documents–Distributions”.

Targeted Note Balance means, for any distribution date, the product of (a)         % and (b) the Pool Balance as of the last day of the preceding calendar month. [Insurer] may, in its sole discretion, permit the Targeted Note Balance to increase.

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S-62

Annex A

2004-A

Composition of the Automobile Loans as of the Cut-off Date

Aggregate Principal Balance	$467,388,705.03
Number of Automobile Loans	65,412
Average Principal Balance	$7,145.31
Range of Principal Balances	($500.00 to $25,224.04)
Weighted Average APR	22.75%
Range of APRs	(17.02% to 29.99%)
Weighted Average Remaining Term	40.91 months
Range of Remaining Term	(1 month to 60 months)
Weighted Average Original Term	51.91 months
Range of Original Terms	(12 months to 60 months)
Percentage of Used Automobile Loans	99.75%
Percentage of New Automobile Loans	0.25%
Percentage of Simple Interest Loans	95.81%
Percentage of Precomputed Loans	4.19%

Distribution of the Automobile Loans by APR as of the Cut-off Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	17,529,132.72	3.75%	1,985	3.03%
18.001% - 19.000%	7,099,041.20	1.52%	826	1.26%
19.001% - 20.000%	5,040,254.12	1.08%	707	1.08%
20.001% - 21.000%	125,787,127.93	26.91%	18,130	27.72%
21.001% - 22.000%	16,868,061.55	3.61%	2,972	4.54%
22.001% - 23.000%	69,582.02	0.01%	11	0.02%
23.001% - 24.000%	293,570,015.32	62.81%	40,547	61.99%
24.001% - 25.000%	1,108,854.72	0.24%	173	0.26%
25.001% - 26.000%	99,187.90	0.02%	18	0.03%
26.001% - 27.000%	24,904.39	0.01%	5	0.01%
27.001% - 28.000%	3,795.11	0.00%	1	0.00%
28.001% - 29.000%	51,719.80	0.01%	10	0.02%
29.001% - 30.000%	137,028.25	0.03%	27	0.04%

Total:	$467,388,705.03	100.00%	65,412	100.00%

2004-A

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Cut-off Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California	72,408,488.26	15.49%	11,197	17.12%
Florida	47,881,177.53	10.24%	6,955	10.63%
Texas	38,040,353.60	8.14%	4,917	7.52%
Arizona	25,270,429.48	5.41%	3,580	5.47%
Georgia	24,193,311.25	5.18%	3,281	5.02%
Ohio	21,706,357.82	4.64%	2,984	4.56%
North Carolina	20,923,595.22	4.48%	2,904	4.44%
Illinois	20,509,771.93	4.39%	2,725	4.17%
Virginia	19,144,004.70	4.10%	2,603	3.98%
New York	18,315,367.55	3.92%	2,418	3.70%
Washington	16,781,442.21	3.59%	2,599	3.97%
Missouri	15,093,186.50	3.23%	2,190	3.35%
Maryland	14,607,534.77	3.13%	1,990	3.04%
Indiana	13,297,028.20	2.84%	1,692	2.59%
Colorado	12,556,950.91	2.69%	1,746	2.67%
Tennessee	12,267,615.54	2.62%	1,655	2.53%
Alabama	12,064,721.59	2.58%	1,572	2.40%
Massachusetts	10,809,819.54	2.31%	1,422	2.17%
Oregon	8,902,963.63	1.90%	1,250	1.91%
New Jersey	8,210,180.73	1.76%	1,093	1.67%
Kentucky	7,963,689.12	1.70%	1,110	1.70%
Utah	7,221,156.74	1.55%	975	1.49%
Michigan	6,600,683.82	1.41%	920	1.41%
Pennsylvania	4,935,878.27	1.06%	595	0.91%
Kansas	2,753,472.89	0.59%	394	0.60%
Nevada	1,690,054.09	0.36%	202	0.31%
New Hampshire	1,353,217.74	0.29%	169	0.26%
District of Columbia	901,894.53	0.19%	119	0.18%
South Carolina	386,938.39	0.08%	85	0.13%
Rhode Island	331,936.97	0.07%	37	0.06%
Connecticut	112,534.53	0.02%	12	0.02%
Maine	54,778.59	0.01%	7	0.01%
Vermont	25,009.43	0.01%	3	0.00%
Idaho	20,263.97	0.00%	4	0.01%
Wisconsin	17,308.83	0.00%	2	0.00%
Delaware	14,780.04	0.00%	2	0.00%
South Dakota	9,823.51	0.00%	1	0.00%
Louisiana	9,562.90	0.00%	1	0.00%
Wyoming	1,419.71	0.00%	1	0.00%

Total:	$467,388,705.03	100.00%	65,412	100.00%

2004-A

Distribution of the Automobile Loans by Current Principal Balance

as of the Cut-off Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	565,525.28	0.12%	748	1.14%
$1,000.01 - $2,000.00	2,915,827.07	0.62%	1,912	2.92%
$2,000.01 - $3,000.00	6,746,284.37	1.44%	2,671	4.08%
$3,000.01 - $4,000.00	13,369,704.58	2.86%	3,790	5.79%
$4,000.01 - $5,000.00	24,452,456.78	5.23%	5,400	8.26%
$5,000.01 - $6,000.00	38,830,139.76	8.31%	7,031	10.75%
$6,000.01 - $7,000.00	56,907,559.52	12.18%	8,738	13.36%
$7,000.01 - $8,000.00	71,592,634.00	15.32%	9,545	14.59%
$8,000.01 - $9,000.00	78,458,586.99	16.79%	9,244	14.13%
$9,000.01 - $10,000.00	70,891,174.77	15.17%	7,482	11.44%
$10,000.01 - $11,000.00	44,014,856.57	9.42%	4,215	6.44%
$11,000.01 - $12,000.00	24,483,389.11	5.24%	2,140	3.27%
$12,000.01 - $13,000.00	13,961,288.35	2.99%	1,121	1.71%
$13,000.01 - $14,000.00	8,146,274.51	1.74%	605	0.92%
$14,000.01 - $15,000.00	5,075,121.14	1.09%	351	0.54%
$15,000.01 and over	6,977,882.23	1.49%	419	0.64%

Total:	$467,388,705.03	100.00%	65,412	100.00%

Distribution of the Automobile Loans by Original Principal Balance

as of the Cut-off Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	4,324.11	0.00%	3	0.00%
$2,000.01 - $3,000.00	125,908.98	0.03%	69	0.11%
$3,000.01 - $4,000.00	1,352,694.53	0.29%	548	0.84%
$4,000.01 - $5,000.00	5,613,125.86	1.20%	1,741	2.66%
$5,000.01 - $6,000.00	14,318,288.88	3.06%	3,585	5.48%
$6,000.01 - $7,000.00	28,867,511.58	6.18%	5,938	9.08%
$7,000.01 - $8,000.00	49,522,179.21	10.60%	8,562	13.09%
$8,000.01 - $9,000.00	76,039,845.15	16.27%	11,399	17.43%
$9,000.01 - $10,000.00	95,150,468.68	20.36%	12,483	19.08%
$10,000.01 - $11,000.00	83,929,954.65	17.96%	9,957	15.22%
$11,000.01 - $12,000.00	49,522,108.49	10.60%	5,456	8.34%
$12,000.01 - $13,000.00	27,361,698.94	5.85%	2,763	4.22%
$13,000.01 - $14,000.00	15,226,447.32	3.26%	1,388	2.12%
$14,000.01 - $15,000.00	8,412,562.24	1.80%	700	1.07%
$15,000.01 and over	11,941,586.41	2.55%	820	1.25%

Total:	$467,388,705.03	100.00%	65,412	100.00%

2004-A

Distribution of the Automobile Loans by Remaining Term

as of the Cut-off Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	8,837,518.03	1.89%	4,490	6.86%
13 - 24 months	42,925,248.51	9.18%	10,026	15.33%
25 - 36 months	108,004,697.27	23.11%	17,012	26.01%
37 - 48 months	167,383,313.94	35.81%	20,226	30.92%
49 - 60 months	140,237,927.28	30.00%	13,658	20.88%

Total:	$467,388,705.03	100.00%	65,412	100.00%

Distribution of the Automobile Loans by Original Term

as of the Cut-off Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	19,246.67	0.00%	10	0.02%
13 - 24 months	3,428,382.34	0.73%	1,141	1.74%
25 - 36 months	41,422,949.86	8.86%	9,403	14.38%
37 - 48 months	152,316,922.72	32.59%	23,867	36.49%
49 - 60 months	270,201,203.44	57.81%	30,991	47.38%

Total:	$467,388,705.03	100.00%	65,412	100.00%

Distribution of the Automobile Loans by Model Year

as of the Cut-off Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2005	46,257.45	0.01%	3	0.00%
2004	3,965,448.81	0.85%	313	0.48%
2003	17,109,708.44	3.66%	1,651	2.52%
2002	34,831,707.82	7.45%	3,716	5.68%
2001	61,136,464.25	13.08%	6,932	10.60%
2000	83,626,864.39	17.89%	10,200	15.59%
1999	80,980,645.51	17.33%	10,511	16.07%
1998	66,348,155.85	14.20%	9,606	14.69%
1997	52,174,687.69	11.16%	8,339	12.75%
1996	28,982,200.40	6.20%	5,490	8.39%
1995	19,338,778.25	4.14%	4,079	6.24%
1994 and prior	18,847,786.17	4.03%	4,572	6.99%

Total:	$467,388,705.03	100.00%	65,412	100.00%

2005-A

Composition of the Automobile Loans as of the Cut-off Date

Aggregate Principal Balance	$210,810,810.81
Number of Automobile Loans	24,331
Average Principal Balance	$8,664.29
Range of Principal Balances	($513.43 to $27,256.17)
Weighted Average APR	22.80%
Range of APRs	(17.07% to 29.99%)
Weighted Average Remaining Term	48.55 months
Range of Remaining Term	(1 month to 60 months)
Weighted Average Original Term	52.26 months
Range of Original Terms	(15 months to 60 months)
Percentage of Used Automobile Loans	99.72%
Percentage of New Automobile Loans	0.28%
Percentage of Simple Interest Loans	98.21%
Percentage of Precomputed Loans	1.79%

Distribution of the Automobile Loans by APR as of the Cut-off Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	7,755,155.82	3.68%	692	2.84%
18.001% - 19.000%	3,136,545.89	1.49%	294	1.21%
19.001% - 20.000%	1,273,871.76	0.60%	138	0.57%
20.001% - 21.000%	56,771,010.15	26.93%	6,396	26.29%
21.001% - 22.000%	6,763,188.05	3.21%	869	3.57%
22.001% - 23.000%	8,286.55	0.00%	1	0.00%
23.001% - 24.000%	134,420,163.75	63.76%	15,851	65.15%
24.001% - 25.000%	444,897.00	0.21%	58	0.24%
25.001% - 26.000%	89,995.76	0.04%	11	0.05%
26.001% - 27.000%	9,363.87	0.00%	1	0.00%
27.001% - 28.000%	1,542.30	0.00%	1	0.00%
28.001% - 29.000%	43,378.01	0.02%	5	0.02%
29.001% - 30.000%	93,411.90	0.04%	14	0.06%

Total:	$210,810,810.81	100.00%	24,331	100.00%

2005-A

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Cut-off Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California	26,736,654.35	12.68%	3,227	13.26%
Florida	21,734,077.88	10.31%	2,493	10.25%
Texas	20,448,585.61	9.70%	2,130	8.75%
Arizona	11,109,450.77	5.27%	1,297	5.33%
New York	10,707,041.78	5.08%	1,301	5.35%
Illinois	10,433,733.17	4.95%	1,254	5.15%
Georgia	9,857,448.40	4.68%	1,056	4.34%
Ohio	8,578,041.74	4.07%	1,043	4.29%
North Carolina	8,005,298.06	3.80%	883	3.63%
Virginia	7,222,711.85	3.43%	828	3.40%
Missouri	7,206,564.13	3.42%	842	3.46%
Tennessee	7,114,338.80	3.37%	826	3.39%
Alabama	7,105,583.72	3.37%	791	3.25%
Washington	6,639,510.45	3.15%	820	3.37%
Indiana	5,979,917.33	2.84%	628	2.58%
Maryland	5,465,633.59	2.59%	642	2.64%
Massachusetts	5,460,371.34	2.59%	629	2.59%
Colorado	4,725,547.13	2.24%	548	2.25%
Pennsylvania	3,761,655.41	1.78%	460	1.89%
New Jersey	3,437,543.93	1.63%	416	1.71%
Kentucky	3,147,435.28	1.49%	372	1.53%
Oregon	3,038,245.65	1.44%	371	1.52%
Nevada	2,877,920.27	1.37%	319	1.31%
Utah	2,792,492.11	1.32%	317	1.30%
Michigan	2,780,980.12	1.32%	330	1.36%
Kansas	1,612,783.35	0.77%	181	0.74%
New Hampshire	945,878.69	0.45%	116	0.48%
Rhode Island	675,469.78	0.32%	73	0.30%
District of Columbia	304,909.37	0.14%	33	0.14%
Oklahoma	241,434.64	0.11%	29	0.12%
Connecticut	130,973.15	0.06%	14	0.06%
New Mexico	103,454.68	0.05%	12	0.05%
South Carolina	84,740.48	0.04%	11	0.05%
Wyoming	81,955.46	0.04%	7	0.03%
Wisconsin	60,859.03	0.03%	8	0.03%
Minnesota	45,908.50	0.02%	5	0.02%
Delaware	37,060.98	0.02%	4	0.02%
Mississippi	29,638.08	0.01%	5	0.02%
West Virginia	23,069.80	0.01%	2	0.01%
Vermont	17,646.63	0.01%	2	0.01%
Nebraska	16,875.39	0.01%	2	0.01%
Montana	9,862.78	0.00%	1	0.00%
Arkansas	9,414.35	0.00%	1	0.00%
Louisiana	8,618.81	0.00%	1	0.00%
Iowa	3,473.99	0.00%	1	0.00%

Total:	$210,810,810.81	100.00%	24,331	100.00%

2005-A

Distribution of the Automobile Loans by Current Principal Balance

as of the Cut-off Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	40,442.58	0.02%	53	0.22%
$1,000.01 - $2,000.00	190,803.11	0.09%	125	0.51%
$2,000.01 - $3,000.00	574,539.87	0.27%	224	0.92%
$3,000.01 - $4,000.00	1,941,832.26	0.92%	546	2.24%
$4,000.01 - $5,000.00	4,765,351.41	2.26%	1,046	4.30%
$5,000.01 - $6,000.00	9,655,445.31	4.58%	1,746	7.18%
$6,000.01 - $7,000.00	15,896,382.19	7.54%	2,434	10.00%
$7,000.01 - $8,000.00	24,395,909.44	11.57%	3,246	13.34%
$8,000.01 - $9,000.00	35,324,876.67	16.76%	4,150	17.06%
$9,000.01 - $10,000.00	38,542,197.92	18.28%	4,058	16.68%
$10,000.01 - $11,000.00	30,240,648.45	14.34%	2,894	11.89%
$11,000.01 - $12,000.00	17,596,935.30	8.35%	1,536	6.31%
$12,000.01 - $13,000.00	11,634,498.18	5.52%	933	3.83%
$13,000.01 - $14,000.00	7,031,494.00	3.34%	523	2.15%
$14,000.01 - $15,000.00	4,684,814.31	2.22%	324	1.33%
$15,000.01 and over	8,294,639.81	3.93%	493	2.03%

Total:	$210,810,810.81	100.00%	24,331	100.00%

Distribution of the Automobile Loans by Original Principal Balance

as of the Cut-off Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	3,637.38	0.00%	2	0.01%
$2,000.01 - $3,000.00	95,804.35	0.05%	41	0.17%
$3,000.01 - $4,000.00	741,792.13	0.35%	237	0.97%
$4,000.01 - $5,000.00	2,555,017.62	1.21%	627	2.58%
$5,000.01 - $6,000.00	6,579,319.81	3.12%	1,323	5.44%
$6,000.01 - $7,000.00	12,151,333.63	5.76%	2,043	8.40%
$7,000.01 - $8,000.00	20,829,891.89	9.88%	3,005	12.35%
$8,000.01 - $9,000.00	32,397,914.54	15.37%	4,060	16.69%
$9,000.01 - $10,000.00	39,817,182.32	18.89%	4,445	18.27%
$10,000.01 - $11,000.00	34,757,068.76	16.49%	3,516	14.45%
$11,000.01 - $12,000.00	21,008,580.12	9.97%	1,940	7.97%
$12,000.01 - $13,000.00	13,627,010.00	6.46%	1,167	4.80%
$13,000.01 - $14,000.00	9,118,464.48	4.33%	724	2.98%
$14,000.01 - $15,000.00	5,598,005.40	2.66%	422	1.73%
$15,000.01 and over	11,529,788.38	5.47%	779	3.20%

Total:	$210,810,810.81	100.00%	24,331	100.00%

2005-A

Distribution of the Automobile Loans by Remaining Term

as of the Cut-off Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	465,844.57	0.22%	228	0.94%
13 - 24 months	4,143,816.16	1.97%	1,015	4.17%
25 - 36 months	23,757,978.25	11.27%	3,957	16.26%
37 - 48 months	66,207,384.95	31.41%	8,096	33.27%
49 - 60 months	116,235,786.88	55.14%	11,035	45.35%

Total:	$210,810,810.81	100.00%	24,331	100.00%

Distribution of the Automobile Loans by Original Term

as of the Cut-off Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
13 - 24 months	1,828,372.23	0.87%	486	2.00%
25 - 36 months	18,802,783.68	8.92%	3,362	13.82%
37 - 48 months	63,649,439.65	30.19%	8,154	33.51%
49 - 60 months	126,530,215.25	60.02%	12,329	50.67%

Total:	$210,810,810.81	100.00%	24,331	100.00%

Distribution of the Automobile Loans by Model Year

as of the Cut-off Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2005	866,415.15	0.41%	63	0.26%
2004	9,374,881.93	4.45%	838	3.44%
2003	13,953,601.54	6.62%	1,359	5.59%
2002	24,094,231.70	11.43%	2,427	9.97%
2001	35,437,811.46	16.81%	3,786	15.56%
2000	38,476,938.54	18.25%	4,317	17.74%
1999	36,855,899.43	17.48%	4,250	17.47%
1998	23,404,966.15	11.10%	2,955	12.15%
1997	14,772,860.73	7.01%	2,027	8.33%
1996	5,853,306.82	2.78%	949	3.90%
1995 and prior	7,719,897.36	3.66%	1,360	5.59%

Total:	$210,810,810.81	100.00%	24,331	100.00%

2005-B

Composition of the Automobile Loans as of the Cut-off Date

Aggregate Principal Balance	$248,618,792.36
Number of Automobile Loans	27,787
Average Principal Balance	$8,947.31
Range of Principal Balances	($544.21 to $28,753.63)
Weighted Average APR	22.73%
Range of APRs .	(17.01% to 30.00%)
Weighted Average Remaining Term	48.72 months
Range of Remaining Term .	(4 month to 60 months)
Weighted Average Original Term .	52.21 months
Range of Original Terms	(12 months to 60 months)
Percentage of Used Automobile Loans	99.69%
Percentage of New Automobile Loans	0.31%
Percentage of Simple Interest Loans	98.83%
Percentage of Precomputed Loans	1.17%

Distribution of the Automobile Loans by APR as of the Cut-off Date

APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
17.001% - 18.000%	8,898,095.22	3.58%	751	2.70%
18.001% - 19.000%	2,521,706.80	1.01%	223	0.80%
19.001% - 20.000%	1,969,621.43	0.79%	185	0.67%
20.001% - 21.000%	73,973,290.22	29.75%	7,986	28.74%
21.001% - 22.000%	8,568,419.40	3.45%	1,014	3.65%
22.001% - 23.000%	22,575.49	0.01%	3	0.01%
23.001% - 24.000%	151,840,404.20	61.07%	17,513	63.03%
24.001% - 25.000%	608,133.69	0.24%	78	0.28%
25.001% - 26.000%	22,843.30	0.01%	3	0.01%
26.001% - 27.000%	12,812.57	0.01%	2	0.01%
27.001% - 28.000%	0.00	0.00%	0	0.00%
28.001% - 29.000%	52,205.38	0.02%	8	0.03%
29.001% - 30.000%	128,684.66	0.05%	21	0.08%

Total:	$248,618,792.36	100.00%	27,787	100.00%

2005-B

Distribution of the Automobile Loans by Geographic Location

of the Obligor as of the Cut-off Date

Geographic Location	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
California .	28,535,844.08	11.48%	3,281	11.81%
Texas	26,037,765.76	10.47%	2,648	9.53%
Florida	25,882,994.32	10.41%	2,919	10.50%
Arizona .	12,939,937.90	5.20%	1,439	5.18%
Illinois	11,247,326.69	4.52%	1,310	4.71%
New York	10,670,744.37	4.29%	1,287	4.63%
Ohio	10,414,086.72	4.19%	1,273	4.58%
Missouri	10,286,290.71	4.14%	1,125	4.05%
North Carolina .	10,133,803.94	4.08%	1,082	3.89%
Georgia	10,019,902.96	4.03%	1,033	3.72%
Alabama .	8,929,272.37	3.59%	973	3.50%
Massachusetts .	7,668,004.00	3.08%	867	3.12%
Tennessee .	7,518,436.55	3.02%	851	3.06%
Indiana	7,448,534.29	3.00%	767	2.76%
Virginia	6,793,937.85	2.73%	744	2.68%
Maryland	6,778,392.86	2.73%	787	2.83%
Colorado .	6,056,141.05	2.44%	656	2.36%
Washington .	5,527,719.11	2.22%	650	2.34%
Pennsylvania	5,116,061.07	2.06%	615	2.21%
Oregon	4,082,101.89	1.64%	476	1.71%
Kentucky	3,449,320.90	1.39%	427	1.54%
New Jersey	3,156,416.25	1.27%	364	1.31%
Oklahoma	3,035,091.93	1.22%	297	1.07%
Michigan	2,936,888.22	1.18%	331	1.19%
Nevada	2,750,517.46	1.11%	302	1.09%
Utah	2,582,598.12	1.04%	287	1.03%
Kansas	2,297,077.03	0.92%	255	0.92%
New Hampshire	2,068,975.01	0.83%	257	0.92%
Minnesota	1,779,809.31	0.72%	210	0.76%
Rhode Island .	859,784.61	0.35%	89	0.32%
New Mexico .	384,795.49	0.15%	43	0.15%
District of Columbia .	254,283.07	0.10%	30	0.11%
Mississippi	243,021.32	0.10%	26	0.09%
South Carolina .	179,638.40	0.07%	20	0.07%
Iowa	144,241.77	0.06%	19	0.07%
Delaware	99,987.16	0.04%	11	0.04%
Maine	86,559.95	0.03%	11	0.04%
Connecticut	64,171.12	0.03%	7	0.03%
Vermont .	31,371.26	0.01%	4	0.01%
Arkansas	28,325.98	0.01%	3	0.01%
West Virginia	27,351.40	0.01%	3	0.01%
Wisconsin .	18,027.10	0.01%	2	0.01%
Wyoming	15,969.09	0.01%	1	0.00%
Louisiana	15,704.98	0.01%	2	0.01%
Nebraska	8,535.77	0.00%	1	0.00%
Idaho .	6,747.05	0.00%	1	0.00%
Montana	6,284.12	0.00%	1	0.00%

Total:	$248,618,792.36	100.00%	27,787	100.00%

2005-B

Distribution of the Automobile Loans by Current Principal Balance

as of the Cut-off Date

Current Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$0.01 - $1,000.00	10,890.44	0.00%	15	0.05%
$1,000.01 - $2,000.00	49,682.76	0.02%	32	0.12%
$2,000.01 - $3,000.00	392,058.99	0.16%	148	0.53%
$3,000.01 - $4,000.00	1,730,079.28	0.70%	485	1.75%
$4,000.01 - $5,000.00	4,775,708.77	1.92%	1,049	3.78%
$5,000.01 - $6,000.00	10,369,249.73	4.17%	1,872	6.74%
$6,000.01 - $7,000.00	17,389,575.00	6.99%	2,660	9.57%
$7,000.01 - $8,000.00	27,821,144.99	11.19%	3,695	13.30%
$8,000.01 - $9,000.00	41,029,314.41	16.50%	4,822	17.35%
$9,000.01 - $10,000.00	42,640,921.99	17.15%	4,496	16.18%
$10,000.01 - $11,000.00	34,793,655.59	13.99%	3,326	11.97%
$11,000.01 - $12,000.00	22,633,369.06	9.10%	1,974	7.10%
$12,000.01 - $13,000.00	14,974,687.21	6.02%	1,201	4.32%
$13,000.01 - $14,000.00	10,745,865.39	4.32%	798	2.87%
$14,000.01 - $15,000.00	7,356,284.63	2.96%	508	1.83%
$15,000.01 and over .	11,906,304.12	4.79%	706	2.54%

Total:	$248,618,792.36	100.00%	27,787	100.00%

Distribution of the Automobile Loans by Original Principal Balance

as of the Cut-off Date

Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
$1,000.01 - $2,000.00	3,985.68	0.00%	3	0.01%
$2,000.01 - $3,000.00	112,710.34	0.05%	49	0.18%
$3,000.01 - $4,000.00	942,826.55	0.38%	295	1.06%
$4,000.01 - $5,000.00	2,990,097.61	1.20%	727	2.62%
$5,000.01 - $6,000.00	7,384,387.18	2.97%	1,450	5.22%
$6,000.01 - $7,000.00	13,932,417.30	5.60%	2,297	8.27%
$7,000.01 - $8,000.00	23,315,759.00	9.38%	3,291	11.84%
$8,000.01 - $9,000.00	37,310,216.26	15.01%	4,603	16.57%
$9,000.01 - $10,000.00	44,253,150.58	17.80%	4,865	17.51%
$10,000.01 - $11,000.00	37,777,503.73	15.19%	3,762	13.54%
$11,000.01 - $12,000.00	26,136,553.72	10.51%	2,382	8.57%
$12,000.01 - $13,000.00	17,960,288.52	7.22%	1,503	5.41%
$13,000.01 - $14,000.00	12,122,449.97	4.88%	941	3.39%
$14,000.01 - $15,000.00	8,751,395.78	3.52%	636	2.29%
$15,000.01 and over .	15,625,050.14	6.28%	983	3.54%

Total:	$248,618,792.36	100.00%	27,787	100.00%

2005-B

Distribution of the Automobile Loans by Remaining Term

as of the Cut-off Date

Remaining Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	29,195.79	0.01%	15	0.05%
13 - 24 months	3,412,739.39	1.37%	845	3.04%
25 - 36 months	25,771,918.04	10.37%	4,273	15.38%
37 - 48 months	80,752,665.48	32.48%	9,768	35.15%
49 - 60 months	138,652,273.66	55.77%	12,886	46.37%

Total:	$248,618,792.36	100.00%	27,787	100.00%

Distribution of the Automobile Loans by Original Term

as of the Cut-off Date

Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
1 - 12 months	6,987.54	0.00%	4	0.01%
13 - 24 months	2,172,302.33	0.87%	579	2.08%
25 - 36 months	21,849,308.83	8.79%	3,791	13.64%
37 - 48 months	76,809,034.16	30.89%	9,545	34.35%
49 - 60 months	147,781,159.20	59.44%	13,868	49.91%

Total:	$248,618,792.06	100.00%	27,787	100.00%

Distribution of the Automobile Loans by Model Year

as of the Cut-off Date

Model Year	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Number of Automobile Loans	Percentage of Total Number of Automobile Loans
2006	97,092.23	0.04%	7	0.03%
2005	4,700,721.77	1.89%	344	1.24%
2004	12,629,493.76	5.08%	1,114	4.01%
2003	18,788,511.43	7.56%	1,826	6.57%
2002	34,779,480.26	13.99%	3,464	12.47%
2001	41,248,615.11	16.59%	4,371	15.73%
2000	45,519,710.14	18.31%	5,037	18.13%
1999	39,637,676.27	15.94%	4,574	16.46%
1998	24,016,096.13	9.66%	3,039	10.94%
1997	14,093,204.97	5.67%	1,899	6.83%
1996	6,029,566.62	2.43%	912	3.28%
1995 and prior	7,078,623.67	2.85%	1,200	4.32%

Total: .	$248,618,792.36	100.00%	27,787	100.00%

Monthly Net Cumulative Loss Rates

(as a % of Original Pool Balance)

As of March 31, 2006

Months From Issuance	2004-A	2005-A	2005-B
1	0.23%	0.02%	0.05%
2	0.47%	0.17%	0.17%
3	0.86%	0.36%	0.41%
4	1.36%	0.62%	0.66%
5	1.82%	0.91%	0.96%
6	2.24%	1.32%
7	2.62%	1.80%
8	2.96%	2.26%
9	3.26%	2.67%
10	3.59%	3.03%
11	3.95%	3.41%
12	4.34%	3.74%
13	4.69%
14	5.02%
15	5.37%
16	5.67%
17	5.96%
18	6.20%
19	6.41%

Monthly Delinquencies of 31-60 Days

(as a % of End of Month Pool Balance)

Months From Issuance	2004-A	2005-A	2005-B
1	0.49%	0.16%	0.32%
2	0.51%	0.24%	0.39%
3	0.49%	0.38%	0.40%
4	0.57%	0.47%	0.37%
5	0.48%	0.49%	0.45%
6	0.35%	0.57%
7	0.32%	0.57%
8	0.40%	0.65%
9	0.45%	0.73%
10	0.50%	0.59%
11	0.58%	0.49%
12	0.62%	0.49%
13	0.81%
14	0.79%
15	0.91%
16	0.80%
17	0.76%
18	0.56%
19	0.57%

Monthly Delinquencies Of 61-90 Days

(as a% of End of Month Pool Balance)

Months From Issuance	2004-A	2005-A	2005-B
1	0.09%	0.00%	0.00%
2	0.18%	0.04%	0.11%
3	0.17%	0.08%	0.13%
4	0.20%	0.13%	0.15%
5	0.22%	0.23%	0.15%
6	0.15%	0.23%
7	0.13%	0.29%
8	0.13%	0.18%
9	0.19%	0.28%
10	0.14%	0.28%
11	0.24%	0.23%
12	0.24%	0.21%
13	0.26%
14	0.35%
15	0.34%
16	0.39%
17	0.30%
18	0.31%
19	0.21%

Monthly Delinquencies Over 90 Days

(as a % of End of Month Pool Balance)

	2004-A	2005-A	2005-B
Months From Issuance
1	0.01%	0.00%	0.00%
2	0.01%	0.00%	0.01%
3	0.11%	0.02%	0.05%
4	0.10%	0.04%	0.09%
5	0.11%	0.10%	0.10%
6	0.11%	0.13%
7	0.07%	0.12%
8	0.09%	0.18%
9	0.08%	0.13%
10	0.10%	0.17%
11	0.10%	0.11%
12	0.13%	0.09%
13	0.14%
14	0.17%
15	0.20%
16	0.20%
17	0.21%
18	0.16%
19	0.13%

Monthly Prepayments (ABS)

	2004-A	2005-A	2005-B
Months From Issuance
1	1.73%	1.13%	1.11%
2	2.10%	1.64%	1.45%
3	1.91%	1.68%	1.62%
4	2.07%	1.92%	1.74%
5	2.06%	2.00%	2.25%
6	2.12%	2.15%
7	2.37%	2.21%
8	2.12%	2.15%
9	2.09%	2.06%
10	2.14%	2.17%
11	2.12%	2.20%
12	2.19%	2.46%
13	2.02%
14	1.90%
15	1.88%
16	1.85%
17	1.89%
18	1.91%
19	1.99%

Annex B

Static Pool Information – Vintage Years

UACC Vintage Pools

Composition of the Automobile Loans

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Aggregate Principal Balance	$154,325,608.78	$199,329,307.46	$280,640,389.89	$359,795,260.03	$451,438,476.28
Number of Automobile Loans	18,381	22,783	31,951	39,499	48,365
Average Principal Balance	$8,395.93	$8,749.04	$8,783.46	$9,108.97	$9,333.99
Range of Principal Balances	($1,945.00 to $21,210.00)	($1,780.00 to $19,998.06)	($1,648.00 to $23,828.42)	($1,622.70 to $28,353.59)	($1,524.50 to $29,482.79)
Weighted Average APR	22.05%	22.60%	22.80%	22.86%	22.75%
Range of APRs	(15.00% to 32.00%)	(11.08% to 30.00%)	(16.95% to 38.72%)	(17.07% to 39.43%)	(10.00% to 30.00%)
Weighted Average Original Term	48.19 months	49.88 months	50.76 months	51.59 months	52.06 months
Range of Original Terms	(12 months to 60 months)	(12 months to 60 months)	(12 months 61 months)	(12 months to 61 months)	(12 months to 66 months)
Percentage of New Loans	0.06%	0.15%	0.19%	0.30%	0.31%
Percentage of Used Loans	99.94%	99.85%	99.81%	99.70%	99.69%
Percentage of Simple Interest Loans	70.71%	91.33%	96.77%	98.18%	98.77%
Percentage of Precomputed Loans	29.29%	8.67%	3.23%	1.82%	1.23%

Distribution of the Automobile Loans by Geographic Location of the Obligor as of the Origination Date (5 highest states)

2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State	Percentage of Aggregate Principal Balance	State
33.69%	CA	19.06%	CA	15.72%	CA	12.82%	CA	11.50%	FL
14.46%	FL	10.17%	FL	10.25%	FL	10.87%	FL	11.46%	CA
7.27%	TX	8.50%	TX	7.56%	TX	8.48%	TX	10.47%	TX
6.59%	GA	6.61%	WA	5.64%	NC	5.78%	AZ	5.46%	OH
6.07%	AZ	6.08%	GA	5.63%	OH	5.47%	NY	5.15%	AZ

Distribution of the Automobile Loans by APR as of the Origination Date

	2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
APR Range	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
Less than 17.00%	$113,259.37	0.07%	$21,300.58	0.01%	$43,261.87	0.02%	0.00	0.00%	$24,989.74	0.01%
17.001% – 18.000%	4,091,632.52	2.65%	6,740,982.94	3.38%	10,232,596.40	3.65%	13,217,764.72	3.67%	15,522,428.59	3.44%
18.001% – 19.000%	2,620,401.81	1.70%	2,413,961.86	1.21%	3,787,237.89	1.35%	5,428,466.86	1.51%	4,672,218.18	1.03%
19.001% – 20.000%	2,115,506.03	1.37%	2,358,466.48	1.18%	3,620,211.60	1.29%	2,375,126.79	0.66%	3,270,855.03	0.72%
20.001% – 21.000%	65,726,825.16	42.59%	61,868,225.07	31.04%	70,498,658.00	25.12%	89,597,534.46	24.90%	133,391,027.03	29.55%
21.001% – 22.000%	17,811,310.89	11.54%	11,648,943.80	5.84%	12,275,194.43	4.37%	11,612,600.09	3.23%	15,806,212.48	3.50%
22.001% – 23.000%	75,187.29	0.05%	20,542.88	0.01%	0.00	0.00%	60,129.67	0.02%	22,775.56	0.01%
23.001% – 24.000%	61,243,097.09	39.68%	113,286,209.76	56.83%	179,294,385.71	63.89%	236,575,412.93	65.75%	277,061,005.88	61.37%
24.001% – 25.000%	281,586.40	0.18%	846,646.83	0.42%	664,510.36	0.24%	607,889.26	0.17%	1,174,980.60	0.26%
25.001% – 26.000%	5,844.00	0.00%	36,890.10	0.02%	78,475.88	0.03%	87,939.44	0.02%	109,216.61	0.02%
26.001% – 27.000%	28,518.36	0.02%	20,410.62	0.01%	27,358.92	0.01%	16,759.86	0.00%	13,556.19	0.00%
27.001% – 28.000%	12,452.00	0.01%	4,758.00	0.00%	9,816.53	0.00%	0.00	0.00%	0.00	0.00%
28.001% – 29.000%	83,205.64	0.05%	19,191.58	0.01%	13,757.33	0.00%	34,558.13	0.01%	104,218.59	0.02%
29.001% – 30.000%	112,705.22	0.07%	42,776.96	0.02%	45,449.77	0.02%	171,116.52	0.05%	264,991.80	0.06%
Greater than 30.00%	4,077.00	0.00%	0.00	0.00%	49,475.20	0.02%	9,961.30	0.00%	0.00	0.00%

Total	$154,325,608.78	100.00%	$199,329,307.46	100.00%	$280,640,389.89	100.00%	$359,795,260.03	100.00%	$451,438,476.28	100.00%

Distribution of the Automobile Loans by Original Principal Balance as of the Origination Date

	2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
Original Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
$ 1,000.01 – $ 2,000.00	$1,945.00	0.00%	$3,779.80	0.00%	$3,551.71	0.00%	$9,185.86	0.00%	$8,744.95	0.00%
$ 2,000.01 – $ 3,000.00	360,352.66	0.23%	129,821.97	0.07%	161,077.27	0.06%	198,827.95	0.06%	240,607.25	0.05%
$ 3,000.01 – $ 4,000.00	2,152,746.74	1.39%	1,309,278.48	0.66%	1,448,175.69	0.52%	1,455,505.99	0.40%	1,927,631.45	0.43%
$ 4,000.01 – $ 5,000.00	5,180,985.78	3.36%	4,068,037.55	2.04%	4,882,550.63	1.74%	5,424,142.79	1.51%	6,330,119.09	1.40%
$ 5,000.01 – $ 6,000.00	8,841,595.82	5.73%	9,047,331.04	4.54%	11,386,056.55	4.06%	13,023,341.95	3.62%	14,727,101.37	3.26%
$ 6,000.01 – $ 7,000.00	13,758,903.06	8.92%	15,438,332.55	7.75%	20,771,291.77	7.40%	24,109,036.52	6.70%	26,581,331.11	5.89%
$ 7,000.01 – $ 8,000.00	18,066,523.35	11.71%	22,477,055.97	11.28%	33,801,239.26	12.04%	38,917,664.21	10.82%	43,956,356.82	9.74%
$ 8,000.01 – $ 9,000.00	21,821,187.13	14.14%	31,119,318.25	15.61%	50,684,006.50	18.06%	55,044,639.50	15.30%	69,710,473.30	15.44%
$ 9,000.01 – $10,000.00	26,131,815.45	16.93%	38,307,911.12	19.22%	56,569,181.23	20.16%	69,654,413.17	19.36%	80,609,919.43	17.86%
$10,000.01 – $11,000.00	24,409,992.64	15.82%	35,315,220.01	17.72%	46,147,623.58	16.44%	59,019,174.69	16.40%	68,314,475.82	15.13%
$11,000.01 – $12,000.00	17,031,793.53	11.04%	21,843,433.05	10.96%	25,403,645.79	9.05%	34,754,359.33	9.66%	46,589,368.95	10.32%
$12,000.01 – $13,000.00	8,916,394.80	5.78%	10,545,938.14	5.29%	13,530,379.85	4.82%	21,215,739.80	5.90%	31,525,488.72	6.98%
$13,000.01 – $14,000.00	4,352,574.89	2.82%	5,080,631.79	2.55%	7,170,086.55	2.55%	13,856,226.07	3.85%	20,439,444.57	4.53%
$14,000.01 – $15,000.00	1,705,759.44	1.11%	2,492,417.66	1.25%	3,638,642.82	1.30%	8,107,505.80	2.25%	14,238,189.24	3.15%
$15,000.01 and over	1,593,038.49	1.03%	2,150,800.08	1.08%	5,042,880.69	1.80%	15,005,496.40	4.17%	26,239,224.21	5.81%

Total	$154,325,608.78	100.00%	$199,329,307.46	100.00%	$280,640,389.89	100.00%	$359,795,260.03	100.00%	$451,438,476.28	100.00%

Distribution of the Automobile Loans by Original Term as of the Origination Date

	2001 Pool		2002 Pool		2003 Pool		2004 Pool		2005 Pool
Original Term	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance	Aggregate Principal Balance	Percentage of Aggregate Principal Balance
1 – 12 months	$22,688.63	0.01%	$30,206.61	0.02%	$27,339.81	0.01%	$35,790.92	0.01%	$11,719.45	0.00%
13 – 24 months	3,475,553.77	2.25%	3,296,186.54	1.65%	3,506,399.64	1.25%	3,974,703.96	1.10%	4,482,003.69	0.99%
25 – 36 months	27,488,585.09	17.81%	27,565,771.05	13.83%	31,979,751.43	11.40%	37,327,761.26	10.37%	41,563,370.09	9.21%
37 – 48 months	59,591,762.74	38.61%	70,111,017.53	35.17%	97,219,106.70	34.64%	113,431,485.22	31.53%	139,510,143.99	30.90%
49 – 60 months	63,747,018.55	41.31%	98,326,125.73	49.33%	147,895,496.32	52.70%	205,016,200.83	56.98%	265,820,764.81	58.88%
>60 months	0.00	0.00%	0.00	0.00%	12,295.99	0.00%	9,317.84	0.00%	50,474.25	0.01%

Total	$154,325,608.78	100.00%	$199,329,307.46	100.00%	$280,640,389.89	100.00%	$359,795,260.03	100.00%	$451,438,476.28	100.00%

Quarterly Cumulative Net Loss Rates

(As a % of Original Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	0.01%	0.00%	0.00%	0.00%	0.00%
2	0.15%	0.09%	0.10%	0.06%	0.06%
3	0.57%	0.52%	0.46%	0.31%	0.35%
4	1.55%	1.32%	1.06%	0.90%	1.01%
5	2.89%	2.48%	1.86%	1.61%	1.72%
6	4.16%	3.63%	2.72%	2.30%
7	5.57%	5.09%	3.75%	3.24%
8	7.10%	6.49%	4.85%	4.28%
9	8.32%	7.64%	5.69%	5.09%
10	9.25%	8.58%	6.35%
11	10.05%	9.54%	7.05%
12	10.82%	10.40%	7.60%
13	11.45%	11.04%	8.01%
14	11.84%	11.39%
15	12.26%	11.71%
16	12.55%	11.98%
17	12.71%	12.15%
18	12.79%
19	12.89%
20	12.97%
21	12.98%

Quarterly Delinquencies of 31-60 Days

(As a % of End of Month Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	N/A	1.76%	0.10%	0.07%	0.03%
2	N/A	0.38%	0.25%	0.24%	0.29%
3	N/A	0.53%	0.39%	0.40%	0.45%
4	0.71%	0.72%	0.53%	0.58%	0.54%
5	2.05%	0.63%	0.53%	0.38%	0.65%
6	0.69%	0.89%	0.70%	0.73%
7	0.89%	0.93%	0.94%	1.07%
8	1.08%	1.14%	0.92%	1.02%
9	0.97%	0.81%	0.77%	0.79%
10	1.10%	1.33%	0.97%
11	1.04%	1.31%	1.05%
12	1.24%	1.47%	1.25%
13	0.94%	0.91%	0.83%
14	1.11%	1.01%
15	1.38%	1.23%
16	1.19%	1.36%
17	0.90%	1.07%
18	1.66%
19	2.28%
20	1.33%
21	2.38%

Quarterly Delinquencies of 61-90 Days

(As a % of End of Month Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	N/A	0.00%	0.00%	0.00%	0.00%
2	N/A	0.08%	0.14%	0.08%	0.04%
3	N/A	0.21%	0.15%	0.16%	0.20%
4	0.31%	0.19%	0.17%	0.16%	0.24%
5	0.29%	0.26%	0.17%	0.18%	0.27%
6	0.32%	0.37%	0.31%	0.23%
7	0.50%	0.36%	0.33%	0.40%
8	0.57%	0.44%	0.37%	0.46%
9	0.34%	0.28%	0.27%	0.30%
10	0.17%	0.43%	0.36%
11	0.46%	0.45%	0.42%
12	0.51%	0.57%	0.55%
13	0.43%	0.29%	0.35%
14	0.39%	0.31%
15	0.63%	0.62%
16	0.32%	0.90%
17	0.17%	0.61%
18	0.60%
19	0.88%
20	0.67%
21	0.74%

Quarterly Delinquencies Greater than 90 Days

(As a % of End of Month Pool Balance)

(As of March 31, 2006)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter from Origination
1	N/A	0.00%	0.00%	0.00%	0.00%
2	N/A	0.06%	0.02%	0.00%	0.00%
3	N/A	0.09%	0.06%	0.07%	0.10%
4	0.13%	0.07%	0.09%	0.14%	0.12%
5	0.21%	0.11%	0.14%	0.10%	0.16%
6	0.16%	0.15%	0.13%	0.13%
7	0.27%	0.26%	0.23%	0.23%
8	0.32%	0.18%	0.22%	0.32%
9	0.25%	0.23%	0.21%	0.22%
10	0.22%	0.20%	0.15%
11	0.31%	0.30%	0.25%
12	0.27%	0.29%	0.37%
13	0.17%	0.17%	0.26%
14	0.30%	0.25%
15	0.36%	0.42%
16	0.37%	0.32%
17	0.27%	0.41%
18	0.27%
19	0.37%
20	1.00%
21	0.00%

Quarterly Prepayments (ABS)

	2001 Pool	2002 Pool	2003 Pool	2004 Pool	2005 Pool
Quarter From Origination
1	0.00%	0.00%	0.00%	0.00%	0.00%
2	0.00%	0.00%	0.00%	0.00%	0.00%
3	0.00%	0.00%	0.00%	0.00%	0.00%
4	0.00%	0.00%	0.00%	0.00%	0.00%
5	0.00%	0.00%	0.00%	0.00%	0.00%
6	0.00%	0.00%	0.00%	0.00%
7	0.00%	0.00%	0.00%	0.00%
8	0.00%	0.00%	0.00%	0.00%
9	0.00%	0.00%	0.00%	0.00%
10	0.00%	0.00%	0.00%
11	0.00%	0.00%	0.00%
12	0.00%	0.00%	0.00%
13	0.00%	0.00%	0.00%
14	0.00%	0.00%
15	0.00%	0.00%
16	0.00%	0.00%
17	0.00%	0.00%
18	0.00%
19	0.00%
20	0.00%
21	0.00%

Annex C

Clearance, Settlement and Tax Documentation Procedures

NOTICE TO INVESTORS: THIS ANNEX C IS AN INTEGRAL PART OF THE PROSPECTUS SUPPLEMENT TO WHICH IT IS ATTACHED.

Except in limited circumstances, the securities will be available only in book-entry form. Investors in the securities may hold the securities through any of DTC, Clearstream or Euroclear. The securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors through Clearstream and Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice, which is seven calendar day settlement.

Secondary market trading between investors through DTC will be conducted according to DTC’s rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding securities will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear and as DTC participants.

Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless the holders meet a number of requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depository which in turn will hold these positions in their accounts as DTC participants.

Investors electing to hold their securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary security and no lock-up or restricted period. Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between DTC Participants

Secondary market trading between DTC participants will be settled using the procedures applicable to asset-back securities issues in same-day funds.

Trading between Clearstream or Euroclear Participants

Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading between DTC, Seller and Clearstream or Euroclear Participants

When securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depository, as the case may be, to receive the securities against payment. Payment will include interest accrued on the securities from and including the last coupon distribution date to and excluding the settlement date, on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depository to the DTC participant’s account against delivery of the securities. After settlement has been completed, the securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The securities credit will appear the next day, European time and the cash debt will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the securities are credited to their account one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing securities would incur overdraft charges for one day, assuming they cleared the overdraft when the securities were credited to their accounts. However, interest on the securities would accrue from the value date. Therefore, in many cases the investment income on the global securities earned during that one-day period may substantially reduce or offset the amount of the overdraft charges, although the result will depend on each Clearstream participant’s or Euroclear participant’s particular cost of funds.

Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting global securities to the respective European depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser

Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depository, as appropriate, to credit the securities to the DTC participant’s account against payment. Payment will include interest accrued on the securities from and including the last interest payment to and excluding the settlement date on the basis of the actual number of days in the accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. In the event that the Clearstream participant or Euroclear participant has a line of credit with its respective clearing system and elects to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date and the trade fails, receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase global securities from DTC participants for delivery to Clearstream participants or Euroclear participants may wish to note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

•	borrowing through Clearstream or Euroclear for one day, until the purchase side of the trade is reflected in their Clearstream or Euroclear accounts in accordance with the clearing system’s customary procedures;

•	borrowing the securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the securities sufficient time to be reflected in their Clearstream or Euroclear account in order to settle the sale side of the trade; or

•	staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that generally applies to payments of interest, including original issue discount, on registered debt issued by U.S. Persons, unless:

(1)	each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements; and

(2)	such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the securities as well as the application of the withholding regulations. You should consult your own tax advisors for specific advice regarding the holding and disposing of the securities.

Exemption for Non-U.S. Persons – Form W-8 BEN

Beneficial owners (which does not include nominees or non-U.S. entities treated as partnerships for U.S. federal income tax purposes) of global securities that are Non-U.S. Persons, as defined below, generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN provided without a U.S taxpayer identification number (TIN) is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner. More complex rules apply to nominees and non-U.S. entities treated as partnerships for U.S. federal income tax purposes.

Exemption for Non-U.S. Persons with effectively connected income – Form W-8ECI

A Non-U.S. Person may claim an exemption from U.S. withholding on income effectively connected with the conduct of a trade or business in the United States by filing Form W-8ECI, Certificate of Foreign Person’s Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States. The Form W-8ECI is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8ECI changes, a new Form W-8ECI must be filed within 30 days of the change.

Exemption or reduced rate for non-U.S. Persons resident in treaty countries – Form W-8BEN

A Non-U.S. Person may claim treaty benefits by filing Form W-8BEN, Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Generally, a Form W-8BEN is valid until the end of the third calendar year beginning after the date that the form is signed. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change. A Form W-8BEN provided with a U.S. TIN is valid until a change in circumstances renders any information on the form incorrect, provided that the withholding agent reports on Form 1042-S at least one payment annually to such beneficial owner.

Exemption for U.S. Persons – Form W-9

U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W9, Payer’s Request for Taxpayer Identification Number and Certification.

A U.S. Person is:

(1)	a citizen or resident of the United States;

(2)	an entity that for U.S. federal income tax purposes is a corporation or partnership organized in or under the laws of the United States or any State thereof or the District of Columbia;

(3)	an estate that is subject to U.S. federal income tax regardless of the source of its income; or

(4)	a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust and certain eligible trusts that have elected to be treated as U.S. Persons.

A Non-U.S. Person is any person who is not a U.S. person.

$      ,000,000 Automobile Receivables Backed Notes

UPFC Auto Receivables Trust 2006-

Issuing Entity

$                            % Class A-1 Notes

$                            % Class A-2 Notes

$                            % Class A-3 Notes

UPFC Auto Receivables Corp.

Seller

United Auto Credit Corporation

Servicer

Prospectus Supplement

                , 2006

[Underwriter]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the attached prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the attached prospectus is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the attached prospectus is current only as of its date.

Until                 , 2006, all dealers affecting transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus supplement. This is in addition to obligations of a dealer to deliver a prospectus supplement and an accompanying prospectus when acting as underwriter and with respect to its unsold allotments or subscriptions.

The information in this prospectus is not complete and may change. We may not sell these securities until the registration statement filed with the SEC is effective. This prospectus and the accompanying prospectus supplement are not an offer to sell these securities and are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, MAY 9, 2006

PRELIMINARY PROSPECTUS

United Auto Credit Corporation

Sponsor and Servicer

UPFC AUTO RECEIVABLES CORP.

Seller

Asset Backed Notes

(Issuable in Series)

Auto Receivables Owner Trusts

The Trust:

Each trust will be established to hold assets transferred to it by UPFC Auto Receivables Corp. The assets in each trust will generally consist of one or more of the following:

1.	One or more pools of motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, sport utility vehicles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles, and snowmobiles, vans, trucks, buses and/or trailers, and security interests in the vehicles financed by the motor vehicle installment loan agreements or retail installment sale contracts,

2.	All monies due under the above assets, which may be net of amounts payable to the servicer; and

3.	Funds or accounts established for the related trust, and one or more forms of enhancement, including but not limited to the following:

•	subordination of payments of principal and interest of certain classes of notes;

•	overcollateralization;

•	a spread account which is a segregated trust account that will afford some limited protection against losses on the automobile contracts;

•	a financial guaranty insurance policy which will unconditionally and irrevocably guarantee full payment of the amounts due as interest and principal on the notes on each distribution date; and

•	interest rate swap agreement(s) between a trust and a swap provider to hedge floating interest rate notes, if any.

The assets in your trust are specified in the prospectus supplement for that particular trust, while the types of assets that may be included in a trust, whether or not in your trust, are described in greater detail in this prospectus.

The Securities:

UPFC Auto Receivables will sell the securities issued by a trust pursuant to a prospectus supplement. The securities will be grouped into one or more series, each having its own distinct designation. Each series will be issued in one or more classes and will evidence beneficial ownership of, or be secured by, the assets in the trust that the series relates to. A prospectus supplement for a series will specify all of the terms of the series and of each of the classes in the series.

Neither the SEC nor any state securities commission has approved or disapproved the offered securities or determined if this prospectus is accurate or complete. Making any contrary representation is a criminal offense.

The date of this prospectus is                         , 2006

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the certificates and the notes. You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Limited Liquidity May Result in Delays in your Ability to Sell securities or Lower Returns	There will be no market for the securities of any series prior to their issuance, and there can be no assurance that a secondary market will develop. If a secondary market does develop, there can be no assurance that it will provide holders with liquidity of investment or that the market will continue for the life of the securities of the related series. [Deutsche Bank Securities Inc.] presently expects to make a secondary market in the securities, but has no obligation to do so. Absent a secondary market for the securities you may experience a delay if you choose to sell your securities or the price you receive may be less than you would receive for a comparable liquid security.

Noteholders Have No Recourse Against Servicer or Seller for Losses	There is no recourse against the servicer or the seller for losses on the contracts. The notes represent obligations solely of the trust or debt secured by the trust property. No notes will be guaranteed by the servicer, the seller or the applicable trustee. Consequently, if payments on the contracts, and to the extent available, any credit enhancement, are insufficient to pay the securities in full, you have no rights to obtain payment from the servicer, the seller, the indenture trustee or the owner trustee.

Limits on Enhancement May Result in Losses to You	Although we intend the enhancement for the securities to reduce the risk of delinquent payments or losses to holders of a series of securities entitled to the benefit of the enhancement, the amount of the enhancement will be limited, as set forth in the related prospectus supplement. In addition, the amount available will decline and could be depleted prior to the payment in full of the related series of securities, and losses on the automobile contracts could result in losses to holders of those securities.

Timing and Rate of Prepayments May Result in Lower Yield

The yield to maturity experienced by a holder of securities may be affected by the rate and timing of payments of principal of the receivables or of the underlying receivables relating to the private securities. The rate and timing of principal payments of the securities of a series will be affected by a number of factors, including the following:

•      the extent of prepayments, which may be influenced by a variety of factors,

•      the manner of allocating principal payments among the classes of securities of a series as specified in the related prospectus supplement, and

•      the exercise of any right of optional termination.

Prepayments may also result from repurchases of receivables due to material breaches of the seller’s representations or warranties.

Interest payable on the securities of a series on a distribution date will include all interest accrued during the period specified in the related prospectus supplement. In the event interest accrues during the calendar month prior to a distribution date, the effective yield to holders will be reduced from the yield that would otherwise be obtainable if interest payable on the security were to accrue through the day immediately preceding each distribution date, and the effective yield at par to holders will be less than the indicated coupon rate.

Risks of Subordinated Securities	To the extent specified in the applicable prospectus supplement, distributions of interest on and principal of one or more classes of securities of a series may be subordinated in priority of payment to interest and principal due on one or more other classes of securities of the related series. Any subordinated securities will be affected to a greater degree by any losses on the receivables or of the underlying receivables relating to the private securities.

Potential Lack of Security	The seller will assign security interests in the financed vehicles securing the receivables to the related trust. Due to administrative burden and expense, however, we will not cause the certificates of title to the financed vehicles to be amended to reflect the assignment to the trust unless otherwise specified in the prospectus supplement. In the absence of amendment, a trust may not have a perfected security interest in the financed vehicles securing the receivables in some states. If a trust does not have a perfected security interest in a financed vehicle, its ability to realize in the event of a default on that financed vehicle may be adversely affected.

Risk of Commingling

We will require the servicer to deposit all payments on the receivables collected during each collection period into the related collection account within two business days of receipt of the payments. However, if a servicer satisfies particular requirements for less frequent remittances we will not require the servicer to deposit the amounts into the collection account until the business day preceding each distribution date.

Pending deposit into the collection account, collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from funds of the servicer. If the servicer were unable to remit the funds, the applicable securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related trust to secure timely remittances of collections on the receivables.

Removal of a Servicer After a Servicer Default	The related prospectus supplement may provide that with respect to a series of securities issued by an owner trust, upon the occurrence of a servicer default, the related indenture trustee or noteholders may remove the servicer without the consent of the related trustee or any certificateholders. The trustee or the certificateholders with respect to a series may not have the ability to remove the servicer if a servicer default occurs. In addition, the noteholders with respect to a series have the ability, with specified exceptions, to waive defaults by the servicer, including defaults that could materially adversely affect the certificateholders of the series.

Book-Entry Registration – Beneficial Owners Not Recognized by Trust	Issuance of the securities in book-entry form may reduce the liquidity of these securities in the secondary trading market since investors may be unwilling to purchase securities for which they cannot obtain physical certificates. Since transactions in the securities can be effected only through The Depository Trust Company and any other entities set forth in the related prospectus supplement, your ability to pledge a security to persons or entities that do not participate in

The Depository Trust Company or any other entities or otherwise to take actions in respect of the related securities may be limited due to lack of a physical certificate representing the securities.

You may experience some delay in the receipt of distributions of interest and principal on the securities since the distributions will be forwarded by the trustee to The Depository Trust Company and The Depository Trust Company will credit the distributions to the accounts of its participants which will subsequently credit them to your account either directly or indirectly through indirect participants.

The Trusts

With respect to each series of securities, UPFC Auto Receivables Corp. will establish a separate trust (each, a “Trust”) pursuant to a trust agreement (a “Trust Agreement”) between the Seller and the related trustee for the transactions described in this prospectus and in the related prospectus supplement. The property of each Trust will include Automobile Contracts and all payments due under the Automobile Contracts on and after the applicable cutoff date in the case of Precomputed Automobile Contracts and all payments received under the Precomputed Automobile Contracts on and after the applicable cutoff date or closing date, as specified in the related prospectus supplement, in the case of Simple Interest Automobile Contracts. On the applicable closing date, after the issuance of the notes and/or certificates of a given series, the Seller will transfer or sell Automobile Contract to the Trust in the outstanding principal amount specified in the related prospectus supplement. The property of each Trust may also include:

•	amounts as from time to time may be held in separate trust accounts established and maintained pursuant to the related Trust Agreement, sale and servicing agreement (a “Sale and Servicing Agreement”) among the Seller, the servicer and the related Trust and the proceeds of these accounts, as described in this prospectus and in the related prospectus supplement;

•	security interests in vehicles financed by the Automobile Contracts (the “Financed Vehicles”) and any other interest of a seller in the Financed Vehicles;

•	the rights to proceed from claims on physical damage, credit life and disability insurance policies covering Financed Vehicles or the obligors, as the case may be;

•	any property that has secured an Automobile Contract and that has been acquired by the applicable Trust;

•	any and all proceeds of the Automobile Contracts or the foregoing; and

•	an assignment of the seller’s rights in the related sale agreement with United Auto Credit Corporation, the originator of the Automobile Contracts.

To the extent specified in the related prospectus supplement, a Spread Account or other form of credit enhancement may be a part of the property of a given Trust or may be held by the trustee for the benefit of holders of the related securities.

The servicer specified in the related prospectus supplement, as servicer under the Sale and Servicing Agreement, will service the Automobile Contracts held by each Trust and will receive fees for these services. See “Description of the Transaction Agreements – Servicing Compensation and Payment of Expenses” in this prospectus and “Description of the Transfer and Sale and Servicing Agreement – Servicing Compensation” in the related prospectus supplement. To facilitate the servicing of Automobile Contracts and unless otherwise specified in the related prospectus supplement, each seller and each trustee will authorize the servicer to retain physical possession of the Automobile Contracts held by each Trust and other documents relating to possession of the Automobile Contracts as custodian for each Trust. Due to the administrative burden and expense, the certificates of title to the Financed Vehicles will not be amended to reflect the sale and assignment of the security interest in the Financed Vehicles to a Trust. In the absence of an amendment, a Trust may not have a perfected security interest in some of the Financed Vehicles in some states. See “Certain Legal Aspects of the Automobile Contracts” and “Description of the Transaction Agreements – Sale and Assignment of Automobile Contracts.”

If the protection provided to (1) holders of notes issued by an owner trust by the subordination of the related certificates and by the Spread Account, if any, or any other available form of credit enhancement for the series or (2) certificateholders by any Spread Account or other form of credit enhancement is insufficient, the noteholders or certificateholders, as the case may be, will have to look to payments by or on behalf of obligors on Automobile Contracts and the proceeds from the repossession and sale of Financed Vehicles that secure defaulted Automobile Contracts for distributions of principal and interest on the securities. In this event, some factors, such as the applicable Trust’s not having perfected security interests in all of the Financed Vehicles, may limit the ability of a Trust to realize on the collateral securing the related Automobile Contracts, or may limit the amount realized to less than the amount due under Automobile Contracts. Securityholders may be subject to delays in payment on, or may incur losses on their investment in, the securities as a result of defaults or delinquencies by obligors and depreciation in the value of the related Financed Vehicles. See “Description of the Transaction Agreements – Credit and Cash Flow Enhancement” and “Certain Legal Aspects of the Automobile Contracts.”

The principal offices of each Trust and the related trustee will be specified in the applicable prospectus supplement.

The Trustee

The trustee for each Trust will be specified in the related prospectus supplement. The trustee’s liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustee set forth in the related Trust Agreement and Sale and Servicing Agreement. A trustee may resign at any time, in which event the servicer will be obligated to appoint a successor trustee. The servicer may also remove the related trustee if the trustee ceases to be eligible to continue as trustee under the related Trust Agreement and will be obligated to appoint a successor trustee. Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until the acceptance of the appointment by the successor trustee.

The Automobile Contracts Pool

The motor vehicle installment loan agreements or motor vehicle retail installment sale contracts secured by new and used automobiles, recreational vehicles, including motor homes, campers, motorcycles, all-terrain-vehicles and snowmobiles, vans, trucks, buses and/or trailers (the “Automobile Contracts”) in a Automobile Contracts Pool have been or will be originated or acquired by a seller in the ordinary course of business, in accordance with its credit and underwriting standards as described in the related prospectus supplement.

The Automobile Contracts to be sold to each Trust will be selected from a seller’s portfolio for inclusion in a Automobile Contracts Pool based on several criteria, which criteria include that, subject to particular limitations which, if applicable, will be specified in the related prospectus supplement, each Automobile Contract

•	is secured by a new or used vehicle,

•	was originated or acquired, either from a motor vehicle dealer or a financial institution, by the seller,

•	provides for level monthly payments, except for the last payment, which may be different from the level payments, that, unless otherwise provided in the related prospectus supplement, amortize the amount financed over the original term to maturity of the related Automobile Contract,

•	is a Precomputed Automobile Contract or a Simple Interest Automobile Contract and

•	satisfies the other criteria, if any, set forth in the related prospectus supplement. No selection procedures believed by the seller to be adverse to Securityholders were or will be used in selecting the Automobile Contracts.

“Precomputed Automobile Contracts” consist of either (1) monthly actuarial Automobile Contracts (“Actuarial Automobile Contracts”) or (2) Automobile Contracts that provide for allocation of payments according to the “sum of periodic balances” or “sum of monthly payments” method, similar to the “Rule of 78s” (“Rule of 78S Automobile Contracts”). An Actuarial Automobile Contract provides for amortization of the loan over a series of fixed level monthly installment payments. Each monthly installment, including the monthly installment representing the final payment on the Automobile Contract, consists of (x) an amount of interest equal to 1/12 of the stated contract interest rate under the related Automobile Contract multiplied by the unpaid principal balance of the loan, plus (y) an amount allocable to principal equal to the remainder of the monthly payment. A Rule of 78s Automobile Contract provides for the payment by the obligor of a specified total amount of payments, payable in equal monthly installments on each due date, which total represents the principal amount financed plus add-on interest in an amount calculated at the stated contract interest rate under the related Automobile Contract for the term of the Automobile Contract. The rate at which the amount of add-on interest is earned and, correspondingly, the amount of each fixed monthly payment allocated to reduction of the outstanding principal amount are calculated in accordance with the Rule of 78s.

“Simple Interest Automobile Contracts” are Automobile Contracts that provide for the amortization of the amount financed under them over a series of fixed level monthly payments. However, unlike the monthly payment under an Actuarial Automobile Contract, each monthly payment consists of an installment of interest that is calculated on the basis of the outstanding principal balance of the Automobile Contract multiplied by the stated contract interest rate under the related Automobile Contract and further multiplied by the period elapsed, as a fraction of a calendar year, since the preceding payment of interest was made. As payments are received under a Simple Interest Automobile Contract, the amount received generally is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if an obligor pays a fixed monthly installment before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor is obligated to pay a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment may be increased or decreased as necessary to repay the then outstanding principal balance.

In the event of the prepayment in full, voluntarily or by acceleration, of a Rule of 78s Automobile Contract, under the terms of the contract a “refund” or “rebate” will be made to the obligor of the portion of the total amount of payments then due and payable allocable to “unearned” add-on interest, calculated in accordance with a method equivalent to the Rule of 78s. If an Actuarial Automobile Contract is prepaid in full, with minor variations based upon state law, the Actuarial Automobile Contract requires that the rebate be calculated on the basis of a constant interest rate. If a Simple Interest Automobile Contract is prepaid, rather than receive a rebate, the obligor is required to pay interest only to the date of prepayment. The amount of a rebate under a Rule of 78s Automobile Contract generally will be less than the amount of a rebate on an Actuarial Automobile Contract and generally will be less than the remaining scheduled payments of interest that would have been due under a Simple Interest Automobile Contract for which all payments were made on schedule.

To the extent provided in the related prospectus supplement, each Trust will account for the Rule of 78s Automobile Contracts as if the Automobile Contracts were Actuarial Automobile Contracts. Amounts received upon prepayment in full of a Rule of 78s Automobile Contract in excess of the then outstanding principal balance of the Automobile Contract and accrued interest on the Automobile Contract, calculated pursuant to the actuarial method, will not be paid to noteholders or passed through to certificateholders of the applicable series, but will be paid to the servicer as additional servicing compensation.

Information with respect to each Automobile Contracts Pool will be set forth in the related prospectus supplement, including, to the extent appropriate, the composition and distribution by annual percentage rate and by states of origination of the Automobile Contracts, the portion of each Automobile Contracts Pool consisting of Precomputed Automobile Contracts and of Simple Interest Automobile Contracts, and the portion of each Automobile Contracts Pool secured by new vehicles and by used vehicles.

Delinquencies, Repossessions and Net Losses

Information concerning the experience of the seller pertaining to delinquencies, repossessions and net losses with respect to Automobile Contracts will be set forth in each prospectus supplement. There can be no assurance that the delinquency, repossession and net loss experience on any Automobile Contracts Pool will be comparable to prior experience or to the information.

New and Used Financed Vehicles

The extension of credit to an obligor on a Automobile Contract is based on an assessment of an applicant’s ability to repay the amounts due on the Automobile Contract and the adequacy of the related Financed Vehicle. An assessment generally does not distinguish between new or used vehicles. Rather, the amount advanced under a motor vehicle loan generally will not exceed 100% of the value of the collateral unless otherwise specified in the related prospectus supplement. For new motor vehicles, the value equals the dealer invoice for the motor vehicle that serves as collateral, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. For used motor vehicles, the value equals the wholesale price reported in the most recent edition of the National Automotive dealers Association Used Car Guide, the National Auto Research Division Black Book or any other industry guide as specified in the related prospectus supplement, plus sales tax, license fee, title fee, the cost of service and warranty contracts, and any premium for credit life and disability insurance obtained in connection with the loan. The maximum age of any used motor vehicle acceptable as collateral generally is ten model years although on rare occasions a loan will be made to acquire a financed vehicle more than 10 years old. Additional information with respect to delinquencies, repossessions and net losses with respect to Automobile Contracts secured by new or used Financed Vehicles will be set forth in each prospectus supplement.

Pool Factors and Trading Information

The “Note Pool Factor” for each class of notes will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of notes indicating the remaining outstanding principal balance of that class of notes, as of the applicable Distribution Date, after giving effect to payments to be made on the applicable Distribution Date, as a fraction of the initial outstanding principal balance of the class of notes. The “Certificate Pool Factor” for each class of certificates will be a seven-digit decimal which the servicer or trustee will compute prior to each distribution with respect to the class of certificates indicating the remaining certificate balance of the class of certificates, as of the applicable Distribution Date, after giving effect to distributions to be made on the applicable Distribution Date, as a fraction of the initial certificate balance of the class of certificates. Each Note Pool Factor and each Certificate Pool Factor will be 1.0000000 as of the related closing date, and after will decline to reflect reductions in the outstanding principal balance of the applicable class of notes or the reduction of the certificate balance of the applicable class of certificates. A noteholder’s portion of the aggregate outstanding principal balance of the related class of notes will be the product of (1) the original denomination of the noteholder’s note and (2) the applicable Note Pool Factor at the time of determination. A certificateholder’s portion of the aggregate outstanding certificate balance for the related class of certificates will be the product of (a) the original denomination of the certificateholder’s certificate and (b) the applicable Certificate Pool Factor at the time of determination.

As provided in the related prospectus supplement, the noteholders, if any, and the certificateholders will receive reports on or about each Distribution Date concerning payments received on the Automobile Contracts, the Pool Balance and each Note Pool Factor or Certificate Pool Factor, as applicable. In addition, Securityholders of record during any calendar year will be furnished information for tax reporting purposes not later than the latest date permitted by law. See “Certain Information Regarding the Securities – Statements to Securityholders.”

The Seller and the Servicer

Information with respect to the seller and the servicer will be set forth in the related prospectus supplement.

Use of Proceeds

Except as otherwise noted in the related prospectus supplement, the net proceeds from the sale of the securities of a series will be applied by the Seller to purchase the Automobile Contracts from the sponsor identified in the related prospectus supplement and to fund the spread account.

Description of the Notes

Each trust will issue one or more classes of notes pursuant to an indenture (an “Indenture”) between the related trust and the indenture trustee, a form of which has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. The following summary describes the material provisions of each Indenture which are anticipated to be common to any notes included in a series of securities. The following summary does not purport to be a complete description of all terms of the related notes or Indenture and therefore is subject to, and is qualified in its entirely by reference to, the provisions of the related notes and Indenture.

If so specified in the related prospectus supplement, each class of notes will initially be represented by one or more certificates registered in the name of the nominee of The Depository Trust Company (“DTC”) (together with any successor selected by the Trust, the “Depository”). The notes will be available for purchase in minimum denominations of $1,000 or any other minimum denomination as shall be specified in the related prospectus supplement and integral multiples of $1,000 or any other minimum denomination so specified in the related prospectus supplement in book-entry form or any other form as shall be specified in the related prospectus supplement. If the notes are available in book-entry form only, DTC’s nominee will be Cede unless another nominee is specified in the related prospectus supplement. Accordingly, the nominee is expected to be the holder of record of the notes of each class. If the notes are available in book-entry form only, unless and until Definitive notes are issued under the limited circumstances described in this prospectus or in the related prospectus supplement, no noteholder will be entitled to receive a physical certificate representing a note. If the notes are available in book-entry form only, all references in this prospectus and in the related prospectus supplement to actions by noteholders refer to action taken by DTC upon instructions from it participating organizations, and all references in this prospectus and in the related prospectus supplement to distributions, notices, reports and statements to noteholders refer to distributions, notices, reports and statements to DTC or its nominee, as registered holder of the notes, for distribution to noteholders in accordance with DTC’s procedures with respect to distributions. See “Certain Information Regarding the Securities – Book-Entry Registration” and “– Definitive Securities.”

Distribution of Principal and Interest

The timing and priority of payment, seniority, allocations of losses, interest rate and amount of or method of determining payments of principal and interest on each class of notes of a series will be described in the related prospectus supplement. The right of holders of any class of notes to receive payments of principal and interest may be senior or subordinate to the rights of holders of one or more other class or classes of notes of the series, as described in the related prospectus supplement. The related prospectus supplement may provide that payments of interest on the notes will be made prior to payments of principal on the notes. If so provided in the related prospectus supplement, a series of notes may include one or more classes of strip notes entitled to (1) principal payments with disproportionate, nominal or no interest payments or (2) interest payments with disproportionate, nominal or no principal payments. Each class of notes may have a different interest rate, which may be a fixed, variable or adjustable interest rate, and which may be zero for some classes of strip notes, or any combination of the foregoing. The related prospectus supplement will specify the interest rate for each class of notes of a series or the method for determining the interest rate. One or more classes of notes of a series may be redeemable in whole or in part under the circumstances specified in the related prospectus supplement, including as a result of the exercise by the servicer of its option to purchase the related Automobile Contract Pool. See “Certain Matters Regarding the Servicer – Termination.”

To the extent specified in any prospectus supplement, one or more classes of notes of a given series may have fixed principal payment schedules, as set forth in the prospectus supplement. Holders of any notes will be entitled to receive payments of principal on any given Distribution Date in the applicable amount set forth on the schedule with respect to the notes, in the manner and to the extent set forth in the related prospectus supplement.

The related prospectus supplement may also provide that payment of interest to noteholders of all classes within a series will have the same priority. Under some circumstances, the amount available for payments could be less than the amount of interest payable on the notes on a Distribution Date, in which case each class of notes will receive its ratable share, based upon the aggregate amount of interest due to the class of notes, of the aggregate amount available to be distributed on the date as interest on the notes of the series. See “Description of the Transaction Agreements – Distributions” and “ – Credit and Cash Flow Enhancement”.

In the case of a series of securities issued by an owner trust that includes two or more classes of notes, the sequential order and priority of payment in respect of principal and interest, and any schedule or formula or other provisions applicable to the determination of the sequential order and priority of payment in respect of principal and interest, of each class will be set forth in the related prospectus supplement. Payments in respect of principal of and interest on any class of notes will be made on a pro rata basis among all the noteholders of the class or by any other method as is specified in the prospectus supplement.

If specified in the related prospectus supplement, the Trust may issue securities from time to time and use the proceeds of this issuance to make principal payments with respect to a series.

Description of the Certificates

The certificates, representing the seller’s beneficial interest in the related Trust, will be issued by the related Trust to the seller pursuant to a Trust Agreement as additional consideration for the Automobile Contracts. A form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this prospectus forms a part. All payments in respect of the certificates will be subordinated to payments then due on the notes.

Certain Information Regarding the Securities

Book-Entry Registration

If so specified in the related prospectus supplement, DTC will act as securities company for each class of securities offered by this prospectus. Each class of securities initially will be represented by one or more certificates registered in the name of Cede, the nominee of DTC and, if provided in the related prospectus supplement, additionally through Clearstream Banking, société anonyme or the Euroclear System (“Euroclear”). As the nominee of DTC, it is anticipated that the only “noteholder” with respect to a series of securities will be Cede. Beneficial owners of the securities (“Security Owners”) will not be recognized as “noteholders” by the related indenture trustee, as the term is used in each Indenture and Security Owners will be permitted to exercise the rights of noteholders only indirectly through DTC and, if provided in the related prospectus supplement, additionally through Clearstream Banking, société anonyme or Euroclear and their participating members (“Participants”).

DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code (the “UCC”) in effect in the State of New York, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for the Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (the “Indirect Participants”).

Security Owners that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or an interest in, the securities may do so only through Participants and Indirect Participants. In addition, all Security Owners will receive all distributions of principal and interest from the related indenture trustee or the related trustee, as applicable, through Participants or Indirect Participants. Under a book-entry format, Security Owners may experience some delay in their receipt of payments, since these payments will be forwarded by the applicable trustee or indenture trustee to DTC’s nominee. DTC will then forward the payments to the Participants, which will then forward them to Indirect Participants or Security Owners.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the securities and to receive and transmit distributions of principal of and interest on the securities. Participants and Indirect Participants with which Security Owners have accounts with respect to the securities similarly are required to make book-entry transfers and to receive and transmit the payments on behalf of their respective Security Owners. Accordingly, although Security Owners will not possess physical certificates representing the securities, the Rules provide a mechanism by which Participants and Indirect Participants will receive payments and transfer or exchange interests, directly or indirectly, on behalf of Security Owners.

Because DTC can act only on behalf of Participants, who in turn may act on behalf of Indirect Participants, the ability of a Security Owner to pledge securities to persons or entities that do not participate in the DTC system, or otherwise take actions with respect to the securities, may be limited due to the lack of a physical certificate representing the securities.

DTC will take any action permitted to be taken by a Security Owner under the Indenture only at the direction of one or more Participants to whose account with DTC the securities are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that these actions are taken on behalf of Participants whose holdings include the undivided interests.

Clearstream Banking, société anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg (“Clearstream, Luxembourg”), was incorporated in 1970 as “Cedel S.A.”, a company with limited liability under Luxembourg law (a société anonyme). Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank’s parent company, Cedel International, société anonyme (“CI”) merged its clearing, settlement and custody business with that of Deutsche Börse Clearing AG (“DBC”). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, société anonyme (“New CI”), which is 50% owned by CI and 50% owned by DBC’s parent company Deutsche Börse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. Cedel International currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of Cedel International’s stock.

Further to the merger, the Board of Directors of New Cedel International decided to rename the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is “Clearstream”. With effect from January 14, 2000 New CI has been renamed “Clearstream International, société anonyme”. On January 18, 2000, Cedelbank was renamed “Clearstream Banking, société anonyme”, and Cedel Global Services was renamed “Clearstream Services, société anonyme”.

On January 17, 2000 DBC was renamed “Clearstream Banking AG”. This means that there are now two entities in the corporate group headed by Clearstream International which share the name “Clearstream Banking”, the entity previously named “Cedelbank” and the entity previously named “Deutsche Borse Clearing AG”.

Clearstream, Luxembourg holds securities for its customers (“Clearstream, Luxembourg Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier, “CSSF”, which supervises Luxembourg banks. Clearstream, Luxembourg’s customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg’s U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

Euroclear was created in 1968 to hold securities for its Participants and to clear and settle transactions between its Participants through simultaneous electronic book-entry delivery against payment, thus eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 32 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative Corporation”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative Corporation. The Cooperative Corporation establishes policy for Euroclear on behalf of its Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of its Participants, and has no record of or relationship with persons holding through Participants of Euroclear.

Except as required by law, none of Deutsche Bank Securities Inc., the Seller, the related seller, the related servicer, or related indenture trustee, if any, or the related trustee will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of securities of any series held by DTC’s nominee, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

Definitive Securities

If so stated in the related prospectus supplement, the notes of a given series will be issued in fully registered, certificated form (“Definitive notes”) to noteholders or their respective nominees, rather than to DTC or its nominee, only if:

•	the related indenture trustee determines that DTC is no longer willing or able to discharge properly its responsibilities as Depository with respect to the related securities and the indenture trustee is unable to locate a qualified successor;

•	the indenture trustee elects, at its option, to terminate the book-entry system through DTC; or

•	after the occurrence of an Event of Default or Servicer Default, Security Owners representing at least a majority of the outstanding principal amount of the notes of the series advise the related trustee through DTC that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the related Security Owners.

Upon the occurrence of any of the events described in the immediately preceding paragraph, the related indenture trustee will be required to notify the related Security Owners, through Participants, of the availability of Definitive notes. Upon surrender by DTC of the certificates representing all securities of any affected class and the receipt of instructions for re-registration, the trustee will issue Definitive notes to the related Security Owners. Distributions on the related Definitive notes will subsequently be made by the related indenture trustee directly to the holders in whose name the related Definitive notes are registered at the close of business on the applicable record date, in accordance with the procedures set forth in this prospectus and in the related Indenture. Distributions will be made by check mailed to the address of the holders as they appear on the register specified in the related Indenture; however, the final payment on any securities, whether Definitive notes or securities registered in the name of a Depository or its nominee, will be made only upon presentation and surrender of the securities at the office or agency as specified in the notice of final distribution to Securityholders.

Definitive notes will be transferable and exchangeable at the offices of the related indenture trustee, or any security registrar appointed by the related indenture trustee. No service charge will be imposed for any registration of transfer or exchange, but the indenture trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection with a registration of transfer or exchange.

Statements to Securityholders

With respect to each series of securities, on or prior to each Distribution Date, the related servicer will prepare and forward to the related indenture trustee to be included with the distribution to each Securityholder of record a statement setting forth for the related Collection Period the following information, and any other information specified in the related prospectus supplement:

(1)	the amount of the distribution allocable to principal of each class of securities of the series;

(2)	the amount of the distribution allocable to interest on each class of securities of the series;

(3)	if applicable, the amount of the Servicing Fee paid to the related servicer with respect to the related Collection Period;

(4)	the outstanding principal balance and Note Pool Factor for each class of notes, if any;

(5)	the balance of any Spread Account or other form of credit enhancement, after giving effect to any additions to the balance of the Spread Account or withdrawals from the Spread Account or reductions to the Spread Account to be made on the following Distribution Date; and

(6)	the aggregate amount of realized losses, if any, in respect of Automobile Contracts and any other loss, delinquency or other ratios set forth in the related prospectus supplement for the related Collection Period.

Items (1), (2) and (4) above with respect to the notes of a series will be expressed as a dollar amount per $1,000 of initial principal balance of the notes.

In addition, within the prescribed period of time for tax reporting purposes after the end of each calendar year during the term of each Trust, the related indenture trustee will mail to each person who at any time during the related calendar year shall have been a registered Securityholder a statement containing information for the purposes of the Securityholder’s preparation of federal income tax returns. See “Material Federal Income Tax Consequences.”

List of Securityholders

Three or more holders of the notes of any series or one or more holders of the notes evidencing not less than 25% of the aggregate outstanding principal balance of the notes of the series may, by written request to the related indenture trustee, obtain access to the list of all noteholders maintained by the indenture trustee for the purpose of communicating with other noteholders with respect to their rights under the related Indenture or under the notes. The indenture trustee may elect not to afford the requesting noteholders access to the list of noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting noteholders, to all noteholders of the series.

Description of the Transaction Agreements

The following summary describes the material provisions, in each case, to the extent anticipated to be common to any series of securities, of:

•	each Sale Agreement pursuant to which United Auto Credit Corporation (“UACC”), as sponsor, will transfer Automobile Contracts to the Seller;

•	each Trust Agreement pursuant to which a Trust will be created;

•	each Sale and Servicing Agreement pursuant to which the Seller will transfer Automobile Contracts to a Trust and UACC as the servicer will service Automobile Contracts; and

•	each Indenture governing each series of notes to be issued by a Trust (collectively, the “Transaction Agreements”).

Forms of the Transaction Agreements have been filed as exhibits to the Registration Statement of which this prospectus forms a part. The following summary does not purport to be a complete description of all of the terms of the Transaction Agreements and therefore is subject to, and is qualified in its entirety by reference to, the provisions of the related Transaction Agreement.

Sale and Assignment of Automobile Contracts

On or prior to the related closing date, UACC will transfer and assign to the Seller, pursuant to a Sale Agreement, without recourse, all of its right, title and interest in and to Automobile Contracts in the outstanding principal amount specified in the related prospectus supplement, including its security interests in the related Financed Vehicles. Each Automobile Contract will be identified in a schedule appearing as an exhibit to the related Sale Agreement (the “Schedule of Automobile Contracts”).

In each Sale Agreement UACC will represent and warrant to the Seller, among other things, that:

•	the information set forth in the Schedule of Automobile Contracts is correct in all material respects as of the applicable cutoff date;

•	the obligor on each Automobile Contract is contractually required to maintain physical damage insurance covering the related Financed Vehicle in accordance with the seller’s normal requirements;

•	on the closing date, the Automobile Contracts are free and clear of all security interests, liens, charges and encumbrances, and no offsets, defenses or counterclaims have been asserted or threatened;

•	at the closing date, each of the Automobile Contracts is secured by a perfected, first-priority security interest in the related Financed Vehicle in favor of the seller;

•	each Automobile Contract, at the time it was originated, complied and, on the closing date complies, in all material respects with applicable federal and state laws, including, without limitation, consumer credit, truth-in-lending, equal credit opportunity and disclosure laws; and

•	any other representations and warranties that may be set forth in the related prospectus supplement.

To the extent specified in the related prospectus supplement, as of the last day of the second Collection Period, or, if UACC so elects, the last day of the first Collection Period, following the discovery by or notice to UACC of any breach of a representation and warranty of UACC that materially and adversely affects the interests of the related Trust in any Automobile Contract, UACC will be obligated to repurchase the Automobile Contract, unless UACC cures the breach in a timely fashion. The purchase price for any of these repurchased Automobile Contracts will be equal to the unpaid principal balance owed by the obligor on the Automobile Contract, plus accrued and unpaid interest on the unpaid principal balance at the applicable APR to the last day of the month of repurchase (the “Repurchase Amount”). This repurchase obligation will constitute the sole remedy available to the Securityholders, the related trustee and any related indenture trustee for any uncured breach.

On the related closing date, the Seller will transfer and assign to the related Trust, pursuant to a Sale and Servicing Agreement, as applicable, without recourse, all of its right, title and interest in and to Automobile Contracts in the outstanding principal amount specified in the related prospectus supplement. Concurrently with the transfer and assignment of Automobile Contracts to the related Trust, the related indenture trustee, as applicable, will execute, authenticate and deliver the related securities.

Pursuant to the terms of the Sale and Servicing Agreement, the Seller will assign to the related Trust the representations and warranties made by UACC under the related Sale Agreement for the benefit of the related Securityholders and will make limited representations and warranties with respect to the other Automobile Contracts included in the Trust. To the extent that UACC does not repurchase an Automobile Contract in the event of a breach of its representations and warranties with respect to the Automobile Contract, the Seller will not be required to repurchase the Automobile Contract unless the breach also constitutes a breach of one of the Seller’s representations and warranties under the related Sale and Servicing Agreement with respect to that Automobile Contract, if any, and the breach materially and adversely affects the interests of the Securityholders in any Automobile Contract. Neither UACC nor the seller will have any other obligation with respect to the Automobile Contract or the securities.

Trust Accounts

With respect to each trust, the servicer will establish and maintain with the related indenture trustee, or the trustee will establish and maintain, (a) one or more accounts, on behalf of the related Securityholders, into which all payments made on or in respect of the related Automobile Contracts will be deposited (the “Collection Account”) and (b) an account, in the name of the indenture trustee on behalf of the noteholders, into which amounts released from the Collection Account and any Spread Account or other form of credit enhancement for payment to the noteholders will be deposited and from which all distributions to the noteholders will be made (the “Note Distribution Account”). With respect to each owner trust, the servicer or the related trustee will establish and maintain an account, in the name of the trustee on behalf of the certificateholders, into which amounts released from the Collection Account and any Spread Account or other form of credit enhancement for distribution to the certificateholders will be deposited and from which all distributions to the certificateholders will be made (the “Certificate Distribution Account”).

For each series of securities, funds in the Collection Account, Note Distribution Account, Certificate Distribution Account and any Spread Account or other accounts identified in the related prospectus supplement (collectively, the “Trust Accounts”) will be invested as provided in the related Sale and Servicing Agreement, in Eligible Investments. “Eligible Investments” will generally be limited to investments acceptable to the Rating Agencies as being consistent with the rating of the related securities. Eligible Investments will generally be limited to obligations or securities that mature on or before the date of the next scheduled distribution to Securityholders of the series. However, to the extent permitted by the Rating Agencies, funds in any Spread Account may be invested in securities that will not mature prior to the date of the next scheduled distribution with respect to the notes or certificates and will not be sold prior to maturity to meet any shortfalls. Thus, the amount of available funds on deposit in a Spread Account at any time may be less than the balance of that Spread Account. If the amount required to be withdrawn from a Spread Account to cover shortfalls in collections on the related Automobile Contracts (as provided in the related prospectus supplement) exceeds the amount of available funds on deposit in the Spread Account, a temporary shortfall in the amounts distributed to the related noteholders or certificateholders could result, which could, in turn, increase the average life of the related notes or certificates. Unless otherwise and to the extent provided in the related prospectus supplement, investment earnings on funds deposited in the Trust Accounts, net of losses and investment expenses (collectively, “Investment Earnings”), will be deposited in the applicable Collection Account on each Distribution Date and will be treated as collections of interest on the related Automobile Contracts.

The Trust Accounts will be maintained as Eligible Deposit Accounts. “Eligible Deposit Account” means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, having corporate trust powers and acting as trustee for funds deposited in the account, so long as any of the securities of the company institution have a credit rating from each Rating Agency in one of its generic rating categories that signifies investment grade. “Eligible Institution” means, with respect to a Trust, (a) the corporate trust department of the related indenture trustee or trustee, as applicable, or (b) a company institution organized under the laws of the United States of America or any one of the states of the United States of America or the District of Columbia, or any domestic branch of a foreign bank, (1) that has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

Pre-Funding

If so specified in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series (this amount, the “Pre-Funded Amount”) will be deposited in an account (the “Pre-Funding Account”) to be established with the trustee, which will be used to acquire additional Automobile Contracts from time to time during the time period specified in the related prospectus supplement (the “Pre-Funding Period”). Prior to the investment of the Pre-Funded Amount in additional Automobile Contracts, the Pre-Funded Amount may be invested in one or more Eligible Investments. Except as otherwise provided in the applicable Agreement, an “Eligible Investment” is any of the following, in each case as determined at the time of the investment or contractual commitment to invest in the relevant Eligible Investment, to the extent these investments would not require registration of the Trust Fund as an investment company pursuant to the Investment Company Act of 1940:

(a)	negotiable instruments or securities represented by instruments in bearer or registered or book-entry form which evidence:

(1)	obligations which have the benefit of the full faith and credit of the United States of America, including company receipts issued by a bank as custodian with respect to any instrument or security held by the custodian for the benefit of the holder of the company receipt;

(2)	demand deposits or time deposits in, or bankers’ acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state of the United States of America and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided that at the time of the trustee’s investment or contractual commitment to invest in the relevant Eligible Investment, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations, other than the obligations whose rating is based on collateral or on the credit of a Person other than the institution or trust company, of the depositary institution or trust company has a credit rating in the highest rating category from each Rating Agency;

(3)	certificates of deposit having a rating in the highest rating category from each Rating Agency; or

(4)	investments in money market funds which are, or which are composed of instruments or other investments which are, rated in the highest rating category from each Rating Agency;

(b)	demand deposits in the name of the trustee in any depositary institution or trust company referred to in clause (a)(2) above;

(c)	commercial paper, having original or remaining maturities of no more than 270 days, having a credit rating in the highest rating category from each Rating Agency;

(d)	Eurodollar time deposits that are obligations of institutions whose time deposits carry a credit rating in the highest rating category from each Rating Agency;

(e)	repurchase agreements involving any Eligible Investment described in any of clauses (a)(1), (a)(3) or (d) above, so long as the other party to the repurchase agreement has its long-term unsecured debt obligations rated in the highest rating category from each Rating Agency; and

(f)	any other investment with respect to which each Rating Agency rating the securities indicates will not result in the reduction or withdrawal of its then existing rating of the securities. Except as otherwise provided in the applicable Agreement, any Eligible Investment must mature no later than the Business Day prior to the next Distribution Date.

During any Pre-Funding Period, the seller or any other party specified in the related prospectus supplement will be obligated, subject only to the availability of additional Automobile Contracts, to transfer to the related Trust Fund additional Automobile Contracts from time to time during the related Pre-Funding Period. Additional Automobile Contracts will be required to satisfy specific eligibility criteria more fully set forth in the related prospectus supplement, which eligibility criteria will be consistent with the eligibility criteria of the Automobile Contracts included in the Trust Fund as of the closing date subject to exceptions as are expressly stated in the related prospectus supplement.

Although the specific parameters of the Pre-Funding Account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

•	the additional loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties as the Automobile Contracts included in the related Trust Fund on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement;

•	the Pre-Funded Amount will not exceed 50% of the issuance proceeds of the notes and the Pre-Funding Period will end prior to one year from the date of issuance of the notes on the related closing date; and

•	any transfer of additional automobile contracts during the Pre-Funding Period is subject to the satisfaction of the following conditions precedent, among others:

(a)	each of the additional automobile contracts transferred to the trust during the Pre-Funding Period must satisfy the eligibility criteria specified in the related Sale and Servicing Agreement;

(b)	the seller must not have selected those additional automobile contracts in a manner that it believes is adverse to the interests of the trust, the noteholders or the holders of the certificates;

(c)	the seller must have executed and delivered to the trust, with a copy to the indenture trustee, a written assignment conveying such additional automobile contracts to the trust, including a schedule identifying such additional automobile contracts;

(d)	the seller, the sponsor and the trust must have delivered various opinions of counsel to the owner trustee, the indenture trustee, the underwriters and each of the Rating Agencies with respect to the transfer of those additional automobile contracts; and

(e)	the owner trustee, the indenture trustee and each of the Rating Agencies must have received written notification from the seller of the addition of all additional automobile contracts transferred to the trust during the Pre-Funding Period.

Servicing Procedures

UACC as the servicer will be appointed by each Trust as custodian to act as agent on behalf of the owner trustee to maintain custody of all documents and instruments relating to the Automobile Contracts and maintain accurate and complete records and computer systems pertaining to each Automobile Contract. The seller’s and the servicer’s accounting records and computer systems will be marked to reflect the sale and assignment of the related Automobile Contracts to each Trust, and UCC financing statements reflecting the sale and assignment will be filed.

The servicer will make reasonable efforts to collect all payments due with respect to the Automobile Contracts and will, consistent with the related Sale and Servicing Agreement, follow the collection procedures as it follows with respect to comparable Automobile Contracts it services for itself and others. The prospectus supplement will specify that the servicer may, in its discretion, arrange with the obligor on an Automobile Contract to extend or modify the payment schedule, but no arrangement will, if inconsistent with its normal procedures, for purposes of any Sale and Servicing Agreement, reduce the contract rate of, the amount of the scheduled payments under, or extend the final payment date of, any Automobile Contract beyond the “Final Scheduled Maturity Date” (as the term is defined with respect to any Automobile Contracts Pool in the related prospectus supplement). Some arrangements may result in the servicer purchasing the Automobile Contracts for the Repurchase Amount, while others may result in the servicer making Advances. The servicer may sell the related Financed Vehicle securing any Automobile Contract at a public or private sale, or take any other action permitted by applicable law. See “Certain Legal Aspects of the Automobile Contracts.”

Collections

With respect to each Trust, the servicer or the trustee will deposit all payments on the related Automobile Contract, from whatever source, and all proceeds of the related Automobile Contract, collected during the period specified in the related prospectus supplement (a “Collection Period”) into the related Collection Account not later than two business days after receipt of payments and proceeds of the related Automobile Contract or any other period as specified in the related prospectus supplement. However, notwithstanding the foregoing, these amounts may be remitted to the Collection Account by the servicer on a monthly basis on or prior to the applicable Distribution Date if no Servicer Default exists and each other condition to making deposits less frequently than daily as may be specified by the Rating Agencies or set forth in the related prospectus supplement is satisfied. Pending deposit into the Collection Account, the collections may be invested by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. If the servicer were unable to remit the funds to the Collection Account on any Distribution Date, Securityholders might incur a loss. To the extent set forth in the related prospectus supplement, the servicer may, in order to satisfy the requirements described above, obtain a letter of credit or other security for the benefit of the related Trust to secure timely remittances of collections on the related Automobile Contract and payment of the aggregate Repurchase Amount with respect to Automobile Contracts repurchased by the servicer.

Collections on a Precomputed Automobile Contract during any Collection Period will be applied first to the repayment of any outstanding Precomputed Advances made by the servicer with respect to the Automobile Contract, as described below, and then to the scheduled monthly payment due on the Automobile Contract.

Advances

If specified in the related prospectus supplement, to the extent the collections of interest and principal on a Precomputed Receivable for a Collection Period fall short of the related scheduled payment, the servicer generally will advance the shortfall (a “Precomputed Advance”). The servicer will be obligated to make a Precomputed Advance on a Precomputed Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Advance from subsequent collections or recoveries on the Automobile Contract or other Precomputed Automobile Contracts in the related Automobile Contracts Pool. The servicer will deposit the Precomputed Advance in the applicable Collection Account on or before the business day preceding the applicable Distribution Date. The servicer will recoup its Precomputed Advance from subsequent payments by or on behalf of the related obligor or from insurance or liquidation proceeds with respect to the related Automobile Contract and will release its right to reimbursement in conjunction with its purchase of the Automobile Contract as servicer or, upon determining that reimbursement from the preceding sources is unlikely, will recoup its Precomputed Advance from any collections made on other Precomputed Automobile Contracts in the related Automobile Contracts Pool.

If specified in the related prospectus supplement, on or before the business day prior to each Distribution Date, the servicer will deposit into the related Collection Account an amount equal to the amount of interest that would have been due on the related Simple Interest Automobile Contracts at their respective annual percentage rates for the related Collection Period, assuming that the Simple Interest Automobile Contracts are paid on their respective due dates, minus the amount of interest actually received on the Simple Interest Automobile Contracts during the applicable Collection Period (a “Simple Interest Advance”, and together with Precomputed Advances, “Advances”). If the calculation results in a negative number, an amount equal to the amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, if specified in the related prospectus supplement, if a Simple Interest Automobile Contract becomes a Liquidated Automobile Contract (as the term is defined in the related prospectus supplement), the amount of accrued and unpaid interest on the Simple Interest Automobile Contract that became a Liquidated Automobile Contract, but not including interest for the then current collection Period, will be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Automobile Contracts.

Net Deposits

For administrative convenience, unless the servicer or the trustee is required to remit collections to the Collection Account on a daily basis as described under “Collections” above, the servicer or the trustee will be permitted to make deposits of collections, aggregate Advances and Repurchase Amounts for any Trust for or in respect of each Collection Period net of distributions to be made to the servicer with respect to the Collection Period.

Servicing Compensation and Payment of Expenses

To the extent provided in the related prospectus supplement, with respect to each Trust the related servicer will be entitled to receive, out of interest collected on or in respect of the related Automobile Contract serviced by the servicer, a fee for each Collection Period (the “Servicing Fee”) in an amount equal to the percentage per annum specified in the related prospectus supplement (the “Servicing Fee Rate”) of the Pool Balance related to the Automobile Contract as of the first day of the related Collection Period. Unless otherwise provided in the related prospectus supplement, the Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Distribution Dates, will be paid solely to the extent of the Interest Distribution Amount; however, the Servicing Fee will be paid prior to the distribution of any portion of the Interest Distribution Amount to the holders of the notes or certificates of any series.

To the extent provided in the related prospectus supplement, the servicer will also collect and retain any late fees, prepayment charges and other administrative fees or similar charges allowed by applicable law with respect to Automobile Contracts and will be entitled to reimbursement from each Trust for some liabilities. Payments by or on behalf of obligors will be allocated to scheduled payments under the related Automobile Contract and late fees and other charges in accordance with the servicer’s normal practices and procedures.

If applicable, the Servicing Fee will compensate the servicer for performing the functions of a third party servicer of motor vehicle Automobile Contracts as an agent for the related Trust, including collecting and posting all payments, responding to inquiries of obligors on the Automobile Contracts, investigating delinquencies, sending payment statements and reporting the collateral. The Servicing Fee will also compensate the servicer for administering the Automobile Contracts, including making Advances, accounting for collection, furnishing monthly and annual statements to the related indenture trustee, and generating federal income tax information for the Trust and for the related noteholders as well as the Trust’s compliance with the reporting provisions under the Exchange Act. The Servicing Fee may also reimburse the servicer for particular taxes, the fees of the related indenture trustee and/or trustee, accounting fees, outside auditor fees, data processing cost and other costs incurred in connection with administering the Automobile Contract.

Distributions

With respect to each series of securities, beginning on the Distribution Date specified in the related prospectus supplement, distributions of principal and interest, or, where applicable, principal only or interest only, on each class of securities entitled to these distributions will be made by the related indenture trustee, as applicable, to the noteholders of the series. The timing, calculation, allocation, order, source and priorities of, and requirements for, all payments to the holders of each class of notes will be set forth in the related prospectus supplement.

With respect to each Trust, on each Distribution Date collections on or in respect of the related Automobile Contract will be transferred from the Collection Account to the Note Distribution Account for distribution to the noteholders to the extent provided in the related prospectus supplement. Credit enhancement, such as a Spread Account, will be available to cover shortfalls in the amount available for distribution on the date to the extent specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions in respect of principal of a class of securities of a series may be subordinate to distributions in respect of interests on the class. Distributions of principal on the securities of a series may be based on the amount of principal collected or due, or the amount of realized losses incurred, in a Collection Period.

Credit and Cash Flow Enhancement

The amounts and types of any credit and cash flow enhancement arrangements and the provider of the credit and cash flow enhancement arrangements, if applicable, with respect to each class of securities of a series will be set forth in the related prospectus supplement. To the extent provided in the related prospectus supplement, credit or cash flow enhancement may be in the form of subordination of one or more classes of securities, Spread Accounts, letters of credit, surety bonds, insurance policies, over-collateralization, credit or liquidity facilities, guaranteed investment contracts, swaps or other interest rate protection agreements, repurchase obligations, cash deposits or any combination of the foregoing. If specified in the applicable prospectus supplement, credit or cash flow enhancement for a class of securities may cover one or more other classes of securities of the same series, and credit enhancement for a series of securities may cover one or more other series of securities.

The existence of a Spread Account or other form of credit enhancement for the benefit of any class or series of securities is intended to enhance the likelihood of receipt by the Securityholders of the class or series of the full amount of principal and interest due on the applicable class or series and to decrease the likelihood that the Securityholders will experience losses. The credit enhancement for a class or series of securities will not, as a general rule, provide protection against all types of loss and will not guarantee repayment of all principal and interest on a class or series of securities. If losses occur which exceed the amount covered by credit enhancement or which are not covered by the credit enhancement, Securityholders will bear their allocable share of these losses, as described in the prospectus supplement. In addition, if a form of credit enhancement covers more than one series of securities, Securityholders of any series will be subject to the risk that credit enhancement may be exhausted by the claims of Securityholders of other series.

Spread Account. If so provided in the related prospectus supplement, pursuant to the related Transaction Agreement, the seller will establish for a series or class or classes of securities an account (the “Spread Account”), which will be maintained with the related indenture trustee. A Spread Account will be funded by an initial deposit by the seller on the closing date in the amount set forth in the related prospectus supplement. As further described in the related prospectus supplement, the amount on deposit in the Spread Account may be increased or reinstated on each Distribution Date, to the extent described in the related prospectus supplement, by the deposit there of amounts from collections on the Automobile Contract. The related prospectus supplement will describe the circumstances under which and the manner in which distributions may be made out of the Spread Account, either to holders of the securities covered by the Spread Account or to the seller or to any other entity.

Evidence as to Compliance

Each Sale and Servicing Agreement will provide that a firm of independent public accountants will furnish annually to the related Trust and indenture trustee a statement as to compliance by the servicer during the preceding twelve months, or, in the case of the first statement, during a shorter period that shall have elapsed since the applicable closing date, with particular standards relating to the servicing of the Automobile Contracts, the servicer’s accounting records and computer files with respect to the servicer’s compliance and other matters.

Each Sale and Servicing Agreement will also provide for delivery to the related Trust and indenture trustee each year of a certificate signed by an officer of the servicer stating that the servicer has fulfilled it obligations under the related Sale and Servicing Agreement throughout the preceding twelve months, or, in the case of the first certificate, during a shorter period that shall have elapsed since the applicable closing date, or, if there has been a default in the fulfillment of any obligation, describing each default. The servicer will agree to give the indenture trustee notice of particular Servicer Defaults under the related Sale and Servicing Agreement.

Copies of the foregoing statements and certificates may be obtained by Securityholders by a request in writing addressed to the related indenture trustee at the Corporate Trust Office for the indenture trustee specified in the related prospectus supplement.

Statements to Trustees and the Trust

Prior to each Distribution Date with respect to each series of securities, the servicer will provide to the applicable indenture trustee as of the close of business on the last day of the preceding Collection Period a statement setting forth substantially the same information as is required to be provided in the periodic reports provided to Securityholders of the series as described under “Certain Information Regarding the Securities –  Statements to Securityholders”.

Provisions of the Indenture

Events of Default; Rights upon Event of Default. “Events of Default” in respect of a series of notes under the related Indenture will consist of:

(1)	a default for five days or more in the payment of any interest on any note;

(2)	a default in the payment of the principal of, or any installment of the principal of, any note when the same becomes due and payable;

(3)	a default in the observance or performance of any material covenant or agreement of the related Trust made in the related Indenture and the continuation of any default for a period of 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the default is given to the related Trust by the applicable indenture trustee or to the Trust and the related indenture trustee by the holders of 25% of the aggregate outstanding principal amount of the notes;

(4)	any representation or warranty made by the Trust in the related Indenture or in any certificate delivered pursuant to the related Indenture or in connection with the related Indenture having been incorrect in a material respect as of the time made, if the breach is not cured with 30 days, or for a longer period, not in excess of 90 days, as may be reasonably necessary to remedy the default; provided that the default is capable of remedy within 90 days or less and servicer on behalf of the related trustee delivers an Officer’s Certificate to the related indenture trustee to the effect that the trustee has commenced, or will promptly commence and diligently pursue, all reasonable efforts to remedy the default, after notice of the breach is given to the Trust by the applicable indenture trustee or to the Trust and the indenture trustee by the holder of 25% of the aggregate outstanding principal amount of the notes;

(5)	particular events of bankruptcy, insolvency, receivership or liquidation with respect to the Trust or a substantial part of the property of the Trust;

(6)	a default under the terms and conditions of the related insurance agreement as specified in the prospectus supplement; and

(7)	any other events as may be specified in the prospectus supplement.

The amount of principal required to be paid to noteholders of each series under the related Indenture on any Distribution Date generally will be limited to amounts available to be deposited in the applicable Note Distribution Account. Therefore, the failure to pay principal on a class of notes generally will not result in the occurrence of an Event of Default until the applicable final scheduled Distribution Date for the class of notes.

If an Event of Default should occur and be continuing with respect to the notes of any series, the related indenture trustee or holders of a majority in principal amount of the notes may declare the principal of the notes to be immediately due and payable. This declaration may, under some circumstances, be rescinded by the holders of a majority in principal amount of the notes then outstanding.

If the notes of any series are declared due and payable following an Event of Default, the related indenture trustee may institute proceedings to collect amounts due on the notes, foreclose on the property of the Trust, exercise remedies as a secured party, sell the related Automobile Contract or elect to have the applicable Trust maintain possession of the Automobile Contract and continue to apply collections on these Automobile Contract as if there had been no declaration of acceleration. Subject to particular limitations that, if applicable, will be specified in the related prospectus supplement, the indenture trustee will be prohibited from selling the Automobile Contract following an Event of Default, other than a default in the payment of any principal of, or a default for five days or more in the payment of any interest on, any note of the series, unless:

•	the holders of all outstanding notes consent to the sale;

•	the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of sale; or

•	the indenture trustee determines that the proceeds of the Automobile Contract would not be sufficient on an ongoing basis to make all payments on the notes as these payments would have become due if these obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding principal amount of the notes.

Subject to the provisions of the applicable Indenture relating to the duties of the related indenture trustee, if an Event of Default occurs and is continuing with respect to a series of notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of the notes if it reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with the request. Subject to the provisions for indemnification and particular limitations contained in the related Indenture, the holders of a majority of the aggregate outstanding principal amount of the notes of a series will have the right to direct the time, method and place of conducting any proceeding or exercising any remedy available to the related indenture trustee. In addition, the holders of notes representing a majority of the aggregate outstanding principal amount of the notes may, in some cases, waive any default with respect to the notes, except a default in the payment of principal of or interest on any note or a default in respect of a covenant or provision of the Indenture that cannot be modified or amended without the waiver or consent of the holders of all the outstanding notes of the series.

Except to the extent provided in the related prospectus supplement, no holder of a note will have the right to institute any proceeding with respect to the related Indenture, unless:

•	the holder previously has given to the applicable indenture trustee written notice of a continuing Event of Default;

•	the holders of not less than 25% of the outstanding principal amount of the notes have made written request to the indenture trustee to institute a proceeding in its own name as indenture trustee;

•	the holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has for 60 days failed to institute a proceeding; and

•	no direction inconsistent with a written request has been given to the indenture trustee during the 60-day period by the holders of a majority of the outstanding principal amount of the notes of the series.

With respect to any owner trust, none of the related indenture trustee in its individual capacity, the related trustee in its individual capacity, any holder of a certificate representing an ownership interest in the Trust, or any of their respective beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the related notes or for the agreements of the Trust contained in the applicable Indenture.

No Trust may engage in any activity other than as described in this prospectus or in the related prospectus supplement. No Trust will incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related notes and the related Indenture, pursuant to any Advances made to it by the servicer or otherwise in accordance with the Related Documents.

Certain Covenants. Each Indenture will provide that the related Trust may not consolidate with or merge into any other entity, unless:

•	the entity formed by or surviving the consolidation or merger is organized under the laws of the United States, any state or the District of Columbia;

•	the entity expressly assumes the Trust’s obligation to make due and punctual payments upon the notes of the related series and to perform or observe every agreement and covenant of the Trust under the Indenture;

•	no Event of Default shall have occurred and be continuing immediately after the merger or consolidation;

•	the Trust has been advised by each Rating Agency that the merger or consolidation will not result in the qualification, reduction or withdrawal of its then-current rating of any class of the notes or certificates of the series;

•	the Trust has received an opinion of counsel to the effect that the consolidation or merger would have no material adverse tax consequence to the Trust or to any related noteholder or certificateholder;

•	any action as is necessary to maintain the lien and security interest created by the Indenture has been taken; and

•	the Trust has delivered to the related indenture trustee an Officer’s Certificate and an opinion of counsel that the merger complies with the requirements and conditions precedent of the Indenture.

No trust will:

•	except as expressly permitted by the applicable Indenture, the applicable Transaction Agreements or other documents with respect to the Trust (the “Related Documents”), sell, transfer, exchange or otherwise dispose of any of the assets of the Trust;

•	claim any credit on or make any deduction from the principal and interest payment in respect to the related notes, other than amounts withheld under the Code or applicable state tax laws, or assert any claim against any present or former holder of the notes because of the payment of taxes levied or assessed upon the Trust;

•	dissolve or liquidate in whole or in part;

•	permit the validity or effectiveness of the related Indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the related notes under the Indenture except as may be expressly permitted by the related Indenture;

•	permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extent to or otherwise arise upon or burden the assets of the Trust or any part of the Trust, or any interest in the Trust or the proceeds of the Trust; or

•	permit the lien of the related Indenture not to constitute a valid first priority security interest, other than with respect to a tax, mechanics’ or similar lien, in the asset of the Trust.

Each indenture trustee and the related noteholders, by accepting the related notes, will covenant that they will not at any time institute against the applicable Trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

Modification of Indenture. Each trustee and the related indenture trustee may, with the consent of the holders of a majority of the aggregate outstanding principal amount of the notes of the related series, execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the related Indenture, or modify (except as provided below) in any manner the rights of the related noteholders. Except as otherwise provided in the related Indenture, without the consent of the holder of each outstanding note affected by the related supplemental indenture, no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any note or reduce the principal amount of any note, the interest rate specified on any note or the redemption price with respect to any note, change the provisions of the related Indenture relating to the application of collections on, or the proceeds of the sale of, the property of the related Trust to payment of principal or interest on the notes of the series, or change any place of payment where or the coin or currency in which any note or any interest on any note is payable;

•	impair the right to institute suit for the enforcement of specific provisions of the related Indenture;

•	reduce the percentage of the aggregate amount of the outstanding notes of the series, the consent of the holders of which is required for any supplemental indenture or for any waiver of compliance with specific provisions of the related Indenture or of particular defaults under the related Indenture and their consequences as provided for in the related Indenture;

•	modify or alter the provisions of the related Indenture regarding the voting of notes held by the applicable owner trust, any other obligor on the notes, the seller or an affiliate of any of them;

•	reduce the percentage of the aggregate outstanding amount of the notes, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the Automobile Contract if the proceeds of the sale would be insufficient to pay the principal amount and accrued and unpaid interest on the outstanding notes of the series;

•	decrease the percentage of the aggregate principal amount of the notes required to amend the sections of the related Indenture that specify the percentage of the aggregate principal amount of the notes of the series necessary to amend the related Indenture or other related agreements; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related Indenture with respect to any of the collateral for the notes or, except as otherwise permitted or contemplated in the Indenture, terminate the lien of the related Indenture on any of the collateral or deprive the holder of any note of the security afforded by the lien of the related Indenture.

An owner trust and the related indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders of the related series,

(1)	to cure any ambiguity;

(2)	to correct or supplement any provisions in the Indenture; or

(3)	for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related Indenture;

provided that the action referred to in clause (3) above will not materially and adversely affect the interest of any noteholder.

Annual Compliance Statement. Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the Indenture.

Indenture Trustee’s Annual Report. If required by the Trust Indenture Act, the indenture trustee for each owner trust will mail each year to all related noteholders a brief report relating to its eligibility and qualification to continue as indenture trustee under the related Indenture, any amounts advanced by it under the Indenture, the amount, interest rate and maturity date of particular indebtedness, if any, owing by the owner trust to the applicable indenture trust in its individual capacity, the property and funds physically held by the indenture trustee as indenture trustee and any action taken by it that materially affects the related notes that has not been previously reported.

Satisfaction and Discharge of Indenture. Each Indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the related indenture trustee for cancellation of all of the notes or, with limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.

The Indenture Trustee

The indenture trustee for a series of notes will be specified in the related prospectus supplement. The indenture trustee for any series may resign at any time, in which event the related owner trust will be obligated to appoint a successor indenture trustee for the series. Additionally, the holders of a majority of the outstanding amount of the notes of a series may remove the related indenture trustee and appoint a successor indenture trustee. An owner trust may also remove the related indenture trustee if the indenture trustee ceases to be eligible to continue in that capacity under the related Indenture, if particular insolvency events occur with respect to the indenture trustee or if the indenture trustee otherwise becomes incapable of acting as indenture trustee. In these circumstances, the owner trust will be obligated to appoint a successor indenture trustee for the applicable series of notes. No resignation or removal of the indenture trustee and appointment of a successor indenture trustee for a series of notes will become effective until the acceptance of the appointment by the successor indenture trustee for the series and payment of all fees and expenses owed to the outgoing indenture trustee.

Trust Agreement

The seller will establish a Trust pursuant to a Trust Agreement to issue each series of securities offered by this prospectus and the related prospectus supplement. The certificates, which represent the seller’s beneficial interest in the Trust and which are not being offered by this prospectus or the related prospectus supplement, will be issued by the Trust pursuant to the Trust Agreement to the seller as additional consideration for the Automobile Contracts. The owner trustee will perform limited administrative functions under the Trust Agreement which will set forth the rights and duties of the owner trustee. See “The Owner Trustee” and “Description of the Transaction Documents” in the related Prospectus Supplement. The Trust Agreement will be amended and restated on the related closing date as of which the Automobile Contracts will be transferred to the trust and the trust will issue the notes to the seller which are the subject of the related prospectus supplement.

Amendment

Unless otherwise provided in the related prospectus supplement, each of the Transaction Agreements may be amended by the parties to the Transaction Agreements without the consent of the related noteholders or certificateholders:

(1)	to cure any ambiguity;

(2)	to correct or supplement any provisions in the related Transaction Agreement; or

(3)	for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the related Transaction Agreement;

provided, that any action in this clause (3) will not, in the opinion of counsel satisfactory to the related indenture trustee, as applicable, adversely affect in any material respect the interests of the Seller or any noteholder.

The Transaction Agreements may also be amended from time to time by the parties to the Transaction Agreements with the consent of the holders of notes evidencing at least a majority of the aggregate principal amount of the then outstanding notes, if any, and with the consent of the holders of certificates evidencing at least a majority of the aggregate principal amount of the then outstanding certificates, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Transaction Agreement or of modifying in any manner the rights of the noteholders or certificateholders, as applicable; provided that no amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on or in respect of the related Automobile Contract or distributions that are required to be made for the benefit of the noteholders or certificateholders or (2) reduce the aforesaid percentage of the notes or certificates of the series the holders of which are required to consent to any amendment, without the consent of the holders of all of the outstanding notes or certificates, as the case may be, of the series.

Payment in Full of the notes

Upon the payment in full of all outstanding notes of a given series and the satisfaction and discharge of the related Indenture, the related trustee will succeed to all the rights of the indenture trustee, and the certificateholders of the series generally will succeed to the rights of the noteholders of the series under the related Sale and Servicing Agreement.

Termination

The obligations of the related servicer, the related trustee and the related indenture trustee, if any, with respect to a Trust pursuant to the related Transaction Agreement will terminate upon the latest to occur of:

•	the maturity or other liquidation of the last Automobile Contract and the disposition of any amounts received upon liquidation of any remaining Automobile Contract;

•	the payment to noteholders, if any, and certificateholders of all amounts required to be paid to them pursuant to the Transaction Agreements; and

•	the occurrence of either event described below.

In order to avoid excessive administrative expenses, the related servicer will be permitted, at its option, to purchase from a Trust all remaining Automobile Contracts as of the end of any Collection Period, if the then outstanding Pool Balance is 10%, or less of the Pool Balance as of the related cutoff date, at a purchase price equal to the price specified in the related prospectus supplement.

Certain Matters Regarding the Servicer

Each Sale and Servicing Agreement will provide that the servicer may not resign from its obligations and duties as servicer under the applicable Agreement, except upon determination that the servicer’s performance of his duties is no longer permissible under applicable law or if resignation is required by regulatory authorities. No resignation will become effective until the related indenture trustee or trustee, as applicable, or a successor servicer has assumed the servicing obligations and duties under the related Sale and Servicing Agreement.

Each Sale and Servicing Agreement will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the related Trust or Securityholders for taking any action or for refraining from taking any action pursuant to the related Sale and Servicing Agreement or for errors in judgment; provided, that neither the servicer nor any person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of the servicer’s duties or by reason of reckless disregard of its obligations and duties under the applicable Agreement. In addition, each Sale and Servicing Agreement will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to its servicing responsibilities under the related Sale and Servicing Agreement and that, in its opinion, may cause it to incur any expense or liability.

Under the circumstances specified in each Sale and Servicing Agreement, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to all or substantially all of the business of the servicer, or any corporation which assumes the obligations of the servicer, will be the successor to the servicer under the related Sale and Servicing Agreement.

Servicer Defaults

A “Servicer Default” under each Sale and Servicing Agreement will consist of:

(1)	any failure by the servicer to deliver to the related indenture trustee for deposit in any of the Trust Accounts any required payment or to direct the related indenture trustee, to make any required distributions from the Trust Accounts, which failure continues unremedied for five business days after discovery by an officer of the servicer or written notice of failure is given (a) to the servicer by the related indenture trustee or (b) to the servicer and to the related indenture trustee by holders of notes, if any, evidencing not less that 25% of the aggregate outstanding principal amount of the notes;

(2)	any failure by the servicer duly to observe or perform in any material respect any covenant or agreement in the related Sale and Servicing Agreement which failure materially and adversely affects the rights of the related Securityholders and which continues unremedied for 60 days after written notice of failure is given to the servicer in the same manner described in clause (1) above;

(3)	specific events of bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings and particular actions by the servicer indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations; and

(4)	any other events as may be set forth in the related prospectus supplement.

Rights Upon Servicer Default

Generally, as long as a Servicer Default under the related Sale and Servicing Agreement remains unremedied, the related indenture trustee or holders of notes of the related series evidencing not less than 50% of the aggregate principal amount of the notes then outstanding may terminate all the rights and obligations of the servicer under the related Sale and Servicing Agreement, and upon this termination the indenture trustee or a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the related Sale and Servicing Agreement and will be entitled to similar compensation arrangements. If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Servicer Default other than the appointment has occurred, the trustee or official may have the power to prevent any indenture trustee or the related noteholders from effecting a transfer of servicing. If the related indenture trustee, if any, is unwilling or unable to act as successor to the servicer, the indenture trustee may appoint, or may petition a court of competent jurisdiction to appoint, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle Automobile Contracts. The indenture trustee, if any, may arrange for compensation to be paid to the successor servicer, which in no event may be greater than the compensation payable to the servicer under the related Sale and Servicing Agreement.

Waiver of Past Defaults

To the extent provided in the related prospectus supplement, (1) holders of the related notes evidencing not less than a majority of the aggregate outstanding principal amount of the notes, in the case of any default that does not adversely affect the indenture trustee or noteholders, may, on behalf of all the noteholders, waive any default by the servicer in the performance of its obligations under the related Sale and Servicing Agreement, and its consequences, except a default in making any required deposits to or payments from any Trust Account or in respect of a covenant or provision in the Sale and Servicing Agreement that cannot be modified or amended without the consent of each Securityholder, in which event the related waiver will require the approval of holders of all of the securities of the series. No waiver will impair the Securityholders’ right with respect to any subsequent Servicer Default.

Certain Legal Aspects of the Automobile Contracts

Security Interests in Financed Vehicles

In states in which retail installment contracts such as the Automobile Contracts evidence the credit sale of automobiles, other motor vehicles and trailers by dealers to obligors, the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the UCC as in effect in these states. Perfection of security interests in automobiles, other motor vehicles and trailers financed, directly or indirectly, by a dealer is generally governed by the motor vehicle registration laws of the state in which the vehicle is located at the time of sale. In general, a security interest in automobiles, other motor vehicles and trailers is perfected by obtaining the certificate of title to the Financed Vehicle or notation of the secured party’s lien on the vehicles’ certificate of title.

Generally all of the Automobile Contracts name the servicer as obligee or assignee and as the secured party. The seller will take all actions necessary under the laws of the state in which the Financed Vehicle is located at the time of sale to perfect the servicer’s security interest in the Financed Vehicle, including, where applicable, having a notation of its lien recorded on the vehicle’s certificate of title or file a UCC-1 Financing Statement. If the servicer, because of clerical error or otherwise, has failed to take action with respect to Financed Vehicle, it will not have a perfected security interest and its security interest may be subordinate to the interest of, among others, subsequent purchasers of the Financed Vehicle that give value without notice of the servicer’s security interest and to whom a certificate of ownership is issued in the purchaser’s name, holders of perfected security interests in the Financed Vehicle and the trustee in bankruptcy of the obligor. The servicer’s security interest may also be subordinate to third parties in the event of fraud or forgery by the obligor or administrative error by state recording officials or in the circumstances noted below.

Pursuant to each Sale and Servicing Agreement, the seller will assign its interests in the Financed Vehicles securing the related Automobile Contracts to the related Trust. However, because of administrative burden and expense, neither the seller nor the related trustee will amend any certificate of title to identify the Trust as the new secured party on the certificates of title relating to the Financed Vehicles. Unless otherwise specified in the related prospectus supplement, the servicer will hold certificates of title relating to the Financed Vehicles in its possession as custodian for the Trust pursuant to the related Sale and Servicing Agreement. See “Description of the Transaction Agreements – Sale and Assignment of Automobile Contract.”

In most states, assignments such as those under the related Trust Agreement or Sale and Servicing Agreement, as applicable, are effective conveyances of a security interest in the related Financed Vehicle without amendment of any lien noted on the vehicle’s certificate of title, and the assignee succeeds by assignment to the assignor’s rights as secured party. Although re-registration of the motor vehicle is not necessary in these states to convey a perfected security interest in the Financed Vehicles to a Trust, because the related Trust will not be listed as legal owner on the certificates of title to the Financed Vehicles, a Trust’s security interest could be defeated through fraud or negligence. However, in the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state of local agencies, the notation of the seller’s lien on a certificate of title will be sufficient to protect a Trust against the rights of subsequent purchasers of a Financed Vehicle or subsequent creditors who take a security interest in a Financed Vehicle. If there are any Financed Vehicles as to which the seller fails to obtain a first-priority perfected security interest, the Trust’s security interest would be subordinate to, among others, subsequent purchasers of Financed Vehicles and holders of perfected security interests in Financed Vehicles. A failure, however, would constitute a breach of the seller’s representations and warranties under the related Sale and Servicing Agreement and the seller will be required to repurchase the Automobile Contract from the Trust unless the breach is cured in a timely manner. See “Description of the Transaction Agreements – Sale and Assignment of Automobile Contract” and “Risk Factors – Potential Lack of Security.”

Under the laws of most states in which a perfected security interest is governed by a certificate of title statute, a perfected security interest in a motor vehicle continues for four months after the vehicle is moved to a new state from the one in which it is initially registered and after until the owner re-registers the motor vehicle in the new state. A majority of these states require surrender of a certificate of title to re-register a vehicle. Accordingly, a secured party must surrender possession if it holds the certificate of title of the vehicle or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender from the state of re-registration if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to reperfect its security interest in the vehicle in the state of relocation. However, these procedural safeguards will not protect the secured party if, through fraud, forgery or administrative error, an obligor somehow procures a new certificate of title that does not list the secured party’s lien. Additionally, in states that do not require a certificate of title for registration of a vehicle, re-registration could defeat perfection. In the ordinary course of servicing the Automobile Contracts, the servicer will take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a Financed Vehicle and the purchaser of that Financed Vehicle attempts to re-register the vehicle, the seller must surrender possession of the certificate of title or will receive notice as a result of having its lien noted on the certificate of title and accordingly will have an opportunity to require satisfaction of the related Automobile Contract before its lien is released. Under each Sale and Servicing Agreement and Pooling and Servicing Agreement, the servicer will be obligated to take appropriate steps, at its own expense, to maintain perfection of security interests in the related Financed Vehicles and is obligated to purchase the related Automobile Contract if it fails to do so.

In states which the perfection of a security interest is governed by the filing of a UCC-1 financing statement, or the obligor moves from a title state to a non-title state, the servicer will file a UCC-1 financing statement in the new state of the obligor as soon as possible after receiving notice of the obligor’s change of residence. UCC-1 financing statements expire after five years. When the term of a loan exceeds five years, the filing must be continued in order to maintain the servicer’s perfected security interest. The servicer takes steps to effect continuation. In the event that an obligor moves to a state other than the state in which the UCC-1 financing statement is filed or in some states to a different county in the state, under the laws of most states the perfection of the security interest in the motor vehicle would continue for four months after relocation, unless the perfection in the original jurisdiction would have expired earlier. A new financing statement must be filed in the state of relocation or, if the state is a title state, a notation on the certificate of title must be made in order to continue the security interest. The servicer generally takes steps to effect re-perfection upon notification of an address change. Generally, in both title states and in non-title states, the servicer will not re-perfect a state law security interest which has expired or where the obligor has moved if the Automobile Contract has a small balance, a short remaining term and the obligor has a good payment record.

Under the laws of most states, liens for repairs performed on a motor vehicle and liens for unpaid taxes take priority over even a perfected, first-priority security interest in the vehicle. The Code also grants priority to particular federal tax liens over the lien of a secured party. The laws of some states and federal law permit the confiscation of motor vehicles by governmental authorities under some circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in a confiscated motor vehicle. In each Sale Agreement, the seller will represent and warrant that, as of the date any Automobile Contract is sold to the Trust, the security interest in the related Financed Vehicle is or will be prior to all other present liens, other than tax liens and other liens that arise by operation of law, upon and security interests in the Financed Vehicle. However, liens for repairs or taxes could arise, or the confiscation of a Financed Vehicle could occur, at any time during the term of a Automobile Contract. No notice will be given to the related trustee, the related indenture trustee, if any, or related Securityholders in the event a lien arises or confiscation occurs. Any lien or confiscation arising or occurring after the closing date will not give rise to a repurchase obligation of the seller under the related Sale Agreement.

Repossession

In the event of default by an obligor, the holder of the related retail installment sale contract has all the remedies of a secured party under the UCC, except where specifically limited by other state laws. The UCC remedies of a secured party include the right to repossession by self-help means, unless these means would constitute a breach of the peace. Self-help repossession is the method employed by the servicer in most cases and is accomplished simply by taking possession of the related motor vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be recovered in accordance with that order. In some jurisdictions, the secured party is required to notify an obligor debtor of the default and the intent to repossess the collateral and to give the obligor a period of time within which to cure the default prior to repossession. Generally, the right to cure may only be exercised on a limited number of occasions during the term of the related contract.

Notice of Sale; Redemption Rights

The UCC and other state laws require the secured party to provide the obligor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation, accrued interest on the unpaid principal balance of the obligation, plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, in some jurisdictions, reasonable attorneys’ fees or, in some states, by payment of delinquent installments or the unpaid principal balance of the related obligation.

Deficiency Judgments and Excess Proceeds

The proceeds of the resale of any Financed Vehicle generally will be applied first to the expenses of resale and repossession and then to the satisfaction of the related indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from any resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in other states that do not prohibit or limit deficiency judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession; in many cases, therefore, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount or be uncollectible. In addition to the notice requirement, the UCC requires that every aspect of the sale or other disposition, including the method, manner, time, place and terms, be “commercially reasonable”. Generally, courts have held that when a sale is not “commercially reasonable”, the secured party loses its right to a deficiency judgment. In addition, the UCC permits the debtor or other interested party to recover for any loss caused by noncompliance with the provisions of the UCC. Also, prior to a sale, the UCC permits the debtor or other interested person to restrain the secured party from disposing of the collateral if it is established that the secured party is not proceeding in accordance with the “default” provisions under the UCC.

Occasionally, after the resale of a motor vehicle and payment of all related expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the creditor to remit the surplus to any holder of a subordinate lien with respect to the related vehicle or, if no subordinate lienholder exists, to the former owner of the vehicle.

Consumer Protection Laws

Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon creditors and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, the Servicemembers Civil Relief Act, as amended, state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, the California Rees-Levering Act and motor vehicle retail installment sale acts in other states and other similar laws. Also, the laws of some states impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. These requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect the ability of an assignee, such as a Trust, to enforce consumer finance contracts such as Automobile Contracts.

The so-called “Holder-in-Due-Course” rule of the Federal Trade Commission (the “FTC Rule”), the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other statutes or the common law, has the effect of subjecting a seller in a consumer credit transaction, and some related creditors and their assignees, to all claims and defenses that the obligor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due under the contract from the obligor. Most of the Automobile Contracts will be subject to the requirements of the FTC Rule. Accordingly, each Trust, as holder of the related Automobile Contracts, will be subject to any claims or defenses that the purchasers of the related Financed Vehicles may assert against the sellers of those Financed Vehicles. If an obligor were successful in asserting any claims or defenses, the claim or defense would constitute a breach of the seller’s warranties under the related Sale Agreement and would create an obligation of the seller to repurchase the Automobile Contract unless the breach is cured in a timely manner. See “Description of the Transaction Agreements – Sale and Assignment of Automobile Contract.”

Courts have applied general equitable principles to secured parties pursuing repossession and litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

In several cases, consumers have asserted that the self-help remedies of secured parties under the UCC and related laws violate the due process protections of the Fourteenth Amendment to the Constitution of the United States. Courts have generally either upheld the notice provisions of the UCC and related laws as reasonable or have found that the creditors’ repossession and resale do not involve sufficient state action to afford constitutional protection to borrowers.

Under each Sale and Servicing Agreement the seller will represent and warrant that each Automobile Contract complies in all material respects with all applicable federal and state laws. Accordingly, if an obligor has a claim against a Trust for a violation of any law and that claim materially and adversely affects the interests of the Trust in a Automobile Contract, the violation would constitute a breach of the seller’s representation and warranty and would create an obligation of the seller to repurchase the Automobile Contract unless the breach is cured. See “Description of the Transaction Agreements – Sale and Assignment of Automobile Contract.”

Other Limitations

In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a creditor to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a creditor from repossessing a motor vehicle and, as part of the rehabilitation plan, may reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy, as determined by the court, leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under the related contract or change the rate of interest and time of repayment of the indebtedness.

Material Federal Income Tax Consequences

The following is a general discussion of the anticipated material United States federal income tax consequences of the purchase, ownership and disposition of securities. The summary does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of beneficial owners of notes (“Note Owners”) that are insurance companies, regulated investment companies or dealers in securities. Moreover, there are no cases or Internal Revenue Service (“IRS”) rulings on transactions similar to those described herein with respect to the Trust, involving both debt and equity interests issued by a trust with terms similar to those of the notes. As a result, the IRS might disagree with all or part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the notes.

The following summary is based upon current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Each Trust will be provided with an opinion of tax counsel specified in the related prospectus supplement (“Federal Tax Counsel”) regarding some related federal income tax matters discussed below. An opinion of Federal Tax Counsel, however, is not binding on the IRS or the courts. No ruling on any of the issues discussed below will be sought from the IRS. The opinion of Federal Tax Counsel specifically addresses only those issues specifically identified below as being covered by that opinion; however, the opinion also states that the additional discussion set forth below accurately sets forth the advice of Federal Tax Counsel with respect to material federal income tax issues. For purposes of the following summary, references to the Trust, the notes, the certificates and related terms, parties and documents shall be deemed to refer, unless otherwise specified in this prospectus, to each Trust and the notes, certificates and related terms, parties and documents applicable to the Trust.

Trusts That Issue Notes

Tax Characterization of the Trusts

In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to the seller, the Trust will not be an association, or publicly traded partnership, taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel’s conclusions that the nature of the income of the Trust, or restrictions, if any, on transfers of the certificates, will exempt the Trust from the rule that some publicly traded partnerships are taxable as corporations.

If a Trust were taxable as a corporation for federal income tax purposes, the Trust would be subject to corporate income tax on its taxable income. The Trust’s taxable income would include all of its income on the related Automobile Contract, which might be reduced by its interest expense on the notes. Any corporate income tax could materially reduce cash available to make payments on the notes.

Tax Consequences to Note Owners

Treatment of the Notes as Indebtedness. The Trust will agree, and the Note Owners will agree by their purchase of notes, to treat the notes as debt for federal tax purposes. Mitchell Silberberg & Knupp LLP, special tax counsel to the seller, will, subject to exceptions which, if applicable, will be specified in the related prospectus supplement, advise the owner trust that the notes will be classified as debt for federal income tax purposes, or classified in any other manner as shall be provided in the related prospectus supplement. If, contrary to the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to the seller, the IRS successfully asserted that one or more of the classes of notes did not represent debt for federal income tax purposes, the notes would be treated as equity interests in the Trust. If so treated, the Trust might be treated as a publicly traded partnership that would be taxable as a corporation unless it met particular qualifying income tests, and the resulting taxable corporation would not be able to reduce its taxable income by deductions for interest expense on notes recharacterized as equity. Treatment of the notes as equity interests in a partnership could have adverse tax consequences to some holders, even if the Trust were not treated as a publicly traded partnership taxable as a corporation. For example, income allocable to foreign holders on such recharacterized notes might be subject to United States tax and United States tax return filing and withholding requirements, and income allocable to tax-exempt holders on a recharacterized note would constitute “unrelated business taxable income.” If some, but not all, of the notes were recharacterized as equity in a partnership, individual holders might be subject to limitations on their ability to deduct their share of Trust expenses, and income from the Trust’s assets would be taxable to Note Owners without regard to whether cash distributions are made to such Note Owners and without regard to the Note Owners’ method of tax accounting. The discussion below assumes that the notes will be characterized as debt for federal income tax purposes.

Interest Income on the Notes-General. Except as discussed below, interest on a note generally is includable in a Note Owner’s income as ordinary interest income when actually or constructively received, if the Note Owner uses the cash method of accounting for federal income tax purposes, or when accrued, if the Note Owner uses an accrual method of accounting for federal income tax purposes.

Original Issue Discount. Notes of certain series may be issued with “original issue discount” within the meaning of Section 1273(a) of the Code. Holders of notes issued with original issue discount generally must include original issue discount in gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to such income, under a method that takes account of the compounding of interest. The Code requires that information with respect to the original issue discount accruing on any note be reported periodically to the IRS and to certain categories of Note Owners. Each Trust will report original issue discount, if any, to the Note Owners based on the Treasury regulations relating to original issue discount (the “OID Regulations”).

Premium. A purchaser of a note that purchases such note at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such note at a premium, and may, under Section 171 of the Code, elect to amortize such premium under a constant yield method over the life of the note. The Prepayment Assumption is probably taken into account in determining the life of the note for this purpose. Except as provided in regulations, amortizable premium will be treated as an offset to interest income on the note.

Market Discount. A Note Owner that acquires a note at a market discount (that is, a discount that exceeds any unaccrued original issue discount) will recognize gain upon receipt of a principal distribution, regardless of whether the distribution is scheduled or is a prepayment. In particular, the Note Owner will be required to allocate that principal distribution first to the portion of the market discount on such note that has accrued but has not previously been includable in income, and will recognize ordinary income to that extent.

In addition, a Note Owner may be required to defer deductions for a portion of the Note Owner’s interest expense on any debt incurred or continued to purchase or carry a note purchased with market discount. The deferred portion of any interest deduction would not exceed the portion of the market discount on the note that accrues during the taxable year in which such interest would otherwise be deductible and, in general, would be deductible when such market discount is included in income upon receipt of a principal distribution on, or upon the sale of, the note. The Code requires that information necessary to compute accruals of market discount be reported periodically to the IRS and to certain categories of Note Owners.

Notwithstanding the above rules, market discount on a note will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such note multiplied by its weighted average remaining life. If market discount on a note is treated as zero under this rule, the actual amount of such discount must be allocated to the remaining principal distributions on such note in proportion to the amounts of such principal distributions, and when each such distribution is made, gain equal to the discount, if any, allocated to the distribution will be recognized.

Allocations of Realized Losses. The manner losses are claimed on the notes as a result of defaults by the underlying obligors is complex and differs depending on the characterization of the person considered the trust of the notes for federal tax purposes. Whether the notes are governed by the loss rules for bad debts under Code Section 166 or for worthless securities under Code Section 165 depends on whether the notes are considered issued by a corporation. If there is a single corporate holder of the Certificates constituting all of the equity interests in the issuing Trust Fund, then the issuing Trust will be a disregarded entity and the notes will be considered issued by a corporation subject to the loss rules of Code Section 165 (which affects both timing and character of loss for corporate taxpayers, and character and possibly timing for other taxpayers). If the notes are considered issued by a grantor trust, then the notes may be treated as issued in proportion to the nature of the Certificateholders (e.g, if some Certificateholders are natural persons or partnerships and some are corporations, losses on the notes would be governed in part by Code Section 166 and in part by Code Section 165). If the notes are considered issued by a partnership then they would be governed by the rules under Code Section 166. Investors should consult their tax advisors as to the character and timing of any loss that can be claimed with respect to a note.

Foreign Investors in Notes. Except as discussed below, a Note Owner that is not a “United States person” (as defined below) generally will not be subject to United States income or withholding tax in respect of a distribution on a note provided that (i) the holder complies to the extent necessary with certain certification requirements, which generally relate to the identity of the beneficial owner and the status of the beneficial owner as a person that is not a United States person (as defined below), (ii) the holder is not a “10-percent shareholder” within the meaning of Section 871(h)(3)(B) of the Code, which could be interpreted to include a person that directly or indirectly owns 10% or more of the certificates in the Trust, (iii) the holder is not a “controlled foreign corporation” (as defined in the Code) related to the Trust or related to a 10 percent holder of certificates in the Trust, and (iv) the holder is not engaged in a United States trade or business, or otherwise subject to federal income tax as a result of any direct or indirect connection to the United States other than through its ownership of a note. For these purposes, the term “United States person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership (or other entity properly treated as a corporation or partnership for federal income tax purposes) created or organized in or under the laws of the United States or any State thereof or the District of Columbia, (iii) an estate whose income is includable in gross income for United States federal income taxation regardless of its source, and (iv) a trust for which one or more United States persons have the authority to control all substantial decisions and for which a court of the United States can exercise primary supervision over the trust’s administration and certain eligible trusts that have elected to be treated as United States persons. A “Foreign Person” is any person that is not a United States person. Each Note Owner should consult its tax advisors regarding the tax documentation and certifications that must be provided to secure the exemption from United States withholding taxes.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a note by a Foreign Person generally will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual Foreign Person, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

If the interest, gain or income on a note held by a Foreign Person is effectively connected with the conduct of a trade or business in the United States by the Foreign Person (although exempt from the withholding tax previously discussed if the holder provides an appropriate statement establishing that such income is so effectively connected), the holder generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. In addition, if the Foreign Person is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its “effectively connected earnings and profits,” within the meaning of the Code, for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty (as modified by the branch profits tax rules).

Backup Withholding on Notes. Distributions made on the notes and proceeds from the sale of notes to or through certain brokers may be subject to a “backup” withholding tax on “reportable payments” (including interest accruals, original issue discount, and, under certain circumstances, distributions in reduction of principal amount) if the holder of the notes fails to comply with certain identification procedures, unless the Note Owner is an exempt recipient under applicable provisions of the Code and, if necessary, demonstrates such status. Any amounts so withheld from distributions on the notes would be refunded by the IRS or allowable as a credit against the Note Owner’s federal income tax.

[California Income Tax Consequences

In the opinion of Mitchell Silberberg & Knupp LLP, special tax counsel to the seller, the Trust will not be an association taxable as a corporation for California income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with. Mitchell Silberberg & Knupp LLP has rendered an opinion that noteholders who are not residents of or otherwise subject to tax in California will not, solely by reason of their acquisition of an interest in any class of notes, respectively, be subject to California income, franchise, excise or similar taxes with respect to interest on any class of Notes or with respect to any of the other trust property.]

Investors should consult their own tax advisors to determine the state, local and other tax consequences to them of the purchase, ownership and disposition of the notes.

IRS CIRCULAR 230: UNDER U.S. TREASURY REGULATIONS, WE ARE REQUIRED TO INFORM YOU THAT ANY TAX ADVICE CONTAINED IN THIS COMMUNICATION (INCLUDING ANY ATTACHMENT) IS NOT INTENDED TO BE USED, AND CANNOT BE USED, TO AVOID PENALTIES IMPOSED UNDER THE INTERNAL REVENUE CODE. THE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A NOTE OWNER’S OR CERTIFICATE OWNER’S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS OF NOTES OR CERTIFICATES SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES AND CERTIFICATES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA Considerations

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes taxes on, certain transactions between a pension, profit-sharing or other employee benefit plan (including a “Keogh” plan) or an individual retirement account (we refer to each of these entities as a Benefit Plan) and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Benefit Plan. A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for persons who participate in the transactions. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified and in accordance with governing plan documents.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the prohibited transaction rules of ERISA and the Code. However, any of those plans that are qualified and exempt from tax under Sections 401(a) and 501(a) of the Code are subject to the prohibited transaction provisions of Section 503 of the Code. Moreover, such plans may be subject to other federal laws or to state laws that impose restrictions substantially similar to those of ERISA or the Code.

Certain transactions involving the purchase, holding and servicing of the Automobile Contracts might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the trust were deemed to be assets of a Benefit Plan. If a Benefit Plan purchases notes, under a regulation issued by the United States Department of Labor (the regulation is known as the plan assets regulation), the assets of the trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an equity interest in the trust and none of the exceptions contained in the plan assets regulation is applicable. An “equity interest” is defined under the plan assets regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The seller believes that the notes should be treated as indebtedness without substantial equity features for purposes of the plan assets regulation. However, without regard to whether the notes are treated as equity interests for these purposes, the acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In that case, certain exemptions from the prohibited transaction rules could be applicable depending on the type of Benefit Plan involved and the circumstances of the plan fiduciary’s decision to acquire a note. Included among these exemptions are: Prohibited Transaction Class Exemption (PTCE) 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding investments by insurance company general accounts; PTCE 91-38, regarding investments by bank collective investment funds; PTCE 96-23, regarding transactions affected by “in-house asset managers”; and PTCE 84-14, regarding transactions effected by “qualified professional asset managers”. These exemptions are known as the investor-based exemptions.

The notes may be acquired by or with plan assets of employee benefit plans (as defined in Section 3(3) of ERISA) or plans as described in Section 4975(e)(1) of the Code; provided, however, that each investor that is acquiring a note on behalf of or with plan assets of a Benefit Plan (or a plan subject to similar law) will be deemed to represent on the date it acquires the note and throughout the period that it holds the note that an investor-based exemption will be applicable to the acquisition and holding of the notes (or that its acquisition and holding of the note will not result in a non-exempt prohibited transaction in a violation of similar law).

A plan fiduciary considering the purchase of notes should consult its tax and/or legal advisors regarding whether the assets of the trust would be considered plan assets, the availability of exemptive relief from the prohibited transaction rules and other issues and their potential consequences. In addition it should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

Benefit plans that are generally exempt from tax under the Internal Revenue Code may be subject to tax on any unrelated business taxable income received by the plan. A benefit plan can have unrelated business taxable income if it engages in a trade or business which is not substantially related to the purposes for which the organization was formed. In general, interest, dividends and gains from the sale of property (other than inventory) are exempt from the definition of unrelated business taxable income. A plan fiduciary considering the purchase of the notes should consult its tax advisor to determine whether an investment in the notes could result in unrelated business taxable income.

Plan of Distribution

On the terms and conditions set forth in an underwriting agreement with respect to the notes, if any, of a given series and an underwriting agreement with respect to the certificates of the series (collectively, the “Underwriting Agreements”), the Seller will agree to cause the related Trust to sell to the underwriters named in the Underwriting Agreement and in the related prospectus supplement, and each of these underwriters will severally agree to purchase, the principal amount of each class of notes and certificates, as the case may be, of the related series set forth in the related Underwriting Agreement and in the related prospectus supplement.

In the Underwriting Agreements with respect to any given series of securities, the several underwriters will agree, subject to the terms and conditions set forth in the related Underwriting Agreement, to purchase all of the notes and certificates, as the case may be, described in the related Underwriting Agreement that are offered by this prospectus and by the related prospectus supplement if any of the notes and certificates, as the case may be, are purchased.

Each prospectus supplement will either (1) set forth the price at which each class of notes and certificates, as the case may be, being offered by the related prospectus supplement will be offered to the public and any concessions that may be offered to particular dealers participating in the offering of the notes and certificates, as the case may be, or (2) specify that the related notes and certificates, as the case may be, are to be resold by the underwriters in negotiated transactions at varying prices to be determined at the time of sale. After the initial public offering of any notes and certificates, as the case may be, public offering prices and concessions may be changed.

Pursuant to the Sale Agreement between the seller, or its affiliate, and the Seller, the seller will indemnify the Seller and the related underwriters against specific civil liabilities, including liabilities under the securities Act, or contribute to payments the Seller and the several underwriters may be required to make in respect of the Sale Agreement.

Each Trust may, from time to time, invest the funds in its Trust Accounts in Eligible Investments acquired from the underwriters.

Pursuant to each of the Underwriting Agreements with respect to a given series of securities, the closing of the sale of any class of securities will be conditioned on the closing of the sale of all other classes under the related Underwriting Agreement.

The place and time of delivery for the notes and certificates, as the case may be, in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

If and to the extent required by applicable law or regulation, this prospectus and the prospectus supplement will also be used by the Underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the Underwriter acts as principal. The Underwriter may also act as agent in these transactions. Sales will be made at negotiated prices determined at the time of sale.

Legal Matters

Some legal matters relating to the securities of any series will be passed upon by the law firms specified in the related prospectus supplement. Some related federal income tax and other matters will be passed upon for the Trust and the seller, by the law firms specified in the related prospectus supplement.

Prospectus Supplement

The prospectus supplement relating to a series of securities to be offered under this prospectus will, among other things, set forth with respect to each class of securities:

•	the interest rate and authorized denominations, as applicable, of each class of securities;

•	specific information concerning the Automobile Contracts and the related seller and servicer, as applicable;

•	the terms of any Credit or Cash Flow Enhancement applicable to any class or classes of securities;

•	information concerning any other assets in the related Trust;

•	the expected date or dates on which the principal amount, if any, of each class of securities will be paid to holders of the securities;

•	the extent to which any class within a series is subordinated to any other class of the same series; and

•	additional information with respect to the plan of distribution of the securities.

Reports to Securityholders

With respect to each series of securities, the servicer of the related Automobile Contracts will prepare for distribution to the related Securityholders monthly and annual reports concerning the securities and the related Trust. See “Certain Information Regarding the Securities – Statements to Securityholders.”

Available Information

The Seller, as depositor of the Trusts, has filed with the Securities and Exchange Commission (the “Commission”) a Registration Statement on Form S-3 (together with all amendments and exhibits to the Registration Statement, the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities being offered by this prospectus. This prospectus does not contain all of the information set forth in the Registration Statement, some parts of which have been omitted in accordance with the rules and regulations of the Commission. In addition, the Seller is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance with the Exchange Act files reports and other information with the Commission. The Registration Statement, reports and other information are available for inspection without charge at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and 233 Broadway, New York, New York 10279. Copies of this information can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the site is http://www.sec.gov.

Upon receipt of a request by an investor who has received an electronic prospectus supplement and prospectus from the Underwriter or a request by the investor’s representative within the period during which there is an obligation to deliver a prospectus supplement and Prospectus, the Underwriter will promptly deliver, or cause to be delivered, without charge, to the investor a paper copy of the prospectus supplement and prospectus.

Incorporation of Certain Documents by Reference

All documents filed by the Seller on behalf of the Trust referred to in the accompanying prospectus supplement with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offering of the securities offered by the Trust shall be deemed to be incorporated by reference in this prospectus and to be a part of this prospectus from the dates of filing of the documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in the accompanying prospectus supplement, or in any subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

The Seller on behalf of any Trust will provide without charge to each person to whom a copy of this prospectus is delivered, on the written or oral request of the person, a copy of any or all of the documents incorporated in this prospectus by reference, except the exhibits to these documents. Requests for copies should be directed to: Secretary, UPFC Auto Receivables Corp., 3990 Westerly Place, Newport Beach, California 92660, telephone (949) 224-1238.

INDEX OF TERMS

Page
Actuarial Automobile Contracts	7
Advances	20
Cede	50
Certificate Distribution Account	17
Code	34
Collection Account	17
Collection Period	19
Cooperative Corporation	14
Euroclear	12
Euroclear Operator	14
Financed Vehicles	6
Indenture	10
Indirect Participants	12
Investment Earnings	17
IRS	34
Note Distribution Account	17
Note Owners	34
Note Pool Factor	9
Participants	12
Precomputed Automobile Contracts	7
Pre-Funded Amount	18
Pre-Funding Account	18
Pre-Funding Period	18
Prepayment Assumption	35
Registration Statement	42
Related Documents	25
Repurchase Amount	16
Rule of 78S Automobile Contracts	7
Rules	12
Sale and Servicing Agreement	6
Schedule of Automobile Contracts	16
Securities Act	42
Security Owners	12
Servicer Default	29
Servicing Fee	21
Servicing Fee Rate	21
Shortfall Amount	67
Simple Interest Advance	20
Simple Interest Automobile Contracts	8
Spread Account	22
Terms and Conditions	14
Transaction Agreements	16
Trust	6
Trust Accounts	17
Trust Agreement	6
UCC	12
Underwriting Agreements	40
United States person	36

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$80,250
Trustee’s Fees and Expenses (including counsel fees)	90,000	*
Printing and Engraving Costs	80,000	*
Rating Agency Fees	400,000	*
Legal Fees and Expenses	150,000	*
Blue Sky Fees and Expenses	60,000	*
Accounting Fees and Expenses	200,000	*
Miscellaneous	39,750	*

Total	$1,100,000

*	Estimated with respect to a typical offering of the Notes

Item 15. Indemnification of Directors and Officers.

The following applies to UPFC Auto Receivables Corp.:

Section 317(b) of the California Corporations Code (the “Corporations Code”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any “proceeding” (as defined in Section 317(a) of the Corporations Code), other than an action by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that such person is or was a director, officer, employee or other agent of the corporation (collectively, an “Agent”), against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in connection with such proceeding if the Agent acted in good faith and in a manner the Agent reasonably believed to be in the best interest of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful.

Section 317(c) of the Corporations Code provides that a corporation shall have power to indemnify any Agent who was or is a party or is threatened to be made a party to any threatened, pending or completed action by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Agent, against expenses actually and reasonably incurred by the Agent in connection with the defense or settlement of such action if the Agent acted in good faith and in a manner such Agent believed to be in the best interest of the corporation and its shareholders.

Section 317(c) further provides that no indemnification may be made thereunder for any of the following: (i) in respect of any matter as to which an Agent shall have been adjudged to be liable to the corporation, unless the court in which such proceeding is or was pending shall determine that such Agent is fairly and reasonably entitled to indemnity for expenses, (ii) of amounts paid in settling or otherwise disposing of a pending action without court approval and (iii) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Section 317(d) of the Corporations Code requires that an Agent be indemnified against expenses actually and reasonably incurred to the extent the Agent has been successful on the merits in the defense of proceedings referred to in subdivisions (b) or (c) of Section 317.

Except as provided in Section 317(d), and pursuant to Section 317(e), indemnification under Section 317 shall be made by the corporation only if specifically authorized and upon a determination that indemnification is proper in the circumstances because the Agent has met the applicable standard of conduct, by any of the following: (i) a majority vote of a quorum consisting of directors who are not parties to the proceeding, (ii) if such a quorum of directors is not obtainable, by independent legal counsel in a written opinion, (iii) approval of the shareholders, provided that any shares owned by the Agent may not vote thereon, or (iv) the court in which such proceeding is or was pending.

Pursuant to Section 317(f) of the Corporations Code, the corporation may advance expenses incurred in defending any proceeding upon receipt of an undertaking by the Agent to repay such amount if it is ultimately determined that the Agent is not entitled to be indemnified.

Section 317(h) provides, with certain exceptions, that no indemnification shall be made under Section 317 where it appears that it would be inconsistent with a provision of the corporation’s articles, bylaws, a shareholder resolution or an agreement which prohibits or otherwise limits indemnification, or where it would be inconsistent with any condition expressly imposed by a court in approving a settlement.

Section 317(i) authorizes a corporation to purchase and maintain insurance on behalf of an Agent for liabilities arising by reason of the Agent’s status, whether or not the corporation would have the power to indemnify the Agent against such liability under the provisions of Section 317.

The Bylaws (the “Bylaws”) of UPFC Auto Receivables Corp. (“Registrant”) provide for the indemnification of officers and directors of the Registrant, to the maximum extent permitted by the Corporations Code, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is or was an officer or director of the Registrant, and further provides for the advance to such officer or director of expenses incurred by such officer or director in any such proceeding to the maximum extent permitted by law. The Bylaws also provide that Registrant’s Board of Directors may provide for the indemnification of, or advancement of expenses to, other Agents. The Registrant’s Articles of Incorporation provide that the liability of directors of the Registrant shall be eliminated to the fullest extent permissible under California law, but contain no specific provisions with respect to the indemnification of, or advancement of expenses to, Agents.

Item 16. Exhibits.

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of UPFC Auto Receivables Corp.**

3.2	Bylaws of UPFC Auto Receivables Corp.**

4.1.1	Form of Trust Agreement (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)**

4.1.2	Form of Trust Agreement (for transactions involving issuances of senior and subordinated classes of notes)*

4.2.1	Form of Indenture (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)**

4.2.2	Form of Indenture (for transactions involving issuances of senior and subordinated classes of notes)*

5.1	Opinion of Mitchell Silberberg & Knupp LLP with respect to legality**

8.1	Opinion of Mitchell Silberberg & Knupp LLP with respect to tax matters**

10.1.1	Form of Sale and Servicing Agreement (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)

10.1.2	Form of Sale and Servicing Agreement (for transactions involving issuances of senior and subordinated classes of notes)*

10.2	Form of Insurance Agreement**

10.3.1	Form of Spread Account Agreement (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)**

10.3.2	Form of Spread Account Agreement (for transactions involving issuances of senior and subordinated classes of notes)*

23.1	Consent of Mitchell Silberberg & Knupp LLP (included as part of Exhibit 5.1)**

23.2	Consent of Mitchell Silberberg & Knupp LLP (included as part of Exhibit 8.1)**

24.1	Power of Attorney (included at page II-5)**

25.1	Statement of Eligibility and Qualification of Indenture Trustee*

*	To be filed by amendment or under Form 8-K.

**	Previously filed.

Item 17. Undertakings.

The undersigned Registrant hereby undertakes as follows:

(a) To provide to the Underwriters at the Closing Date specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to provide prompt delivery to each purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of such Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) For purposes of determining any liability under the Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Act will be deemed to be part of this registration statement as of the time it was declared effective.

(d) For purposes of determining any liability under the Act, each post-effective amendment that contains a form of prospectus will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

(e) For purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f) In accordance with Item 512(a) of Regulation S-K, relating to Rule 415 Offerings,

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental changes in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (f)(1)(i) and (f)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(g) For purposes of determining any liability under the Securities Act of 1933, each filing of the annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement. In addition, the undersigned registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, registrant UPFC Auto Receivables Corp. certifies that (i) it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and (ii) it reasonably believes that the securities offered under this Registration Statement will be “investment grade securities”, as such term is defined under Transaction Requirements B.2 of the Instructions to Form S-3, at the time of sale of such securities, and has duly caused this Amendment No. 2 to Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newport Beach, State of California, on the 8th day of May, 2006.

UPFC AUTO RECEIVABLES CORP., depositor of UPFC AUTO RECEIVABLES OWNER TRUSTS

By:	/s/ RAY C. THOUSAND
Ray C. Thousand President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 2 to Registration Statement on Form S-3 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RAY C. THOUSAND Ray C. Thousand	President, Chief Executive Officer and Director (Principal Executive Officer)	May 8, 2006

/s/ GARLAND W. KOCH Garland W. Koch	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	May 8, 2006

* Larry Grill	Director	May 8, 2006

By:	/s/ GARLAND W. KOCH
Garland W. Koch Attorney-in-Fact

INDEX TO EXHIBITS

1.1	Form of Underwriting Agreement*

3.1	Articles of Incorporation of UPFC Auto Receivables Corp.**

3.2	Bylaws of UPFC Auto Receivables Corp.**

4.1.1	Form of Trust Agreement (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)**

4.1.2	Form of Trust Agreement (for transactions involving issuances of senior and subordinated classes of notes)*

4.2.1	Form of Indenture (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)**

4.2.2	Form of Indenture (for transactions involving issuances of senior and subordinated classes of notes)*

5.1	Opinion of Mitchell Silberberg & Knupp LLP with respect to legality**

8.1	Opinion of Mitchell Silberberg & Knupp LLP with respect to tax matters**

10.1.1	Form of Sale and Servicing Agreement (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)

10.1.2	Form of Sale and Servicing Agreement (for transactions involving issuances of senior and subordinated classes of notes)*

10.2	Form of Insurance Agreement**

10.3.1	Form of Spread Account Agreement (for transactions involving issuances of notes insured under an unconditional and irrevocable insurance policy)**

10.3.2	Form of Spread Account Agreement (for transactions involving issuances of senior and subordinated classes of notes)*

23.1	Consent of Mitchell Silberberg & Knupp LLP (included as part of Exhibit 5.1)**

23.2	Consent of Mitchell Silberberg & Knupp LLP (included as part of Exhibit 8.1)**

24.1	Power of Attorney (included at page II-5)**

25.1	Statement of Eligibility and Qualification of Indenture Trustee*

*	To be filed by amendment or under Form 8-K.
**	Previously filed.